EXECUTION







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                GE CAPITAL MORTGAGE SERVICES, INC.,

                        Seller and Servicer


                                and




               STATE STREET BANK AND TRUST COMPANY,

                              Trustee




              --------------------------------------

                 POOLING AND SERVICING AGREEMENT

                     Dated as of July 1, 1997

              --------------------------------------


           REMIC Multi-Class Pass-Through Certificates,
                           Series 1997-7





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                         TABLE OF CONTENTS


                             ARTICLE I

                            DEFINITIONS

         1.01.  Definitions.....................................  1

                            ARTICLE II

                   CONVEYANCE OF MORTGAGE LOANS;
                 ORIGINAL ISSUANCE OF CERTIFICATES

         2.01.  Conveyance of Mortgage Loans.................... 41
         2.02.  Acceptance by Trustee........................... 44
         2.03.  Representations and Warranties of the
                Company; Mortgage Loan Repurchase............... 45
         2.04.  Execution of Certificates....................... 51
         2.05.  Designations under the REMIC Provisions......... 51

                            ARTICLE III

                   ADMINISTRATION AND SERVICING
                         OF MORTGAGE LOANS

         3.01.  Company to Act as Servicer...................... 52
         3.02.  Collection of Certain Mortgage Loan
                Payments; Mortgage Loan Payment Record;
                Certificate Account............................. 58
         3.03.  Collection of Taxes, Assessments and Other
                Items........................................... 61
         3.04.  Permitted Debits to the Mortgage Loan
                Payment Record.................................. 61
         3.05.  Maintenance of the Primary Insurance
                Policies........................................ 63
         3.06.  Maintenance of Hazard Insurance................. 64
         3.07.  Assumption and Modification Agreements.......... 64
         3.08.  Realization Upon Defaulted Mortgage Loans....... 65
         3.09.  Trustee to Cooperate; Release of Mortgage
                Files........................................... 69
         3.10.  Servicing Compensation; Payment of Certain
                Expenses by the Company......................... 70
         3.11.  Reports to the Trustee; Certificate
                Account Statements.............................. 70
         3.12.  Annual Statement as to Compliance............... 71
         3.13.  Annual Independent Public Accountants'
                Servicing Report................................ 71
         3.14.  Access to Certain Documentation and
                Information Regarding the Mortgage Loans........ 71
         3.15.  Maintenance of Certain Servicing Policies....... 72
         3.16.  Optional Purchase of Defaulted Mortgage
                Loans........................................... 72


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Section                                                        Page

                            ARTICLE IV

                      PAYMENTS AND STATEMENTS

         4.01.  Distributions................................... 72
         4.02.  Method of Distribution.......................... 77
         4.03.  Allocation of Losses............................ 78
         4.04.  Monthly Advances; Purchases of Defaulted
                Mortgage Loans.................................. 80
         4.05.  Statements to Certificateholders................ 81
         4.06.  Servicer's Certificate.......................... 84
         4.07.  Reports of Foreclosures and Abandonments
                of Mortgaged Property........................... 84
         4.08.  Reduction of Servicing Fees by
                Compensating Interest Payments.................. 84

                             ARTICLE V

                         THE CERTIFICATES

         5.01.  The Certificates................................ 85
         5.02.  Registration of Transfer and Exchange of
                Certificates.................................... 87
         5.03.  Mutilated, Destroyed, Lost or Stolen
                Certificates.................................... 94
         5.04.  Persons Deemed Owners........................... 95
         5.05.  Access to List of Certificateholders'
                Names and Addresses............................. 95
         5.06.  Representation of Certain
                Certificateholders.............................. 95
         5.07.  Determination of COFI........................... 96
         5.08.  Determination of LIBOR.......................... 97

                            ARTICLE VI

                            THE COMPANY

         6.01.  Liability of the Company........................ 98
         6.02.  Merger or Consolidation of, or Assumption
                of the Obligations of, the Company.............. 98
         6.03.  Assignment...................................... 99
         6.04.  Limitation on Liability of the Company
                and Others...................................... 99
         6.05.  The Company Not to Resign.......................100

                            ARTICLE VII

                              DEFAULT

         7.01.  Events of Default...............................100
         7.02.  Trustee to Act; Appointment of Successor........102
         7.03.  Notification to Certificateholders..............103


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Section                                                        Page


                           ARTICLE VIII

                            THE TRUSTEE

         8.01.  Duties of Trustee...............................103
         8.02.  Certain Matters Affecting the Trustee...........105
         8.03.  Trustee Not Liable for Certificates or
                Mortgage Loans..................................106
         8.04.  Trustee May Own Certificates....................106
         8.05.  The Company to Pay Trustee's Fees and
                Expenses........................................106
         8.06.  Eligibility Requirements for Trustee............107
         8.07.  Resignation or Removal of Trustee...............107
         8.08.  Successor Trustee...............................108
         8.09.  Merger or Consolidation of Trustee..............109
         8.10.  Appointment of Co-Trustee or Separate
                Trustee.........................................109
         8.11.  Compliance with REMIC Provisions; Tax
                Returns.........................................110

                            ARTICLE IX

                            TERMINATION

         9.01.  Termination upon Repurchase by the Company
                or Liquidation of All Mortgage Loans............111
         9.02.  Additional Termination Requirements.............113

                             ARTICLE X

                     MISCELLANEOUS PROVISIONS

         10.01.  Amendment......................................113
         10.02.  Recordation of Agreement.......................115
         10.03.  Limitation on Rights of
                 Certificateholders.............................115
         10.04.  Governing Law..................................116
         10.05.  Notices........................................116
         10.06.  Notices to the Rating Agencies.................117
         10.07.  Severability of Provisions.....................117
         10.08.  Certificates Nonassessable and Fully
                 Paid...........................................117


                                iii

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                             Exhibits
                             --------

EXHIBIT A                  Forms of Certificates
EXHIBIT B                  Principal Balance Schedules
EXHIBIT C                  Mortgage Loans
EXHIBIT D                  Form of Servicer's Certificate
EXHIBIT E                  Form of Transfer Certificate as to
                             ERISA Matters for Definitive
                             ERISA-Restricted Certificates
EXHIBIT F                  Form of Residual Certificate
                             Transferee Affidavit
EXHIBIT G                  Form of Residual Certificate
                             Transferor Letter
EXHIBIT H                  Additional Servicer Compensation
EXHIBIT I                  Form of Investment Letter for
                             Definitive Restricted Certificates
EXHIBIT J                  Form of Distribution Date
                             Statement
EXHIBIT K                  Form of Special Servicing and
                             Collateral Fund Agreement
EXHIBIT L                  Form of Lost Note Affidavit and
                             Agreement

           THIS POOLING AND SERVICING AGREEMENT, dated as of July
1, 1997, between GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey, and STATE STREET BANK AND TRUST COMPANY, a
Massachusetts banking corporation, as Trustee.


                W I T N E S S E T H   T H A T :


           In consideration of the mutual agreements herein contained, GE Capital Mortgage Services, Inc. and State Street
Bank and Trust Company agree as follows:


                             ARTICLE I

                            DEFINITIONS

           Section 1.01.  Definitions.  Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

           Accretion Directed Certificate: Initially, any Class A7 and Class A8 Certificate and after the Class Certificate Principal Balance of each of the Class A7 and Class A8 Certificates has been reduced to zero, any remaining Group I Senior Certificate other than a Class A9 Certificate.

           Accretion Termination Date: The earlier to occur of
      (i) the Distribution Date on which the Group I Senior Certificate Principal Balance (excluding the Class Certificate Principal Balance of the Class A9 Certificates) has been reduced to zero and (ii) the Cross-Over Date.

           Accrual Amount: As to any Class of Accrual
      Certificates and any Accrual Component and each Distribution Date through the related Accretion Termination Date, the sum of (x) any amount of Accrued Certificate Interest allocable to such Class or Component pursuant to
      Section 4.01(a)(i) on such Distribution Date and (y) any amount of Unpaid Class Interest Shortfall allocable to such Class or Component pursuant to Section 4.01(a)(ii) on such Distribution Date, to the extent that such amounts are distributed to any Accretion Directed Certificates pursuant to Section 4.01(e). As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date after the related Accretion Termination Date, zero.

           Accrual Certificates:  The Class A9 Certificates.

           Accrual Component:  None.


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           Accrued Certificate Interest: As to any Distribution
      Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components), interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Certificate Principal Balance (or, in the case of any Class of Notional Certificates other than the Class S Certificates, on the aggregate Notional Principal Balance) thereof immediately prior to (or, in the case of the Class S Certificates, on the aggregate Notional Principal Balance thereof with respect to) such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Specified Component (other than any Principal Only Component), interest accrued during the related Interest Accrual Period at the applicable Component Interest Rate on the Component Principal Balance (or Notional Component Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the aggregate of Accrued Certificate Interest on such Specified Components for such Distribution Date.

           Accrued Certificate Interest on each Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and any Specified Component (other than any Principal Only Component) shall be reduced by such Class's or Specified Component's share of the amount of any Net Interest Shortfall and Interest Losses for such Distribution Date. Any Net Interest Shortfall and Interest Losses shall be allocated among the Classes of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and among the Specified Components (other than any Principal Only Component) in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses.

           Adjusted Group I Senior Optimal Principal Amount: As to any Distribution Date occurring on or after the Class A8 Final Distribution Date and on or prior to the Accretion Termination Date, the Group I Senior Optimal Principal Amount increased by an amount equal to the lesser of (i) the Class A9 Accrual Amount (or, as to the Class A8 Final Distribution Date, any remaining Class A9 Accrual Amount for such date after application of such amount to the reduction of the Class Certificate Principal Balance of the Class A8 Certificates to zero) and (ii) such portion of the Class A9 Accrual Amount (or, as to the Class A8 Final Distribution


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


      Date, any remaining Class A9 Accrual Amount for such date after application of such amount to the reduction of the Class Certificate Principal Balance of the Class A8 Certificates to zero) that, when added to the Group I Senior Optimal Principal Amount for such Distribution Date, shall not exceed the Group I Senior Certificate Principal Balance (as reduced by the Class Certificate Principal Balance of the Class A9 Certificates). As to any Distribution Date occurring before the Class A8 Final Distribution Date or after the Accretion Termination Date, the Group I Senior Optimal Principal Amount.

           Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

           Allocable Share: (a) As to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Junior Optimal Principal Amount, and as to each Class of Junior Certificates, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of the Junior Certificates.

           (b) As to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Junior Optimal Principal Amount, and as to the Class M Certificates and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of all such Classes. As to any Distribution Date and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%.

           Amortization Payment: As to any REO Mortgage Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related Mortgage Note as contemplated by Section 3.08(b).

           Amount Held for Future Distribution: As to each Distribution Date, the total of all amounts credited to the Mortgage Loan Payment Record as of the preceding Determination Date on account of (i) Principal Prepayments, Insurance Proceeds and Liquidation Proceeds received subsequent to the preceding Prepayment Period applicable to such receipts, and (ii) monthly payments of principal and interest due subsequent to the preceding Due Date.

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           Anniversary Determination Date:  The Determination Date
      occurring in August of each year that the Certificates are outstanding, commencing in August 1997.

           Assumed Monthly Payment Reduction: As of any
      Anniversary Determination Date and as to any Non-Primary Residence Loan remaining in the Mortgage Pool whose original principal balance was 80% or greater of the Original Value thereof, the excess of (i) the Monthly Payment thereof calculated on the assumption that the Mortgage Rate thereon was equal to the weighted average (by principal balance) of the Net Mortgage Rates of all Outstanding Mortgage Loans (the "Weighted Average Rate") as of such Anniversary Determination Date over (ii) the Monthly Payment thereof calculated on the assumption that the Net Mortgage Rate thereon was equal to the Weighted Average Rate less 1.25% per annum.

           Available Funds: As to each Distribution Date, an amount equal to the sum of (i) all amounts credited to the Mortgage Loan Payment Record pursuant to Section 3.02 as of the preceding Determination Date, (ii) any Monthly Advance and any Compensating Interest Payment for such Distribution Date, (iii) the Purchase Price of any Defective Mortgage Loans, Defaulted Mortgage Loans, and Modified Mortgage Loans deposited in the Certificate Account on the Business Day preceding such Distribution Date (including any amounts deposited in the Certificate Account in connection with any substitution of a Mortgage Loan as specified in Section 2.03(b)), and (iv) the purchase price of any defaulted Mortgage Loan purchased under an agreement entered into pursuant to Section 3.08(e) as of the end of the preceding Prepayment Period less the sum of (x) the Amount Held for Future Distribution, and (y) amounts permitted to be debited from the Mortgage Loan Payment Record pursuant to clauses (i) through (vii) and (ix) of Section 3.04.

           Bankruptcy Coverage Termination Date: The Distribution
      Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Bankruptcy Loss Amount: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $100,000, as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of

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      Deficient Valuations and Debt Service Reductions since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Deficient Valuations and Debt Service Reductions for the preceding Distribution Date, and (y) the greater of (i) the Fitch Formula Amount for such Anniversary Determination
      Date and (ii) the Formula Amount for such Anniversary
      Determination Date.

           The Bankruptcy Loss Amount may be further reduced by the Company (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Company shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

           BIF: The Bank Insurance Fund of the FDIC, or its successor in interest.

           Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, each Class of Certificates, other than the Class B3, Class B4, Class B5, Class PO, Class R and Class S Certificates, constitutes a Class of Book-Entry Certificates.

           Book-Entry Nominee:  As defined in Section 5.02(b).

           Business Day: Any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

           Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.

           Buydown Mortgage Loan: Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and

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      the amount specified in the Mortgage Note is paid from the related Buydown Funds.

           Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage
      Loan.

           Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

           Certificate Account: The trust account or accounts created and maintained with the Trustee pursuant to Section
      3.02 and which must be an Eligible Account.

           Certificate Interest Rate: With respect to any Class of Certificates other than the Class S Certificates and as of any Distribution Date, the per annum fixed rate specified in Section 5.01(b). With respect to the Class S Certificates and any Distribution Date, the Strip Rate for such Distribution Date.

           Certificate Owner:  With respect to any Book-Entry
      Certificate, the person who is the beneficial owner thereof.

           Certificate Principal Balance: As to any Certificate other than a Notional Certificate, and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate (plus, in the case of any Accrual Certificate or Certificate which includes an Accrual Component, its Percentage Interest of any related Accrual Amount or Accrual Amounts for each previous Distribution Date) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.01, (ii) any Realized Losses allocated to such Certificate on previous Distribution Dates pursuant to Section 4.03(b) and (c), and
      (iii) in the case of a Subordinate Certificate, such Certificate's Percentage Interest of the Subordinate Certificate Writedown Amount allocated to such Certificate on previous Distribution Dates. The Notional Certificates are issued without Certificate Principal Balances.

           Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
      Section 5.02.

           Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, a Certificate of any Class to

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      the extent that the Company or any affiliate is the
      Certificate Owner or Holder thereof (except to the extent the Company or any affiliate thereof shall be the Certificate Owner or Holder of all Certificates of such Class), shall be deemed not to be outstanding and the Percentage Interest (or Voting Rights) evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests (or Voting Rights) necessary to effect any such consent has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying on such consent only the Certificates that the Trustee knows to be so held shall be so disregarded.

           Class: All Certificates bearing the same class designation.

           Class A8 Final Distribution Date: The Distribution
      Date on which the Class Certificate Principal Balance of the Class A8 Certificates has been reduced to zero.

           Class B Certificate: Any Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate.

           Class Certificate Principal Balance: As to any Class of Certificates, other than any Class of Notional Certificates, and as of any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class. The Class Certificate Principal Balance of each such Class of Certificates as of the Closing Date is specified in Section 5.01(b).

           Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates or any Class consisting of Specified Components) or any Specified Component, any amount by which the amount distributed to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates or to the Component Principal Balance of any Accrual Component constituting a Specified Component) on such Distribution Date is less than the Accrued Certificate Interest thereon or in respect thereof for such Distribution Date. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the sum of the Class Interest Shortfalls for such Components on such date.

           Class PO Deferred Amount: As to any Distribution Date on or prior to the Cross-Over Date, the aggregate of the applicable PO Percentage of the principal portion of each Realized Loss, other than any Excess Loss, to be allocated

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      to the Class PO Certificates on such Distribution Date or
      previously allocated to the Class PO Certificates and not yet paid to the Holders of the Class PO Certificates pursuant to Section 4.01(a)(iv).

           Closing Date:  July 30, 1997.

           Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

           COFI: The monthly weighted average cost of funds for savings institutions the home offices of which are located in Arizona, California, or Nevada that are member institutions of the Eleventh Federal Home Loan Bank
      District, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco in its monthly Information Bulletin.

           COFI Certificates:  None.

           COFI Determination Date: As to each Interest Accrual
      Period for any COFI Certificates, the last Business Day of the calendar month preceding the commencement of such Interest Accrual Period.

           Company: GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, or its successor in interest or, if any successor servicer is appointed as herein provided, then such successor servicer.

           Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate of the Interest Shortfalls described in clauses (a) and (b) of the definition thereof with respect to such Distribution Date; provided, however, that such amount shall not exceed the lesser of (i) an amount equal to the product of (x) the Pool Scheduled Principal Balance with respect to such Distribution Date and (y) one-twelfth of 0.125%, and (ii) the aggregate of the Servicing Fees that the Company would be entitled to retain on such Distribution Date (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any Compensating Interest Payment.

           Component:  None.

           Component Certificate:  None.

           Component Interest Rate:  None.


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           Component Principal Balance: As of any Distribution
      Date, and with respect to any Component, other than any Notional Component, the initial Component Principal Balance thereof (as set forth, as applicable, in the definition of Component) (plus, in the case of any Accrual Component, any related Accrual Amount for each previous Distribution Date) less the sum of (x) all amounts distributed in reduction thereof on previous Distribution Dates pursuant to Section
      4.01 and (y) the amount of all Realized Losses allocated thereto pursuant to Section 4.03(d).

           Confirmatory Mortgage Note: With respect to any Mortgage Loan, a note or other evidence of indebtedness executed by the Mortgagor confirming its obligation under the note or other evidence of indebtedness previously executed by the Mortgagor upon the origination of the related Mortgage Loan.

           Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 225 Franklin Street, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

           Cross-Over Date: The first Distribution Date on which the aggregate Class Certificate Principal Balance of the Junior Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

           Cut-off Date:  July 1, 1997.

           Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (a) the then current Monthly Payment for such Mortgage Loan over (b) the amount of the monthly payment of principal and interest required to be paid by the Mortgagor as established by a court of competent jurisdiction as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.).

           Defaulted Mortgage Loan: With respect to any
      Determination Date, a Mortgage Loan as to which the related
      Mortgagor has failed to make unexcused payment in full of a total of three or more consecutive installments of principal and interest, and as to which such delinquent installments have not been paid, as of the close of business on the last Business Day of the month next preceding the month of such Determination Date.

           Defective Mortgage Loan: Any Mortgage Loan which is required to be purchased by the Company (or which the

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      Company may replace with a substitute Mortgage Loan)
      pursuant to Section 2.02 or 2.03(a).

           Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property.

           Definitive Certificate:  Any Certificate, other than a
      Book-Entry Certificate, issued in definitive, fully registered form.

           Definitive Restricted Junior Certificate:  Any
      Restricted Junior Certificate that is in the form of a Definitive Certificate.

           Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York, as amended, or any successor provisions thereto.

           Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

           Designated Loan Closing Documents: With respect to any Designated Loan, a Lost Note Affidavit substantially in the form of Exhibit L, and an assignment of the related Mortgage to the Trustee in recordable form (except for the omission therein of recording information concerning such Mortgage).

           Designated Loans:  None.

           Determination Date:  With respect to any Distribution
      Date, the fifth Business Day prior thereto.

           Discount Mortgage Loan:  Any Mortgage Loan with a Net
      Mortgage Rate less than 7.50% per annum.

           Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (including but not limited to state pension organizations); (ii) a foreign government, International

      Organization or any agency or instrumentality of either of the foregoing; (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income); and (iv) a rural electric and telephone cooperative described in Code section 1381(a)(2)(C). The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

           Distribution Date: The 25th day of each calendar month after the month of initial issuance of the Certificates, or, if such 25th day is not a Business Day, the next succeeding Business Day.

           Distribution Date Statement: The statement referred to in Section 4.05(a).

           Document File:  As defined in Section 2.01.

           Due Date:  The first day of the month of the related
      Distribution Date.

           Eligible Account: An account that is either (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in one of its two highest long-term rating categories and has been assigned by Moody's its highest short-term rating,
      (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF, (iii) an account or accounts, in a depository institution in which such accounts are insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are either invested in Permitted Investments or are otherwise secured to the extent required by the Rating Agencies such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder or (v) such account as will not cause either Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by the Rating Agencies.

           ERISA:  The Employee Retirement Income Security Act of
      1974, as amended.

           ERISA-Restricted Certificate: Any Junior Certificate or Class S Certificate.

           Event of Default:  An event described in Section 7.01.

           Excess Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction, or portion thereof, (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

           Excess Fraud Loss: Any Fraud Loss, or portion thereof,
      (i) occurring after the Fraud Coverage Termination Date or
      (ii) if on such date, in excess of the then-applicable
      Fraud Loss Amount.

           Excess Loss:  Any Excess Bankruptcy Loss, Excess Fraud
      Loss or Excess Special Hazard Loss.

           Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, (i) occurring after the Special Hazard
      Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

           FDIC: The Federal Deposit Insurance Corporation, or its successor in interest.

           FHLMC: The Federal Home Loan Mortgage Corporation or its successor in interest.

           Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

           Fitch: Fitch Investors Service, L.P. and its successors.

           Fitch Formula Amount: As to each Anniversary
      Determination Date, the greater of (i) $50,000 and (ii) the product of (x) the greatest Assumed Monthly Payment Reduction for any Non-Primary Residence Loan whose original principal balance was 80% or greater of the Original Value thereof, (y) the weighted average remaining term to maturity (expressed in months) of all the Non-Primary Residence Loans remaining in the Mortgage Pool as of such Anniversary Determination Date, and (z) the sum of (A) one plus (B) the number of all remaining Non-Primary Residence Loans divided by the total number of Outstanding Mortgage Loans as of such Anniversary Determination Date.

           FNMA: The Federal National Mortgage Association or its successor in interest.

           Formula Amount: As to each Anniversary Determination Date, the greater of (i) $100,000 and (ii) the product of
      (x) 0.06% and (y) the Scheduled Principal Balance of each Mortgage Loan remaining in the Mortgage Pool whose original principal balance was 75% or greater of the Original Value thereof.

           Fraud Coverage Termination Date: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

           Fraud Loss Amount: As of any Distribution Date after the Cut-off Date, (x) prior to the first anniversary of the Cut-off Date, an amount equal to $7,004,932 minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in accordance with
      Section 4.03 in the absence of the Loss Allocation Limitation since the Cut-off Date, and (y) from the first through the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
      (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

           Group I Final Distribution Date: The first
      Distribution Date on which the aggregate Certificate
      Principal Balance of the Group I Senior Certificates has been reduced to zero.

           Group I Excess Amount: As set forth in the definition of Group I Senior Optimal Principal Amount.

           Group I Scheduled Distribution Percentage:  As to any
      Distribution Date occurring during the periods set forth below, as follows:

                                     Group I Scheduled
      Period (dates inclusive):      Distribution Percentage:

      August 1997 - July 2002        Senior Percentage
      August 2002 - July 2003        Group I Senior Percentage
                                     plus 70% of the Group II
                                     Senior Percentage
      August 2003 - July 2004        Group I Senior Percentage
                                     plus 60% of the Group II
                                     Senior Percentage
      August 2004 - July 2005        Group I Senior Percentage
                                     plus 40% of the Group II
                                     Senior Percentage
      August 2005 - July 2006        Group I Senior Percentage
                                     plus 20% of the Group II
                                     Senior Percentage
      August 2006 - and thereafter   Group I Senior Percentage;

      provided, that the Group I Scheduled Distribution
      Percentage on any Distribution Date after the Group I Final
      Distribution Date shall equal zero.

           Group I Senior Certificate: Any Class A1, Class A2,
      Class A3, Class A4, Class A5, Class A6, Class A7, Class A8,
      Class A9 or Class R Certificate.

           Group I Senior Certificate Principal Balance: As to any Distribution Date, an amount equal to the sum of the Class Certificate Principal Balances of the Group I Senior
      Certificates.

           Group I Senior Optimal Principal Amount:  As to any
      Distribution Date, an amount equal to the sum of:

           (i) the Group I Scheduled Distribution Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal

                Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the lesser of (x) the Group I Scheduled Distribution Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Group I Scheduled Distribution Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause
                (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           If on the Group I Final Distribution Date, the Adjusted Group I Senior Optimal Principal Amount exceeds the amount necessary to reduce the Group I Senior Certificate Principal Balance to zero, then the Group I Senior Optimal Principal Amount shall be reduced by an amount equal to such excess

      (the "Group I Excess Amount") and the Group II Senior
      Optimal Principal Amount shall be increased by the Group I
      Excess Amount.

           Group I Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Group I Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Class Certificate Principal Balances of all the Certificates other than the Class PO Certificates immediately prior to such Distribution Date.

           Group I Senior Prepayment Percentage:  As to any
      Distribution Date, the Senior Prepayment Percentage multiplied by the Group I Scheduled Distribution Percentage divided by the Senior Percentage (in each case, for such Distribution Date).

           Group II Scheduled Distribution Percentage: As to any Distribution Date prior to August 2002, 0%. For any Distribution Date occurring on or after August 2002, the Senior Percentage minus the Group I Scheduled Distribution Percentage for such Distribution Date; except that, on any Distribution Date after the Group I Final Distribution Date, the Group II Scheduled Distribution Percentage shall equal the Senior Percentage.

           Group II Senior Certificate:  Any Class A10, Class
      A11 or Class A12 Certificate.

           Group II Senior Certificate Principal Balance: As of any Distribution Date, an amount equal to sum of the Class
      Certificate Principal Balance of the Group II Senior
      Certificates.

           Group II Senior Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of:

           (i) the Group II Scheduled Distribution Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Group II Senior Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the amount by which (a) the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period exceeds
                (b) the amount distributable pursuant to clause
                (iii) of the definition of Group I Senior Optimal Principal Amount;

          (iv) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. On the Group I Final Distribution Date, the Group II Senior Optimal Principal Amount shall be increased by the Group I Excess Amount, if any.

           Group II Senior Percentage:  As to any Distribution
      Date, the Senior Percentage minus the Group I Senior
      Percentage.

           Group II Senior Prepayment Percentage: As to any Distribution Date, the Senior Prepayment Percentage minus the Group I Senior Prepayment Percentage. After the Group I Final Distribution Date, the Group II Senior Prepayment Percentage for any Distribution Date shall be the Senior Prepayment Percentage for such Distribution Date.

           Initial Certificate Principal Balance: With respect to any Certificate, other than a Notional Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

           Initial LIBOR Rate:  None.

           Insurance Proceeds: Proceeds paid pursuant to the Primary Insurance Policies, if any, and amounts paid by any insurer pursuant to any other insurance policy covering a Mortgage Loan.

           Insured Expenses:  Expenses covered by the Primary
      Insurance Policies, if any, or any other insurance policy or policies applicable to the Mortgage Loans.

           Interest Accrual Period: With respect to any
      Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), or Component, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

           Interest Losses: The interest portion of (i) on or prior to the Cross-Over Date, any Excess Losses and (ii) after the Cross-Over Date, any Realized Losses and Debt
      Service Reductions.

           Interest Shortfall: With respect to any Distribution
      Date and each Mortgage Loan that during the related
      Prepayment Period was the subject of a Voluntary Principal
      Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

                (a) partial principal prepayments: one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

                (b) principal prepayments in full (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)) received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) but on or before the last day of the month preceding the month of such Distribution Date, the difference between (i) one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

                (c) principal prepayments in full (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)) received by the Company (or of which the Company receives notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the fifteenth day of the month of such Distribution Date: none; and

                (d) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

           Junior Certificate:  Any Class M or Class B
      Certificate.

           Junior Optimal Principal Amount: As to any
      Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate
      Certificate Principal Balance of the Junior Certificates immediately prior to such Distribution Date):

           (i)  the Junior Percentage of the applicable Non-PO
                Percentage of the principal portion of each

                Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (other than as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, and 100% of any Senior Optimal Principal Amount not distributed to the Senior Certificates on such Distribution Date, together with the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the excess, if any, of (x) the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, over (y) the amount distributable pursuant to clause (iii) of each of the definitions of Group I Senior Optimal Principal Amount and Group II Senior Optimal Principal Amount on such Distribution Date;

          (iv)  the Junior Prepayment Percentage of the
                applicable Non-PO Percentage of the Scheduled
                Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v)  the Junior Prepayment Percentage of the
                applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

      After the Class Certificate Principal Balances of the
      Junior Certificates have been reduced to zero, the Junior
      Optimal Principal Amount shall be zero.

           Junior Percentage: As to any Distribution Date, the excess of 100% over the Senior Percentage for such Distribution Date.

           Junior Prepayment Percentage: As to any Distribution Date, the excess of 100% over the Senior Prepayment Percentage for such Distribution Date, except that (i) after the aggregate Certificate Principal Balance of the Senior Certificates other than the Class PO Certificates has been reduced to zero, the Junior Prepayment Percentage shall be 100%, and (ii) after the Cross-Over Date, the Junior Prepayment Percentage shall be zero.

           Latest Possible Maturity Date:  August 25, 2029.

           LIBOR: The per annum rate determined, pursuant to
      Section 5.08, on the basis of London interbank offered rate quotations for one-month Eurodollar deposits, as such quotations may appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on the Reuters Monitor Money Rates Service for the purpose of displaying London interbank offered quotations of major banks).

           LIBOR Certificates:  None.

           LIBOR Determination Date: The second London Business
      Day immediately preceding the commencement of each Interest
      Accrual Period for any LIBOR Certificates.

           Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered, including any Mortgage Loan with respect to which the Company determines not to foreclose upon the related Mortgaged Property based on its belief that such Mortgaged Property may be contaminated with or affected by hazardous or toxic wastes, materials or substances.

           Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Company under any Primary Insurance Policy for reasons other than the Company's failure to comply with Section 3.05, such expenses including, without limitation, legal fees and expenses, and, regardless of when incurred, any unreimbursed amount expended by the Company pursuant to
      Section 3.03 or Section 3.06 respecting the related Mortgage Loan and any related and unreimbursed Property Protection Expenses.

           Liquidation Proceeds: Cash (other than Insurance
      Proceeds) received in connection with the liquidation of any defaulted Mortgage Loan whether through judicial foreclosure or otherwise.

           London Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

           Loss Allocation Limitation:  As defined in Section
      4.03(g).

           Modified Mortgage Loan:  Any Mortgage Loan which the
      Company has modified pursuant to Section 3.01(c).

           Monthly Advance: With respect to any Distribution Date, the aggregate of the advances required to be made by the Company pursuant to Section 4.04(a) (or by the Trustee pursuant to Section 4.04(b)) on such Distribution Date, the amount of any such Monthly Advance being equal to (a) the aggregate of payments of principal and interest (adjusted to the related Net Mortgage Rate) on the Mortgage Loans that were due on the related Due Date, without regard to any arrangements entered into by the Company with the related Mortgagors pursuant to Section 3.02(a)(ii), and delinquent as of the close of business on the Business Day next preceding the related Determination Date, less (b) the amount of any such payments which the Company or the Trustee, as applicable, in its reasonable judgment believes will not be ultimately recoverable by it either out of late payments by the Mortgagor, Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. With respect to any Mortgage Loan, the portion of any such advance or advances made with respect thereto.

           Monthly Payment: The scheduled monthly payment on a Mortgage Loan for any month allocable to principal or interest on such Mortgage Loan.

           Moody's: Moody's Investors Service, Inc. and its successors.

           Mortgage: The mortgage or deed of trust creating a first lien on a fee simple interest in real property securing a Mortgage Note.

           Mortgage File: The mortgage documents listed in
      Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

           Mortgage Loan Payment Record: The record maintained by the Company pursuant to Section 3.02(b).

           Mortgage Loan Schedule: As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit C.

           Mortgage Loans: As of any date of determination, each of the mortgage loans identified on the Mortgage Loan Schedule (as amended pursuant to Section 2.03(b)) delivered and assigned to the Trustee pursuant to Section 2.01 or 2.03(b), and not theretofore released from the Trust Fund by the Trustee.

           Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness (which may consist of a Confirmatory Mortgage Note) evidencing the indebtedness of a Mortgagor under such Mortgage Loan.

           Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

           Mortgage Rate: The per annum rate of interest borne by a Mortgage Loan as set forth in the related Mortgage Note.

           Mortgaged Property:  The property securing the Mortgage
      Note.

           Mortgagor: With respect to any Mortgage Loan, each obligor on the related Mortgage Note.

           Net Interest Shortfall: With respect to any
      Distribution Date, the excess, if any, of the aggregate
      Interest Shortfalls for such Distribution Date over any Compensating Interest Payment for such date.

           Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, the sum of (i) any Liquidation Proceeds therefor less the related Liquidation Expenses, and (ii) any Insurance Proceeds therefor, other than any such Insurance Proceeds applied to the restoration of the related Mortgaged Property.

           Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the applicable Servicing Fee
      Rate.

           Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

           Non-Credit Loss: Any Fraud Loss, Special Hazard Loss or Deficient Valuation.

           Non-Discount Mortgage Loan:  Any Mortgage Loan with a
      Net Mortgage Rate greater than or equal to 7.50% per annum.

           Non-permitted Foreign Holder:  As defined in Section
      5.02(b).

           Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 7.50%. As to any Non-Discount Mortgage Loan, 100%.

           Non-Primary Residence Loan: Any Mortgage Loan secured by a Mortgaged Property that is (on the basis of representations made by the Mortgagors at origination) a second home or investor-owned property.

           Nonrecoverable Advance: All or any portion of any Monthly Advance or Monthly Advances previously made by the Company (or the Trustee) which, in the reasonable judgment of the Company (or, as applicable, the Trustee) will not be ultimately recoverable from related Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance or that any advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Company delivered to the Trustee and detailing the reasons for such determination.

           Non-U.S. Person:  As defined in Section 4.02(c).

           Notional Certificate:  Any Class S Certificate.

           Notional Component:  None.

           Notional Component Balance:  None.

           Notional Principal Balance: As to any Distribution Date and the Class S Certificates, the aggregate Scheduled Principal Balance of the Outstanding Non-Discount Mortgage Loans as of the Due Date in the month preceding such Distribution Date. As to any Distribution Date and any Class S Certificate, such Certificate's Percentage Interest of the aggregate Notional Principal Balance of the Class S Certificates for such Distribution Date.

           Officer's Certificate: A certificate signed by the President, a Senior Vice President or a Vice President of the Company and delivered to the Trustee.

           Opinion of Counsel: A written opinion of counsel, who may be counsel for the Company; provided, however, that any Opinion of Counsel with respect to the interpretation or application of the REMIC Provisions or the status of an account as an Eligible Account shall be the opinion of independent counsel satisfactory to the Trustee.

           Original Subordinate Principal Balance: As set forth in the definition of Senior Prepayment Percentage.

           Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Company or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Company.

           Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Section 2.02, 2.03(a), 3.01(c) or 3.16 or replaced pursuant to Section 2.03(b).

           Outstanding Non-Discount Mortgage Loan:  Any
      Outstanding Mortgage Loan that is a Non-Discount Mortgage
      Loan.

           PAC Balance: As to any Distribution Date and any Class of PAC Certificates and any PAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           PAC Certificate:  None.

           PAC Component:  None.

           Pay-out Rate: With respect to any Class of Certificates (other than any Class of Principal Only Certificates) and any Distribution Date, the rate at which interest is distributed on such Class on such Distribution Date and which is equal to a fraction (expressed as an annualized percentage) the numerator of which is the Accrued Certificate Interest for such Class and Distribution Date, and the denominator of which is the Class Certificate Principal Balance (or, in the case of the Notional

      Certificates, the Notional Principal Balance) of such Class immediately prior to such Distribution Date.

           Percentage Interest: With respect to any Certificate, the percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the initial Notional Principal Balance) thereof divided by the aggregate Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the aggregate initial Notional Principal Balance) of all Certificates of the same Class.

           Permitted Investments: One or more of the following; provided, however, that no such Permitted Investment may mature later than the Business Day preceding the Distribution Date after such investment except as otherwise provided in Section 3.02(e) hereof, provided, further, that such investments qualify as "cash flow investments" as defined in section 860G(a)(6) of the Code:

                (i) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category;

              (iii) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category;

               (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency;
           and

                (v) other obligations or securities that are acceptable to each Rating Agency as a Permitted

           Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates.

      Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" and investments which contractually may return less than the purchase price therefor.

           Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           Plan: Any Person which is an employee benefit plan subject to ERISA or a plan subject to section 4975 of the Code.

           PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the excess of 7.50% over the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 7.50%. As to any Non-Discount Mortgage Loan, 0%.

           PO Principal Distribution Amount:  As to any
      Distribution Date, an amount equal to the sum of the applicable PO Percentage of:

           (i) the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) all principal prepayments in part received during the related Prepayment Period, together with the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan that became a Liquidated Mortgage

                Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and
                (B) the principal balance of each Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

           (v) the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date; for purposes of this clause (v), the definition of "Substitution Amount" shall be modified to reduce the Scheduled Principal Balance of the Mortgage Loan that is substituted for by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           Pool Scheduled Principal Balance: With respect to any Distribution Date, the aggregate Scheduled Principal Balance of all the Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month next preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date; or, if so specified, such other date).

           Prepayment Assumption: The assumed fixed schedule of prepayments on a pool of new mortgage loans with such schedule given as a monthly sequence of prepayment rates, expressed as annualized percent values. These values start at 0.2% per year in the first month, increase by 0.2% per year in each succeeding month until month 30, ending at 6.0% per year. At such time, the rate remains constant at 6.0% per year for the balance of the remaining term. Multiples of the Prepayment Assumption are calculated from this prepayment rate series.

           Prepayment Assumption Multiple:  245% of the Prepayment
      Assumption.

           Prepayment Distribution Trigger:  As of any
      Distribution Date and as to each Class of Class B

      Certificates, the related Prepayment Distribution Trigger is satisfied if (x) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, on such Distribution Date, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date, equals or exceeds (y) such percentage calculated as of the Closing Date.

           Prepayment Interest Excess: As to any Voluntary Principal Prepayment in full received from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid in respect of interest on such Principal Prepayment. For purposes of determining the amount of Prepayment Interest Excess for any month, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. All Prepayment Interest Excess shall be retained by the Company, as servicer, as additional servicing compensation.

           Prepayment Period: With respect to any Distribution Date and any Voluntary Principal Prepayment in part or other Principal Prepayment other than a Voluntary Principal Prepayment in full, the calendar month preceding the month of such Distribution Date; with respect to any Distribution Date and any Voluntary Principal Prepayment in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cutoff Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

           Primary Insurance Policy: The certificate of private mortgage insurance relating to a particular Mortgage Loan, or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. Each such policy covers defaults by the Mortgagor, which coverage shall equal the portion of the unpaid principal balance of the related Mortgage Loan that exceeds 75% (or such lesser coverage required or permitted by FNMA or FHLMC) of the Original Value of the underlying Mortgaged Property.

           Primary Servicer: Any servicer with which the Company has entered into a servicing agreement, as described in
      Section 3.01(f).

           Principal Balance Schedules: Any principal balance schedules attached hereto, if applicable, as Exhibit B, setting forth the PAC Balances of any PAC Certificates and PAC Components, the TAC Balances of any TAC Certificates and TAC Components, and the Scheduled Balances of any Scheduled Certificates and Scheduled Components.

           Principal Only Certificate:  Any Class PO Certificate.

           Principal Only Component:  None.

           Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (including, for this purpose, any refinancing permitted by Section 3.01, any Purchase Price of a Modified Mortgage Loan purchased pursuant to
      Section 3.01(c) and any REO Proceeds treated as such pursuant to Section 3.08(b)) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest for any month subsequent to the month of prepayment.

           Private Placement Memorandum: The private placement memorandum relating to the Restricted Junior Certificates dated July 28, 1997.

           Prohibited Transaction Exemption:  U.S. Department of
      Labor Prohibited Transaction Exemption 89-90, 54 Fed. Reg.
      42597, October 17, 1989.

           Property Protection Expenses: With respect to any Mortgage Loan, expenses paid or incurred by or for the account of the Company in accordance with the related Mortgage for (a) real estate property taxes and property repair, replacement, protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgage to the extent the Company is not reimbursed therefor pursuant to the Primary Insurance Policy, if any, or any other insurance policy with respect thereto.

           Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased hereunder from the Trust Fund, an amount equal to 100% of the unpaid principal balance thereof plus interest thereon at the applicable Mortgage Rate from the date to which interest was last paid to the first day of the month in which such purchase price is to be distributed; provided, however, that if the Company is the servicer hereunder, such purchase price shall be net of unreimbursed Monthly Advances with respect to such Mortgage Loan, and the interest component of the Purchase Price may be computed on the basis of the Net Mortgage Rate for such Mortgage Loan; and provided, further, that if such Mortgage Loan is a Modified Mortgage Loan, the interest component of the Purchase Price shall be computed (i) on the basis of the applicable Mortgage Rate before giving effect to the related modification and (ii) from the date to which interest was last paid to the date on which such Modified Mortgage Loan is assigned to the Company pursuant to Section 3.01(c).

           QIB: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

           Rating Agency: Any statistical credit rating agency, or its successor, that rated any of the Certificates at the request of the Company at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee. References herein to the two highest long-term rating categories of a Rating Agency shall mean such ratings without any modifiers. As of the date of the initial issuance of the Certificates, the Rating Agencies are Fitch and Moody's; except that for purposes of the Junior Certificates (other than the Class B5 Certificates), Fitch shall be the sole Rating Agency. The Class B5 Certificates are issued without ratings.

           Realized Loss: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of such liquidation less (y) the related Liquidation Proceeds and Insurance Proceeds (as reduced by the related Liquidation Expenses).

           Record Date: The last Business Day of the month immediately preceding the month of the related Distribution
      Date.

           Reference Banks:  As defined in Section 5.08.

           Relief Act:  The Soldiers' and Sailors' Civil Relief
      Act of 1940, as amended.

           Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

           REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

           REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, and related provisions, and U.S. Office of the Treasury temporary or final regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

           REO Mortgage Loan: Any Mortgage Loan which is not a
      Liquidated Mortgage Loan and as to which the related
      Mortgaged Property is held as part of the Trust Fund.

           REO Proceeds: Proceeds, net of any related expenses of the Company, received in respect of any REO Mortgage Loan
      (including, without limitation, proceeds from the rental of the related Mortgaged Property).

           Reserve Fund:  None.

           Reserve Interest Rate:  As defined in Section 5.08.

           Residual Certificate:  Any Class R Certificate.

           Responsible Officer: When used with respect to the Trustee, any officer or assistant officer assigned to and working in the Corporate Trust Department of the Trustee and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           Restricted Certificate:  Any Restricted Junior
      Certificate, Class PO Certificate or Class S Certificate.

           Restricted Junior Certificate: Any Class B3, Class B4 or Class B5 Certificate.

           S&P: Standard & Poor's Rating Services, a division of
      The McGraw-Hill Companies, Inc., and its successors.

           SAIF:  The Savings Association Insurance Fund of the
      FDIC, or its successor in interest.

           Scheduled Balance: As to any Distribution Date and any
      Class of Scheduled Certificates and any Scheduled
      Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           Scheduled Certificates:  None.

           Scheduled Component:  None.

           Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month next preceding the month of such Distribution Date (or, if so specified, such other date) as specified in the amortization schedule at the time relating to such Mortgage Loan (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments, Deficient Valuations incurred subsequent to the Bankruptcy Coverage Termination Date, adjustments due to the application of the Relief Act and the payment of principal due on such Due Date, irrespective of any delinquency in payment by the related Mortgagor. As to any Mortgage Loan and the Cut-off Date, the "unpaid balance" thereof specified in the initial Mortgage Loan Schedule.

           Senior Certificate:  Any Certificate other than a
      Junior Certificate or Class S Certificate.

           Senior Certificate Principal Balance: As of any
      Distribution Date, an amount equal to the sum of the Certificate Principal Balances of the Senior Certificates
      (other than any Class PO Certificates).

           Senior Optimal Principal Amount:  As to any
      Distribution Date, an amount equal to the sum of the Adjusted Group I Senior Optimal Principal Amount for such date and the Group II Senior Optimal Principal
      Amount for such date.

           Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Certificate Principal Balances of all the Certificates other than any Class PO Certificates immediately prior to such Distribution Date.

           Senior Prepayment Percentage: For any Distribution
      Date occurring prior to the fifth anniversary of the first
      Distribution Date, 100%. For any Distribution Date occurring on or after the fifth anniversary of the first
      Distribution Date, an amount as follows:

           (i) for any Distribution Date subsequent to July 2002 to and including the Distribution Date in July 2003, the Senior Percentage for such Distribution Date plus 70% of the Junior Percentage for such Distribution Date;

          (ii) for any Distribution Date subsequent to July 2003 to and including the Distribution Date in July 2004, the Senior Percentage for such Distribution Date plus 60% of the Junior Percentage for such Distribution Date;

         (iii) for any Distribution Date subsequent to July 2004 to and including the Distribution Date in July 2005, the Senior Percentage for such Distribution Date plus 40% of the Junior Percentage for such Distribution Date;

          (iv) for any Distribution Date subsequent to July 2005 to and including the Distribution Date in July 2006, the Senior Percentage for such Distribution Date plus 20% of the Junior Percentage for such Distribution Date; and

           (v)  for any Distribution Date thereafter, the Senior
                Percentage for such Distribution Date.

      Notwithstanding the foregoing, (i) if on any Distribution
      Date the Senior Percentage exceeds the Senior Percentage as of the Closing Date, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

      In addition, notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period as set forth in clauses
      (i) through (iv) above shall be effective on any Distribution Date unless at least one of the following two tests is satisfied:

                Test I: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) as a percentage of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date, does not exceed 50%, and
           (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the Closing Date (the "Original Subordinate Principal Balance") if such Distribution

           Date occurs between and including August 2002 and July 2003, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2003 and July 2004, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2004 and July 2005, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2005 and July 2006 and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after April 2006; or

                Test II: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 10% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2002 and July 2003, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2003 and July 2004, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2004 and July 2005, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2005 and July 2006, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after August 2006.

           Servicer's Certificate: A certificate, completed by and executed on behalf of the Company by a Servicing Officer in accordance with Section 4.06, substantially in the form of Exhibit D hereto or in such other form as the Company and the Trustee shall agree.

           Servicing Fee: As to any Mortgage Loan and
      Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Servicing Fee Rate for such Mortgage Loan.

           Servicing Fee Rate: As to any Mortgage Loan, the per annum rate identified as such for such Mortgage Loan and set forth in the Mortgage Loan Schedule.

           Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Company, as such list may from time to time be amended.

           Single Certificate: A Certificate with an Initial Certificate Principal Balance, or initial Notional Principal Balance, of $1,000 or, in the case of a Class of Certificates issued with an initial Class Certificate Principal Balance or initial Notional Principal Balance of less than $1,000, such lesser amount.

           Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06 and (b) any loss caused by or resulting from:

           (1)  normal wear and tear;

           (2) conversion or other dishonest act on the part of the Trustee, the Company or any of their agents or employees; or

           (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

      or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06.

           Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $3,502,466 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Company and approved by each Rating Agency, which amount shall not be less than $500,000.

           Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

           Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Specified Component: None.

           Startup Day:  As defined in Section 2.06(c).

           Strip Rate: With respect to the Class S Certificates and any Distribution Date, a variable rate per annum equal to the excess of (x) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Non-Discount Mortgage Loans as of the Due Date in the preceding calendar month (or the Cut-off Date, in the case of the first Distribution Date) over (y) 7.50%; provided, however, that such calculation shall not include any Mortgage Loan that was the subject of a Voluntary Principal Prepayment in full received by the Company (or of which the Company received notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the 15th day of such preceding calendar month.

           Subordinate Certificates: As to any date of determination, first, the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; second, the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; third, the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fourth, the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fifth, the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and sixth, the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero.

           Subordinate Certificate Writedown Amount: As to any Distribution Date, first, any amount distributed to the Class PO Certificates on such Distribution Date pursuant to
      Section 4.01(a)(iv) and second, after giving effect to the application of clause first above, the amount by which (i) the sum of the Class Certificate Principal Balances of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the related Certificates on such Distribution Date) exceeds
      (ii) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date.

           Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(b), the excess of (x) the Scheduled Principal Balance of the Mortgage Loan that is substituted for, over (y) the Scheduled Principal Balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

           TAC Balance: As to any Distribution Date and any Class of TAC Certificates and any TAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           TAC Certificates:  None.

           TAC Component:  None.

           Trigger Event: Any one or more of the following: (i) if the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or if General Electric Capital Corporation shall not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) if the long-term senior unsecured rating of General Electric Capital Corporation is downgraded or withdrawn by Fitch or Moody's below their two highest rating categories, (iii) if General Electric Capital Corporation is no longer obligated pursuant to the terms of the support agreement, dated as of October 1, 1990, between General Electric Capital Corporation and the Company, to maintain the Company's net worth or liquidity (as such terms are defined therein) at the levels specified therein, or if such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable and (iv) if such support agreement, including any amendment thereto, is amended or modified.

           Trust Fund: The corpus of the trust created by this Agreement evidenced by the Certificates and consisting of:

                (i)  the Mortgage Loans;

               (ii) all payments on or collections in respect of such Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01;

              (iii) the obligation of the Company to deposit in the Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a), and the obligation of the Trustee to deposit in the Certificate Account any amount required pursuant to
           Section 4.04(b);

               (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan pursuant to Section
           2.02 or 2.03;

                (v) the obligation of the Company to purchase any Modified Mortgage Loan pursuant to Section 3.01(c);

               (vi) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage Loan;

              (vii) the proceeds of the Primary Insurance
           Policies, if any, and the hazard insurance policies required by Section 3.06, in each case, in respect of the Mortgage Loans;

             (viii) the Certificate Account established pursuant to Section 3.02(d);

               (ix) the Eligible Account or Accounts, if any, established pursuant to Section 3.02(e); and

                (x) any collateral funds established to secure the obligations of the Holder of the Class B4 and Class B5 Certificates, respectively, under any agreements entered into between such holder and the Company pursuant to Section 3.08(e).

           Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or if any successor trustee is appointed as herein provided, then such successor trustee so appointed.

           Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of the property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to
      Section 3.06.

           Unpaid Class Interest Shortfall: As to any
      Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class consisting of Specified Components) or any Specified Component (other than any Principal Only Component), the amount, if any, by which the aggregate of the Class Interest Shortfalls for such Class or in respect of such Specified Component for prior Distribution Dates is in excess of the aggregate amounts distributed on prior Distribution Dates to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates, or to the Component Principal Balance of any Accrual Component constituting a Specified Component) pursuant to Section 4.01(a)(ii), in the case of the Senior Certificates and any Specified Component thereof (other than any Principal Only Component), and the Class S Certificates, Section 4.01(a)(vi), in the case of the Class M Certificates, Section 4.01(a)(ix), in the case of the Class B1 Certificates, Section 4.01(a)(xii), in the case of the Class B2 Certificates, Section 4.01(a)(xv), in the case of the Class B3 Certificates, Section 4.01(a)(xviii), in the case of the Class B4 Certificates, and Section 4.01(a)(xxi), in the case of the Class B5 Certificates. As to any Class of Certificates consisting of Specified Components and any Distribution Date, the sum of the Unpaid Class Interest Shortfalls for the Specified Components thereof on such date.

           Voluntary Principal Prepayment: With respect to any Distribution Date, any prepayment of principal received from the related Mortgagor on a Mortgage Loan (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)).

           Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of Section 10.01. At all times during the term of this Agreement, 99% of all Voting Rights shall be allocated to the Certificates other than the Class S Certificates, and 1% of all Voting Rights shall be allocated to the Class S Certificates. Voting Rights allocated to the Class S Certificates shall be allocated among the Certificates of such Class in proportion to their Notional Principal Balances. Voting Rights allocated to the other Classes of Certificates shall be allocated among such Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances (or Certificate Principal Balances), as the case may be.


                            ARTICLE II

                   CONVEYANCE OF MORTGAGE LOANS;
                 ORIGINAL ISSUANCE OF CERTIFICATES

           Section 2.01. Conveyance of Mortgage Loans. The Company, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received by the Company on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date).

           In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the following documents or instruments with respect to each Mortgage Loan
(other than any Designated Loan) so transferred and assigned:

           (i) The Mortgage Note, endorsed without recourse in blank by the Company, including all intervening endorsements showing a complete chain of endorsement from the originator to the Company; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

          (ii)  Any assumption and modification agreement; and

         (iii) An assignment in recordable form (which may be included in a blanket assignment or assignments) of the Mortgage to the Trustee.

With respect to each Designated Loan, the Company does hereby deliver to the Trustee the Designated Loan Closing Documents.

           In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Company to the Trustee prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Company may, in lieu of delivering the completed assignment in recordable form, deliver to the Trustee the assignment in such form, otherwise complete except for recording information.

           With respect to each Designated Loan, within 45 days of the Closing Date the Company shall deliver to the Trustee either (a) the documents referred to in clauses (i) and (ii) of the second preceding paragraph, provided that if the Company cannot locate such documents in the form initially executed by the Mortgagor and the obligor under any assumption and modification agreement, then it shall use reasonable efforts to obtain, and may deliver, new documents executed by such parties evidencing their obligations under the initial documents or (b) an Opinion of Counsel satisfactory to the Trustee from counsel admitted to practice in the jurisdiction in which the related Mortgaged Property is located to the effect that the absence of the original Mortgage Note or assumption and modification agreement, as the case may be, will not preclude the Company as servicer from initiating or prosecuting to completion any foreclosure proceeding with respect to such Mortgaged Property. If such documents are not so delivered within 45 days of the Closing Date, the Company will use its best reasonable efforts (and the Trustee will have no obligation to inquire as to such efforts) to substitute another Mortgage Loan for such Designated Loan on the next succeeding Distribution Date pursuant to Section 2.03(b). If the Company is unable to effect such substitution, it shall repurchase such Designated Loan on such Distribution Date pursuant to Section 2.03(a).

           In connection with each Mortgage Loan transferred and assigned to the Trustee, the Company shall deliver to the Trustee the following documents or instruments as promptly as practicable, but in any event within 30 days, after receipt by the Company of all such documents and instruments for all of the outstanding Mortgage Loans:

           (i) the Mortgage with evidence of recording indicated thereon;

          (ii)  a copy of the title insurance policy; and

         (iii) with respect to any Mortgage that has been assigned to the Company, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Company.

Pending such delivery, the Company shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and
(b) title insurance binders with respect to the Mortgage Loans. The Company shall also retain in its files evidence of any primary mortgage insurance relating to the Mortgage Loans during the period when the related insurance is in force. Pending delivery of the documents referred to in the second preceding sentence, such evidence of primary mortgage insurance shall include a copy of the relevant Primary Insurance Policy. (The copies of the Mortgage, intervening assignments of Mortgage, if any, title insurance binder and the Primary Insurance Policy, if any, described in the second and third preceding sentences are collectively referred to herein as the "Document File" with respect to each Mortgage Loan.) The Company shall advise the Trustee in writing if such delivery to the Trustee shall not have occurred on or before the first anniversary of the Closing Date. The Company shall promptly furnish to the Trustee the documents included in the Document Files (other than any such documents previously delivered to the Trustee as originals or copies) either (a) upon the written request of the Trustee or (b) when the Company or the Trustee obtains actual notice or knowledge of a Trigger Event. The Trustee shall have no obligation to request delivery of the Document Files unless a Responsible Officer of the Trustee has actual notice or knowledge of the occurrence of a Trigger Event.

           In the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of this Agreement, the Company, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.09.

           The Company shall not be required to record the assignments of the Mortgages to the Trustee unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any Trigger Event; provided, however, that such recording shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to reduce or withdraw its then current ratings of the Certificates. The party obtaining actual notice or knowledge of any of such events shall give the other party prompt written notice thereof. For purposes of the foregoing (as well as for purposes of determining whether the Company shall be required to deliver the Document Files to the Trustee following the occurrence of a Trigger Event), the Company shall be deemed to have knowledge of any such downgrading referred to in the definition of Trigger Event if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. As promptly as practicable subsequent to the Company's delivery or receipt of such written notice, as the case may be, the Company shall insert the recording information in the assignments of the Mortgages to the Trustee and shall cause the same to be recorded, at the Company's expense, in the appropriate public office for real property records, except that the Company need not cause to be so completed and recorded any assignment which relates to a Mortgage Loan secured by property in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel reasonably satisfactory to the Trustee and satisfactory to each Rating Agency (as evidenced in writing), recordation of such assignment is not necessary to protect the Trustee against discharge of such Mortgage Loan by the Company or any valid assertion that any Person other than the Trustee has title to or any rights in such Mortgage Loan. In the event that the Company fails or refuses to record the assignment of Mortgages in the circumstances provided above, the Trustee shall record or cause to be recorded such assignment at the expense of the Company. In connection with the recording of any such assignment, the Company shall furnish such documents as may be reasonably necessary to accomplish such recording. Notwithstanding the foregoing, at any time the Company may record, or cause to be recorded, the assignments of Mortgages at the expense of the Company.

           Section 2.02. Acceptance by Trustee. Subject to the examination hereinafter provided, the Trustee acknowledges receipt of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, delivered pursuant to Section 2.01, and declares that the Trustee holds and will hold such documents and each other document delivered to it pursuant to Section 2.01 in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after (i) the execution and delivery of this Agreement, in the case of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, (ii) delivery to the Trustee after the Closing Date of (x) the Mortgage Notes and the assumption and modification agreements, if any, or (y) an Opinion of Counsel described in the fourth paragraph of Section 2.01, as applicable, with respect to each Designated Loan, and
(iii) delivery of the recorded Mortgages, title insurance policies and recorded intervening assignments of Mortgage, if any, to ascertain that all required documents set forth in
Section 2.01 have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit C hereto. In performing such examination, the Trustee may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the Trustee's examination of the Mortgage Files is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in Exhibit C to this Agreement. If in the course of such review the Trustee finds (1) that any document required to be delivered as aforesaid has not been delivered, or (2) any such document has been mutilated, defaced or physically altered without the borrower's authorization or approval, or (3) based upon its examination of such documents, the information with respect to any Mortgage Loan set forth on Exhibit C is not accurate, the Trustee shall promptly so notify the Company in writing, which shall have a period of 60 days after receipt of such notice to correct or cure any such defect. The Company hereby covenants and agrees that, if any such material defect cannot be corrected or cured, the Company will on a Distribution Date which is not later than the first Distribution Date which is more than ten days after the end of such 60-day period repurchase the related Mortgage Loan from the Trustee at the Purchase Price therefor or replace such Mortgage Loan pursuant to Section 2.03(b); provided, however, that if the defect (or breach pursuant to Section 2.03(a)) is one that, had it been discovered before the Startup Day, would have prevented the Mortgage Loan from being a "qualified mortgage" within the meaning of the REMIC Provisions, such defect or breach shall be cured, or the related Mortgage Loan shall be repurchased or replaced, on a Distribution Date which falls within 90 days of the date of discovery of such defect or breach. The Purchase Price for the repurchased Mortgage Loan, or any amount required in respect of a substitution pursuant to Section 2.03(b), shall be deposited by the Company in the Certificate Account pursuant to Section 3.02(d) on the Business Day prior to the applicable Distribution Date and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Company the related Mortgage File and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.

           Upon receipt by the Trustee of the Mortgage Note with respect to a Designated Loan that is not defective in accordance with the fifth sentence of the preceding paragraph, the related Lost Note Affidavit delivered pursuant to Section 2.01 shall be void and the Trustee shall return it to the Company.

           Section 2.03.  Representations and Warranties of the
Company; Mortgage Loan Repurchase. (a) The Company hereby represents and warrants to the Trustee that:

           (i) The information set forth in Exhibit C hereto was true and correct in all material respects at the date or dates respecting which such information is furnished;

          (ii) As of the date of the initial issuance of the Certificates, each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

         (iii) Immediately prior to the transfer and assignment herein contemplated, the Company had good title to, and was the sole owner of, each Mortgage Loan and all action had been taken to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances;

          (iv) As of the date of the initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due and none of the Mortgage Loans have been past due 30 or more days more than once during the preceding 12 months;

           (v) As of the date of the initial issuance of the Certificates, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

          (vi) As of the date of the initial issuance of the Certificates, there is no delinquent tax or assessment lien against the property subject to any Mortgage;

         (vii) As of the date of the initial issuance of the Certificates, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

        (viii) As of the date of the initial issuance of the Certificates, the physical property subject to any Mortgage is free of material damage and is in good repair;

          (ix) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

           (x) A lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor, in either case, in a form acceptable to FNMA or FHLMC, was issued on the date of the origination of each Mortgage Loan and each such policy or binder is valid and remains in full force and effect;

          (xi) The original principal amount of each Mortgage Note was not more than 95.25% of the Original Value; as of the Cut-off Date, no more than 27.25% of the Mortgage Loans by Scheduled Principal Balance had original principal amounts of more than 80% of the Original Value and each Mortgage Note having an original principal amount in excess of 80% of the Original Value is covered by a Primary Insurance Policy so long as its then outstanding principal amount exceeds 80% of the greater of (a) the Original Value and (b) the then current value of the related Mortgaged Property as evidenced by an appraisal thereof satisfactory to the Company. Each Primary Insurance Policy is issued by a private mortgage insurer acceptable to FNMA or FHLMC;

         (xii) Each Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than thirty years. The Mortgage Rate of each Mortgage Note of the related Mortgage Loan was not less than 6.875% per annum and not greater than 10.500% per annum. The Mortgage Rate of each Mortgage
      Note is fixed for the life of the related Mortgage Loan;

        (xiii) The improvements on the Mortgaged Properties are insured against loss under a hazard insurance policy with extended coverage and conforming to the requirements of
      Section 3.06 hereof. As of the date of initial issuance of the Certificates, all such insurance policies are in full force and effect;

         (xiv) As of the Cut-off Date, no more than 16.75% of the Mortgage Loans by Scheduled Principal Balance had a
      Scheduled Principal Balance of more than $400,000;

          (xv) As of the Cut-off Date, no more than 1.00% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties located in any one postal zip code area;

         (xvi) As of the Cut-off Date, at least 98.00% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination is the making of a representation by the Mortgagor at origination that he or she intends to occupy the underlying property;

        (xvii) As of the Cut-off Date, at least 94.75% of the Mortgage Loans by Scheduled Principal Balance are secured by one-family detached residences;

       (xviii) As of the Cut-off Date, no more than 3.00% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums and, as of the Cut-off Date, no more than 1.00% of the Mortgage Loans by Scheduled Principal Balance are secured by two- to four-family residential properties. As to each condominium or related Mortgage Loan, (a) the related condominium is in a project that is on the FNMA or FHLMC approved list, (b) the related condominium is in a project that, upon submission of appropriate application, could be so approved by either FNMA or FHLMC, (c) the related Mortgage Loan meets the requirements for purchase by FNMA or FHLMC, (d) the related Mortgage Loan is of the type that could be approved for purchase by FNMA or FHLMC but for the principal balance of the related Mortgage Loan or the pre-sale requirements or (e) the related Mortgage Loan has been approved by a nationally recognized mortgage pool insurance company for coverage under a mortgage pool insurance policy issued by such insurer. As of the Cut-off Date, no more than 0.25% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums located in any one postal zip code area;

         (xix) No Mortgage Loan is secured by a leasehold interest in the related Mortgaged Property, and each Mortgagor holds fee title to the related Mortgaged
      Property;

          (xx) As of the Cut-off Date, no more than 1.25% of the Mortgage Loans by Scheduled Principal Balance constituted Buydown Mortgage Loans. The maximum Buydown Period for any Buydown Mortgage Loan is three years, and the maximum difference between the stated Mortgage Rate of any Buydown Mortgage Loan and the rate paid by the related Mortgagor is three percentage points. Each Buydown Mortgage Loan has been fully funded;

         (xxi)  The original principal balances of the Mortgage
      Loans range from $36,000 to $744,000;

        (xxii) As of the Cut-off Date, no more than 1.50% of the Mortgage Loans by Scheduled Principal Balance are secured by second homes, no more than 0.50% of the Mortgage Loans by Scheduled Principal Balance are secured by investor-owned properties;

       (xxiii) All appraisals are on forms acceptable to either
      FNMA or FHLMC, including information regarding three comparable properties;

        (xxiv) No selection procedures, other than those necessary to comply with the representations and warranties set forth herein or the description of the Mortgage Loans made in any disclosure document delivered to prospective investors in the Certificates, have been utilized in selecting the Mortgage Loans from the Company's portfolio which would be adverse to the interests of the Certificateholders;

         (xxv) To the best of the Company's knowledge, at origination no improvement located on or being part of a Mortgaged Property was in violation of any applicable zoning and subdivision laws and ordinances;

        (xxvi) None of the Mortgage Loans is a temporary construction loan. With respect to any Mortgaged Property which constitutes new construction, the related construction has been completed substantially in accordance with the specifications therefor and any incomplete aspect of such construction shall not be material or interfere with the habitability or legal occupancy of the Mortgaged Property. Mortgage Loan amounts sufficient to effect any such completion are in escrow for release upon or in connection with such completion or a performance bond or completion bond is in place to provide funds for this purpose and such completion shall be accomplished within 120 days after weather conditions permit the commencement thereof;

       (xxvii)  As of the Closing Date, each Mortgage Loan is a
      "qualified mortgage" as defined in Section 860G(a)(3) of the Code; and

      (xxviii) As of the Closing Date, the Company possesses the Document File with respect to each Mortgage Loan, and the related Mortgages and intervening assignment or assignments of Mortgages, if any, have been delivered to a title insurance company for recording.

           It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by either the Company or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Subject to the following sentence, within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Company shall cure such breach in all material respects or shall repurchase such Mortgage Loan from the Trustee or replace such Mortgage Loan pursuant to Section 2.03(b). Any such repurchase by the Company shall be accomplished in the manner set forth in Section 2.02, subject to the proviso of the third-to-last sentence thereof, and at the Purchase Price. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders and such obligation of the Company to repurchase or replace any such Mortgage Loan shall not be assumed by any Person which may succeed the Company as servicer hereunder, but shall continue as an obligation of the Company. Notwithstanding the preceding sentence, if a breach of the representation and warranty of the Company contained in
Section 2.03(a)(ix) occurs as a result of a violation of the federal Truth in Lending Act, 15 U.S.C. ss. 1601 et seq., as amended ("TILA") or any state truth-in lending or similar statute, and the Trustee or the Trust Fund is named as a defendant in a TILA suit or a suit under any such statutes in respect of such violation and liability in respect thereof is imposed upon the Trustee or the Trust Fund as assignees of the related Mortgage Loan pursuant to Section 1641 of TILA, or any analogous provision of any such statute, the Company shall indemnify the Trustee and the Trust Fund from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) to which the Trustee and the Trust Fund, or either of them, become subject pursuant to TILA or any such statute, insofar as such losses, damages, claims or expenses (including reasonable attorneys' fees) result from such violation. The Company's obligations under the preceding sentence shall not impair or derogate from the Company's obligations to the Trustee under
Section 8.05.

           (b) If the Company is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a), the Company may, at its option, within the applicable time period specified in such respective Sections, remove such Defective Mortgage Loan from the terms of this Agreement and substitute one or more other mortgage loans for such Defective Mortgage Loan, in lieu of repurchasing such Defective Mortgage Loan, provided that no such substitution shall occur more than two years after the Closing Date. Any substitute Mortgage Loan shall (a) have a Scheduled Principal Balance (together with that of any other Mortgage Loan substituted for the same Defective Mortgage Loan) as of the first

Distribution Date following the month of substitution not in excess of the Scheduled Principal Balance of the Defective Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the respective Net Mortgage Rate, to be deposited by the Company in the Certificate Account pursuant to Section 2.02), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Defective Mortgage Loan, (c) have the same Net Mortgage Rate as the Defective Mortgage Loan, (d) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Defective Mortgage Loan, (e) be, in the reasonable determination of the Company, of the same type, quality and character as the Defective Mortgage Loan as if the defect or breach had not occurred, (f) have a ratio of its current principal amount to its Original Value not greater than that of the removed Mortgage Loan and (g) be, in the reasonable determination of the Company, in compliance with the representations and warranties contained in Section 2.03(a) as of the date of substitution.

           The Company shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Defective Mortgage Loan and the substitution of a substitute Mortgage Loan therefor. Upon such amendment the Company shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 2.03(a) as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 2.03(a). Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 2.03(b) (other than the two-year period specified in the first sentence of the preceding paragraph of this Section 2.03(b)), such time shall be measured from the date of the applicable substitution.

           Section 2.04. Execution of Certificates. The Trustee has caused to be executed, countersigned and delivered to or upon the order of the Company, in exchange for the Mortgage Loans, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund.

           Section 2.05. Designations under the REMIC Provisions.
(a) The Company hereby designates the Classes of Certificates identified in Section 5.01(b), other than the Residual Certificates, as "regular interests," and the Class R Certificate as the single class of "residual interests," in the REMIC established hereunder for purposes of the REMIC Provisions.

           (b) The Closing Date will be the "Startup Day" for the
REMIC established hereunder for purposes of the REMIC Provisions.

           (c) The "tax matters person" with respect to the REMIC established hereunder for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a Class R Certificate, or (ii) in any other case, the beneficial owner of the Class R Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to the REMIC established hereunder for purposes of the REMIC Provisions.

           (d) The "latest possible maturity date" of the regular interests in the REMIC established hereunder is the Latest
Possible Maturity Date for purposes of section 860G(a)(1) of the Code.

           (e) In no event shall the assets described in clause
(x) of the definition of the term Trust Fund constitute a part of the REMIC established hereunder.


                            ARTICLE III

                   ADMINISTRATION AND SERVICING
                         OF MORTGAGE LOANS

           Section 3.01. Company to Act as Servicer. (a) It is intended that the REMIC established hereunder shall constitute, and that the affairs of the REMIC shall be conducted so as to qualify the Trust Fund (other than any collateral fund established under the agreement referred to in Section 3.08(e)), as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Company covenants and agrees that it shall act as agent (and the Company is hereby appointed to act as agent) on behalf of the Trust Fund and the Holders of the Residual Certificates and that in such capacity it shall:

           (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to the REMIC established hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

          (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Company shall act as the representative of the REMIC established hereunder for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code;

         (iii) make or cause to be made an election, on behalf of the REMIC established hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with Section 2.05 hereof on the federal tax return of the Trust Fund for its first taxable year (and, if necessary, under applicable state law);

          (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption Multiple;

           (v) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

          (vi) use its best reasonable efforts to conduct the affairs of the REMIC established hereunder at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions;

         (vii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC or that would subject the Trust Fund to tax, except for taxes for which the Company is required to indemnify the REMIC pursuant to Section 3.01(c);

        (viii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of section 860D(a)(2) of the Code other than the interests represented by the Classes of Certificates identified in
      Section 5.01(b);

          (ix) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of section 860F of the Code, unless (1) the Company shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Trust Fund to tax, or (c) cause the REMIC established hereunder to fail to qualify as a REMIC or (2) such "prohibited transactions" arise from the modification, holding or purchase of a Modified Mortgage Loan pursuant to Section 3.01(c);

           (x) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC, except such as may arise from the modification, holding or purchase of a Modified Mortgage Loan pursuant to Section 3.01(c);

          (xi) pay the amount of any federal or state tax, including prohibited transaction taxes, taxes on certain contributions to the REMIC after the Startup Day, and taxes on net income from foreclosure property, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

         (xii) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

        (xiii) maintain such records relating to the REMIC established hereunder, including but not limited to the income, expenses, individual Mortgage Loans (including Mortgaged Property), other assets and liabilities thereof, and the fair market value and adjusted basis of the property of each determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

           The Company shall be entitled to be reimbursed pursuant to Section 3.04 for any federal income taxes paid by it pursuant to clause (xi) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, misfeasance or negligence of the Company in the performance of its obligations hereunder. The Company shall not be entitled to be reimbursed for any taxes paid pursuant to the indemnification provisions of Section 3.01(c) (except as provided therein). With respect to any reimbursement of prohibited transaction taxes, the Company shall inform the Trustee of the circumstances under which such taxes were incurred.

           (b) The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more Primary Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, or file, as appropriate, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all continuation statements, termination statements, instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the properties subject to the Mortgages. Without limitation of the foregoing, if the Company in its individual capacity agrees to refinance any Mortgage Loan upon the request of the related Mortgagor, the Company, as servicer hereunder, may execute an instrument of assignment in customary form to the Company in its individual capacity. In connection with any such refinancing, the Trustee shall, upon certification of a Servicing Officer to the effect that an amount equal to the principal balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate to the date of such certification has been credited to the Mortgage Loan Payment Record, release the related Mortgage File to the Company whereupon the Company may cancel the related Mortgage Note. Upon request by the Company after the execution and delivery of this Agreement, the Trustee shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties hereunder. Except as otherwise provided herein, the Company shall maintain servicing standards substantially equivalent to those required for approval by FNMA or FHLMC. The Company shall not agree to any modification of the material terms of any Mortgage Loan except as provided in Section 3.01(c), the second sentence of Section 3.02(a) and in Section 3.07. The Company shall not release any portion of any Mortgaged Property from the lien of the related Mortgage unless the related Mortgage Loan would be a "qualified mortgage" within the meaning of the REMIC Provisions following such release.

           (c) The Company may agree to a modification of any Mortgage Loan (the "Relevant Mortgage Loan") upon the request of the related Mortgagor, provided that (i) the modification is in lieu of a refinancing and the Mortgage Rate on the Relevant Mortgage Loan, as modified, is approximately a prevailing market rate for newly-originated mortgage loans having similar terms,
(ii) the aggregate of the adjusted bases of all Modified Mortgage Loans (including the Relevant Mortgage Loan) plus the aggregate adjusted bases of any assets that are not qualified mortgages or Permitted Investments under Code Section 860GA that are assets of the REMIC established hereunder at all times on any day is less than one percent of the aggregate of the adjusted bases of all assets of the REMIC (including such Modified Mortgage Loans) on such day, and (iii) the Company purchases the Relevant Mortgage Loan from the Trust Fund as described below. Effective immediately after such modification, and, in any event, on the same Business Day on which the modification occurs, all right, title and interest of the Trustee in and to the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the Company and all benefits and burdens of ownership thereof, including without limitation the right to accrued interest thereon from and including the date of modification and the risk of default thereon, shall pass to the Company. To confirm such transfer and assignment, the Company, as servicer hereunder, as soon as practicable shall execute an instrument of assignment of the Modified Mortgage Loan without recourse in customary form to the Company in its individual capacity. The Company shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that (i) an amount equal to the Purchase Price of such Modified Mortgage Loan has been credited to the Mortgage Loan Payment Record on the date of the transfer and assignment of such Modified Mortgage Loan to the Company and (ii) all requirements of the first paragraph of this subsection (c) have been satisfied with respect to such Modified Mortgage Loan.

           The Company shall deposit the Purchase Price for any Modified Mortgage Loan in the Certificate Account pursuant to
Section 3.02(d) on the Business Day prior to the Distribution Date on which such funds are considered Available Funds, provided, however, that if the Company is required to deposit funds in one or more Eligible Accounts on a daily basis pursuant to Section 3.02(e), the Purchase Price for any Modified Mortgage Loan shall be deposited therein within one Business Day after the purchase of such Modified Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary more fully to vest in the Company any Modified Mortgage Loan previously transferred and assigned pursuant hereto.

           The Company covenants and agrees to indemnify the Trust Fund against any and all liability for any "prohibited transaction" taxes and any related interest, additions and penalties imposed on the REMIC established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this subsection (c), any holding of a Modified Mortgage Loan by the REMIC or any purchase of a Modified Mortgage Loan by the Company (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Company shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest and penalties, together with interest thereon, is refunded to the Trust Fund or the Company.

           (d) The relationship of the Company (and of any successor to the Company as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

           (e) All costs incurred by the Company in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Company to the extent permitted by
Section 3.04. The Company shall collect such amounts from the Mortgagor and shall credit the Mortgage Loan Payment Record accordingly.

           (f) If the Company enters into a servicing agreement with any servicer (a "Primary Servicer") pursuant to which such Primary Servicer shall directly service certain Mortgage Loans and the Company shall perform master servicing with respect thereto, the Company shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans in accordance with the provisions of Article III hereof and such obligations shall not be diminished by virtue of any such servicing agreement or arrangement and the Company shall be obligated to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. Any amounts received by a Primary Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Company whether or not actually received by it. Any servicing agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Primary Servicer in its capacity as such shall be deemed to be between the Company and the Primary Servicer alone, and the Trustee and the Certificateholders shall have no claims, obligations, duties or liabilities with respect thereto. Notwithstanding the foregoing, in the event the Company has been removed as the servicer hereunder pursuant to Section
6.04 or Section 7.01, the Trustee or any successor servicer appointed pursuant to Section 7.02 shall succeed to all of the Company's rights and interests (but not to any obligations or liabilities of the Company arising prior to the date of succession) under any servicing agreement with any Primary Servicer in respect of the Mortgage Loans, subject to the limitation on the Trustee's responsibilities under Section 7.02.

           (g) In no event shall any collateral fund established under the agreement referred to in Section 3.08(e) constitute an asset of any REMIC established hereunder.

           Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Record; Certificate Account. (a) The Company shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans in its servicing portfolio. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) if a default on the Mortgage Loan has occurred or is reasonably foreseeable, arrange at any time prior to foreclosure with a Mortgagor a schedule for the payment of due and unpaid principal and interest for a period extending not longer than 125 days after the date that such schedule is arranged. Any arrangement of the sort described in clause (ii) above shall not affect the amount or timing of the Company's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made pursuant to the original amortization schedule applicable to such Mortgage Loan.

           (b) The Company shall establish and maintain a Mortgage Loan Payment Record in which the following payments on and collections in respect of each Mortgage Loan shall as promptly as practicable be credited by the Company for the account of the Holders of the Certificates:

           (i) All payments on account of principal, including Principal Prepayments (other than (A) payments of principal due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date,

      (B) in the case of a substitute Mortgage Loan, payments of principal due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and all Principal Prepayments received before the first day of the month of substitution, and (C) in the case of a replaced Mortgage Loan, payments of principal due and payable on such Mortgage Loan after the Determination Date in the month of substitution, and all Principal Prepayments received in the month of substitution);

          (ii) All payments (other than (A) those due and payable on or before the Cut-off Date, (B) in the case of a substitute Mortgage Loan, those due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and (C) in the case of a replaced Mortgage Loan, those due and payable on such Mortgage Loan after the Determination Date in the month of substitution) on account of interest at the applicable Net Mortgage Rate on the Mortgage Loan received from the related Mortgagor, including any Buydown Funds applied with respect to interest at the applicable Net Mortgage Rate on any Buydown Mortgage Loan;

         (iii) All Liquidation Proceeds received by the Company with respect to such Mortgage Loan and the Purchase Price for any Mortgage Loan purchased by the Company pursuant to Sections 2.02, 2.03, 3.01(c) and 3.16 (including any amounts received in respect of a substitution of a Mortgage
      Loan);

          (iv) All Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Company pursuant to the last sentence of Section 3.06) received by the Company for the benefit of the Trust Fund, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released, or to be released, to the related Mortgagor in accordance with the normal servicing procedures of the Company; and

           (v)  All REO Proceeds.

The foregoing requirements respecting credits to the Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Company need not enter in the Mortgage Loan Payment Record collections, Liquidation Proceeds or Insurance Proceeds in respect of Mortgage Loans which have been previously released from the terms of this Agreement, amounts representing fees or late charge penalties payable by Mortgagors, or amounts received by the Company for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

           (c) Subject to subsection (e) below, until the Business Day prior to each Distribution Date on which amounts are required to be deposited in the Certificate Account pursuant to subsection (d) of this Section 3.02, the Company may retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any gain or investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. To the extent that the Company realizes any net loss on any such investments, the Company shall deposit in the Certificate Account an amount equal to such net loss at the time the Company is required to deposit amounts in the Certificate Account pursuant to subsection
(d) of this section 3.02. Any such deposit shall not increase the Company's obligation under said subsection (d).

           (d) The Trustee shall establish and maintain with the Trustee in its corporate trust department a single separate trust account designated in the name of the Trustee for the benefit of the Holders of the Certificates issued hereunder (the "Certificate Account") into which the Company shall deposit, not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, an amount in next day funds equal to the Available Funds for such Distribution Date. If the Trustee does not receive such deposit by 2:00 p.m. on such Business Day, it shall give the Company written notice thereof.

           (e) If the Company or a Responsible Officer of the Trustee obtains actual notice of or knowledge of the occurrence of any Trigger Event, the Company shall promptly establish, and thereafter maintain, one or more Eligible Accounts in the name of the Trustee and bearing a designation indicating that amounts therein are held for the benefit of the Trustee and the Certificateholders, into which the Company and any Primary Servicer shall deposit within two Business Days after receipt, all amounts otherwise required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b); provided, however, that such action shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates. All amounts so deposited shall be held in trust for the benefit of Certificateholders. Amounts so deposited may be invested at the written instruction of the Company in Permitted Investments in the name of the Trustee maturing no later than the Business Day preceding the Distribution Date following the date of such investment; provided, however, that any such Permitted Investment which is an obligation of State Street Bank and Trust Company, in its individual capacity and not in its capacity as Trustee, may mature on such Distribution Date; and, provided further, that no such Permitted Investment shall be sold before the maturity thereof if the sale thereof would result in the realization of gain prior to maturity unless the Company has obtained an Opinion of Counsel that such sale or disposition will not cause the Trust Fund to be subject to the tax on prohibited transactions under section 860F of the Code, or otherwise subject the Trust Fund to tax or cause the REMIC established hereunder to fail to qualify as a REMIC. The Trustee shall maintain physical possession of all Permitted Investments, other than Permitted Investments maintained in book-entry form. The Company, as servicer, shall be entitled to retain for its own account any gain or other income from Permitted Investments, and neither the Trustee nor Cer-tificateholders shall have any right or claim with respect to such income. The Company shall deposit an amount equal to any loss realized on any Permitted Investment as soon as any such loss is realized. If the provisions in this subsection (e) become operable, references in this Agreement to the Mortgage Loan Payment Record and credits and debits to such Record shall be deemed to refer to Eligible Accounts and deposits to and withdrawals from such Eligible Accounts. Any action which may be necessary to establish the terms of an account pursuant to this
Section 3.02(e) may be taken by an amendment or supplement to this Agreement or pursuant to a written order of the Company, which amendment, supplement or order shall not require the consent of Certificateholders, provided that the Company has delivered to the Trustee a letter from each Rating Agency to the effect that such amendment, supplement or order will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates.

           Section 3.03. Collection of Taxes, Assessments and Other Items. The Company shall establish and maintain with one or more depository institutions one or more accounts into which it shall deposit all collections of taxes, assessments, private mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. As servicer, the Company shall effect the timely payment of all such items for the account of Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, assessments, private mortgage or standard hazard insurance premiums or comparable items, to reimburse the Company out of related collections for any payments made regarding taxes and assessments or for any payments made pursuant to Section 3.05 regarding premiums on Primary Insurance Policies and Section 3.06 regarding premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, or to pay interest owed to Mortgagors to the extent required by law.

           Section 3.04. Permitted Debits to the Mortgage Loan
Payment Record. The Company (or any successor servicer pursuant to Section 7.02) may, from time to time, make debits to the Mortgage Loan Payment Record for the following purposes:


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           (i) To reimburse the Company or the applicable Primary
      Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the related Liquidation Proceeds credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b)(iii); provided that the Company or the applicable Primary Servicer shall not be entitled to reimbursement for Liquidation Expenses incurred after the initiation of foreclosure proceedings in respect of any Defaulted
      Mortgage Loan that is repurchased pursuant to Section 3.16;

          (ii) To reimburse the Company or the applicable Primary Servicer for Insured Expenses and amounts expended by it pursuant to Section 3.08 in good faith in connection with the restoration of property damaged by an Uninsured Cause, in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of any debits pursuant to clause (i) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b) (iii) and (iv);

         (iii) To reimburse the Company to the extent permitted by Sections 3.01(a) and 6.04;

          (iv) To pay to the Company amounts received in respect of any Defective Mortgage Loan, Defaulted Mortgage Loan, or Modified Mortgage Loan purchased by the Company to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the Purchase Price therefor, net of any unreimbursed Monthly Advances made by the Company;

           (v) To reimburse the Company (or the Trustee, as applicable) for Monthly Advances theretofore made in respect of any Mortgage Loan to the extent of late payments, REO Proceeds, Insurance Proceeds and Liquidation
      Proceeds in respect of such Mortgage Loan;

          (vi) To reimburse the Company from any Mortgagor payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Company, for unpaid Servicing Fees with respect to such Mortgage Loan, subject to Section 3.08(d);

         (vii) To reimburse the Company (or the Trustee, as applicable) for any Nonrecoverable Advance (which right of reimbursement of the Trustee pursuant to this clause shall be prior to such right of the Company);


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


        (viii) To make deposits into the Certificate Account pursuant to Section 3.02(d); and

          (ix) to deduct any amount credited to the Mortgage Loan Payment Record in error.

           The Company shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for debits to the Mortgage Loan Payment Record pursuant to clauses (i), (ii), (iv), (v) and (vi) of this Section 3.04; provided, however, that it is understood and agreed that the records of such accounting need not be retained by the Company for a period longer than the five most recent fiscal years.

           Section 3.05. Maintenance of the Primary Insurance Policies. (a) The Company shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Company, would have been covered thereunder. To the extent coverage is available, the Company shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Note is 80% or less of the greater of (i) the related Original Value and (ii) the then current value of the property underlying the related Mortgage Note as evidenced by an appraisal thereof satisfactory to the Company; provided that no such Primary Insurance Policy need be kept in effect if doing so would violate applicable law. The Company shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Mortgage Loan that is in effect at the Closing Date and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having ratings equal to or better than the ratings then assigned to the Certificates by such Rating Agency. The Company agrees to effect the timely payment of the premium on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Company from related Insurance Proceeds and Liquidation Proceeds pursuant to
Section 3.04.

           (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under each Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a related defaulted Mortgage Loan. To the extent provided in Section 3.02(b), any amounts collected by the Company under any Primary Insurance Policy in respect of the Mortgage Loans (including, without limitation, a Mortgage


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Loan purchased by a related insurer) shall be credited to the
Mortgage Loan Payment Record.

           Section 3.06. Maintenance of Hazard Insurance. The Company shall cause to be maintained for each Mortgage Loan hazard insurance with a standard mortgagee clause and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. The Company shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Company of related Liquidation Expenses to be incurred in connection therewith. To the extent provided in Section 3.02(b)(iv), amounts collected by the Company under any such policies in respect of the Mortgage Loans shall be credited to the Mortgage Loan Payment Record. Such costs shall be recoverable by the Company pursuant to Sections
3.03 and 3.04. In cases in which property securing any Mortgage Loan is located in a federally designated flood area, the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Company shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.06, and there shall have been a loss which would have been covered by such policy, credit to the Mortgage Loan Payment Record the amount not otherwise payable under the blanket policy because of such deductible clause.

           Section 3.07. Assumption and Modification Agreements.
(a) In any case in which property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall exercise its right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, unless in


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the reasonable discretion of the Company, such exercise would adversely affect or jeopardize coverage under the related Primary Insurance Policy, if any; provided, however, that if the Company is prevented, as provided in Section 3.07(b), from enforcing any such clause, the Company is authorized to make or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon. In connection with any such assumption and modification agreement, the Company shall apply its then current underwriting standards to such Person. The Company shall not make or enter into any such assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation of the continued effectiveness of any applicable Primary Insurance Policy and hazard insurance policy. The Company shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Trustee the original copy thereof, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Rate, mortgage term and any other material term of such Mortgage Loan shall not be changed. Any fee collected by the Company for entering into any such agreement will be retained by the Company as additional servicing compensation.

           (b) Notwithstanding Section 3.07(a) or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or any assumption or transfer which the Company reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

           Section 3.08. Realization Upon Defaulted Mortgage Loans. (a) The Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. In connection with such foreclosure or other conversion the Company shall, consistent with Section 3.05, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to


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


Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding the foregoing, the Company shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than sums received from the Mortgagor for such expenses.

           Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. The Company may, but shall not be obligated to, make such determination on the basis of a Phase I environmental assessment with respect to the related Mortgaged Property. Neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that such contamination or effect exists, the Company does not foreclose upon or otherwise convert the ownership of a Mortgaged Property. In addition, neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that no such contamination or effect exists, the Company forecloses upon a Mortgaged Property and the Trustee or its nominee on behalf of the Trust Fund takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

           (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an Outstanding Mortgage Loan until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan, it shall be assumed that the related Mortgage Note and its amortization schedule in effect on and after such acquisition of title (after giving effect to any previous Principal Prepayments and Deficient Valuations incurred subsequent to the related Bankruptcy Coverage Termination Date and before any adjustment thereto by reason of any bankruptcy (other than as aforesaid) or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the


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


payment of the installments of principal due and interest accrued on the related REO Mortgage Loan in accordance with the terms of such Mortgage Note. REO Proceeds received in any month in excess of the Amortization Payment for such month due on an REO Mortgage Loan shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

           (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to two years after its acquisition by the Trust Fund unless (a) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such two-year period (and specifying the period beyond such two-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or cause the REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (b) the Trustee (at the Company's expense) or the Company shall have applied for, not later than 61 days prior to the expiration of such two-year period, an extension of such two-year period in the manner contemplated by section 856(e)(3) of the Code, in which case the two-year period shall be extended by the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code, (ii) subject the Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or
(iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

           (d) Any collection of Insurance Proceeds or
Liquidation Proceeds will be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed Liquidation Expenses and to reimburse the Company or the Trustee, as applicable, for any related unreimbursed Monthly Advances; second, to accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate from the date to which interest was last paid or advanced to the Due Date prior to the Distribution


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


Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated between the Servicing Fee and interest at the Net Mortgage Rate in proportion to the amount of such accrued interest which would have been allocated to each such category in the absence of any shortfall.

           (e) Notwithstanding anything to the contrary contained herein, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B5 Certificates (provided that such form may be revised to delete the option on the part of such Person to purchase a defaulted Mortgage Loan as set forth in Section 2.02(f) thereof). Prior to entering into any such agreement with any Person, the Company shall obtain a certification from such Person to the effect that (i) such Person is not an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee and (ii) such Person will not purchase any Certificates if such purchase would cause such Person to hold more than a ten percent interest in the Mortgage Pool. It is understood that the right of the Company to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions of any such agreement. The Trustee hereby agrees to perform such obligations as may be expressly required of it pursuant to the provisions of such agreement and to promptly notify each party to such agreement if a Responsible Officer of the Trustee (with direct responsibility for administration of this Agreement) becomes aware of any discussions, plans or events that might lead to the Trustee's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of any Person with which the Company has entered into such agreement, provided that the contents of any such notification shall be kept confidential by the parties to such agreement. The Company agrees to promptly notify the Trustee upon entering into any such agreement. In addition, the Company shall provide the Trustee with such information as may be necessary for the Trustee to perform its obligations thereunder, including written instructions, clearly identifying the source, amount and application of funds to be deposited or withdrawn from the Collateral Fund (as defined in such agreement). The Trustee shall provide the Company with such information concerning credits and debits to the Collateral Fund on account of income, gains and losses realized from Collateral Fund Permitted Investments (as defined in such agreement), and costs associated with the purchase and sale thereof, as the Company may request in order to prepare the instructions described in the preceding sentence.

           In addition, subject to the provisions of the preceding paragraph, the Company shall have the right to enter into an


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



agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B4 Certificates, provided that (i) such Person is also the Holder of 100% of the Class B5 Certificates, (ii) such Person shall have no rights under such agreement until the date on which the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero, and (iii) any rights of such Person under such Agreement shall terminate in the event that such Person transfers, directly or indirectly, the Class B4 Certificates to any other Person.

           Section 3.09. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, the Company will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02 have been so credited) of a Servicing Officer and shall request delivery to it of the Mortgage File. If a Buydown Mortgage Loan is the subject of a Principal Prepayment in full during the related Buydown Period, the related Buydown Funds will be applied or returned to the Person entitled thereto in accordance with the terms of such Buydown Mortgage Loan. Upon receipt of such certification and request in form satisfactory to the Trustee, the Trustee shall promptly, but in any event within five Business Days, release the related Mortgage File to the Company; provided, that the Trustee shall not be responsible for any delay in the release of a Mortgage File resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Upon any such payment in full, the Company is authorized to execute, pursuant to the authorization contained in
Section 3.01, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by the Company if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the Mortgage Loan Payment Record. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan (including, without limitation, collection under any Primary Insurance Policy), the Trustee shall, upon request of the Company and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the Company and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such receipt shall obligate the Company to return the Mortgage File to the Trustee when the need therefor by the Company no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of


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


a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Company.

           Section 3.10. Servicing Compensation; Payment of Certain Expenses by the Company. (a) As compensation for its activities and obligations hereunder, the Company shall be entitled to withhold and pay to itself out of each payment received by it on account of interest on each Mortgage Loan (including the portion of any Buydown Funds applied to the related Buydown Mortgage Loan for the applicable period) an amount equal to the Servicing Fee. The aggregate of the Servicing Fees payable to the Company on any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date. Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, modification fees, late payment charges, interest income or gain with respect to amounts deposited in the Certificate Account and invested by the Company or otherwise shall be retained by the Company, subject to Section 3.10(b), if applicable. The Company shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as provided in Sections 3.01, 3.03, 3.04 and 3.08.

           (b) The Company may, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment or any other matter or thing, the granting of which is in the Company's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by other sections of this Agreement, require (to the extent permitted by applicable law) that such Mortgagor pay to it a reasonable or customary fee in accordance with the schedule set forth as Exhibit H (which may be amended from time to time by provision of a revised schedule of such fees to the Trustee, whereupon such revised schedule shall be deemed to be Exhibit H hereunder) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. Such fees shall be additional servicing compensation to the Company.

           Section 3.11. Reports to the Trustee; Certificate Account Statements. Not later than 15 days after each Distribution Date, the Company shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Mortgage Loan Payment Record as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of credits to the Mortgage Loan Payment Record for each category of credit


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specified in Section 3.02 and each category of debit specified in
Section 3.04.

           Section 3.12. Annual Statement as to Compliance. The Company will deliver to the Trustee, on or before March 31 of each year, beginning with March 31, 1998, an Officer's Certificate stating that (a) a review of the activities of the Company during the preceding calendar year and of its performance under this Agreement has been made under such Officer's supervision and (b) to the best of such Officer's knowledge, based on such review, the Company has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Officer and the nature and status thereof.

           Section 3.13. Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, beginning with March 31, 1998, the Company at its expense shall cause a firm of independent public accountants (who may also render other services to the Company) to furnish a report to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans under pooling and servicing agreements (including this Agreement) substantially similar to this Agreement (which agreements shall be described in a schedule to such statement), and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report. For purposes of such report, such firm may conclusively presume that any pooling and servicing agreement which governs certificates offered under a common registration statement under the Securities Act of 1933 with the Certificates is similar to this Agreement, unless such other pooling and servicing agreement expressly states otherwise. In rendering such report, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by any Primary Servicer, upon comparable reports of independent public accountants with respect to such Primary Servicer.

           Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans. To the extent permitted by applicable law, the Company shall provide to the Trustee, Certificateholders which are regulated insurance entities and the applicable insurance regulatory agencies thereof, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision or of such


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insurance regulatory agencies, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Company. Nothing in this Section 3.14 shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Company to provide access as provided in this
Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

           Section 3.15. Maintenance of Certain Servicing Policies. The Company shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such association.

           Section 3.16. Optional Purchase of Defaulted Mortgage Loans. The Company shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Purchase Price therefor. Any such purchase shall be accomplished as provided in Section 4.04(a) hereof.


                            ARTICLE IV

                      PAYMENTS AND STATEMENTS

           Section 4.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available
Funds:

           (i) to each Class of Senior Certificates (other than any Class of Principal Only Certificates) and the Class S Certificates, the Accrued Certificate Interest thereon for such Distribution Date; provided, however, that Accrued Certificate Interest on the Class A9 Certificates for such Distribution Date shall be applied in the manner provided in Section 4.01(e); and provided further, that any shortfall in available amounts shall be allocated among such Classes in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereon or added to the Certificate Principal Balance thereof;

          (ii) to each Class of Senior Certificates (other than any Class of Principal Only Certificates) and the Class S


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


      Certificates, any related Unpaid Class Interest Shortfall for such Distribution Date; provided, however, that any Unpaid Class Interest Shortfall for the Class A9 Certificates for such Distribution Date shall be applied in the manner provided in Section 4.01(e); and provided further, that any shortfall in available amounts shall be allocated among such Classes in proportion to the Unpaid Class Interest Shortfall for each such Class on such Distribution Date;

         (iii) to the Classes of Senior Certificates, in reduction of the Class Certificate Principal Balances thereof, concurrently as follows:

                (A) to the Group I Senior Certificates, the
           Adjusted Group I Senior Optimal Principal Amount for such Distribution Date, in the following order of priority:

                  first, until the Class Certificate Principal
                Balances of the Class R, Class A1, Class A2 and Class A3 Certificates have been reduced to zero, to the Class R, Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates, concurrently, as follows:

                         (a) to the Class A1 Certificates,
                     approximately 14.28571422% of the Adjusted
                     Group I Senior Optimal Principal Amount, until the Class Certificate Principal Balance thereof has been reduced to zero;

                         (b) to the Class A2 Certificates,
                     approximately 2.56983696% of the Adjusted
                     Group I Senior Optimal Principal Amount, until the Class Certificate Principal Balance thereof has been reduced to zero;

                         (c) sequentially, to the Class R and
                     Class A3 Certificates, in that order,
                     approximately 67.92074094% of the Adjusted
                     Group I Senior Optimal Principal Amount, until the Class Certificate Principal Balance of each such Class has been reduced to zero, such that no distribution will be made to the Class A3 Certificates until the Class Certificate Principal Balance of the Class R Certificates has been reduced to zero;

                         (d) to the Class A4 Certificates,
                     approximately 5.13967437% of the Adjusted
                     Group I Senior Optimal Principal Amount, in


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


                     reduction of the Class Certificate Principal
                     Balance thereof; and

                         (e) to the Class A5 Certificates,
                     approximately 10.08403351% of the Adjusted
                     Group I Senior Optimal Principal Amount, in reduction of the Class Certificate Principal
                     Balance thereof;

                  second, concurrently, to the Class A4 and Class
                A5 Certificates, 57.14285865% and 42.85714135%,
                respectively, of the remaining Adjusted Group I Senior Optimal Principal Amount until the Class Certificate Principal Balance of the Class A4 Certificates has been reduced to zero;

                  third, pro rata, to the Class A5 and Class A6
                Certificates until the Class Certificate
                Principal Balances thereof have been reduced to zero;

                  fourth, sequentially, to the Class A7, Class A8
                and Class A9 Certificates, in that order, until the Class Certificate Principal Balance of each such Class has been reduced to zero, such that no amounts pursuant to this clause shall be distributed to any such Class unless the Class Certificate Principal Balance of each Class having a lower class designation has been reduced to zero; and

                (B) concurrently, to the Group II Senior
           Certificates, in proportion to the Class Certificate
           Principal Balances thereof, the Group II Senior
           Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balances thereof have been reduced to zero; and

                (C) to the Class PO Certificates, the PO
           Principal Distribution Amount for such Distribution
           Date, until the Class Certificate Principal Balance thereof has been reduced to zero.

          (iv) to the Class PO Certificates, any Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance of such Class has been reduced to zero; provided, that any such amounts distributed to the Class PO Certificates pursuant to this clause (iv) shall not reduce the Class Certificate Principal Balance thereof;


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


           (v)  to the Class M Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (vi)  to the Class M Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (vii) to the Class M Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

        (viii)  to the Class B1 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (ix)  to the Class B1 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

           (x) to the Class B1 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xi)  to the Class B2 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

         (xii)  to the Class B2 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

        (xiii) to the Class B2 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

         (xiv)  to the Class B3 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (xv)  to the Class B3 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (xvi) to the Class B3 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

        (xvii)  to the Class B4 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

       (xviii)  to the Class B4 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (xix) to the Class B4 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's


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


      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xx)  to the Class B5 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

         (xxi)  to the Class B5 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date; and

        (xxii) to the Class B5 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date.

Notwithstanding the foregoing, amounts otherwise distributable pursuant to clauses (vii), (x), (xiii), (xvi), (xix) and (xxii) on any Distribution Date shall be reduced, in inverse order of priority, by any amount distributed pursuant to clause (iv) on such date, such that such amount distributed pursuant to clause
(iv) on such date shall be applied first to reduce the amount distributable pursuant to clause (xxii), and then, to the extent of any excess, applied second, to reduce the amount distributable pursuant to clause (xix), third, to reduce the amount distributable pursuant to clause (xvi), fourth, to reduce the amount distributable pursuant to clause (xiii), fifth, to reduce the amount distributable pursuant to clause (x) and sixth, to reduce the amount distributable pursuant to clause (vii).

           (b) On each Distribution Date, the Trustee shall distribute to the holder of the Class R Certificate any remaining Available Funds for such Distribution Date after application of all amounts described in clause (a) of this Section 4.01. Any distributions pursuant to this clause (b) shall not reduce the Class Certificate Principal Balance of the Class R Certificate.

           (c) If on any Distribution Date the Class Certificate Principal Balances of the Junior Certificates have each been reduced to zero, the amount distributable to the Senior Certificates other than the Class PO Certificates pursuant to Sections 4.01(a)(iii)(A) and (B) for such Distribution Date and each succeeding Distribution Date shall be allocated among such Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Sections 4.01(a)(iii)(A) and (B).

           (d) If on any Distribution Date (i) the Class Certificate Principal Balance of the Class M Certificates or any Class of Class B Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable pursuant to clauses (ii), (iv) and (v) of the Junior Optimal Principal Amount


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


remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clauses (iv) through (xxii) of Section 4.01(a) have been distributed, such amounts shall be distributed on such Distribution Date to the remaining Classes of Junior Certificates in order of priority, such that no such distribution shall be made to any Class of Junior Certificates while a prior such Class is outstanding.

           (e) On each Distribution Date through the Accretion Termination Date, amounts allocable to the Class A9 Certificates pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall not be distributable to the Class A9 Certificates pursuant to such clauses but shall instead be (i) added to the Class Certificate Principal Balance thereof to the extent of the Accrual Amount for such Distribution Date, and (ii) distributed to the following Classes of Certificates, in the following order of priority:

           first, before any amounts are distributed pursuant to
      Section 4.01(a)(iii), to the Class A7 Certificates, in reduction of the Class Certificate Principal Balance thereof, until the Class Certificate Principal Balance thereof has been reduced to zero;

           second, before any amounts are distributed pursuant to
      Section 4.01(a)(iii), to the Class A8 Certificates, in reduction of the Class Certificate Principal Balance thereof, until the Class Certificate Principal Balance thereof has been reduced to zero; and

           third, to increase the Group I Senior Optimal Principal Amount for such Distribution Date, as contemplated in the definition of Adjusted Group I Senior Optimal Principal Amount, such increase to be applied in reduction of the respective Class Certificate Principal Balances of the remaining Group I Senior Certificates (other than the Class A9 Certificates) pursuant to Section 4.01(a)(iii), until the Certificate Principal Balance of each remaining Class of Group I Senior Certificates (other than the Class A9 Certificates) has been reduced to zero; and

           fourth, to the Class A9 Certificates, as Accrued
      Certificate Interest thereon.

On each Distribution Date occurring after the Accretion
Termination Date, amounts allocable to the Class A9 Certificates pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall be distributable on such Distribution Date pursuant to such clauses to Holders of the Class A9 Certificates as Accrued
Certificate Interest.


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


           Section 4.02. Method of Distribution. (a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

           (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Company shall have any responsibility therefor except as otherwise provided by applicable law.

           (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a "Non-U.S. Person" is an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.


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


           Section 4.03. Allocation of Losses. (a) On or prior to each Determination Date, the Company shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

           (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess
Loss) shall be allocated as follows:

           (i) the applicable PO Percentage of the principal portion of any such Realized Loss shall be allocated to the Class PO Certificates until the Class Certificate Principal
      Balance thereof has been reduced to zero; and

          (ii) the applicable Non-PO Percentage of the principal portion of any such Realized Loss shall be allocated in the following order of priority:

                first, to the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                second, to the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                third, to the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fourth, to the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fifth, to the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                sixth, to the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

                seventh, to the Classes of Senior Certificates other than the Class PO Certificates, pro rata, in accordance with their Class Certificate Principal Balances; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate


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


           Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

           (c) With respect to any Distribution Date, the principal portion of any Excess Loss (other than Excess Bankruptcy Losses attributable to Debt Service Reductions) shall be allocated as follows: (1) the PO Percentage of any such loss shall be allocated to the Class PO Certificates, and (2) the Non-PO Percentage of any such loss shall be allocated to each Class of Certificates other than the Class PO Certificates, pro rata, based on the respective Class Certificate Principal Balances thereof; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

           (d) Any Realized Losses allocated to a Class of Certificates pursuant to Section 4.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. In addition, any Realized Losses allocated to any Class of Component Certificates on a Distribution Date shall be allocated in reduction of the Component Principal Balances of the related Components (other than any Notional Component) in proportion to their respective Component Principal Balances immediately prior to such Distribution Date. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Certificate Principal Balance (or, in the case of any Component, the Component Principal Balance) of the related Certificates (or Components) on the related Distribution Date in accordance with
Section 4.03(e).

           (e) Realized Losses allocated in accordance with this
Section 4.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of any Class PO Deferred Amount for such date.

           (f) On each Distribution Date, the Company shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinate Certificates, which reduction shall occur on such


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


Distribution Date after giving effect to distributions made on such Distribution Date.

           (g) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

           Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans. (a) The Company shall be required to make Monthly Advances in the manner and to the extent provided herein. Prior to the close of business on each Determination Date, the Company shall determine (i) the amount of the Monthly Advance which it is required to make on the related Distribution Date and (ii) whether it has elected to purchase any Defaulted Mortgage Loan or Loans on such Distribution Date. If the Company so elects to purchase any Defaulted Mortgage Loans (or is required to purchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a) or purchase any Modified Mortgage Loan pursuant to Section 3.01(c)), no Monthly Advance shall be required with respect thereto for the month in which such purchase occurs (or, in the case of a purchase of a Modified Mortgage Loan, in the month in which the Purchase Price thereof is required to be deposited in the Certificate Account). The Company shall include information as to each of such determinations in the Servicer's Certificate furnished by it to the Trustee in accordance with Section 4.06 and shall be obligated to deposit in the Certificate Account pursuant to Section 3.02(d) on or before 11:00 a.m. New York time on the Business Day next preceding the following Distribution Date the respective amounts applicable to such determinations appearing in such Servicer's Certificate. Upon receipt by the Trustee of written notification signed by a Servicing Officer of any such deposit relating to the purchase by the Company of such a Mortgage Loan, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto.

           (b) In the event that the Company deposits or expects to deposit less than the Available Funds required to be deposited by it pursuant to Section 3.02(d), the Company shall so notify the Trustee no later than 9:00 a.m. on the Business Day preceding the related Distribution Date, and the amount so deposited, if


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


any, shall be deemed to have been deposited first pursuant to clause (i) of the definition of Available Funds, second pursuant to clause (iii) of the definition of Available Funds, and third pursuant to clause (ii) of the definition of Available Funds. Such notice shall specify each Mortgage Loan delinquent as of the preceding Determination Date. In such event, the Trustee shall make any Monthly Advance required to be made hereunder, in the manner and to the extent required; provided, the Trustee shall not be so obligated if prohibited by applicable law.

           (c) In the event that the Company is succeeded hereunder as servicer, the obligation to make Monthly Advances in the manner and to the extent required by Section 4.04(a) shall be assumed by the successor servicer (subject to Section 7.02).

           Section 4.05. Statements to Certificateholders. (a) Each month, at least two Business Days prior to each Distribution Date, the Company shall deliver to the Trustee for mailing to each Certificateholder, and the Trustee shall mail to each Certificateholder on such Distribution Date, a statement (each, a "Distribution Date Statement") substantially in the form of Exhibit J hereto, setting forth:

           (i) The amount of such distribution to the Certificateholders of each Class (and in respect of any Component), other than any Notional Certificates (and any Notional Component), allocable to principal, separately identifying the aggregate amount of any Principal Prepay-ments included therein (including, for this purpose, the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to
      Section 2.02, 2.03(b) or 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to
      Section 2.02 or 2.03(a), the proceeds of which purchases or substitutions are being distributed on such Distribution
      Date);

          (ii) The amount of such distribution to the Certificateholders of each Class (other than any Class of Principal Only Certificates) allocable to interest, including any Accrual Amount added to the Class Certificate Principal Balance or Component Principal Balance of any Class of Accrual Certificates or any Accrual Components;

         (iii) The amount of servicing compensation paid to the Company during the month preceding the month of distribution in respect of the Mortgage Loans and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) The Pool Scheduled Principal Balance and the aggregate number of the Mortgage Loans on the preceding Due


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


      Date after giving effect to all distributions allocable to principal made on such Distribution Date;

           (v) The Class Certificate Principal Balance (or Notional Principal Balance) of each Class, the Component Principal Balance of each Component and the Certificate Principal Balance (or Notional Principal Balance) of a Single Certificate of each Class after giving effect to (i) all distributions allocable to principal (or reductions in the Notional Principal Balance, in the case of the Notional Certificates, or the addition of any Accrual Amount, in the case of any Class of Accrual Certificates) made on such Distribution Date and (ii) the allocation of any Realized Losses and any Subordinate Certificate Writedown Amount for such Distribution Date;

          (vi)  The Pay-out Rate applicable to each Class of
      Certificates;

         (vii) The book value and unpaid principal balance of any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan, and the number of the related Mortgage Loans;

        (viii) The aggregate Scheduled Principal Balances and number of Mortgage Loans which, as of the close of business on the last day of the month preceding the related Distribution Date, were (a) delinquent as to a total of (x) 30-59 days, (y) 60-89 days and (z) 90 days or more, and (b) in foreclosure;

          (ix) The Scheduled Principal Balance of any Mortgage
      Loan replaced pursuant to Section 2.03(b), and of any Modified Mortgage Loan purchased pursuant to Section
      3.01(c);

           (x) The Certificate Interest Rates of any LIBOR Certificates, any COFI Certificates and the Class S Certificates applicable to the Interest Accrual Period relating to such Distribution Date and such Class;

          (xi)  The Senior Percentage, Group I Senior Percentage,
      Group II Senior Percentage and Junior Percentage for such
      Distribution Date; and

         (xii) The Senior Prepayment Percentage, Group I Senior
      Prepayment Percentage, Group II Senior Prepayment
      Percentage and Junior Prepayment Percentage for such
      Distribution Date.


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


           In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

           In connection with any proposed transfer of a Certificate that is purported to be made in reliance on Rule 144A under the Securities Act, the Company shall be responsible for furnishing such information as may be required thereunder to a proposed transferee. In furtherance of the Company's obligations hereunder, the Company hereby instructs the Trustee, at the Company's expense and on its behalf, and the Trustee agrees, to promptly make available to the proposed transferee, upon request of the holder, (i) all statements furnished to Certificateholders pursuant to this Section 4.05(a) on previous Distribution Dates,
(ii) all certificates furnished to the Trustee pursuant to
Section 4.06 in prior months, (iii) Officer's Certificates furnished to the Trustee pursuant to Section 3.12 for the two years preceding such request, (iv) reports of independent accountants furnished to the Trustee pursuant to Section 3.13 for the two years preceding such request, (v) a copy of the Private Placement Memorandum relating to such Certificate, together with any amendments or supplements thereto issued by the Company (which copy shall be furnished to the Trustee by the Company), and (vi) the Company's Current Report on Form 8-K, dated the Closing Date, relating to the Mortgage Loans; provided, however, that the Trustee shall in no event be required to make available such statements or certificates pursuant to clauses (i) and (ii) above relating to Distribution Dates occurring more than twenty-four months preceding the month in which such request was received; provided, further, however, that notwithstanding the Trustee's agreement as aforesaid to provide such materials to a proposed transferee, the Trustee does not assume, and shall not thereby be deemed to have assumed, any responsibility for compliance by the Company with Rule 144A (subject to the Trustee's agreement set forth in the second sentence of this paragraph) and shall be entitled to include a notice with such statements or certificates to the effect that such materials have not been prepared or assembled by the Trustee and that the Trustee assumes no responsibility for the adequacy, sufficiency or contents thereof. In connection with any such proposed transfer, the Company shall make available to the proposed holder, at the request of the related transferor, such additional information, if any, as may be required to be delivered pursuant to Rule 144A(d)(4).

           (b) On or prior to January 20th of each year, commencing in 1998, the Company shall furnish to the Trustee for mailing to each Person who at any time during the previous calendar year was a Certificateholder a statement containing information required to be provided pursuant to the Code.


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


           Section 4.06. Servicer's Certificate. Each month, not later than the second Business Day next preceding each Distribution Date, the Company shall deliver to the Trustee a completed Servicer's Certificate.

           Section 4.07. Reports of Foreclosures and Abandonments of Mortgaged Property. The Trustee (or the Company on behalf of the Trustee) shall, in each year beginning after 1997, make the reports of foreclosures and abandonments of any Mortgaged Property as required by section 6050J of the Code. In order to facilitate this reporting process, the Company, on or before January 15th of each year, shall provide to the Trustee reports relating to each instance occurring during the previous calendar year in which the Company (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Company shall be in form and substance sufficient to meet the reporting requirements imposed by section 6050J of the Code.

           Section 4.08. Reduction of Servicing Fees by
Compensating Interest Payments. The aggregate amount of the Servicing Fees subject to retention by the Company as servicer in respect of any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date.


                             ARTICLE V

                         THE CERTIFICATES

           Section 5.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibit A hereto, as applicable, and shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Company as provided in Article II.

           (b) The Certificates shall be issued in an aggregate Initial Certificate Principal Balance of $350,246,603.96. Such aggregate original principal balance shall be divided among the Classes having the designations, Class Certificate Principal Balances, Certificate Interest Rates and minimum denominations as follows:


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


                   Initial
                    Class
                  Certificate    Certificate
                   Principal      Interest             Minimum
Designation         Balance         Rate            Denominations
-----------         -------         ----            -------------

Class A1        $31,542,857.00      9.000%              $25,000
Class A2          5,674,200.00      7.200                25,000
Class A3        149,968,896.00      7.150                25,000
Class A4         16,769,592.00      7.125                25,000
Class A5         35,353,749.00      8.000                25,000
Class A6         12,029,747.00      7.125                25,000
Class A7          4,180,000.00      7.500                25,000
Class A8          2,760,000.00      7.500                25,000
Class A9          6,800,000.00      7.500                25,000
Class A10        10,000,000.00      8.000                25,000
Class A11        40,000,000.00      7.500                25,000
Class A12        20,000,000.00      7.250                25,000
Class PO            281,981.71      0.000               250,000
Class M           5,253,699.00      7.500               100,000
Class B1          3,502,466.00      7.500               100,000
Class B2          2,626,849.00      7.500               100,000
Class B3          1,751,233.00      7.500               250,000
Class B4            525,369.00      7.500               250,000
Class B5          1,225,865.25      7.500               250,000
Class S                (1)           (1)             12,500,000
Class R                 100.00      7.150                   100



(1)   The Class S Certificates are issued with an initial
      Notional Principal Balance of $336,919,958 and shall bear interest at the Strip Rate.


           (c) The Certificates shall be issuable in registered form only. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof. The Non-Book-Entry Certificates other than the Residual Certificate shall each be issued in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 (or $1,000,000 in the case of the Class S Certificates) in excess thereof (and, if necessary, in the amount of the remaining Class Certificate Principal Balance or Notional Principal Balance, as applicable, of each Class, in the case of one Certificate of such Class). The Residual Certificate shall be issued as a single certificate evidencing the entire Class Certificate Principal Balance of such

Class and having a Percentage Interest of 100%. If necessary, one Certificate of each Class of Book-Entry Certificates and the Class S Certificates may evidence an additional amount equal to the remainder of the Class Certificate Principal Balance (or Notional Principal Balance) of such Class.

           (d) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the forms set forth in Exhibit A hereto, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date; all Certificates issued thereafter shall be dated the date of their countersignature.

           (e) The Strip Rate for each Interest Accrual Period shall be determined by the Company and included in the Servicer's
Certificate for the related Distribution Date.

           Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, New York a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

           Subject to Sections 5.02(b) and 5.02(c), upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like Percentage Interest.

           At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

           No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

           All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee and a certificate of destruction shall be delivered by the Trustee to the Company.

           (b) No legal or beneficial interest in all or any portion of the Residual Certificates may be transferred directly or indirectly to (i) a Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee, or middleman), (ii) an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), or (iii) an individual, corporation, partnership or other person unless such transferee (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate and deliver, a Residual Certificate in connection with any transfer thereof unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit F hereto, signed by the transferee, to the effect that the transferee is not such a Disqualified Organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificates to Disqualified Organizations, Book-Entry Nominees or Non-permitted Foreign Holders, and an agreement by the Transferee that it will not transfer a Residual Certificate without providing to the Trustee an affidavit substantially in the form attached as Exhibit F hereto and a letter substantially in the form attached as Exhibit G hereto. Such affidavit shall also contain the statement of the transferee that (i) it does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Residual Certificates and (ii) it understands that it may incur tax liabilities in excess of cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

           The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificates, shall be accompanied by a written statement in the form attached as Exhibit G hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has (i) no actual knowledge that the transferee is a Disqualified Organization, Book-Entry Nominee or Non-permitted Foreign Holder, (ii) no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate, and (iii) conducted a reasonable investigation and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due. The Residual Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

           Upon notice to the Company that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Company may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor, and (ii) the Company agrees to furnish to the Internal Revenue

Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of section 860E(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Company, the cost to the Company of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Company shall in no event be excused from furnishing such information.

           The restrictions on transfers of the Residual Certificates set forth in the preceding three paragraphs shall cease to apply to transfers (and the applicable portions of the legend to the Residual Certificates may be deleted) after delivery to the Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause the REMIC established hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

           No transfer of a Restricted Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, in each case as evidenced by an Officer's Certificate, or is exempt from the registration requirements of the Act and any applicable state securities laws. In the event of such registration, any restrictive legends set forth in the form of the relevant Restricted Certificate in Exhibit A hereto with respect to the Act and state securities law restrictions shall be removed by the Trustee upon request of the Holder thereof and automatically upon exchange or registration of transfer thereof. As a condition to any transfer that is to be made in reliance upon an exemption from the Act and such laws of a (i) Class S Certificate or (ii) Restricted Junior Certificate to any person other than a QIB (as certified by the proposed transferee in the form of assignment attached to the related Certificate), either (x) the Trustee shall require the transferee to execute an investment letter in the form substantially as set forth in Exhibit I hereto or in such other form as may be acceptable to the Trustee, certifying as to the facts surrounding such transfer, or (y) in lieu of such investment letter, the Trustee may accept a written Opinion of Counsel (in form and substance acceptable to the Trustee) that such proposed transfer may be made pursuant to an exemption from the Act. As an additional condition to any transfer of a Restricted Certificate, either (i) the transferor and the transferee shall complete the form of assignment attached to the Certificate proposed to be transferred, or (ii) the Trustee shall have received the above-referenced Opinion of Counsel. The holder of any Restricted Certificate desiring to effect the transfer thereof to a person other than a QIB shall, and hereby agrees to, comply with any applicable conditions set forth in the preceding two sentences and indemnify the Trustee and the Company against any liability that may result if the transfer thereof is not so exempt or is not made in accordance with such federal and state laws. Such agreement to so indemnify the Trustee and the Company shall survive the termination of this Agreement. Notwithstanding the foregoing, no Opinion of Counsel or investment letter shall be required upon the original issuance of
(i) the Restricted Junior Certificates to the Initial Purchaser (as defined in the Private Placement Memorandum) or its nominee and (ii) the Class S Certificates to the Company or upon any subsequent transfer of any Class S Certificate by the Company, provided that if any Restricted Junior Certificates are, at the request of the Initial Purchaser, registered in the name of its nominee, the Initial Purchaser shall be deemed to acknowledge and agree with the Company and the Trustee that no transfer of a beneficial interest in such Certificates will be made without registering such Certificates in the name of the transferee, which shall be a Person other than such nominee. Any opinion or letter required pursuant to this paragraph shall not be at the expense of the Trust Fund or the Trustee.

           (c) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate (substantially in the form of Exhibit E or such other form as is acceptable to the Company and the Trustee) from such transferee to the effect that such transferee (i) is not a Plan or a Person that is using the assets of a Plan to acquire such ERISA-Restricted Certificate or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995) (the "Exemptions") apply to the transferee's acquisition and holding of any ERISA-Restricted Certificate or (B) an opinion of counsel satisfactory to the Trustee and the Company to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Company. Notwithstanding the foregoing,


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


no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

          (ii) No transfer of a Residual Certificate shall be made to any Person unless the Trustee has received a certification (substantially in the form of paragraph 4 of Exhibit F) from such transferee to the effect that, among other things, such transferee is not a Plan or a Person that is using the assets of a Plan to acquire any such Certificate. The preparation and delivery of such certificate shall not be an expense of the Trust Fund, the Trustee or the Company.

           (d) Subject to Section 8.01(i) hereof, the Trustee may conclusively rely upon any certificate, affidavit or opinion delivered pursuant to Section 5.02(b) or (c). Any certificate or affidavit required to be delivered by a transferee under this
Section 5.02 may be executed and delivered in the name of such transferee by its attorney-in-fact duly authorized in writing in form and substance satisfactory to the Trustee.

           (e) Except as to any additional Certificate of any Class of Book-Entry Certificates held in physical certificated form pursuant to Section 5.02(g) or any Restricted Junior Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a QIB, the Book-Entry Certificates shall, subject to Section 5.02(f), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

           All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement.

           (f) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Voting Rights allocated to the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the

Trustee shall recognize the Holders of the Definitive
Certificates as Certificateholders hereunder.

           (g) On or prior to the Closing Date, there shall be delivered to the Depository one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Class Certificate Principal Balance thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof. Each Certificate issued in book-entry form shall bear the following legend:

           "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

           Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Company, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

           Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Company, the Trustee, the Certificate Registrar and any agent of the Company, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Trustee, the Certificate Registrar nor any agent of the Company, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

           Section 5.05. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish or cause to be furnished to the Company, within 15 days after receipt by the Certificate Registrar of request therefor from the Company in writing, a list, in such form as the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

           Section 5.06. Representation of Certain
Certificateholders. The fiduciary of any Plan which becomes a Holder of a Certificate, by virtue of its acceptance of such Certificate, will be deemed to have represented and warranted to the Trustee and the Company that such Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

           Section 5.07. Determination of COFI. (a) If the outstanding Certificates include any COFI Certificates, then on each COFI Determination Date the Trustee shall determine the value of COFI on the basis of the most recently available Information Bulletin referred to in the definition of "COFI". The establishment of COFI by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the COFI Certificates for each Interest Accrual Period shall (in the absence of manifest error) be final and binding. During each Interest Accrual Period, the Certificate Interest Rate for the COFI Certificates for the current and immediately preceding Interest Accrual Period shall be made available by the Trustee to Certificate Owners and Certificateholders at the following telephone number: (617) 664-5500.

           (b) The failure by the Federal Home Loan Bank of San Francisco to publish COFI for a period of 65 calendar days will constitute an "Alternative Rate Event" for purposes hereof. Upon the occurrence of an Alternative Rate Event, the Company will calculate the Certificate Interest Rates for the COFI Certificates for the subsequent Interest Accrual Periods by using, in place of COFI, (i) the replacement index, if any, published or designated by the Federal Home Loan Bank of San Francisco or (ii) if no replacement index is so published or designated, an alternative index to be selected by the Company that has performed, or that the Company expects to perform, in a manner substantially similar to COFI. At the time an alternative index is first selected by the Company, the Company shall determine the average number of basis points, if any, by which the alternative index differed from COFI for such period as the Company, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index, and shall adjust the alternative index by such average. The Company shall select a particular index as an alternative only if it receives an Opinion of Counsel to the effect that the selection of such index will not cause any REMIC established hereunder to fail to qualify as a REMIC for federal income tax purposes. In the absence of manifest error, the selection of any alternative index as provided by this Section 5.07(b) shall be final and binding for each subsequent Interest Accrual Period. Upon the occurrence of an Alternative Rate Event, the Trustee shall have no responsibility for the determination of any alternative index or the calculation of the Certificate Interest Rates for the COFI Certificates.

           (c) If at any time after the occurrence of an Alternative Rate Event the Federal Home Loan Bank of San
Francisco resumes publication of COFI, the Certificate Interest
Rates for the COFI Certificates for each Interest Accrual Period commencing thereafter will be calculated by reference to COFI.

           Section 5.08. Determination of LIBOR. (a) If the outstanding Certificates include any LIBOR Certificates, then on each LIBOR Determination Date the Trustee shall determine LIBOR on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time on such LIBOR Determination Date as follows:

           (i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%);

          (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be either
      (A) the rate per annum which the Trustee determines to be the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks; and

         (iii) If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

           (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Trustee may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated "LIBO" on the Reuters Monitor Money Rates Service.

           (c) Within five Business Days of the Trustee's calculation of the Certificate Interest Rates of the LIBOR
Certificates, the Trustee shall furnish to the Company by


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telecopy (or by such other means as the Trustee and the Company may agree from time to time) such Certificate Interest Rates.

           (d) The Trustee shall provide to Certificateholders who inquire of it by telephone the Certificate Interest Rates of the LIBOR Certificates for the current and immediately preceding
Interest Accrual Period.

           (e) As used herein, "Reference Banks" shall mean no more than four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the "Reuters Screen LIBO Page" (as described in the definition of LIBOR hereof) on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date. The Reference Banks initially shall be: Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Reuters Screen LIBO Page or in any other way fail to meet the qualifications of a Reference Bank, the Trustee, after consultation with the Company, shall use its best efforts to designate alternate Reference Banks.


                            ARTICLE VI

                            THE COMPANY

           Section 6.01. Liability of the Company. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

           Section 6.02. Merger or Consolidation of, or
Assumption of the Obligations of, the Company. Any corporation into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any corporation succeeding to the business of the Company, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by General Electric Company, or any limited partnership, the sole general partner of which is either the Company or a corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which executes an agreement of assumption to perform every obligation of the Company hereunder, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


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           Section 6.03. Assignment. The Company may assign its
rights and delegate its duties and obligations as servicer under this Agreement; provided, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company as servicer hereunder from and after the date of such agreement and (ii) each Rating Agency's rating of any Classes of Certificates in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Company will be released from its obligations as servicer hereunder except for liabilities and obligations as servicer incurred prior to such assignment or delegation.

           Section 6.04. Limitation on Liability of the Company and Others. Neither the Company nor any of the directors or officers or employees or agents of the Company shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Company pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Company or by reason of reckless disregard of obligations and duties of the Company hereunder. The Company and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company and any director or officer or employee or agent of the Company shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of


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this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Company shall be entitled to be reimbursed therefor from amounts credited to the Mortgage Loan Payment Record as provided by Section 3.04.

           Section 6.05. The Company Not to Resign. Subject to the provisions of Sections 6.02 and 6.03, the Company shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Company in accordance with Section 7.02.


                            ARTICLE VII

                              DEFAULT

           Section 7.01.  Events of Default.  If any one of the
following events ("Events of Default") shall occur and be continuing:

           (i) Any failure by the Company to make any payment to the Trustee of funds pursuant to Section 3.02(d) out of which distributions to Certificateholders of any Class are required to be made under the terms of the Certificates and this Agreement which failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

          (ii) Failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of Certificates of each Class affected thereby evidencing, as


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      to each such Class, Percentage Interests aggregating not
      less than 25%; or

         (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company, or for the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The consent by the Company to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to substantially all of its property; or the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Company, either the Trustee, or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 51%, by notice then given in writing to the Company (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Company as servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Company agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Company hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Company and that have been or should have been credited by it to the Mortgage Loan Payment


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Record, or that have been deposited by the Company in the
Certificate Account or are thereafter received by the Company with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Company under this Agreement, the Company shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan, due during the period prior to the notice pursuant to this Section 7.01 which terminates the obligation and rights of the Company hereunder and received after such notice, that portion of such payment which it would have been entitled to retain pursuant to Section 3.04(vi) if such notice had not been given.

           Section 7.02. Trustee to Act; Appointment of
Successor. (a) On and after the time the Company receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Company in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall succeed to all the rights of and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Company in its capacity as servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Company pursuant to Sections 2.02 and 2.03(a) and, if the Trustee is prohibited by law or regulation from making Monthly Advances, the responsibility to make Monthly Advances pursuant to Section 4.04, shall not be the responsibilities, duties or obligations of the Trustee; and provided further, that any failure of the Trustee to perform such duties and responsibilities that is caused by the Company's failure to cooperate with the Trustee as required by
Section 7.01 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall, except as provided in Section 7.01, be entitled to such compensation as the Company would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution approved to service mortgage loans for either FNMA or FHLMC, having a net worth of not less than $10,000,000, as the successor to the Company hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Company hereunder. Pending appointment of a successor to the Company pursuant to this Article VII, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company hereunder. The Trustee and such


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successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

           (b) Any successor, including the Trustee, to the Company as servicer pursuant to this Article VII shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Company is so required pursuant to Section 3.15.

           Section 7.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Company pursuant to this Article VII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                           ARTICLE VIII

                            THE TRUSTEE

           Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

           No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

           (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible
      Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

         (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iv) The Trustee shall not be charged with knowledge of
      (A) any failure by the Company to comply with the obligations of the Company referred to in clauses (i) and
      (ii) of Section 7.01, (B) the rating downgrade referred to in the definition of "Trigger Event" or (C) any failure by the Company to comply with the obligations of the Company to record the assignments of Mortgages referred to in
      Section 2.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failures, occurrence or downgrade or the Trustee receives written notice of such failures, occurrence or downgrade from the Company or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%.

           Subject to any obligation of the Trustee to make Monthly Advances as provided herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties,


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powers and privileges of, the Company in accordance with the terms of this Agreement.

           Section 8.02.  Certain Matters Affecting the Trustee.
Except as otherwise provided in Section 8.01:

           (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

         (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests


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


      aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand. Nothing in this clause (v) shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

           Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Company.

           Section 8.04. Trustee May Own Certificates. The
Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

           Section 8.05. The Company to Pay Trustee's Fees and Expenses. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including any Monthly Advances of the Trustee not previously reimbursed


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thereto pursuant to Section 3.04) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Company covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. From time to time, the Trustee may request that the Company debit the Mortgage Loan Payment Record pursuant to Section 3.04 to reimburse the Trustee for any Monthly Advances and Nonrecoverable Advances.

           Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation having its principal office either in the State of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an affiliate of the Company. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

           Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the conditions in any of the following clauses (i),
(ii) or (iii) shall occur at any time, the Company may remove the
Trustee:  (i) the Trustee shall cease to be eligible in


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accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company; (ii) the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (iii) the replacement of the Trustee with a successor Trustee will enable the Company to avoid (and should, based on the information included in the notice referred to below, result in the avoidance of) a downgrading of the ratings assigned to the Certificates by the Rating Agencies (whether or not other actions could avoid such downgrading) and no Event of Default, as provided by Section 7.01 hereof, shall have occurred or be continuing; provided, however, that no action shall be taken pursuant to this clause (iii) unless reasonable notice shall have been provided to the Trustee, which notice shall set forth the basis for any rating downgrade as contemplated by the Rating Agencies and shall also indicate the manner in which such proposed action is intended to avoid such downgrade. If it removes the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

           Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in
Section 8.08.

           Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

           No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such


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acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

           Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Company shall mail notice of the succession of such Trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

           Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Fund, or separate trustee or separate trustees of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

           (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Company hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

         (iii) The Company and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Company.

           Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           Section 8.11. Compliance with REMIC Provisions; Tax Returns. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent the Trust Fund from failing to qualify as a REMIC and to prevent the imposition of a tax on the Trust Fund or the REMIC established hereunder. The Trustee, upon request, will furnish the Company with all such information within its possession as may be reasonably required in connection with the preparation of all tax returns of the Trust Fund and any Reserve Fund, and shall, upon request, execute such returns.


                            ARTICLE IX

                            TERMINATION

           Section 9.01. Termination upon Repurchase by the Company or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Company and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Trustee to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article IX following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all REO Mortgage Loans remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loans described in the following clause) plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate (less any amounts constituting previously unreimbursed Monthly Advances) to the first day of the month in which such purchase price is to be distributed to Certificateholders and (y) the appraised value of any REO Mortgage Loan (less the good faith estimate of the Company of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Company and the Trustee, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. The right of the Company to repurchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the aggregate of the Scheduled Principal Balance of the Outstanding Mortgage Loans, at the time of any such repurchase, aggregating less than 10 percent of the aggregate of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

           Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the exercise by the Company of its right of repurchase, the Company shall deposit in the Certificate Account not later than 11:00 a.m. on the Business Day prior to the final Distribution Date in next-day funds an amount equal to the price described above. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders an amount equal to the price calculated as above provided, any such repurchase being in lieu of the distribution otherwise required to be made on the Distribution Date upon which the repurchase is effected. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release to the Company the Mortgage Files for the repurchased Mortgage Loans.

           On the final Distribution Date, the Trustee shall distribute amounts on deposit in the Certificate Account in accordance with the applicable priorities provided by Section
4.01. Distributions on each Certificate shall be made on the final Distribution Date in the manner specified in Section 4.02 but only upon presentation and surrender of the Certificates.

           In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

           Section 9.02. Additional Termination Requirements. (a) In the event the Company exercises its purchase option as provided in Section 9.01, the Trust Fund and the REMIC established hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC as defined in section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

           (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under
      Section 9.01, the Company shall prepare and the Trustee shall execute and adopt a plan of complete liquidation for such REMIC within the meaning of section 860F(a)(4)(A)(i) of the Code, which shall be evidenced by such notice; and

          (ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Company for cash in accordance with Section 9.01.

           (b) By their acceptance of the Residual Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation which authorization shall be binding on all successor Holders of the Residual Certificates.

           (c) On the final federal income tax return for the REMIC established hereunder, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.


                             ARTICLE X

                     MISCELLANEOUS PROVISIONS

           Section 10.01. Amendment. This Agreement may be amended from time to time by the Company and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee and the Company may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has obtained an opinion of independent counsel (which opinion also shall be addressed to the Company) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

           This Agreement may also be amended from time to time by the Company and the Trustee with the consent of Holders of Certificates evidencing (i) not less than 66% of the Voting Rights of all the Certificates or (ii) Percentage Interests aggregating not less than 66% of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respects the interests of the Holders of any Class of Certificates in any manner other than as described in (a), without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of such Class, or (c) reduce the aforesaid percentages of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

           Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the Trust Fund to tax or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

           Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

           It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

           Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

           For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

           Section 10.03. Limitation on Rights of
Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

           No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

           No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage

Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

           Section 10.04. Governing Law. THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (a) in the case of the Company, to GE Capital Mortgage Services, Inc., 3 Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel, (b) in the case of the Trustee, to State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, (c) in the case of Fitch, to Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004, Attention: Structured Finance Surveillance, and (d) in the case of Moody's, to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Mortgage-Backed Securities, or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other named Person. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

           Section 10.06. Notices to the Rating Agencies. The Company shall deliver written notice of the following events to each Rating Agency promptly following the occurrence thereof: material amendment to this Agreement; any Event of Default; any Trigger Event; change in or termination of the Trustee; removal of the Company or any successor servicer as servicer; repurchase or replacement of any Defective Mortgage Loan pursuant to Section 2.03; and final payment to Certificateholders. In addition, the Company shall deliver copies of the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this Agreement: monthly statements to Certificateholders pursuant to Section 4.05, annual report of independent accountants pursuant to Section 3.13 and annual servicer compliance report pursuant to Section 3.12. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement.

           Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

           Section 10.08. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee are and shall be deemed fully paid.

                           *     *     *

           IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


                               GE CAPITAL MORTGAGE
                                 SERVICES, INC.


                               By:_________________________
                                  Name:
                                  Title:
[SEAL]


Attest:


By:_________________________
   Name:
   Title:


                               STATE STREET BANK AND
                                 TRUST COMPANY,
                                as Trustee


                               By:_________________________
                                  Name:
                                  Title:
[SEAL]


Attest:


By:_________________________
   Name:
   Title:

State of New Jersey  )
                     ) ss.:
County of Camden     )


           On the       day of July, 1997 before me, a notary
public in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at _______________________________________________________________;
that he/she is a(n) _________________________ of GE Capital
Mortgage Services, Inc., a corporation formed under the laws of the State of New Jersey, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.




                                 ________________________________
                                          Notary Public



[Notarial Seal]

The Commonwealth of Massachusetts   )
                                    ) ss.:
County of Suffolk                   )


           On the      day of July, 1997 before me, a notary public in
and for the Commonwealth of Massachusetts, personally appeared
____________________, known to me who, being by me duly sworn, did depose and say that he/she resides at _______________________________________________________________;
that he/she is a(n) __________________________________ of State
Street Bank and Trust Company, one of the parties that executed the foregoing instrument; that he/she knows the seal of said
Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that he/she signed his/her name thereto by order of the Board of Directors of said Bank.



                                 ________________________________
                                           Notary Public



[Notarial Seal]

                             EXHIBIT A

                       FORMS OF CERTIFICATES

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS
DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A1 Certificate
                                    Principal Balance:
Class A1                              $31,542,857.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  9.00%              Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7D7
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-7, issued in twenty-one Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class R, Class M, Class B1, Class B2, Class B3, Class B4, Class B5, Class PO and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee
(x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:__________________________

                          Name:
                          Title:



Countersigned:


By________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_________________________________________________________________

_________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


_________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________


Dated:
      _________________________




______________________________________
Signature by or on behalf of assignor




_______________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A2 Certificate
                                    Principal Balance:
Class A2                              $5,674,200.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.20%              Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7E5
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A3 Certificate
                                    Principal Balance:
Class A3                              $149,968,896.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.15%              Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7F2
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A4 Certificate
                                    Principal Balance:
Class A4                              $16,769,592.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.125%             Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7G0
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A5 Certificate
                                    Principal Balance:
Class A5                              $35,353,749.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  8.00%              Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7H8
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A6 Certificate
                                    Principal Balance:
Class A6                              $12,029,747.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.125%             Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7J4
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A6 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A7 Certificate
                                    Principal Balance:
Class A7                              $4,180,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7K1
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A7 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A8 Certificate
                                    Principal Balance:
Class A8                              $2,760,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7L9
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A8 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A9 Certificate
                                    Principal Balance:
Class A9                              $6,800,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7M7
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A9 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A10 Certificate
                                    Principal Balance:
Class A10                             $10,000,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  8.00%              Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7N5
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A10 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A11 Certificate
                                    Principal Balance:
Class A11                             $40,000,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7P0
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A11 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A12 Certificate
                                    Principal Balance:
Class A12                             $20,000,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.25%              Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7Q8
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A12 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE
IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class M Certificate
                                    Principal Balance:
Class M                               $5,253,699.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7T2
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class M Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-7, issued in twenty-one Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class R, Class M, Class B1, Class B2, Class B3, Class B4, Class B5, Class PO and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee
(x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By____________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:________________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_________________________________________________________________

_________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


_________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________


Dated:
      _________________________




______________________________________
Signature by or on behalf of assignor




_______________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS
DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B1 Certificate
                                    Principal Balance:
Class B1                              $3,502,466.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7U9
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS
DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B2 Certificate
                                    Principal Balance:
Class B2                              $2,626,849.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7V7
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS
DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.



     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B3 Certificate
                                    Principal Balance:
Class B3                              $1,751,233.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7W5
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-7, issued in twenty-one Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class R, Class M, Class B1, Class B2, Class B3, Class B4, Class B5, Class PO and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee
(x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By___________________________
Authorized Signatory of
 STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:_______________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_________________________________________________________________

_________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


_________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________


Dated:
      _________________________




______________________________________
Signature by or on behalf of assignor




_______________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.

Dated______________________    _________________________________
                                                     (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the

Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated______________________    _________________________________
                                                     (Signature)


TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated______________________    _________________________________
                                                     (Signature)

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS
DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.



     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B4 Certificate
                                    Principal Balance:
Class B4                              $525,369.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7X3
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS
DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.



     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B5 Certificate
                                    Principal Balance:
Class B5                              $1,225,865.25

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7Y1
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class R Certificate
                                    Principal Balance:
Class R                               $100.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.15%               Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7R6
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-7, issued in twenty-one Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class R, Class M, Class B1, Class B2, Class B3, Class B4, Class B5, Class PO and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee
(x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee



(SEAL)
                          By:____________________________
                          Name:
                          Title:



Countersigned:


By____________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
 solely as Trustee


Dated:________________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_________________________________________________________________

_________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


_________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
Dated:
      _________________________


_____________________________________
Signature by or on behalf of assignor




______________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS
DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7

          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class PO Certificate
                                       Principal Balance:
Class PO                                  $281,981.71

Certificate Interest                Initial Certificate Principal
  Rate per annum:                      Balance of this Certificate:
non-interest bearing                      $

Cut-off Date:
July 1, 1997

First Distribution Date:            CUSIP:  36157T7S4
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class PO Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-7, issued in twenty-one Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class R, Class M, Class B1, Class B2, Class B3, Class B4, Class B5, Class PO and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the
"Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or
Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee
(x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:________________________
                          Name:
                          Title:



Countersigned:


By__________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:____________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_________________________________________________________________

_________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


_________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
Dated:
      _________________________



_____________________________________
Signature by or on behalf of assignor




______________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE CLASS S NOTIONAL PRINCIPAL BALANCE, WHICH, AS OF ANY DISTRIBUTION DATE, IS EQUAL TO THE POOL SCHEDULED PRINCIPAL BALANCE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). CONSEQUENTLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.]1

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.]2

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).
--------
 1 To be included in Class S Certificate issued to the Company.

 2 To be included only in Class S Certificate issued upon resale by the Company, unless such Certificate has been registered under the Act.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.





     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-7


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class S Notional
                                    Principal Balance:
Class S                               $336,919,958.00

Certificate Interest                Initial Notional Principal
  Rate per annum: variable          Balance of this Certificate:
                                      $
Cut-off Date:
July 1, 1997

First Distribution Date:
August 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Notional Principal Balance of this Certificate by the aggregate initial Notional Principal Balance of all Class S Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in August 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-7, issued in twenty-one Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class R, Class M, Class B1, Class B2, Class B3, Class B4, Class B5, Class PO and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any

Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class S Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class S Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such

Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees. The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled

Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                               STATE STREET BANK AND TRUST
                               COMPANY, not in its individual
                               capacity but solely as Trustee


(SEAL)                         By:___________________________
                                  Name:
                                  Title:


Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee

Dated:_________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_________________________________________________________________

_________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


_________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
Dated:
      _________________________



_____________________________________
Signature by or on behalf of assignor




______________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           [In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated______________________    _________________________________
                                                     (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the

Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated______________________    _________________________________
                                                   (Signature)

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated______________________    _________________________________
                                                   (Signature)]3



__________

3 To be included only in Class S Certificate issued upon resale by the Company, unless such Certificate has been registered under the Act.

                             EXHIBIT B

                    PRINCIPAL BALANCE SCHEDULES

                         [Not Applicable]

                             EXHIBIT C

                          MORTGAGE LOANS


           [Each Mortgage Loan shall be identified by loan number, address of the Mortgaged Property and name of the Mortgagor. The following details shall be set forth as to each Mortgage Loan: (i) the principal balance at the time of its origination, (ii) the Scheduled Principal Balance as of the Cut-off Date, (iii) the interest rate borne by the Mortgage Note,
(iv) the scheduled monthly level payment of principal and interest, (v) the loan-to-value ratio, (vi) the maturity date of the Mortgage Note and (vii) the Servicing Fee Rate for such Mortgage Loan.]


1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:            1
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0004886503     MORTGAGORS: POLLACK              CARY
                               POLLACK              GRACIELLA
    REGION CODE    ADDRESS   : 72 YALE STREET
        01         CITY      :    NORTH HEMPSTEAD
                   STATE/ZIP : NY  11577
    MORTGAGE AMOUNT :   248,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,675.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,089.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   12/01/21
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0006620439     MORTGAGORS: LOMBARDI             STEPHEN

    REGION CODE    ADDRESS   : 15 MARLIN AVENUE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    440,723.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,021.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/23
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 76.66666
    ----------------------------------------------------------------
0   0007194947     MORTGAGORS: GRAY                 DAVID
                               GRAY                 JENNIFER
    REGION CODE    ADDRESS   : 1341 CONEJO WAY
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94596
    MORTGAGE AMOUNT :   245,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,762.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/25
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------
0   0007364334     MORTGAGORS: WILSON               MARK
                               WILSON               NICOLE
    REGION CODE    ADDRESS   : 951 S. CREEKVIEW LANE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   258,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,636.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,942.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.99700
    ----------------------------------------------------------------
0   0007518616     MORTGAGORS: WOLSLAGER            GERARD
                               DEBNY                CAROL
    REGION CODE    ADDRESS   : N9519 NORTH SHORE
        01         CITY      :    BEAVER DAM
                   STATE/ZIP : WI  53096
    MORTGAGE AMOUNT :    62,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :     62,648.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       467.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.98500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,275,950.00
                               P & I AMT:      9,304.53
                               UPB AMT:   1,220,446.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:            2
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007538622     MORTGAGORS: JACKSON              DOUGLAS
                               JACKSON              TAMARA
    REGION CODE    ADDRESS   : 103 WEST NORTH STREET
        00         CITY      :    ARCANUM
                   STATE/ZIP : OH  45304
    MORTGAGE AMOUNT :    62,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     62,520.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       474.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.96045
    ----------------------------------------------------------------
0   0007550171     MORTGAGORS: ANDERSON             GLENN
                               ANDERSON             JOAN
    REGION CODE    ADDRESS   : 18 LAMPTON ROAD
        00         CITY      :    CHARLESTON
                   STATE/ZIP : SC  29407
    MORTGAGE AMOUNT :   122,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    122,243.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       919.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0007563729     MORTGAGORS: MCGRATH              CHARLES
                               MCGRATH              CAROL
    REGION CODE    ADDRESS   : 57 WILLOW DRIVE
        00         CITY      :    GRETNA
                   STATE/ZIP : LA  70053
    MORTGAGE AMOUNT :    95,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     94,872.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       697.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.64340
    ----------------------------------------------------------------
0   0007571136     MORTGAGORS: JOHNSON              KATHLEEN

    REGION CODE    ADDRESS   : 1593 GALLERY AVENUE
        00         CITY      :    VIRGINIA BEACH
                   STATE/ZIP : VA  23454
    MORTGAGE AMOUNT :    68,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :     68,256.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       513.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 83.29200
    ----------------------------------------------------------------
0   0007573496     MORTGAGORS: BROWN                MICHAEL
                               BROWN                DENISE
    REGION CODE    ADDRESS   : 214 SOUTH DUNTON AVENUE
        00         CITY      :    ARLINGTON HEIGHTS
                   STATE/ZIP : IL  60005
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,577.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.04400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     563,500.00
                               P & I AMT:      4,181.71
                               UPB AMT:     562,892.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:            3
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007574965     MORTGAGORS: GOODWIN              RICHARD
                               GOODWIN              HEIDI
    REGION CODE    ADDRESS   : 14 OAK STREET
        00         CITY      :    GARNERVILLE
                   STATE/ZIP : NY  10923
    MORTGAGE AMOUNT :   124,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    124,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       888.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.94100
    ----------------------------------------------------------------
0   0007577141     MORTGAGORS: CURREY               EDWIN
                               ROSSON-CURREY        ELISE
    REGION CODE    ADDRESS   : 4294 BIG RANCH ROAD
        00         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   468,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    468,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,993.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/17
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 58.58100
    ----------------------------------------------------------------
0   0007577703     MORTGAGORS: HELLWIG              JAMES
                               HELLWIG              RITA
    REGION CODE    ADDRESS   : 1333 PURSELL AVE
        00         CITY      :    DAYTON
                   STATE/ZIP : OH  45420
    MORTGAGE AMOUNT :    58,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     58,365.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       454.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007580368     MORTGAGORS: BUDICA               ROBERT
                               BUDICA               FERESHTEH
    REGION CODE    ADDRESS   : 1349 WRIGHTSTOWN ROAD
        00         CITY      :    NEWTOWN -WRIGHTSTOWN TOWN
                   STATE/ZIP : PA  18940
    MORTGAGE AMOUNT :   530,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    530,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,985.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 73.17200
    ----------------------------------------------------------------
0   0007582067     MORTGAGORS: KUHN                 STEVEN
                               KUHN                 MARYELLEN
    REGION CODE    ADDRESS   : 112 ORCHARD DRIVE
        00         CITY      :    OCEANPORT
                   STATE/ZIP : NJ  07757
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,821.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 78.35000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,561,550.00
                               P & I AMT:     12,142.76
                               UPB AMT:   1,561,515.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:            4
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007582216     MORTGAGORS: HARMAN               ANDREW
                               HARMAN               THERESA
    REGION CODE    ADDRESS   : 85 BOBOLINK LANE
        00         CITY      :    LEVITTOWN
                   STATE/ZIP : NY  11756
    MORTGAGE AMOUNT :   108,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    108,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       783.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.67742
    ----------------------------------------------------------------
0   0007582810     MORTGAGORS: MULLEN               JAMES
                               MULLEN               VERONICA
    REGION CODE    ADDRESS   : 63 ASHBROOK PLACE
        00         CITY      :    CITY OF MORAGA
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   407,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    407,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,885.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.49100
    ----------------------------------------------------------------
0   0007583503     MORTGAGORS: TAVENNER             MARION

    REGION CODE    ADDRESS   : 14284 MULBERRY DRIVE
        00         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   230,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,730.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 74.32200
    ----------------------------------------------------------------
0   0007584451     MORTGAGORS: DELONG               GARRETT
                               DELONG               PATRICIA
    REGION CODE    ADDRESS   : 9312 MONTICELLO DRIVE
        00         CITY      :    GRANBURY
                   STATE/ZIP : TX  76049
    MORTGAGE AMOUNT :    85,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :     85,842.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       630.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 65.61208
    ----------------------------------------------------------------
0   0007584493     MORTGAGORS: POLUDNIAK            STEPHEN
                               POLUDNIAK            MONICA
    REGION CODE    ADDRESS   : 6701 E SUNNYVALE ROAD
        00         CITY      :    PARADISE VALLEY
                   STATE/ZIP : AZ  85253
    MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,086,400.00
                               P & I AMT:      7,941.22
                               UPB AMT:   1,086,342.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:            5
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007585201     MORTGAGORS: MANAHAN              PAUL
                               MANAHAN              DONNA
    REGION CODE    ADDRESS   : 2472 EMERALD LANE
        00         CITY      :    LINDENHURST
                   STATE/ZIP : IL  60046
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,073.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007586233     MORTGAGORS: BRESCIA              FRANK
                               LAMPARD              MICHELLE
    REGION CODE    ADDRESS   : 116 WELDON ROAD
        00         CITY      :    TOWNSHIP OF MANCHESTER
                   STATE/ZIP : NJ  08733
    MORTGAGE AMOUNT :    96,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     95,941.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       738.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007586597     MORTGAGORS: COUCH                CRAIG
                               COOK                 CHARLES
    REGION CODE    ADDRESS   : 12708 CEDAR STREET
        00         CITY      :    AUSTIN
                   STATE/ZIP : TX  78732
    MORTGAGE AMOUNT :   334,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,543.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 78.75200
    ----------------------------------------------------------------
0   0007586613     MORTGAGORS: WARE                 DOUGLAS
                               WARE                 ROBERTA
    REGION CODE    ADDRESS   : 10301 ALLENDALE DRIVE
        00         CITY      :    ARVADA
                   STATE/ZIP : CO  80004
    MORTGAGE AMOUNT :    73,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :     73,655.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       566.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 58.49206
    ----------------------------------------------------------------
0   0007586761     MORTGAGORS: HARPER               JAMES
                               HARPER               JANYCE
    REGION CODE    ADDRESS   : 4648 JARVIS AVENUE
        00         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95118
    MORTGAGE AMOUNT :   230,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/17
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 82.44600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,011,250.00
                               P & I AMT:      7,889.32
                               UPB AMT:   1,011,147.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:            6
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007588619     MORTGAGORS: NASTASI              RICHARD
                               NASTASI              MARY
    REGION CODE    ADDRESS   : 24 TIMBER RIDGE DRIVE
        00         CITY      :    COMMACK
                   STATE/ZIP : NY  11725
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 72.05800
    ----------------------------------------------------------------
0   0007588759     MORTGAGORS: MORTON               ROBERT

    REGION CODE    ADDRESS   : 981 MILLER AVENUE
        00         CITY      :    BERKELEY
                   STATE/ZIP : CA  94708
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 56.17900
    ----------------------------------------------------------------
0   0007589153     MORTGAGORS: DISANTO              PETER
                               DISANTO              AMY
    REGION CODE    ADDRESS   : 23 CENTRE STREET
        00         CITY      :    DOVER
                   STATE/ZIP : MA  02030
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    200,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,485.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 57.97100
    ----------------------------------------------------------------
0   0007596018     MORTGAGORS: BECKER               JOSEPH

    REGION CODE    ADDRESS   : 200 THOMAS LANE
        00         CITY      :    PETALUMA
                   STATE/ZIP : CA  94952
    MORTGAGE AMOUNT :   205,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    205,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,522.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 60.83000
    ----------------------------------------------------------------
0   0007596463     MORTGAGORS: BRECHT               DAVID
                               BRECHT               TERRI
    REGION CODE    ADDRESS   : 2019 WEATHERBY LANE
        00         CITY      :    FRESNO
                   STATE/ZIP : TX  77545
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,172,000.00
                               P & I AMT:      8,680.26
                               UPB AMT:   1,172,000.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:            7
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007596646     MORTGAGORS: SCHOENBACHLER        ROBERT
                               SCHOENBACHLER        DENISE
    REGION CODE    ADDRESS   : 6728 134TH COURT NE
        00         CITY      :    CITY OF REDMOND
                   STATE/ZIP : WA  98052
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,668.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.74000
    ----------------------------------------------------------------
0   0007598675     MORTGAGORS: MURPHY               KEVIN
                               MURPHY               TONYA
    REGION CODE    ADDRESS   : 405 62ND STREET
        00         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   221,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,567.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------
0   0007599251     MORTGAGORS: YOUNG                JILL

    REGION CODE    ADDRESS   : 4610 VIA CABEZA
        00         CITY      :    CITY OF YORBA LINDA
                   STATE/ZIP : CA  92686
    MORTGAGE AMOUNT :   224,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,663.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0007599350     MORTGAGORS: CHRISTIAN            CRAIG
                               CHRISTIAN            RENEE
    REGION CODE    ADDRESS   : 3379 W 3600 SOUTH
        00         CITY      :    WEST HAVEN
                   STATE/ZIP : UT  84315
    MORTGAGE AMOUNT :    84,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     84,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       632.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 70.16600
    ----------------------------------------------------------------
0   0007600299     MORTGAGORS: WARNER               STEPHEN
                               WARNER               KAREN
    REGION CODE    ADDRESS   : 25985 CAMINO LARGO
        00         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   220,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,658.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 76.13793
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,250,500.00
                               P & I AMT:      9,191.20
                               UPB AMT:   1,250,500.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:            8
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602055     MORTGAGORS: SCHERMERHORN JR      RICHARD
                               SCHERMERHORN         BETH
    REGION CODE    ADDRESS   : 9 MASTERS COMMON NORTH
        01         CITY      :    QUEENSBURY
                   STATE/ZIP : NY  12804
    MORTGAGE AMOUNT :   264,022.68  OPTION TO CONVERT :
    UNPAID BALANCE :    262,837.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   09/01/24
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 68.57730
    ----------------------------------------------------------------
0   0007602063     MORTGAGORS: ZINK                 MICHAEL
                               ZINK                 EILEEN
    REGION CODE    ADDRESS   : 10 WAYCROSS ROAD
        01         CITY      :    FAIRPORT
                   STATE/ZIP : NY  14450
    MORTGAGE AMOUNT :   203,816.17  OPTION TO CONVERT :
    UNPAID BALANCE :    202,939.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   04/01/23
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 81.52646
    ----------------------------------------------------------------
0   0007602071     MORTGAGORS: LEONARD              JOHN

    REGION CODE    ADDRESS   : 32 MEADOW COURT
        01         CITY      :    BRIDGEHAMPTON
                   STATE/ZIP : NY  11932
    MORTGAGE AMOUNT :   256,696.33  OPTION TO CONVERT :
    UNPAID BALANCE :    256,070.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,998.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/24
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 73.34100
    ----------------------------------------------------------------
0   0007602089     MORTGAGORS: BAJOREK              EDWARD

    REGION CODE    ADDRESS   : 2510 REBA DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77019
    MORTGAGE AMOUNT :   280,783.70  OPTION TO CONVERT :
    UNPAID BALANCE :    274,779.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,297.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/21
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 64.54700
    ----------------------------------------------------------------
0   0007602097     MORTGAGORS: ROBINSON             DENNIS
                               ROBINSON             JANET
    REGION CODE    ADDRESS   : 14 GRIZZLY
        01         CITY      :    EDGEWOOD
                   STATE/ZIP : NM  87015
    MORTGAGE AMOUNT :   135,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    135,701.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,045.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 73.11100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,141,268.88
                               P & I AMT:      9,071.32
                               UPB AMT:   1,132,328.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:            9
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602105     MORTGAGORS: COLEMAN              GEORGE
                               COLEMAN              MARLA
    REGION CODE    ADDRESS   : 0197 ALPEN ROSE PL 8701
        01         CITY      :    KEYSTONE
                   STATE/ZIP : CO  80435
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,552.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,629.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 77.77700
    ----------------------------------------------------------------
0   0007602113     MORTGAGORS: CARUTHERS            JOHN
                               CARUTHERS            FLORA
    REGION CODE    ADDRESS   : 0106 SPRING BEAUTY
        01         CITY      :    SILVERTHORNE
                   STATE/ZIP : CO  80498
    MORTGAGE AMOUNT :   250,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,095.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,925.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007602121     MORTGAGORS: ZIMMERMAN            MARCIA
                               PAYNE                KEITH
    REGION CODE    ADDRESS   : 790 GOTHIC RD.
        01         CITY      :    MT CRESTED BUTTE
                   STATE/ZIP : CO  81225
    MORTGAGE AMOUNT :   386,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,802.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,973.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 77.35000
    ----------------------------------------------------------------
0   0007602139     MORTGAGORS: RIDDLE JOHNSON       ANITA
                               JOHNSON              JOHNNIE
    REGION CODE    ADDRESS   : 2642 WHITE OAK DRIVE
        01         CITY      :    ANN ARBOR
                   STATE/ZIP : MI  48103
    MORTGAGE AMOUNT :   319,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,090.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,285.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.98295
    ----------------------------------------------------------------
0   0007602147     MORTGAGORS: WASHINGTON           KEITH
                               WASHINGTON           CHERYL
    REGION CODE    ADDRESS   : 9830 HINDEL COURT
        01         CITY      :    BOYNTON BEACH
                   STATE/ZIP : FL  33437
    MORTGAGE AMOUNT :   130,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    129,841.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       999.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 56.03400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,436,150.00
                               P & I AMT:     10,813.53
                               UPB AMT:   1,433,382.98

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           10
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602154     MORTGAGORS: STEKLENSKI           EDWARD
                               STEKLENSKI           PAMELA
    REGION CODE    ADDRESS   : 7330 EAST REDBIRD ROAD
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,113.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,158.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.94800
    ----------------------------------------------------------------
0   0007602162     MORTGAGORS: HOFFMAN              PAUL
                               HOFFMAN              SHARON
    REGION CODE    ADDRESS   : 1961 WEST HEMLOCK WAY
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85248
    MORTGAGE AMOUNT :   345,215.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,599.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,685.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0007602188     MORTGAGORS: FERRIS               GLENN

    REGION CODE    ADDRESS   : 2909 W 100TH AVENUE
        01         CITY      :    ANCHORAGE
                   STATE/ZIP : AK  99515
    MORTGAGE AMOUNT :   463,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    462,641.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,439.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0007602196     MORTGAGORS: MEHNER               WILLIAM
                               MEHNER               BONNIE
    REGION CODE    ADDRESS   : 2923  MCCOLLIE AVENUE
        01         CITY      :    ANCHORAGE
                   STATE/ZIP : AK  99517
    MORTGAGE AMOUNT :   572,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    570,861.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,297.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 76.77800
    ----------------------------------------------------------------
0   0007602204     MORTGAGORS: PETERSON             BRIAN

    REGION CODE    ADDRESS   : NHN AGOSTINO MINE ROAD
        01         CITY      :    GIRDWOOD
                   STATE/ZIP : AK  99587
    MORTGAGE AMOUNT :    84,316.00  OPTION TO CONVERT :
    UNPAID BALANCE :     58,626.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       648.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 74.99900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,748,781.00
                               P & I AMT:     13,228.85
                               UPB AMT:   1,719,842.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           11
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602212     MORTGAGORS: TORNEROS             ERNESTO
                               TORNEROS             GLORIA
    REGION CODE    ADDRESS   : 2931 AGUA VISTA DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   276,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,551.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007602220     MORTGAGORS: JOHNSON              ROBERT
                               JOHNSON              SHARON
    REGION CODE    ADDRESS   : 6019 NORTHSTAR
        01         CITY      :    GAYLORD
                   STATE/ZIP : MI  49735
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,606.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007602238     MORTGAGORS: RENNEBOHM            RICK

    REGION CODE    ADDRESS   : 1582 SCENIC HEIGHTS ROAD
        01         CITY      :    OAK HARBOR
                   STATE/ZIP : WA  98277
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,183.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,859.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0007602246     MORTGAGORS: CLARK                DAVID
                               CLARK                CHERYL
    REGION CODE    ADDRESS   : 127 HARTWELL AVENUE
        01         CITY      :    LITTLETON
                   STATE/ZIP : MA  01460
    MORTGAGE AMOUNT :   230,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,989.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007602253     MORTGAGORS: HOLDER               JAMES
                               VANDENBERG           CAROL
    REGION CODE    ADDRESS   : 5210 CLIPPER COVE ROAD
        01         CITY      :    MIDLOTHIAN
                   STATE/ZIP : VA  23112
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,569.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,262.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.28500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,366,850.00
                               P & I AMT:     10,189.28
                               UPB AMT:   1,363,899.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           12
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602261     MORTGAGORS: PETRUCCI             MICHAEL
                               PETRUCCI             VICKI JO
    REGION CODE    ADDRESS   : 10 CHERRY CIRCLE
        01         CITY      :    GLEN MILLS
                   STATE/ZIP : PA  19342
    MORTGAGE AMOUNT :   263,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,936.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,909.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.95700
    ----------------------------------------------------------------
0   0007602279     MORTGAGORS: GELLI                SATISH
                               GELLI                BHAVANA
    REGION CODE    ADDRESS   : 54  VILLAGE ROAD
        01         CITY      :    SOUTH BRUNSWICK
                   STATE/ZIP : NJ  08824
    MORTGAGE AMOUNT :   224,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,668.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,683.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.12600
    ----------------------------------------------------------------
0   0007602287     MORTGAGORS: YALAMANCHI           RAJESWARA
                               YALAMANCHI           USHA
    REGION CODE    ADDRESS   : 8 VILLAGE ROAD
        01         CITY      :    SOUTH BRUNSWICK
                   STATE/ZIP : NJ  08824
    MORTGAGE AMOUNT :   249,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,869.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.41000
    ----------------------------------------------------------------
0   0007602295     MORTGAGORS: GUTHRIE              PAUL

    REGION CODE    ADDRESS   : 1097 HOWARD STREET,#306
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94103
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,472.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,058.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007602303     MORTGAGORS: OUTLAND              GENE
                               OUTLAND              GLORIA
    REGION CODE    ADDRESS   : 774 TYNER WAY
        01         CITY      :    INCLINE VILLAGE
                   STATE/ZIP : NV  89451
    MORTGAGE AMOUNT :   542,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    541,787.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,028.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,553,250.00
                               P & I AMT:     11,552.52
                               UPB AMT:   1,550,734.53

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           13
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602329     MORTGAGORS: LANDIS               CLETUS
                               LANDIS               CAROL
    REGION CODE    ADDRESS   : 6072 VERA CRUZ ROAD
        01         CITY      :    EMMAUS
                   STATE/ZIP : PA  18049
    MORTGAGE AMOUNT :   342,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,221.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,605.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007602337     MORTGAGORS: STAS                 MICHAEL
                               STAS                 SHARON
    REGION CODE    ADDRESS   : 2 JACOBUS LANE
        01         CITY      :    READINGTON
                   STATE/ZIP : NJ  08870
    MORTGAGE AMOUNT :   217,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,390.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 42.30000
    ----------------------------------------------------------------
0   0007602352     MORTGAGORS: POPP                 HEINZ
                               POPP                 ADELE
    REGION CODE    ADDRESS   : 137 137TH ST
        01         CITY      :    BELLE HARBOR
                   STATE/ZIP : NY  11694
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,681.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,756.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 65.78947
    ----------------------------------------------------------------
0   0007602360     MORTGAGORS: SHAW                 H.
                               SHAW                 DONNA
    REGION CODE    ADDRESS   : 1973 SEAVIEW AVE.
        01         CITY      :    DEL MAR
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,759.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,537.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 37.23400
    ----------------------------------------------------------------
0   0007602378     MORTGAGORS: MAXWELL              JOHN
                               MAXWELL              BEATRICE
    REGION CODE    ADDRESS   : 1506 BRANCH OWL PLACE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95409
    MORTGAGE AMOUNT :   259,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,249.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,904.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.98600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,669,350.00
                               P & I AMT:     12,453.46
                               UPB AMT:   1,667,301.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           14
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602386     MORTGAGORS: BALIAN               SARONNE

    REGION CODE    ADDRESS   : 349 SQUIRREL RIDGE WAY
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   307,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,306.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,311.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 84.81800
    ----------------------------------------------------------------
0   0007602394     MORTGAGORS: DONOHUE              JEANINE
                               DONOHUE              VINCENT
    REGION CODE    ADDRESS   : 2240 GREEN STREET, #1
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94123
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,940.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,880.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007602402     MORTGAGORS: MEEHLEIS             RICK
                               MEEHLEIS             MICHELLE
    REGION CODE    ADDRESS   : 6113 NORMANDY COURT
        01         CITY      :    FT. COLLINS
                   STATE/ZIP : CO  80525
    MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,867.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,467.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0007602410     MORTGAGORS: GAULDEN              ELMA

    REGION CODE    ADDRESS   : 1117 REMMINGTON TRACE
        01         CITY      :    ANTIOCH
                   STATE/ZIP : TN  37013
    MORTGAGE AMOUNT :   126,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    126,075.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       915.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.96000
    ----------------------------------------------------------------
0   0007602428     MORTGAGORS: VELIKANOV            IGOR
                               VELIKANOV            GALINA
    REGION CODE    ADDRESS   : 930 N LA JOLLA AVENUE
        01         CITY      :    WEST HOLLYWOOD
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   231,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,157.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 65.70800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,256,900.00
                               P & I AMT:      9,338.56
                               UPB AMT:   1,254,346.84

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           15
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602436     MORTGAGORS: AIELLO               MARK
                               AIELLO               CHRISTINE
    REGION CODE    ADDRESS   : 912 OLD COUNTY ROAD
        01         CITY      :    SEVERNA PARK
                   STATE/ZIP : MD  21146
    MORTGAGE AMOUNT :   441,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    440,590.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,199.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.78571
    ----------------------------------------------------------------
0   0007602444     MORTGAGORS: MILLER               GORDON

    REGION CODE    ADDRESS   : 571 YOUNG AVE.
        01         CITY      :    BATAVIA
                   STATE/ZIP : IL  60510
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,365.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 77.77700
    ----------------------------------------------------------------
0   0007602451     MORTGAGORS: VAN WECHEL           ERICK
                               VAN WECHEL           CHERIE
    REGION CODE    ADDRESS   : 1959 QUIET RANCH ROAD
        01         CITY      :    FALLBROOK
                   STATE/ZIP : CA  92028
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,630.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 84.53600
    ----------------------------------------------------------------
0   0007602469     MORTGAGORS: GERTSMAN             KEVIN
                               GERTSMAN             TERESA
    REGION CODE    ADDRESS   : 6 COFFEEBERRY COURT
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   227,990.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,705.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,732.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0007602477     MORTGAGORS: FELLBERG             MICHAEL
                               FELLBERG             DEBORAH
    REGION CODE    ADDRESS   : 236 CHESTERFIELD AVENUE
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : MI  48009
    MORTGAGE AMOUNT :   241,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,282.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,793.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,380,790.00
                               P & I AMT:     10,235.17
                               UPB AMT:   1,378,575.22

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           16
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602485     MORTGAGORS: CLAIR                ELAINE

    REGION CODE    ADDRESS   : 18978 GLENGARRY DRIVE
        01         CITY      :    LIVONIA
                   STATE/ZIP : MI  48152
    MORTGAGE AMOUNT :   221,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,330.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.98327
    ----------------------------------------------------------------
0   0007602493     MORTGAGORS: KAUN                 WALLACE
                               SLATE KAUN           LUCKY
    REGION CODE    ADDRESS   : 22777 SPYGLASS HILL
        01         CITY      :    SOUTH LYON
                   STATE/ZIP : MI  48178
    MORTGAGE AMOUNT :   248,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,464.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,825.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007602519     MORTGAGORS: COLEMAN              MILTON
                               COLEMAN              CYNTHIA
    REGION CODE    ADDRESS   : 531  SAINT JOHN PLACE
        01         CITY      :    INGLEWOOD
                   STATE/ZIP : CA  92060
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,303.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,428.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.76190
    ----------------------------------------------------------------
0   0007602527     MORTGAGORS: DANSBY               LINDA

    REGION CODE    ADDRESS   : 1490 CROSSING WAY
        01         CITY      :    AUBURN
                   STATE/ZIP : AL  36830
    MORTGAGE AMOUNT :   254,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,503.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,151.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/17
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007602535     MORTGAGORS: PASCH                THOMAS
                               PASCH                MARCIA
    REGION CODE    ADDRESS   : 1200 SEVEREN COURT
        01         CITY      :    AMBLER
                   STATE/ZIP : PA  19002
    MORTGAGE AMOUNT :   373,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,961.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,774.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,434,200.00
                               P & I AMT:     10,847.51
                               UPB AMT:   1,429,563.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           17
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602543     MORTGAGORS: AVERA                JOHN
                               AVERA                MARY
    REGION CODE    ADDRESS   : 2802 FOREST LODGE ROAD
        01         CITY      :    PEBBLE BEACH
                   STATE/ZIP : CA  93953
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,216.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,290.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007602550     MORTGAGORS: WRIGHT               COURTNEY
                               WRIGHT               LAURENCE
    REGION CODE    ADDRESS   : 2707 HIGHLAND AVENUE
        01         CITY      :    EVANSTON
                   STATE/ZIP : IL  60201
    MORTGAGE AMOUNT :   424,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    423,162.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,148.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007602568     MORTGAGORS: GILBERT              JAMES
                               GILBERT              LAURINE
    REGION CODE    ADDRESS   : 84 MENDHAM ROAD
        01         CITY      :    BERNARDSVILLE
                   STATE/ZIP : NJ  07924
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,407.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007602576     MORTGAGORS: LEWIS                DONALD
                               LEWIS                SUSAN
    REGION CODE    ADDRESS   : 5460 ALHAMBRA VALLEY ROAD
        01         CITY      :    MARTINEZ
                   STATE/ZIP : CA  94553
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,275.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007602584     MORTGAGORS: MCALLISTER           MARVIN
                               MCALLISTER           PATRICIA
    REGION CODE    ADDRESS   : 5508 LINCOLN ROAD
        01         CITY      :    MARTINSVILLE
                   STATE/ZIP : IN  46151
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,173.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 73.61100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,757,000.00
                               P & I AMT:     13,070.07
                               UPB AMT:   1,753,234.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           18
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602592     MORTGAGORS: BAKER                NEIL
                               BAKER                LOUISE
    REGION CODE    ADDRESS   : 12452 BAJA PANORAMA
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   266,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,041.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,954.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0007602600     MORTGAGORS: WEISSING             MATTHEW
                               WEISSING             JANICE
    REGION CODE    ADDRESS   : 2880 NE 32ND STREET
        01         CITY      :    LIGHTHOUSE POINT
                   STATE/ZIP : FL  33064
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,290.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,568.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.65100
    ----------------------------------------------------------------
0   0007602618     MORTGAGORS: THOMPSON             LAWRENCE
                               THOMPSON             MARTHA
    REGION CODE    ADDRESS   : 626 HWY 24,B626
        01         CITY      :    MINTURN
                   STATE/ZIP : CO  81645
    MORTGAGE AMOUNT :   223,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,906.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,657.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007602626     MORTGAGORS: VELAZQUEZ            FERNANDO
                               VELAZQUEZ            SARA
    REGION CODE    ADDRESS   : 14871 ELIJO WAY
        01         CITY      :    JAMUL
                   STATE/ZIP : CA  91935
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,335.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,235.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007602634     MORTGAGORS: CASTELLANOS          LUIS
                               CASTELLANOS          SHERRY
    REGION CODE    ADDRESS   : 8260 NW 157 TERRACE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33016
    MORTGAGE AMOUNT :   297,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,934.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,488.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/17
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.33300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,449,100.00
                               P & I AMT:     10,903.81
                               UPB AMT:   1,441,508.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           19
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602642     MORTGAGORS: MARTIN               WILLIAM
                               CONNELLY             PATRICIA
    REGION CODE    ADDRESS   : 11 RIVERVIEW STREET
        01         CITY      :    ESSEX
                   STATE/ZIP : CT  06426
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,541.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,407.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007602659     MORTGAGORS: TAYLOR               BRETT
                               TAYLOR               KAREN
    REGION CODE    ADDRESS   : 701 HILLENKAMP DRIVE
        01         CITY      :    SAINT CHARLES
                   STATE/ZIP : MO  63304
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,392.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0007602675     MORTGAGORS: DERUITER             HENRY
                               DERUITER             KATHLEEN
    REGION CODE    ADDRESS   : 874 ALISAL ROAD
        01         CITY      :    SOLVANG
                   STATE/ZIP : CA  93463
    MORTGAGE AMOUNT :   380,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,916.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,859.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 69.20900
    ----------------------------------------------------------------
0   0007602683     MORTGAGORS: GEORGE               ANNAMMA
                               GEORGE               W G
    REGION CODE    ADDRESS   : 5 ALMA ROAD
        01         CITY      :    WALPOLE
                   STATE/ZIP : MA  02081
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,675.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,131.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 94.97400
    ----------------------------------------------------------------
0   0007602691     MORTGAGORS: COHEN                HOWARD
                               COHEN                JENNIFER
    REGION CODE    ADDRESS   : 1513 POWNAL DRIVE
        01         CITY      :    YARDLEY
                   STATE/ZIP : PA  19067
    MORTGAGE AMOUNT :   236,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,437.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,801.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,523,600.00
                               P & I AMT:     11,400.39
                               UPB AMT:   1,520,962.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           20
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602709     MORTGAGORS: D'HEDOUVILLE         PHILLIP
                               D'HEDOUVILLE         MARY
    REGION CODE    ADDRESS   : 210 E HAWS COURT
        01         CITY      :    GALLOWAY
                   STATE/ZIP : NJ  08201
    MORTGAGE AMOUNT :   230,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,126.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,792.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0007602717     MORTGAGORS: DALTON               JAMES

    REGION CODE    ADDRESS   : 1039 SPROUL ROAD
        01         CITY      :    BRYN MAWR
                   STATE/ZIP : PA  19010
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,464.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,333.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007602725     MORTGAGORS: REYNOLDS             BRUCE
                               REYNOLDS             MICHELLE
    REGION CODE    ADDRESS   : 1753 CHARITY DRIVE
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : TN  37027
    MORTGAGE AMOUNT :   424,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    422,818.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,189.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 76.48600
    ----------------------------------------------------------------
0   0007602733     MORTGAGORS: LARUS                STEVEN
                               LARUS                CORINNE
    REGION CODE    ADDRESS   : 12712 LAKESTONE DRIVE
        01         CITY      :    MIDLOTHIAN
                   STATE/ZIP : VA  23113
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,517.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,629.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0007602741     MORTGAGORS: RYAN                 ANDREW
                               PROMISEL-RYAN        SHELLEY
    REGION CODE    ADDRESS   : 230 SUNRIDGE STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90293
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,085.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,582.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,656,900.00
                               P & I AMT:     12,526.83
                               UPB AMT:   1,652,013.47

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           21
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602758     MORTGAGORS: OSTROY               BRUCE
                               OSTROY               KIMBERLY
    REGION CODE    ADDRESS   : 600 PATTEN AVE.
        01         CITY      :    OCEANSIDE
                   STATE/ZIP : NY  11572
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,698.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,906.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007602766     MORTGAGORS: SAHNI                MANMEET
                               SAHNI                SANGEETA
    REGION CODE    ADDRESS   : 11942 MALLOT PLACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,702.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,883.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 61.25000
    ----------------------------------------------------------------
0   0007602774     MORTGAGORS: HAITE                MARY

    REGION CODE    ADDRESS   : 66 AYRAULT ST
        01         CITY      :    NEWPORT
                   STATE/ZIP : RI  02840
    MORTGAGE AMOUNT :   278,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,292.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,352.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/17
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.62800
    ----------------------------------------------------------------
0   0007602782     MORTGAGORS: STOFFA               MAUREEN
                               HEANEY               JOSEPH
    REGION CODE    ADDRESS   : 12911 KINGS ROW LANE
        01         CITY      :    ST.LOUIS
                   STATE/ZIP : MO  63146
    MORTGAGE AMOUNT :   220,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,132.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,694.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0007602808     MORTGAGORS: SLOSBURG             STANLEY
                               SLOSBURG             ELEANOR
    REGION CODE    ADDRESS   : 8 CREEKSIDE DRIVE
        01         CITY      :    RANCHO MIRAGE
                   STATE/ZIP : CA  92270
    MORTGAGE AMOUNT :   371,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,774.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,789.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,363,350.00
                               P & I AMT:     10,627.41
                               UPB AMT:   1,360,600.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           22
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602816     MORTGAGORS: SHARPLESS            SUSAN
                               SHARPLESS            GERALD
    REGION CODE    ADDRESS   : 4 CORNING COURT
        01         CITY      :    DURHAM
                   STATE/ZIP : NC  27705
    MORTGAGE AMOUNT :   236,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,139.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.99700
    ----------------------------------------------------------------
0   0007602832     MORTGAGORS: FLANAGAN             PATRICK
                               FLANAGAN             PAMELA
    REGION CODE    ADDRESS   : 1276 WELLINGTON TERRACE
        01         CITY      :    MAITLAND
                   STATE/ZIP : FL  32751
    MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,220.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,764.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 69.65000
    ----------------------------------------------------------------
0   0007602840     MORTGAGORS: BAILEY               KYLE
                               BAILEY               DESIREE
    REGION CODE    ADDRESS   : 6134 S LA CIENEGA BLVD.
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90056
    MORTGAGE AMOUNT :   217,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,184.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,672.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0007602857     MORTGAGORS: WIGGINS              DONALD
                               WIGGINS              KAREN
    REGION CODE    ADDRESS   : 1328 STONEHAVEN DRIVE
        01         CITY      :    WEST LINN
                   STATE/ZIP : OR  97068
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,631.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,010.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.88300
    ----------------------------------------------------------------
0   0007602865     MORTGAGORS: FREDERICKSON         JOHN
                               FREDERICKSON         CAROL
    REGION CODE    ADDRESS   : 1389 EMERAUDE GLEN
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   314,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,997.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,361.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,271,900.00
                               P & I AMT:      9,565.59
                               UPB AMT:   1,270,174.02

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           23
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602873     MORTGAGORS: MAGNESS              JAY
                               MAGNESS              DEBORAH
    REGION CODE    ADDRESS   : 7 ROCKROSE COURT
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   231,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,503.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,741.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0007602881     MORTGAGORS: CONNOLLY             TOD
                               CONNOLLY             LISA
    REGION CODE    ADDRESS   : 43334 PONDVIEW DRIVE
        01         CITY      :    STERLING HEIGHTS
                   STATE/ZIP : MI  48314
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,734.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,742.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 78.59600
    ----------------------------------------------------------------
0   0007602899     MORTGAGORS: HARRISON             JAMES
                               HARRISON             SANDRA
    REGION CODE    ADDRESS   : 1403 WEST AMANDA LANE
        01         CITY      :    TEMPE
                   STATE/ZIP : AZ  85284
    MORTGAGE AMOUNT :   202,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    202,253.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,557.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 72.97200
    ----------------------------------------------------------------
0   0007602907     MORTGAGORS: HARCOURT             ERIC
                               HARCOURT             AMY
    REGION CODE    ADDRESS   : 889  PRESTONWOOD DRIVE
        01         CITY      :    EDWARDSVILLE
                   STATE/ZIP : IL  62025
    MORTGAGE AMOUNT :   225,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,332.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 94.98900
    ----------------------------------------------------------------
0   0007602915     MORTGAGORS: BREY                 STEPHEN
                               BREY                 JENNIFER
    REGION CODE    ADDRESS   : 21705 OCEAN AVENUE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   258,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,085.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,986.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,142,300.00
                               P & I AMT:      8,782.32
                               UPB AMT:   1,140,910.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           24
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007602923     MORTGAGORS: DOZIER               MICHAEL
                               DOZIER               LEAH
    REGION CODE    ADDRESS   : 5149 TRACE CROSSINGS DRIVE
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : AL  35244
    MORTGAGE AMOUNT :   286,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,851.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,200.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.98500
    ----------------------------------------------------------------
0   0007602931     MORTGAGORS: AGUILAR              NEPHTALI
                               AGUILAR              OLIVIA
    REGION CODE    ADDRESS   : 1041 SUMMERSONG COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,749.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007602949     MORTGAGORS: ATHY                 ROBERT
                               ATHY                 PATRICIA
    REGION CODE    ADDRESS   : 3406 WHITTIER STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92106
    MORTGAGE AMOUNT :   251,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,845.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,909.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0007603673     MORTGAGORS: SHOLDER              BRIAN
                               SHOLDER              JANET
    REGION CODE    ADDRESS   : 29191 HIDDEN VILLAGE DRIVE
        00         CITY      :    EVERGREEN
                   STATE/ZIP : CO  80439
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,625.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 41.66600
    ----------------------------------------------------------------
0   0009940669     MORTGAGORS: MAYHUGH              GILBERT
                               MAYHUGH              TERESA
    REGION CODE    ADDRESS   : 14122 FEATHER LANE
        00         CITY      :    NOKESVILLE
                   STATE/ZIP : VA  22123
    MORTGAGE AMOUNT :   188,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    179,729.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,426.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/22
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 89.00943
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,466,150.00
                               P & I AMT:     10,923.31
                               UPB AMT:   1,453,176.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           25
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030287627     MORTGAGORS: PASHA                WILLIAM
                               PASHA                DEBORAH
    REGION CODE    ADDRESS   : 4300 WYNFIELD DRIVE
        01         CITY      :    OWINGS MILL
                   STATE/ZIP : MD  21117
    MORTGAGE AMOUNT :   246,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,729.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,048.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   05/01/25
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 94.99016
    ----------------------------------------------------------------
0   0030514533     MORTGAGORS: ROMAN                DANIEL
                               ROMAN                SHERI
    REGION CODE    ADDRESS   : 5936 N STAFFORD ROAD
        01         CITY      :    INDIANAPOLIS
                   STATE/ZIP : IN  46208
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,738.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,969.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030585517     MORTGAGORS: RAWLS                REGINALD

    REGION CODE    ADDRESS   : 29 SWEETBRIAR LANE
        01         CITY      :    GLEN MILLS
                   STATE/ZIP : PA  19342
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,669.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,480.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030601934     MORTGAGORS: PAUL                 CLIFFORD
                               PAUL                 DENISE
    REGION CODE    ADDRESS   : 6125 E. ANDERSON DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85254
    MORTGAGE AMOUNT :   364,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,496.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,737.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 88.36200
    ----------------------------------------------------------------
0   0030636831     MORTGAGORS: REISMAN              JOEL
                               REISMAN              ARLENE
    REGION CODE    ADDRESS   : 7 CRAGMERE OVAL
        01         CITY      :    NEW CITY
                   STATE/ZIP : NY  10956
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,522.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,818,700.00
                               P & I AMT:     13,758.59
                               UPB AMT:   1,813,633.65

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           26
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030637029     MORTGAGORS: TAGG                 JAY
                               TAGG                 SHALLON
    REGION CODE    ADDRESS   : 17912 W INTERURBAN BLVD
        01         CITY      :    SNOHOMISH
                   STATE/ZIP : WA  98290
    MORTGAGE AMOUNT :   228,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,214.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,736.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 87.88400
    ----------------------------------------------------------------
0   0030638522     MORTGAGORS: SPRADLIN             WILLIAM
                               SPRADLIN             LINDA
    REGION CODE    ADDRESS   : 15300 BLACKHAWK DRIVE
        01         CITY      :    FT. MYERS
                   STATE/ZIP : FL  33912
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,820.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,283.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 85.34400
    ----------------------------------------------------------------
0   0030639876     MORTGAGORS: FRYER                DOUGLAS
                               FRYER                KATHLEEN
    REGION CODE    ADDRESS   : 1904 36TH AVENUE WEST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98199
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,368.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,766.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 63.85900
    ----------------------------------------------------------------
0   0030663652     MORTGAGORS: HERVAS               MIGUEL
                               HERVAS               IRMA
    REGION CODE    ADDRESS   : 6365 N.W. 113TH COURT
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33178
    MORTGAGE AMOUNT :   296,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,801.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,173.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.78478
    ----------------------------------------------------------------
0   0030686505     MORTGAGORS: ARCHULETA            JOSEPH
                               ARCHULETA            PAMELA
    REGION CODE    ADDRESS   : 25289 N. GOLD RIDGE DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,551.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,356.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 65.39300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,510,700.00
                               P & I AMT:     11,317.01
                               UPB AMT:   1,506,755.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           27
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030690176     MORTGAGORS: SNYDER               STEVEN

    REGION CODE    ADDRESS   : 210 WENNER WAY
        01         CITY      :    UPPER DUBLIN TOWNSHIP
                   STATE/ZIP : PA  19034
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,136.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030692438     MORTGAGORS: WATERS               WILLIAM
                               WATERS               SHARON
    REGION CODE    ADDRESS   : 15309 JOHNSTONE LANE
        01         CITY      :    BOWIE
                   STATE/ZIP : MD  20721
    MORTGAGE AMOUNT :   220,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.99200
    ----------------------------------------------------------------
0   0030699094     MORTGAGORS: GRANDAW              PETER
                               GRANDAW              MONIQUE
    REGION CODE    ADDRESS   : 4303 MOUNTAIN GLENN COURT
        01         CITY      :    REDDING
                   STATE/ZIP : CA  96001
    MORTGAGE AMOUNT :   265,274.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,117.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,063.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.99900
    ----------------------------------------------------------------
0   0030720833     MORTGAGORS: DUCKWORTH            SCOTT
                               DUCKWORTH            SHEILA
    REGION CODE    ADDRESS   : 4 EVERGREEN LANE
        01         CITY      :    MONROE
                   STATE/ZIP : CT  06468
    MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,899.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,943.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030743256     MORTGAGORS: GALLAGHER            JAMES
                               GALLAGHER            MARY
    REGION CODE    ADDRESS   : 581 S HEILBRON DRIVE
        01         CITY      :    MEDIA
                   STATE/ZIP : PA  19063
    MORTGAGE AMOUNT :   415,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    415,114.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,011.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,422,124.00
                               P & I AMT:     10,548.60
                               UPB AMT:   1,420,417.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           28
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030744262     MORTGAGORS: MARSHALL             ARLAN

    REGION CODE    ADDRESS   : 33 DELANO PARK
        01         CITY      :    CAPE ELIZABETH
                   STATE/ZIP : ME  04107
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    423,727.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,305.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 34.13600
    ----------------------------------------------------------------
0   0030757272     MORTGAGORS: KAY                  BRIAN
                               KAY                  ROBIN
    REGION CODE    ADDRESS   : 805 AUTUMN HILL
        01         CITY      :    WEST DUNDEE
                   STATE/ZIP : IL  60118
    MORTGAGE AMOUNT :   235,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.98300
    ----------------------------------------------------------------
0   0030761274     MORTGAGORS: SABEAN               TIMOTHY

    REGION CODE    ADDRESS   : 430 FREEDOM VIEW ROAD
        01         CITY      :    VALLEY FORGE
                   STATE/ZIP : PA  19481
    MORTGAGE AMOUNT :   487,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,159.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,621.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 73.90900
    ----------------------------------------------------------------
0   0030765861     MORTGAGORS: STEADMAN             RANDY
                               STEADMAN             DEBRA
    REGION CODE    ADDRESS   : 17307 NE 26TH COURT
        01         CITY      :    REDMOND
                   STATE/ZIP : WA  98052
    MORTGAGE AMOUNT :   327,160.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,160.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,429.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0030770168     MORTGAGORS: BRULLO               ROBERT
                               BRULLO               KATHLEEN
    REGION CODE    ADDRESS   : 13877 OZARK AVENUE COURT NORTH
        01         CITY      :    MAY TOWNSHIP
                   STATE/ZIP : MN  55082
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,932.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.31700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,870,260.00
                               P & I AMT:     13,975.26
                               UPB AMT:   1,868,346.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           29
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030770788     MORTGAGORS: ONODERA              JOLIE
                               YAMADA               GARY
    REGION CODE    ADDRESS   : 25 LAKE HARBOR CT
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95831
    MORTGAGE AMOUNT :   222,985.26  OPTION TO CONVERT :
    UNPAID BALANCE :    221,333.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,781.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   12/01/25
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 79.63700
    ----------------------------------------------------------------
0   0030771240     MORTGAGORS: PORTER               CALVIN
                               PORTER               PAULA
    REGION CODE    ADDRESS   : #12 TANGLEWOOD
        01         CITY      :    MAGNOLIA
                   STATE/ZIP : AR  71753
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,170.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,245.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0030771562     MORTGAGORS: WARREN               ANTHONY
                               WARREN               KATRINA
    REGION CODE    ADDRESS   : 422 BELMONT PARK DRIVE
        01         CITY      :    MUNROE FALLS
                   STATE/ZIP : OH  44262
    MORTGAGE AMOUNT :   108,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    107,510.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       801.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 54.00000
    ----------------------------------------------------------------
0   0030778823     MORTGAGORS: NILES                DAVID
                               NILES                KARIN
    REGION CODE    ADDRESS   : 3923 ANTONE ROAD
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93110
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,120.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,972.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.09500
    ----------------------------------------------------------------
0   0030779243     MORTGAGORS: HUGHES               JEFFREY
                               HUGHES               ANNA
    REGION CODE    ADDRESS   : 3302 PALATINO WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   302,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,743.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,221.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,349,685.26
                               P & I AMT:     10,022.43
                               UPB AMT:   1,344,878.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           30
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030779961     MORTGAGORS: WRIGHT               MICHAEL
                               WRIGHT               DIANE
    REGION CODE    ADDRESS   : 2009 CERCA VIEJO WAY
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78746
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,226.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,697.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030780068     MORTGAGORS: BLUMENTHAL           MARK

    REGION CODE    ADDRESS   : 715 SOUTH BRIGHTON COURT
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30327
    MORTGAGE AMOUNT :   575,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    574,594.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,119.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 57.50000
    ----------------------------------------------------------------
0   0030781017     MORTGAGORS: HOGAN                KATHLEEN
                               WAKAKUWA             JASON
    REGION CODE    ADDRESS   : 15 NOKOMIS WAY
        01         CITY      :    NATICK
                   STATE/ZIP : MA  01760
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,081.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030781652     MORTGAGORS: PERSHING             STEPHEN
                               BROWN                SARITA
    REGION CODE    ADDRESS   : 614 CRESTWOOD DRIVE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22302
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,674.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030784466     MORTGAGORS: GARRETSON            RON
                               GARRETSON            JULIE
    REGION CODE    ADDRESS   : 1826 EAST CYPRESS TREE DRIVE
        01         CITY      :    GILBERT
                   STATE/ZIP : AZ  85234
    MORTGAGE AMOUNT :   275,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,195.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,996.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 55.07000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,878,350.00
                               P & I AMT:     13,606.10
                               UPB AMT:   1,874,690.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           31
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030789390     MORTGAGORS: HONE                 RAYMOND
                               HONE                 SUSAN
    REGION CODE    ADDRESS   : 15 WHITETAIL LANE
        01         CITY      :    BERNARDS TOWNSHIP
                   STATE/ZIP : NJ  07920
    MORTGAGE AMOUNT :   346,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,298.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,538.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.97300
    ----------------------------------------------------------------
0   0030790067     MORTGAGORS: SANCHEZ              ROBERTO

    REGION CODE    ADDRESS   : 8995 SW 52ND AVENUE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33156
    MORTGAGE AMOUNT :   595,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    593,910.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,575.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030790646     MORTGAGORS: BARKOURAS            KENT

    REGION CODE    ADDRESS   : 1906 IRVINE AVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   319,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,136.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,488.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.98500
    ----------------------------------------------------------------
0   0030794291     MORTGAGORS: SINGH                CHARAN
                               SINGH                ANITA
    REGION CODE    ADDRESS   : 4216 CHIMAY WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,811.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,223.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030794689     MORTGAGORS: CONE                 HENRY
                               TARBY                JANNI
    REGION CODE    ADDRESS   : 5131 RICHLAND DRIVE
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27612
    MORTGAGE AMOUNT :   375,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,194.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,756.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,932,600.00
                               P & I AMT:     14,582.52
                               UPB AMT:   1,929,351.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           32
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030794697     MORTGAGORS: CARMICHAEL           ALAN
                               CARMICHAEL           REGINA
    REGION CODE    ADDRESS   : 2703 CORNELL COVE
        01         CITY      :    LAGO VISTA
                   STATE/ZIP : TX  78645
    MORTGAGE AMOUNT :   275,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,596.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,073.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 88.44500
    ----------------------------------------------------------------
0   0030795355     MORTGAGORS: FRANKLIN             DAVID
                               FRANKLIN             LISA
    REGION CODE    ADDRESS   : 610 PERIMETER DR
        01         CITY      :    DOWNINGTOWN
                   STATE/ZIP : PA  19335
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,614.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,604.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.56584
    ----------------------------------------------------------------
0   0030795538     MORTGAGORS: ANDERSON             SCOTT
                               HARTMAN-ANDERSON     L.
    REGION CODE    ADDRESS   : 2237 LINCOLNWOOD
        01         CITY      :    EVANSTON
                   STATE/ZIP : IL  60201
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,854.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030796130     MORTGAGORS: IVEY                 ANTHONY
                               IVEY                 DONNA
    REGION CODE    ADDRESS   : 9512 YARDARM LANE
        01         CITY      :    BURKE
                   STATE/ZIP : VA  22015
    MORTGAGE AMOUNT :   237,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,782.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,704.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ----------------------------------------------------------------
0   0030797070     MORTGAGORS: GREENWALD            DAVID
                               GREENWALD            HELINA
    REGION CODE    ADDRESS   : 4 SADDLE ROCK TERRACE
        01         CITY      :    GREAT NECK
                   STATE/ZIP : NY  11023
    MORTGAGE AMOUNT :   400,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,788.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,970.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 62.50700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,381,950.00
                               P & I AMT:     10,207.53
                               UPB AMT:   1,380,781.48

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           33
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030797575     MORTGAGORS: MOBERLY              WILLIAM
                               MOBERLY              CATHERINE
    REGION CODE    ADDRESS   : 3305 OAK RUN COURT
        01         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22042
    MORTGAGE AMOUNT :   254,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,624.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,847.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030797773     MORTGAGORS: STEFICEK             GARY
                               DIAZ                 LISA
    REGION CODE    ADDRESS   : 146 IRVING AVENUE
        01         CITY      :    SOUTH ORANGE
                   STATE/ZIP : NJ  07079
    MORTGAGE AMOUNT :   382,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    381,811.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,873.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030797955     MORTGAGORS: IVERSON              PAUL
                               IVERSON              BRANDYE
    REGION CODE    ADDRESS   : 27 CRESTVIEW DRIVE
        01         CITY      :    LAS FLORES
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   282,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,219.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,121.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.98800
    ----------------------------------------------------------------
0   0030798219     MORTGAGORS: BERGHOLZ             HARVEY
                               BERGHOLZ             KATHRYN
    REGION CODE    ADDRESS   : 1324 LAURIE LANE
        01         CITY      :    BURR RIDGE
                   STATE/ZIP : IL  60521
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,707.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,081.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.43900
    ----------------------------------------------------------------
0   0030798268     MORTGAGORS: BURTON               RONALD
                               BURTON               KAREN
    REGION CODE    ADDRESS   : 4801 OLD TIMBER RIDGE ROAD
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30068
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,516.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,537.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 65.42000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,694,700.00
                               P & I AMT:     12,461.96
                               UPB AMT:   1,692,880.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           34
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030799522     MORTGAGORS: PICKERING            JOEL
                               PICKERING            JEANNE
    REGION CODE    ADDRESS   : 7 BONNIE WAY
        01         CITY      :    MIDDLEBOROUGH
                   STATE/ZIP : MA  02346
    MORTGAGE AMOUNT :   174,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    174,346.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,377.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/22
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.77100
    ----------------------------------------------------------------
0   0030801120     MORTGAGORS: WHEATLEY             JOHN
                               WHEATLEY             LYNN
    REGION CODE    ADDRESS   : 1500 MYERS PARK DRIVE
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28207
    MORTGAGE AMOUNT :   426,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    425,136.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,125.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030801534     MORTGAGORS: SHAPIRO              ADAM
                               SHAPIRO              JEAN
    REGION CODE    ADDRESS   : 9 ELLA ROAD
        01         CITY      :    SPARTA
                   STATE/ZIP : NJ  07871
    MORTGAGE AMOUNT :   263,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,026.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030803365     MORTGAGORS: SCHNEIDER            JOSEPH
                               SCHNEIDER            LORETTA
    REGION CODE    ADDRESS   : 12 PHEASANT RUN
        01         CITY      :    KINNELON
                   STATE/ZIP : NJ  07405
    MORTGAGE AMOUNT :   382,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,274.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,975.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030803654     MORTGAGORS: BURGER               GERALD
                               BURGER               VICKI
    REGION CODE    ADDRESS   : 18131 W. CLIFTON ROAD
        01         CITY      :    LAKEWOOD
                   STATE/ZIP : OH  44107
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    389,744.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,895.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 73.30827
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,636,800.00
                               P & I AMT:     12,400.91
                               UPB AMT:   1,635,101.87

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           35
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030804405     MORTGAGORS: MERCER               JOHN
                               MERCER               BARBARA
    REGION CODE    ADDRESS   : 22609 CANYON RIDGE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,610.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,120.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.83400
    ----------------------------------------------------------------
0   0030805634     MORTGAGORS: BLOOM                WILLIAM

    REGION CODE    ADDRESS   : 7819 W PORT AU PRINCE LANE
        01         CITY      :    PEORIA
                   STATE/ZIP : AZ  85381
    MORTGAGE AMOUNT :   221,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,162.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,645.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.99925
    ----------------------------------------------------------------
0   0030806004     MORTGAGORS: DANIEL               MICHAEL

    REGION CODE    ADDRESS   : 271 PROSPECT AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   297,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,119.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,235.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0030806236     MORTGAGORS: MORRIS               WILLIAM
                               MORRIS               ELLEN
    REGION CODE    ADDRESS   : 2222 CHILTON ROAD
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77019
    MORTGAGE AMOUNT :   440,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    440,056.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,235.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0030806699     MORTGAGORS: NAGARKATTI           ARJUN
                               AMLADI               SUCHITRA
    REGION CODE    ADDRESS   : 2268 RUTLAND PLACE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   271,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,213.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98137
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,520,450.00
                               P & I AMT:     11,204.35
                               UPB AMT:   1,518,162.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           36
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030806947     MORTGAGORS: KUEHN                JACOB
                               KUEHN                TRACY
    REGION CODE    ADDRESS   : 301 GREENRIDGE RD
        01         CITY      :    FRANKLIN LAKES
                   STATE/ZIP : NJ  07417
    MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,724.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,245.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030807119     MORTGAGORS: LEVY                 DAVID
                               LEVY                 MAUREEN
    REGION CODE    ADDRESS   : 2704 FRANKLIN STREET
        01         CITY      :    LA CRESCENTA
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,558.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,406.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030808091     MORTGAGORS: JOHNSON              DAVID
                               JOHNSON              JULIE
    REGION CODE    ADDRESS   : 3985 GREYSTONE DRIVE NE
        01         CITY      :    CEDAR RAPIDS
                   STATE/ZIP : IA  52411
    MORTGAGE AMOUNT :   436,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    436,556.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,205.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 77.31800
    ----------------------------------------------------------------
0   0030808208     MORTGAGORS: HEALY                JOHN
                               HEALY                BARBARA
    REGION CODE    ADDRESS   : 877 CORNWALL AVENUE
        01         CITY      :    CHESHIRE
                   STATE/ZIP : CT  06410
    MORTGAGE AMOUNT :   254,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,824.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030808463     MORTGAGORS: WARD                 ANNE
                               YOUNG                DARRYL
    REGION CODE    ADDRESS   : 1505 W JACKSON BLVD
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60607
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,752.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 64.22018
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,801,550.00
                               P & I AMT:     13,189.84
                               UPB AMT:   1,800,292.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           37
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030808844     MORTGAGORS: WANG                 HAICHI

    REGION CODE    ADDRESS   : 1267 CASTLEMONT AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95128
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,840.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030808943     MORTGAGORS: ELKIN                DAVID
                               ELKIN                LESLIE
    REGION CODE    ADDRESS   : 112 FORREST VALLEY COURT
        01         CITY      :    NASHVILLE
                   STATE/ZIP : TN  37209
    MORTGAGE AMOUNT :   247,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,923.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,858.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.99600
    ----------------------------------------------------------------
0   0030808968     MORTGAGORS: KHORRAM              HOMAYOUN
                               KHORRAM              THERESA
    REGION CODE    ADDRESS   : 13243 WHISPER CREEK DRIVE
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28277
    MORTGAGE AMOUNT :   291,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,167.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,164.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0030809263     MORTGAGORS: HALPERN              MARC
                               HALPERN              KRISTAN
    REGION CODE    ADDRESS   : 41 DELMAR AVENUE
        01         CITY      :    GLEN ROCK
                   STATE/ZIP : NJ  07452
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,949.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 88.98200
    ----------------------------------------------------------------
0   0030809834     MORTGAGORS: HASKELL              JAMES
                               WALSH                PATRICIA
    REGION CODE    ADDRESS   : 255 MAY COURT
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92007
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,848.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,256,550.00
                               P & I AMT:      9,378.11
                               UPB AMT:   1,255,379.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           38
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030810089     MORTGAGORS: ACKLEY               SHERMAN
                               SIMMONS              DEBORAH
    REGION CODE    ADDRESS   : 34896 SCENIC LANE
        01         CITY      :    ROUND HILL
                   STATE/ZIP : VA  20141
    MORTGAGE AMOUNT :   219,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,732.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,570.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030810188     MORTGAGORS: HOFFMAN              STEPHEN
                               HODGES               BARBARA
    REGION CODE    ADDRESS   : 13650 HUNTER HILL PLACE
        01         CITY      :    BRYANTOWN
                   STATE/ZIP : MD  20617
    MORTGAGE AMOUNT :   258,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,571.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,876.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030810212     MORTGAGORS: BREEZE               DAVID
                               BREEZE               HILARY
    REGION CODE    ADDRESS   : 434 & 436 WEST 5TH STREET
        01         CITY      :    SAN DIMAS
                   STATE/ZIP : CA  91773
    MORTGAGE AMOUNT :   270,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,826.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,010.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030810295     MORTGAGORS: WHITTAKER            MICHAEL
                               WHITTAKER            KATHLEEN
    REGION CODE    ADDRESS   : 1748 FIELD CLIFFE DRIVE
        01         CITY      :    RICHFIELD
                   STATE/ZIP : WI  53076
    MORTGAGE AMOUNT :   278,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,313.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,043.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 77.36100
    ----------------------------------------------------------------
0   0030810543     MORTGAGORS: YOUNG                TIMOTHY
                               YOUNG                JULIA
    REGION CODE    ADDRESS   : 30936 MARSBEN LANE
        01         CITY      :    FORT BRAGG
                   STATE/ZIP : CA  95437
    MORTGAGE AMOUNT :   401,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    401,262.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,122.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 77.96100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,428,700.00
                               P & I AMT:     10,623.18
                               UPB AMT:   1,424,707.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           39
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030810618     MORTGAGORS: LEAHY                JOHN
                               LEAHY                LYN
    REGION CODE    ADDRESS   : 9 FIELDSTONE LANE
        01         CITY      :    BEVERLY
                   STATE/ZIP : MA  01915
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,845.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 88.46100
    ----------------------------------------------------------------
0   0030811251     MORTGAGORS: FUNARI               MARK
                               ANDERSON             ERIKA
    REGION CODE    ADDRESS   : 201 BINGHAM ROAD
        01         CITY      :    CARLISLE
                   STATE/ZIP : MA  01741
    MORTGAGE AMOUNT :   395,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,327.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,868.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030811368     MORTGAGORS: ZIPPERSTEIN          DANIELLA
                               ZIPPERSTEIN          EDDIE
    REGION CODE    ADDRESS   : 6655 N TOWER CIRCLE DRIVE
        01         CITY      :    LINCOLNWOOD
                   STATE/ZIP : IL  60645
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,751.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,040.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 70.79600
    ----------------------------------------------------------------
0   0030812564     MORTGAGORS: MARTIN               KUDRT
                               TOSO                 ANDREA
    REGION CODE    ADDRESS   : 5310 PARKFORD CIRCLE
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   242,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,449.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,843.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.97300
    ----------------------------------------------------------------
0   0030812804     MORTGAGORS: HITCHCOCK            WILLIAM
                               HITCHCOCK            DEBRA
    REGION CODE    ADDRESS   : 9661 CLIPPER COVE COURT
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95758
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,838.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 89.98000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,528,200.00
                               P & I AMT:     11,416.45
                               UPB AMT:   1,527,212.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           40
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030813752     MORTGAGORS: FARIDNIYA            SHAHRIYAR
                               FARIDNIYA            BARBARA
    REGION CODE    ADDRESS   : 4132 BAYBERRY CIRCLE
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,831.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.51900
    ----------------------------------------------------------------
0   0030813802     MORTGAGORS: MCREYNOLDS           BLAND

    REGION CODE    ADDRESS   : 188 ROYAL GEORGE CIRCLE
        01         CITY      :    MCQUEENEY
                   STATE/ZIP : TX  78123
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,838.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,045.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030814099     MORTGAGORS: EDWARDS              BURKE
                               EDWARDS              TRACY
    REGION CODE    ADDRESS   : 1411 RED BUD TRAIL
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78746
    MORTGAGE AMOUNT :   504,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    502,841.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,881.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.99461
    ----------------------------------------------------------------
0   0030814230     MORTGAGORS: REYNOLDS             IAN
                               REYNOLDS             LISA MAE
    REGION CODE    ADDRESS   : 70 PARK STREET,UNIT #18-H
        01         CITY      :    DUXBURY
                   STATE/ZIP : MA  02332
    MORTGAGE AMOUNT :   148,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    147,820.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,137.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.89743
    ----------------------------------------------------------------
0   0030814974     MORTGAGORS: BRADY                BRIAN
                               BRADY                CATHY
    REGION CODE    ADDRESS   : 4348 FIR AVENUE
        01         CITY      :    SEAL BEACH
                   STATE/ZIP : CA  90740
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,600.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,179.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,460,750.00
                               P & I AMT:     11,020.11
                               UPB AMT:   1,457,932.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           41
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030815146     MORTGAGORS: ANDREWS              ERMA
                               BRUTSCHER            MARTIN
    REGION CODE    ADDRESS   : 19 HENDERSON HILL COURT
        01         CITY      :    MONKTON
                   STATE/ZIP : MD  21111
    MORTGAGE AMOUNT :   294,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,302.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,160.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030815229     MORTGAGORS: BROCATO              ANTHONY

    REGION CODE    ADDRESS   : 1 CLARK STREET
        01         CITY      :    SMITHTOWN
                   STATE/ZIP : NY  11787
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,881.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,555.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 86.95600
    ----------------------------------------------------------------
0   0030816003     MORTGAGORS: BURNETT              BRANDON
                               BURNETT              FELECIA
    REGION CODE    ADDRESS   : 2602 POWDER MILL LANE
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22181
    MORTGAGE AMOUNT :   362,460.00  OPTION TO CONVERT :
    UNPAID BALANCE :    362,234.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,754.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030816516     MORTGAGORS: MALKIEWICZ           CARL
                               MALKIEWICZ           LINDA
    REGION CODE    ADDRESS   : 1705 WIND HAVEN COURT
        01         CITY      :    CEDAR HILL
                   STATE/ZIP : TX  75104
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,838.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 68.42105
    ----------------------------------------------------------------
0   0030816821     MORTGAGORS: ORENSTEIN            VIKKI
                               SHER                 DANIEL
    REGION CODE    ADDRESS   : 16435 40TH AVENUE NORTH
        01         CITY      :    PLYMOUTH
                   STATE/ZIP : MN  55446
    MORTGAGE AMOUNT :   241,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,946.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,358,060.00
                               P & I AMT:     10,258.97
                               UPB AMT:   1,357,203.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           42
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030816839     MORTGAGORS: DUBE                 ANNE
                               DUBE                 NELSON
    REGION CODE    ADDRESS   : 6645 CLUB VALLEY COURT
        01         CITY      :    SUWANEE
                   STATE/ZIP : GA  30174
    MORTGAGE AMOUNT :   237,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,786.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
0   0030817118     MORTGAGORS: PAOLINO              MATTHEW
                               PAOLINO              LORI
    REGION CODE    ADDRESS   : 202 RADNOR CHESTER ROAD AKA 198
        01         CITY      :    VILLANOVA
                   STATE/ZIP : PA  19085
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,808.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 45.80100
    ----------------------------------------------------------------
0   0030817308     MORTGAGORS: SIDLER               JEFFREY
                               SIDLER               PATRICE
    REGION CODE    ADDRESS   : 25 WINDSOR
        01         CITY      :    OAKBROOK
                   STATE/ZIP : IL  60521
    MORTGAGE AMOUNT :   348,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,533.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,650.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030818009     MORTGAGORS: MUNESES              JEFFREY
                               MUNESES              KERRY
    REGION CODE    ADDRESS   : 2805 ROLLING FORK WAY
        01         CITY      :    GLENWOOD
                   STATE/ZIP : MD  21738
    MORTGAGE AMOUNT :   265,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,996.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0030818421     MORTGAGORS:  MILLER              JOHN

    REGION CODE    ADDRESS   : 16086 WOODLAKE COURT
        01         CITY      :    GRASS VALLEY
                   STATE/ZIP : CA  95949
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,563.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,660.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 56.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,502,350.00
                               P & I AMT:     11,348.19
                               UPB AMT:   1,501,505.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           43
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030818769     MORTGAGORS: LINMAN               MARK
                               LINMAN               TERESA
    REGION CODE    ADDRESS   : 11316 ROLLING HILLS DR
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92020
    MORTGAGE AMOUNT :   283,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,314.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,104.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030818926     MORTGAGORS: BAXTER               TERRY
                               BAXTER               PATRICIA
    REGION CODE    ADDRESS   : SPRING HILL LANE
        01         CITY      :    LYME
                   STATE/ZIP : NH  03768
    MORTGAGE AMOUNT :   626,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    625,860.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,759.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030819262     MORTGAGORS: HOSBACH II           EDWARD

    REGION CODE    ADDRESS   : 804 PAULINE DRIVE
        01         CITY      :    COLDWATER
                   STATE/ZIP : OH  45828
    MORTGAGE AMOUNT :   281,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,139.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,114.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 78.19444
    ----------------------------------------------------------------
0   0030819429     MORTGAGORS: JACKSON              RONALD
                               LORD-JACKSON         KAREN
    REGION CODE    ADDRESS   : 13 OAKKNOLL CIRCLE
        01         CITY      :    NEWARK
                   STATE/ZIP : DE  19711
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,827.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.92300
    ----------------------------------------------------------------
0   0030819569     MORTGAGORS: MAGRINI              THOMAS
                               MAGRINI              DOONNA
    REGION CODE    ADDRESS   : 8405 FEDERAL FOREST COURT
        01         CITY      :    FREDERICKSBURG
                   STATE/ZIP : VA  22407
    MORTGAGE AMOUNT :   233,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,201.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,669,750.00
                               P & I AMT:     12,489.18
                               UPB AMT:   1,668,343.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           44
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030819742     MORTGAGORS: MCPHERSON            DOUGLAS
                               MCPHERSON            JULIEANNE
    REGION CODE    ADDRESS   : 1806 EDGEHILL DRIVE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22307
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,746.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,668.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030819973     MORTGAGORS: WONG                 WILLIAM
                               WONG                 ELISA
    REGION CODE    ADDRESS   : 9 OVERHILL ROAD
        01         CITY      :    WAYNE
                   STATE/ZIP : NJ  07470
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,689.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,152.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030820476     MORTGAGORS: NADOLNY              JOHN
                               NADOLNY              ANN KATHLEEN
    REGION CODE    ADDRESS   : 134 MOORFIELD TURN
        01         CITY      :    HOCKESSIN
                   STATE/ZIP : DE  19707
    MORTGAGE AMOUNT :   260,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,983.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,001.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030820559     MORTGAGORS: KEMP                 PATRICK
                               KEMP                 AMY
    REGION CODE    ADDRESS   : 6801 HAVILAND MILL RD.
        01         CITY      :    CLARKSVILLE
                   STATE/ZIP : MD  21029
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,180.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,742.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030820898     MORTGAGORS: PATEL                BHARATKUMAR

    REGION CODE    ADDRESS   : 21 MEDBURY ROAD
        01         CITY      :    NORTH ATTLEBORO
                   STATE/ZIP : MA  02760
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,845.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,624.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,529,800.00
                               P & I AMT:     11,188.83
                               UPB AMT:   1,528,445.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           45
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030821086     MORTGAGORS: DEL ROSARIO          ROMEO
                               DEL ROSARIO          ELIZABETH
    REGION CODE    ADDRESS   : 590 SERRANO LANE
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91910
    MORTGAGE AMOUNT :   235,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,214.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------
0   0030821235     MORTGAGORS: ARDIZZONE            KEITH
                               ARDIZZONE            ALLISON
    REGION CODE    ADDRESS   : 107 BARNYARD LANE
        01         CITY      :    ROSLYN HEIGHTS
                   STATE/ZIP : NY  11577
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,551.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,356.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 63.72500
    ----------------------------------------------------------------
0   0030821946     MORTGAGORS: ORAM                 JEFFREY
                               ORAM                 KATHRYN
    REGION CODE    ADDRESS   : 15 ORCHARD STREET
        01         CITY      :    MENDHAM
                   STATE/ZIP : NJ  07945
    MORTGAGE AMOUNT :   175,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    175,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,318.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030822258     MORTGAGORS: ABDELSAYED           NAGI
                               ABDELSAYED           NASREN
    REGION CODE    ADDRESS   : 200 SOUTH PROSPECT AVENUE
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,969.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,788.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.39600
    ----------------------------------------------------------------
0   0030822332     MORTGAGORS: BABTKIS              EDWARD
                               BABTKIS              DEBRA
    REGION CODE    ADDRESS   : 11272 VISTA DEL LAGO
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,251.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,560.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,715,850.00
                               P & I AMT:     12,875.19
                               UPB AMT:   1,713,487.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           46
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030822498     MORTGAGORS: STERBINSKY           CHRISTINE
                               STERBINSKY           WILLIAM
    REGION CODE    ADDRESS   : 47568 GRIFFITH PLACE
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   314,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,778.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,249.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.37800
    ----------------------------------------------------------------
0   0030822829     MORTGAGORS: RYAN                 JOHN
                               RYAN                 FRANCINE
    REGION CODE    ADDRESS   : 43 STAG LANE
        01         CITY      :    GREENWICH
                   STATE/ZIP : CT  06830
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,690.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,262.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 42.45200
    ----------------------------------------------------------------
0   0030822894     MORTGAGORS: CHHENG               LAURENT
                               CHHENG               COLETTE
    REGION CODE    ADDRESS   : 11717 RIVES AVENUE
        01         CITY      :    DOWNEY
                   STATE/ZIP : CA  90241
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,284.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,633.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030823140     MORTGAGORS: MULCAHY              MICHAEL
                               MULCAHY              MARY
    REGION CODE    ADDRESS   : 340 E CENTRAL AVENUE T/O ORANGETOWN
        01         CITY      :    PEARL RIVER
                   STATE/ZIP : NY  10965
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,769.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,797.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/22
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.58100
    ----------------------------------------------------------------
0   0030823504     MORTGAGORS: DAHARI               ZION
                               DAHARI               DYAN
    REGION CODE    ADDRESS   : 276 BAL BAY DR
        01         CITY      :    BAL HARBOUR
                   STATE/ZIP : FL  33154
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,563.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,769.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 44.82700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,988,500.00
                               P & I AMT:     14,713.15
                               UPB AMT:   1,987,087.01

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           47
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030823538     MORTGAGORS: LAUZIER              BERNARD
                               MC GILL              NANCY
    REGION CODE    ADDRESS   : 67 WHISPERING WOODS
        01         CITY      :    GUILFORD
                   STATE/ZIP : CT  06437
    MORTGAGE AMOUNT :   271,390.58  OPTION TO CONVERT :
    UNPAID BALANCE :    270,948.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,191.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.94000  MATURITY DATE     :   02/01/24
    CURRENT INT RATE:      8.94000  PRODUCT CODE      :   002
    LTV :                 73.34800
    ----------------------------------------------------------------
0   0030823546     MORTGAGORS: HOUSTON              JEFFREY
                               HOUSTON              KAREN
    REGION CODE    ADDRESS   : 5 CRESCENT BLUFF AVENUE
        01         CITY      :    BRANFORD
                   STATE/ZIP : CT  06405
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,787.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,413.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 84.41500
    ----------------------------------------------------------------
0   0030823876     MORTGAGORS: PINKUS               SCOTT

    REGION CODE    ADDRESS   : 3512 MEADOW LARK DRIVE
        01         CITY      :    HUNTINGTON VALLEY
                   STATE/ZIP : PA  19006
    MORTGAGE AMOUNT :   382,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    381,984.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,806.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030823959     MORTGAGORS: LINDHEIM             JERRY
                               LINDHEIM             CAROLYN
    REGION CODE    ADDRESS   : 729 SUSSEX ROAD
        01         CITY      :    LOWER MERION
                   STATE/ZIP : PA  19096
    MORTGAGE AMOUNT :   249,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,344.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 77.96875
    ----------------------------------------------------------------
0   0030824585     MORTGAGORS: KING                 MARK
                               KING                 ROBIN
    REGION CODE    ADDRESS   : 23 RAYMOND AVENUE
        01         CITY      :    PEMBROKE
                   STATE/ZIP : MA  02359
    MORTGAGE AMOUNT :   118,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    117,775.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       960.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/22
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 79.19400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,346,390.58
                               P & I AMT:     10,267.40
                               UPB AMT:   1,344,841.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           48
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030824981     MORTGAGORS: CHIOVAROU            JOSEPH

    REGION CODE    ADDRESS   : 64 WARREN STREET
        01         CITY      :    CHARLESTON
                   STATE/ZIP : SC  29403
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,539.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,704.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030825145     MORTGAGORS: LOFTUS               PETER
                               BRUNETTA             LESLIE
    REGION CODE    ADDRESS   : 29 ROBERTS ROAD, UNIT #29
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MA  02138
    MORTGAGE AMOUNT :   260,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,959.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030825533     MORTGAGORS: WOOMER               MATTHEW
                               WOOMER               PATTI
    REGION CODE    ADDRESS   : 1665 DELONG RD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : KY  40515
    MORTGAGE AMOUNT :   435,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    434,736.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,344.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 48.33300
    ----------------------------------------------------------------
0   0030825764     MORTGAGORS: BOUVET               JAMES

    REGION CODE    ADDRESS   : 421 27TH STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,106.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,146.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.52200
    ----------------------------------------------------------------
0   0030825798     MORTGAGORS: MOLLICK              JOHN
                               WOODHAMS             SUZANNE
    REGION CODE    ADDRESS   : 3201 WESTMINSTER AVENUE
        01         CITY      :    UNIVERSITY PARK
                   STATE/ZIP : TX  75205
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,813.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,280.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 73.17000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,648,300.00
                               P & I AMT:     12,435.12
                               UPB AMT:   1,646,995.47

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           49
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030825848     MORTGAGORS: BOSWORTH             D.
                               BOSWORTH             ELIZABETH
    REGION CODE    ADDRESS   : 40 SPOTTSWOOD LANE
        01         CITY      :    NEWPORT NEWS
                   STATE/ZIP : VA  23606
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,764.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,673.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030825939     MORTGAGORS: DEPALMA              GEORGE
                               DEPALMA              ANNE
    REGION CODE    ADDRESS   : 2838 HILL ROAD
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22181
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,851.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,180.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 72.65400
    ----------------------------------------------------------------
0   0030826101     MORTGAGORS: FORTINO JR           VINCENT
                               FORTINO              TINA
    REGION CODE    ADDRESS   : 442 ASHTON DRIVE
        01         CITY      :    KING OF PRUSSIA
                   STATE/ZIP : PA  19406
    MORTGAGE AMOUNT :   223,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,296.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,620.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.92313
    ----------------------------------------------------------------
0   0030826937     MORTGAGORS: ANDERSON             TERRY
                               ANDERSON             JANE
    REGION CODE    ADDRESS   : 10835 MOORE DRIVE
        01         CITY      :    MANASSAS
                   STATE/ZIP : VA  20111
    MORTGAGE AMOUNT :   283,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,818.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,078.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.97760
    ----------------------------------------------------------------
0   0030827026     MORTGAGORS: CORLESS              PETER
                               CORLESS              KERI
    REGION CODE    ADDRESS   : 32 SUNSET ROAD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,216.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 58.76200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,422,650.00
                               P & I AMT:     10,768.43
                               UPB AMT:   1,421,731.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           50
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030827752     MORTGAGORS: MORGAN               O. FORREST
                               MORGAN               MARIE
    REGION CODE    ADDRESS   : 5600 STONEACRE PLACE
        01         CITY      :    GLEN ALLEN
                   STATE/ZIP : VA  26060
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,804.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,142.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 76.39300
    ----------------------------------------------------------------
0   0030827786     MORTGAGORS: DECAMARA             PAUL

    REGION CODE    ADDRESS   : 92 NORTH MAPLE AVENUE
        01         CITY      :    BASKING RIDGE
                   STATE/ZIP : NJ  07920
    MORTGAGE AMOUNT :   282,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,223.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030827950     MORTGAGORS: MILLS                RICHARD
                               MILLS                NOHEMI
    REGION CODE    ADDRESS   : 175 WATERFRONT DRIVE
        01         CITY      :    MONTGOMERY
                   STATE/ZIP : TX  77356
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,658.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,915.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 58.82353
    ----------------------------------------------------------------
0   0030828081     MORTGAGORS: CIEMIAN              ALAN
                               CIEMIAN              MAUREEN
    REGION CODE    ADDRESS   : 5510 BOULDER CANYON DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   288,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,216.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,166.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0030828164     MORTGAGORS: OBENSTINE            ROBERT
                               OBENSTINE            RUTH
    REGION CODE    ADDRESS   : 305 KENT STREET
        01         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22046
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,231.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,854.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 84.13793
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,357,000.00
                               P & I AMT:     10,302.09
                               UPB AMT:   1,355,509.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           51
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030828339     MORTGAGORS: CARMAN               JOHN
                               DANOS                DESPINA
    REGION CODE    ADDRESS   : 247 SUMMER ROAD
        01         CITY      :    READINGTON
                   STATE/ZIP : NJ  08870
    MORTGAGE AMOUNT :   250,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,032.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,835.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.67700
    ----------------------------------------------------------------
0   0030828370     MORTGAGORS: KILEY                THOMAS
                               KILEY                LESLEE
    REGION CODE    ADDRESS   : 3 TROY LANE
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02168
    MORTGAGE AMOUNT :   393,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    393,049.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,954.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030828875     MORTGAGORS: FRANKS               ROBERT
                               FRANKS               LINDA
    REGION CODE    ADDRESS   : 9589 LAGERSFIELD CIRCLE
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22181
    MORTGAGE AMOUNT :   290,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,381.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,339.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030828883     MORTGAGORS: JACK                 BARBARA

    REGION CODE    ADDRESS   : 101 OLD ACADEMY ROAD
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CT  06430
    MORTGAGE AMOUNT :   744,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    743,549.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,720.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   015
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030829543     MORTGAGORS: HUBER                BRIAN
                               HUBER                KATHLEEN
    REGION CODE    ADDRESS   : 1706 JUMPER COURT
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   241,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,429.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,730.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,919,800.00
                               P & I AMT:     14,581.24
                               UPB AMT:   1,918,441.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           52
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030829568     MORTGAGORS: KEEGAN               JOHN
                               KEEGAN               PATRICIA
    REGION CODE    ADDRESS   : 29 CORONET TERRACE
        01         CITY      :    BURLINGTON
                   STATE/ZIP : NJ  08016
    MORTGAGE AMOUNT :   217,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,777.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,733.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 94.16000
    ----------------------------------------------------------------
0   0030829667     MORTGAGORS: BRANDISE             JOHN
                               BRANDISE             LAURA
    REGION CODE    ADDRESS   : 2111 DONLON COURT
        01         CITY      :    HENDERSON
                   STATE/ZIP : NV  89012
    MORTGAGE AMOUNT :   274,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,374.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,136.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 94.53300
    ----------------------------------------------------------------
0   0030829741     MORTGAGORS: BROWN                PETER
                               BROWN                SUSAN
    REGION CODE    ADDRESS   : 1430 HOLLYWOOD AVENUE
        01         CITY      :    GLENVIEW
                   STATE/ZIP : IL  60025
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,764.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,672.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 61.53800
    ----------------------------------------------------------------
0   0030829949     MORTGAGORS: ZUBOWSKI             ROBERT

    REGION CODE    ADDRESS   : 53 OLD CROWN ROAD
        01         CITY      :    OLD TAPPAN
                   STATE/ZIP : NJ  07675
    MORTGAGE AMOUNT :   508,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    508,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,955.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030830145     MORTGAGORS: JUSTI                HENRY
                               JUSTI                MELINDA
    REGION CODE    ADDRESS   : 243 105 STREET
        01         CITY      :    STONE HARBOR
                   STATE/ZIP : NJ  08247
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,322.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,249.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,653,600.00
                               P & I AMT:     12,747.43
                               UPB AMT:   1,652,739.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           53
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030830657     MORTGAGORS: MALLORY              GLYNN
                               MALLORY              LINDA
    REGION CODE    ADDRESS   : 19221 HEATHER FOREST
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78258
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,858.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,799.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 76.72100
    ----------------------------------------------------------------
0   0030830822     MORTGAGORS: EDMONDS              SHIRLEY

    REGION CODE    ADDRESS   : 6003 SOUEID STREET
        01         CITY      :    UPPER MARLBORO
                   STATE/ZIP : MD  20722
    MORTGAGE AMOUNT :   214,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,464.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030831044     MORTGAGORS: JACOBS               CHRISTOPHER
                               JACOBS               ELLEN
    REGION CODE    ADDRESS   : 11 MILLER STREET
        01         CITY      :    WALLINGTON
                   STATE/ZIP : NJ  07057
    MORTGAGE AMOUNT :   160,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    159,903.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,230.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.11700
    ----------------------------------------------------------------
0   0030831689     MORTGAGORS: VASQUEZ              JOHN

    REGION CODE    ADDRESS   : 108 PENGILLY DRIVE
        01         CITY      :    NEW ROCHELLE
                   STATE/ZIP : NY  10804
    MORTGAGE AMOUNT :   286,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,476.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,204.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030831788     MORTGAGORS: HAILEY               ROSALIE

    REGION CODE    ADDRESS   : 72 BROOK ROAD
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02193
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,781.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 62.33700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,135,350.00
                               P & I AMT:      8,743.14
                               UPB AMT:   1,134,702.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           54
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030832588     MORTGAGORS: RUSSELL              JEFFREY
                               RUSSELL              MELINDA
    REGION CODE    ADDRESS   : 6284 WEYMOUTH DRIVE
        01         CITY      :    SARASOTA
                   STATE/ZIP : FL  34238
    MORTGAGE AMOUNT :   224,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,470.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,766.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 94.96500
    ----------------------------------------------------------------
0   0030832836     MORTGAGORS: FOWLER               DOUGLAS
                               FOWLER               SHANNON
    REGION CODE    ADDRESS   : 10041 CLYDE CIRCLE
        01         CITY      :    HIGHLAND RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   224,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,355.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,668.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.96900
    ----------------------------------------------------------------
0   0030832927     MORTGAGORS: DEBARD               MICHAEL
                               DEBARD               TRACEY
    REGION CODE    ADDRESS   : 150 SOUTH LAKE DRIVE
        01         CITY      :    MIDDLETOWN
                   STATE/ZIP : NJ  07701
    MORTGAGE AMOUNT :   229,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,864.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,781.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030832943     MORTGAGORS: MCGARR               PAUL
                               MCGARR               CRISTINA
    REGION CODE    ADDRESS   : 1414 PRESTON AVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78703
    MORTGAGE AMOUNT :   214,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,555.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,575.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.02700
    ----------------------------------------------------------------
0   0030832984     MORTGAGORS: RILEY                LESTER
                               RILEY                MADELON
    REGION CODE    ADDRESS   : 12731 NORTH 116TH STREET
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,780.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,584.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 46.48600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,236,950.00
                               P & I AMT:      9,375.84
                               UPB AMT:   1,236,027.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           55
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030833131     MORTGAGORS: DOI                  BRADLEY
                               DOI                  LORI
    REGION CODE    ADDRESS   : 1516 C. POINT DRIVE
        01         CITY      :    FRISCO
                   STATE/ZIP : CO  80443
    MORTGAGE AMOUNT :   264,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,593.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,059.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0030833180     MORTGAGORS: FURSMAN              JAMES

    REGION CODE    ADDRESS   : 16915 MAPLEWILD AVENUE SOUTHWEST
        01         CITY      :    BURIEN
                   STATE/ZIP : WA  98166
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,855.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030833743     MORTGAGORS: COTTER               WILLIAM
                               EDWARDS-COTTER       ANNE
    REGION CODE    ADDRESS   : 585 GENEVA NATIONAL AVE N
        01         CITY      :    LAKE GENEVA
                   STATE/ZIP : WI  53147
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030833800     MORTGAGORS: SHICK                JEFFREY
                               GEIS                 ADRIENNE
    REGION CODE    ADDRESS   : 951 POWHATTAM STREET
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,827.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030833826     MORTGAGORS: PERCIVAL             DONALD
                               MCGOWAN-PERCIVAL     GWEN
    REGION CODE    ADDRESS   : 7 GARRETSON DRIVE
        01         CITY      :    FRANKLIN PARK
                   STATE/ZIP : NJ  08823
    MORTGAGE AMOUNT :   239,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,816.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 67.39700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,227,750.00
                               P & I AMT:      9,308.61
                               UPB AMT:   1,227,593.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           56
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030833941     MORTGAGORS: CREPEAU              RICHARD
                               CREPEAU              ZAYDA
    REGION CODE    ADDRESS   : 4 LAMBERT DRIVE
        01         CITY      :    SPARTA
                   STATE/ZIP : NJ  07871
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,528.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,627.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/17
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 63.82900
    ----------------------------------------------------------------
0   0030834139     MORTGAGORS: VON SAUERS           JOSEPH
                               VON SAUERS           JUNE
    REGION CODE    ADDRESS   : 200 HARBOR DRIVE #601
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92101
    MORTGAGE AMOUNT :   217,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,650.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,579.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030834337     MORTGAGORS: JACKMAN              MERL
                               JACKMAN              DEBORAH
    REGION CODE    ADDRESS   : 10513 INDIGO BROOM LOOP
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78733
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,796.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,146.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030834378     MORTGAGORS: DICKSON              KEVIN

    REGION CODE    ADDRESS   : 616 EDITH WAY
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90807
    MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,447.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,245.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030835003     MORTGAGORS: WILD                 PETER
                               WILD                 GIANNINA
    REGION CODE    ADDRESS   : 131 SUMMIT AVENUE
        01         CITY      :    UPPER MONTCLAIR
                   STATE/ZIP : NJ  07043
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,280.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 72.28900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,545,800.00
                               P & I AMT:     11,878.37
                               UPB AMT:   1,544,422.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           57
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030835045     MORTGAGORS: BUTLER               DAVID
                               BUTLER               JELENA
    REGION CODE    ADDRESS   : 1309 BROW ESTATES DRIVE
        01         CITY      :    SIGNAL MOUNTAIN
                   STATE/ZIP : TN  37377
    MORTGAGE AMOUNT :   317,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,326.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 60.15180
    ----------------------------------------------------------------
0   0030835060     MORTGAGORS: COLE                 ROGER
                               COLE                 MARY
    REGION CODE    ADDRESS   : 8654 SOUTHWIND DRIVE
        01         CITY      :    MEMPHIS
                   STATE/ZIP : TN  38125
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,823.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,004.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 67.51600
    ----------------------------------------------------------------
0   0030835110     MORTGAGORS: EWANICH              THOMAS
                               EWANICH              KAREN
    REGION CODE    ADDRESS   : LOT 4 WINSTANLEY WAY
        01         CITY      :    HANOVER
                   STATE/ZIP : MA  02339
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,652.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 61.28100
    ----------------------------------------------------------------
0   0030835235     MORTGAGORS: YOUNG                DONALD
                               YOUNG                CAROLINE
    REGION CODE    ADDRESS   : 7 DANA STREET
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,812.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,295.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 54.90900
    ----------------------------------------------------------------
0   0030835748     MORTGAGORS: HARTMAN              ERIC
                               THOMAS               CAROLE
    REGION CODE    ADDRESS   : 2 RANCOCAS LANE
        01         CITY      :    MEDFORD
                   STATE/ZIP : NJ  08055
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,793.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,260.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,417,000.00
                               P & I AMT:     10,538.98
                               UPB AMT:   1,416,429.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           58
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030835847     MORTGAGORS: KENNEDY              PATRICK

    REGION CODE    ADDRESS   : 9 MOSSDALE ROAD
        01         CITY      :    JAMAICA PLAIN
                   STATE/ZIP : MA  02130
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,907.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030835854     MORTGAGORS: WASSER               CAROLINE

    REGION CODE    ADDRESS   : 23840 NICOLE WAY
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92687
    MORTGAGE AMOUNT :   234,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,249.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.34800
    ----------------------------------------------------------------
0   0030835870     MORTGAGORS: TAPPER               MICHAEL
                               TAPPER               BONNIE
    REGION CODE    ADDRESS   : 8029 LISMORE CIRCLE
        01         CITY      :    EDEN PRAIRIE
                   STATE/ZIP : MN  55347
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,846.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 92.68100
    ----------------------------------------------------------------
0   0030836001     MORTGAGORS: LA FAVE              MICHAEL
                               LA FAVE              SHERRY
    REGION CODE    ADDRESS   : 1722 W 600 SOUTH
        01         CITY      :    NEW PALESTINE
                   STATE/ZIP : IN  46130
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,818.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,306.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0030836027     MORTGAGORS: BURGGRAAFF           EDWARD
                               BURGGRAAFF           RAMONA
    REGION CODE    ADDRESS   : 17516 WEST GAGES LAKE ROAD
        01         CITY      :    GAGES LAKE
                   STATE/ZIP : IL  60030
    MORTGAGE AMOUNT :   364,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,349.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,932.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 89.77832
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,399,050.00
                               P & I AMT:     10,712.53
                               UPB AMT:   1,395,264.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           59
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030836118     MORTGAGORS: KADOMATSU            GARY
                               KADOMATSU            MARILYN
    REGION CODE    ADDRESS   : 675 ROMEO COURT
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,296.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,364.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 48.52900
    ----------------------------------------------------------------
0   0030836340     MORTGAGORS: GRANT                BARRY
                               GRANT                CRISLYN
    REGION CODE    ADDRESS   : 10927 EAST TIERRA DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,822.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030836662     MORTGAGORS: BURT                 JAMES
                               BURT                 CYNTHIA
    REGION CODE    ADDRESS   : 20736 EDGEBROOK COURT
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,742.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030836837     MORTGAGORS: SCHROEDER            WILLIAM
                               SCHROEDER            KELLY
    REGION CODE    ADDRESS   : LOT 23 REDHILL
        01         CITY      :    HOLLYWOOD
                   STATE/ZIP : MD  20636
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,352.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030836852     MORTGAGORS: LYNCH                FRANK
                               LYNCH                NANCY
    REGION CODE    ADDRESS   : 1200 TOTTENHAM COURT
        01         CITY      :    RESTON
                   STATE/ZIP : VA  20194
    MORTGAGE AMOUNT :   386,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,533.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,804.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,463,800.00
                               P & I AMT:     10,736.20
                               UPB AMT:   1,462,504.98

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           60
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030837116     MORTGAGORS: BENJOAR              STEVEN
                               BENJOAR              BETHANY
    REGION CODE    ADDRESS   : 13415 QUEENSTOWN LANE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20874
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,850.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.85989
    ----------------------------------------------------------------
0   0030837207     MORTGAGORS: HANSON               DAVID
                               JOHNSON              JOLENE
    REGION CODE    ADDRESS   : 17517 AMELIA DRIVE
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70810
    MORTGAGE AMOUNT :   428,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    428,050.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,140.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0030837249     MORTGAGORS: GIBBONS              PATRICIA
                               KAFKA                PAUL
    REGION CODE    ADDRESS   : 1 FAIRMONT AVENUE
        01         CITY      :    SOMERVILLE
                   STATE/ZIP : MA  02144
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030837595     MORTGAGORS: WELSH                FRANK
                               WELSH                EUN
    REGION CODE    ADDRESS   : 11401 HAVENNER ROAD
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   290,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,200.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,105.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030837777     MORTGAGORS: ANAN                 JAMES
                               COHEN                ELINOR
    REGION CODE    ADDRESS   : 8 LARKSPUR PLACE
        01         CITY      :    LIVINGSTON
                   STATE/ZIP : NJ  07039
    MORTGAGE AMOUNT :   267,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.16600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,467,950.00
                               P & I AMT:     10,697.46
                               UPB AMT:   1,467,601.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           61
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030837785     MORTGAGORS: ABRAHAM              ROBERT
                               ABRAHAM              MICHELLE
    REGION CODE    ADDRESS   : 38 TROWBRIDGE CIRCLE
        01         CITY      :    ROWLEY
                   STATE/ZIP : MA  01969
    MORTGAGE AMOUNT :   315,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,423.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030837793     MORTGAGORS: SAMUEL               GERHARD

    REGION CODE    ADDRESS   : 619 5TH AVENUE WEST #203
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98119
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,865.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,909.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030837926     MORTGAGORS: EDWARDS              CALVIN
                               EDWARDS              DONNA
    REGION CODE    ADDRESS   : 7858 MEADOWGATE DRIVE
        01         CITY      :    MANASSAS
                   STATE/ZIP : VA  20112
    MORTGAGE AMOUNT :   243,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.96300
    ----------------------------------------------------------------
0   0030837959     MORTGAGORS: MARINO               JOHN
                               MARINO               CHRISTINE
    REGION CODE    ADDRESS   : 15705 EAGLEVIEW DR.
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28278
    MORTGAGE AMOUNT :   367,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    366,730.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,758.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030838098     MORTGAGORS: NIEMYER              JOHN
                               NIEMYER              ELIZABETH
    REGION CODE    ADDRESS   : 9237 ENGLISH MEADOW WAY
        01         CITY      :    GAITHERSBURG
                   STATE/ZIP : MD  20882
    MORTGAGE AMOUNT :   251,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,417,150.00
                               P & I AMT:     10,657.33
                               UPB AMT:   1,416,545.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           62
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030838171     MORTGAGORS: FRANCO               RIGOBERTO
                               FRANCO               ANA
    REGION CODE    ADDRESS   : 9533 SW 125 TERRACE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33176
    MORTGAGE AMOUNT :   328,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,595.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,499.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 84.99900
    ----------------------------------------------------------------
0   0030838270     MORTGAGORS: EBERHARD             PETER
                               EBERHARD             KATHERINE
    REGION CODE    ADDRESS   : 681 SOUTH MONROE WAY
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80209
    MORTGAGE AMOUNT :   287,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,675.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,213.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030838346     MORTGAGORS: CIPOLLONE            CLAUDIO
                               CIPOLLONE            SILVANA
    REGION CODE    ADDRESS   : 17 TODD LANE
        01         CITY      :    STAMFORD
                   STATE/ZIP : CT  06905
    MORTGAGE AMOUNT :   220,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030839302     MORTGAGORS: REIMERS              GERARD
                               REIMERS              ANNA
    REGION CODE    ADDRESS   : 21 OGDEN ROAD
        01         CITY      :    BELLEVILLE
                   STATE/ZIP : NJ  07109
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    139,829.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,076.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030839401     MORTGAGORS: DONATELLO            STEVEN

    REGION CODE    ADDRESS   : 4501 NORTH FREDERICK AVENUE
        01         CITY      :    SHOREWOOD
                   STATE/ZIP : WI  53211
    MORTGAGE AMOUNT :   221,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,712.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,686.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,199,000.00
                               P & I AMT:      9,112.36
                               UPB AMT:   1,198,313.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           63
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030839476     MORTGAGORS: SHELL                DONALD
                               SHELL                ROBIN
    REGION CODE    ADDRESS   : 11412 KEDLESTON ROAD
        01         CITY      :    GLENN DALE
                   STATE/ZIP : MD  20769
    MORTGAGE AMOUNT :   294,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,297.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,135.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030839484     MORTGAGORS: THOMAS               RICHARD
                               BAIN-THOMAS          KAY
    REGION CODE    ADDRESS   : 1626 39TH AVENUE
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98122
    MORTGAGE AMOUNT :   446,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    445,649.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,274.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030839534     MORTGAGORS: WILLIS               CAROL
                               WILLIS               JOYCE
    REGION CODE    ADDRESS   : 2001 GATEWOOD PLACE
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20903
    MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,248.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,846.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030839609     MORTGAGORS: MURPHY               SEAN
                               HOGARTH              JOANNE
    REGION CODE    ADDRESS   : 12858 WILLIAMS MEADOW COURT
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  22071
    MORTGAGE AMOUNT :   321,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,078.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,329.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030839625     MORTGAGORS: REEDE                SARTORIUS
                               HALLOWAY             DEENA
    REGION CODE    ADDRESS   : 18 PACER DRIVE
        01         CITY      :    NEWBURGH
                   STATE/ZIP : NY  12550
    MORTGAGE AMOUNT :   116,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    116,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       904.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 94.93800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,407,850.00
                               P & I AMT:     10,490.59
                               UPB AMT:   1,406,573.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           64
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030839724     MORTGAGORS: MONASTERSKY          GLENN
                               MONASTERSKY          KERRY
    REGION CODE    ADDRESS   : 62 JEAN STREET
        01         CITY      :    RAMSEY
                   STATE/ZIP : NJ  07446
    MORTGAGE AMOUNT :   261,375.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,195.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,895.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0030839765     MORTGAGORS: DURON                ROBERT
                               DURON                PATRICIA
    REGION CODE    ADDRESS   : 2008 REDDENSON DRIVE
        01         CITY      :    CARROLLTON
                   STATE/ZIP : TX  75010
    MORTGAGE AMOUNT :   117,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    117,556.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       905.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.97600
    ----------------------------------------------------------------
0   0030839773     MORTGAGORS: HUNTER               GRAHAM
                               HUNTER               PATTI
    REGION CODE    ADDRESS   : 21428 SE 34TH PL
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98029
    MORTGAGE AMOUNT :   294,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,176.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,289.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 77.47000
    ----------------------------------------------------------------
0   0030839823     MORTGAGORS: GRANT                DONALD
                               GRANT                NANCY
    REGION CODE    ADDRESS   : 1404 STRATFIELD ROAD
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CT  06430
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,861.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,753.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030839831     MORTGAGORS: KIEL                 RICHARD
                               KIEL                 DEBORAH
    REGION CODE    ADDRESS   : 30 OAK TAVERN CIRCLE
        01         CITY      :    BRANCHBURG
                   STATE/ZIP : NJ  08876
    MORTGAGE AMOUNT :   285,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,927.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,192.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.98600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,186,525.00
                               P & I AMT:      9,034.90
                               UPB AMT:   1,185,717.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           65
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030839880     MORTGAGORS: BERNARD              BILL

    REGION CODE    ADDRESS   : 4901 MT. HOREB PIKE
        01         CITY      :    LEXINGTON
                   STATE/ZIP : KY  40511
    MORTGAGE AMOUNT :   266,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,084.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,023.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030839922     MORTGAGORS: SHELTON              ANNE
                               SHELTON              EDWARD
    REGION CODE    ADDRESS   : 1410 ANDREW JOHNSON HWY
        01         CITY      :    KNOXVILLE
                   STATE/ZIP : TN  37924
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,820.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 88.61500
    ----------------------------------------------------------------
0   0030840029     MORTGAGORS: KUTTY                KRISHNAN
                               KUTTY                GEETHA
    REGION CODE    ADDRESS   : 5100 ALTA VISTA RD
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20814
    MORTGAGE AMOUNT :   253,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,884.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.99000
    ----------------------------------------------------------------
0   0030840144     MORTGAGORS: PARVIN               BAHARAK

    REGION CODE    ADDRESS   : 13475 BLACK HILLS ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92129
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,848.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,854.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 93.84600
    ----------------------------------------------------------------
0   0030840706     MORTGAGORS: HUTCHIN              NANCY

    REGION CODE    ADDRESS   : 10307 CHESHIRE TERRACE
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20814
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,843.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,915.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,304,050.00
                               P & I AMT:      9,867.13
                               UPB AMT:   1,303,397.20

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           66
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030840896     MORTGAGORS: STALEY               MARK
                               STALEY               SALENA
    REGION CODE    ADDRESS   : 8330 EPINARD COURT
        01         CITY      :    ANNANDALE
                   STATE/ZIP : VA  22003
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,830.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030840938     MORTGAGORS: BROWN                JAMES
                               BROWN                DONNA
    REGION CODE    ADDRESS   : 4779 WELLINGTON
        01         CITY      :    LONG GROVE
                   STATE/ZIP : IL  60047
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    550,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,083.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 73.74900
    ----------------------------------------------------------------
0   0030841035     MORTGAGORS: BRACKEN              FRANK
                               BRACKEN              DEBRA
    REGION CODE    ADDRESS   : 2306 WOODLAWN BLVD
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78703
    MORTGAGE AMOUNT :   506,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    506,160.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,716.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 68.77121
    ----------------------------------------------------------------
0   0030841068     MORTGAGORS: GENTILE              JOSEPH
                               WARD                 KARYN
    REGION CODE    ADDRESS   : 3 EUREKA TERRACE
        01         CITY      :    STAMFORD
                   STATE/ZIP : CT  06902
    MORTGAGE AMOUNT :   385,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,341.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,829.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030841209     MORTGAGORS: GROSSMAN             DAVID
                               GARCIA               CEZANNE
    REGION CODE    ADDRESS   : 951 21ST AVENUE EAST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98112
    MORTGAGE AMOUNT :   380,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,557.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,860.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,069,900.00
                               P & I AMT:     15,281.40
                               UPB AMT:   2,068,888.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           67
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030841274     MORTGAGORS: ALSTON               LESLIE
                               ALSTON               MONICA
    REGION CODE    ADDRESS   : 401 WALNUT HILL ROAD
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19382
    MORTGAGE AMOUNT :   228,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,818.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,801.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030841621     MORTGAGORS: BARON                JOHN

    REGION CODE    ADDRESS   : 8828 COUNTRY ROAD #612
        01         CITY      :    MANSFIELD
                   STATE/ZIP : TX  76063
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,344.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030841787     MORTGAGORS: JUHL                 GREGORY
                               JUHL                 SUZANNE
    REGION CODE    ADDRESS   : 209 MOCKINGBIRD GARDENS DRIVE
        01         CITY      :    LOUISVILLE
                   STATE/ZIP : KY  40207
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,660.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0030841944     MORTGAGORS: LE                   TRONG
                               TRAN                 DU HUONG
    REGION CODE    ADDRESS   : 6750 POSITANO LANE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95138
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,820.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,034.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
0   0030842009     MORTGAGORS: BLAIR                MARTIN
                               BLAIR                ROSALIND
    REGION CODE    ADDRESS   : 15401 S 31ST PLACE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85048
    MORTGAGE AMOUNT :   291,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,823.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 77.80748
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,400,450.00
                               P & I AMT:     10,705.66
                               UPB AMT:   1,399,807.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           68
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030842025     MORTGAGORS: HUMES                DAVID
                               HUMES                JACQUELINE
    REGION CODE    ADDRESS   : 309 NORTHEAST 52ND STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98105
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,643.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030842082     MORTGAGORS: FRIEL                GREGORY
                               FRIEL                ELISE
    REGION CODE    ADDRESS   : LOT 2 CARBONE LANE
        01         CITY      :    COHASSET
                   STATE/ZIP : MA  02025
    MORTGAGE AMOUNT :   395,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,974.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.99700
    ----------------------------------------------------------------
0   0030842108     MORTGAGORS: PERLIN               BRIAN
                               PERLIN               MIRELLA
    REGION CODE    ADDRESS   : 6350 SW 134 DRIVE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33156
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,802.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 78.88000
    ----------------------------------------------------------------
0   0030842116     MORTGAGORS: MC GRATH             RICHARD
                               MC GRATH             MARGARET
    REGION CODE    ADDRESS   : 4977 DANA COURT
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   238,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,094.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,791.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.97900
    ----------------------------------------------------------------
0   0030842132     MORTGAGORS: LYMPANY              RICHARD
                               LYMPANY              STEPHANIE
    REGION CODE    ADDRESS   : 34724 FLORENCELL AVENUE
        01         CITY      :    ACTON
                   STATE/ZIP : CA  93510
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,850.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,423,100.00
                               P & I AMT:     10,691.27
                               UPB AMT:   1,422,291.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           69
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030842447     MORTGAGORS: WARD                 JAMES
                               WARD                 VIVIENNE
    REGION CODE    ADDRESS   : 7 ARICIA LANE
        01         CITY      :    BEVERLY
                   STATE/ZIP : MA  01915
    MORTGAGE AMOUNT :   224,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,299.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,646.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.98930
    ----------------------------------------------------------------
0   0030842462     MORTGAGORS: HAESE                GLENN

    REGION CODE    ADDRESS   : 45 PENZANCE ROAD
        01         CITY      :    ROCKPORT
                   STATE/ZIP : MA  01966
    MORTGAGE AMOUNT :   468,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    468,473.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,645.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030842579     MORTGAGORS: HUBBERT JR           JOHN
                               HUBBERT              JOAN
    REGION CODE    ADDRESS   : LOT #30 1340 TROON LANE
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19380
    MORTGAGE AMOUNT :   224,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,863.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,683.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.98500
    ----------------------------------------------------------------
0   0030842652     MORTGAGORS: GALDIERI             FRANK
                               GALDIERI             KRISTEN
    REGION CODE    ADDRESS   : 10 DOE HILL ROAD
        01         CITY      :    MORRIS TWP
                   STATE/ZIP : NJ  07960
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,778.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030842876     MORTGAGORS: LYNCH                KAREN

    REGION CODE    ADDRESS   : 500 WEST 43RD STREET #24B
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10036
    MORTGAGE AMOUNT :   222,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,862.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,373,350.00
                               P & I AMT:     10,442.72
                               UPB AMT:   1,372,497.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           70
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030843114     MORTGAGORS: FERGUSON             GARY
                               YOUNG                GERMAINE
    REGION CODE    ADDRESS   : 9413 FERRY LANDING COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22309
    MORTGAGE AMOUNT :   318,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,191.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,364.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030843130     MORTGAGORS: ROCCIA               DAVID
                               ROCCIA               MICHELLE
    REGION CODE    ADDRESS   : LOT #4 GREEN MEADOW DRIVE
        01         CITY      :    LYNNFIELD
                   STATE/ZIP : MA  01940
    MORTGAGE AMOUNT :   344,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,596.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,681.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030843213     MORTGAGORS: WARD                 ROBERT
                               MONSON               MARY
    REGION CODE    ADDRESS   : 12901 CHIPTALPA PLACE NE
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87111
    MORTGAGE AMOUNT :   273,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,980.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,076.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0030843221     MORTGAGORS: LASTRELLA            AMANDO
                               LASTRELLA            LEA
    REGION CODE    ADDRESS   : 616 SERRANO LANE
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91910
    MORTGAGE AMOUNT :   270,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,101.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.99300
    ----------------------------------------------------------------
0   0030843478     MORTGAGORS: COOPER               JAMES
                               COOPER               KIMBERLY
    REGION CODE    ADDRESS   : 4805 HIGH OAKS BLVD
        01         CITY      :    TOLEDO
                   STATE/ZIP : OH  43623
    MORTGAGE AMOUNT :   403,480.00  OPTION TO CONVERT :
    UNPAID BALANCE :    403,216.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,995.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.11300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,609,980.00
                               P & I AMT:     12,219.11
                               UPB AMT:   1,609,134.43

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           71
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030843528     MORTGAGORS: PETROVSKY            MARY
                               CRANDELL             KEVIN
    REGION CODE    ADDRESS   : 113 BUXTON CIRCLE
        01         CITY      :    PLEASANT HILL
                   STATE/ZIP : CA  94523
    MORTGAGE AMOUNT :   258,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,139.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,963.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030843841     MORTGAGORS: PEACE                PAUL
                               PEACE                KAREN
    REGION CODE    ADDRESS   : 5306 VALLEY VIEW CREEK COURT
        01         CITY      :    SPRING
                   STATE/ZIP : TX  77379
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,724.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030843866     MORTGAGORS: WILLIAMS             MICHAEL
                               WILLIAMS             DEBORAH
    REGION CODE    ADDRESS   : 5307 WAPAKONETA ROAD
        01         CITY      :    BETHSEDA
                   STATE/ZIP : MD  20816
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,804.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,142.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030843882     MORTGAGORS: CHIAPARAS            E.
                               CHIAPARAS            SUSAN
    REGION CODE    ADDRESS   : 6443 MUSTER COURT
        01         CITY      :    CENTREVILLE
                   STATE/ZIP : VA  20120
    MORTGAGE AMOUNT :   234,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,718.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0030843890     MORTGAGORS: STERLING             JOHN
                               STERLING             EILEEN
    REGION CODE    ADDRESS   : 5600 N . KNOX AVENUE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60646
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,818.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,306.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 74.07400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,342,550.00
                               P & I AMT:     10,230.64
                               UPB AMT:   1,341,736.12

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           72
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030843932     MORTGAGORS: MILAM                STEVEN
                               MILAM                PAIGE
    REGION CODE    ADDRESS   : 2382 FABERT COVE
        01         CITY      :    COLLIERVILLE
                   STATE/ZIP : TN  38017
    MORTGAGE AMOUNT :   334,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,697.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,575.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 76.98850
    ----------------------------------------------------------------
0   0030843940     MORTGAGORS: ROBINSON             CHARLES
                               WILSON               SUSAN
    REGION CODE    ADDRESS   : 339 CREEDON CIRCLE
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94502
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,780.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,584.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030843957     MORTGAGORS: BOGAN,III            JAMES
                               BOGAN                JANE
    REGION CODE    ADDRESS   : 2143 STARFIRE DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30345
    MORTGAGE AMOUNT :   297,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,110.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,233.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.98400
    ----------------------------------------------------------------
0   0030843965     MORTGAGORS: CARSON               TIMOTHY
                               CARSON               KATHY
    REGION CODE    ADDRESS   : 2001 HICKORY COURT
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   247,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,142.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,035.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 94.99600
    ----------------------------------------------------------------
0   0030843981     MORTGAGORS: GOEBEL               MONICA
                               GOEBEL               GARY
    REGION CODE    ADDRESS   : 3015 EAST ACOMA DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85032
    MORTGAGE AMOUNT :   239,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,592.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,463,500.00
                               P & I AMT:     11,230.56
                               UPB AMT:   1,462,323.66

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           73
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030844005     MORTGAGORS: DELGADO              CELYNA

    REGION CODE    ADDRESS   : 5409 FREDERICKSBURG ROAD
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78229
    MORTGAGE AMOUNT :   308,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,354.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,319.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030844096     MORTGAGORS: KADY                 THOMAS
                               FENSTER-KADY         JEANNE
    REGION CODE    ADDRESS   : 95 STALLION CIRCLE
        01         CITY      :    TWP OF NORTHAMPTON
                   STATE/ZIP : PA  19053
    MORTGAGE AMOUNT :   354,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,629.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.99000
    ----------------------------------------------------------------
0   0030844393     MORTGAGORS: DAYRIT               DANILO
                               DAYRIT               SUSAN
    REGION CODE    ADDRESS   : 2664 RIVER ROAD
        01         CITY      :    VIRGINIA BEACH
                   STATE/ZIP : VA  23454
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,841.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,870.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030844435     MORTGAGORS: ECHEVERRI            JOHN
                               MONTOYA              CLAUDIA
    REGION CODE    ADDRESS   : 10914 LAMPLIGHTER LANE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   406,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    405,847.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,086.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.90100
    ----------------------------------------------------------------
0   0030844518     MORTGAGORS: WEISMAN              CHRISTIAN
                               WEISMAN              JEAN
    REGION CODE    ADDRESS   : 8363 AVELEY MANOR LANE
        01         CITY      :    EASTON
                   STATE/ZIP : MD  21601
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,795.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,404.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.60100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,637,950.00
                               P & I AMT:     12,310.09
                               UPB AMT:   1,636,939.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           74
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030845002     MORTGAGORS: OSTROFF              JONATHAN
                               OSTROFF              LISA
    REGION CODE    ADDRESS   : 110 STREAMSIDE CIRCLE
        01         CITY      :    BRECKENRIDGE
                   STATE/ZIP : CO  80424
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,122.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030845036     MORTGAGORS: FORREST              BRENT
                               FORREST              MARILYN
    REGION CODE    ADDRESS   : 14036 MINT TRAIL DRIVE
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78232
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,836.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,923.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030845119     MORTGAGORS: STASULIS             DENIS
                               STASULIS             LOIS
    REGION CODE    ADDRESS   : 9820 FOX REST LANE
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22181
    MORTGAGE AMOUNT :   318,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,551.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,422.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030845135     MORTGAGORS: GUTTENDORF           RICHARD
                               GUTTENDORF           MARY
    REGION CODE    ADDRESS   : 1735 ELK FOREST ROAD
        01         CITY      :    ELKTON
                   STATE/ZIP : MD  21921
    MORTGAGE AMOUNT :   398,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,170.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,134.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030845192     MORTGAGORS: PIGG                 THOMAS
                               PIGG                 MARGARET
    REGION CODE    ADDRESS   : 1207 STRATHMORE DRIVE
        01         CITY      :    SOUTHLAKE
                   STATE/ZIP : TX  76092
    MORTGAGE AMOUNT :   407,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    407,346.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,098.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,656,750.00
                               P & I AMT:     12,700.46
                               UPB AMT:   1,655,906.07

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           75
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030845234     MORTGAGORS: GYORGY               JERRY
                               GYORGY               SUZANNE
    REGION CODE    ADDRESS   : 519 ASHLEY WAY
        01         CITY      :    PEACHTREE CITY
                   STATE/ZIP : GA  30269
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,652.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,199.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 60.52900
    ----------------------------------------------------------------
0   0030845259     MORTGAGORS: MISHRA               BRAJENDRA
                               MISHRA               DEEPA
    REGION CODE    ADDRESS   : 193 LOVELAND WAY
        01         CITY      :    GOLDEN
                   STATE/ZIP : CO  80401
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,655.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030845887     MORTGAGORS: CONNALLY             NATHANIEL
                               CONNALLY             PATRICIA
    REGION CODE    ADDRESS   : 3193 NORTH POLLARD STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,832.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,052.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030845895     MORTGAGORS: HELPERT              ROBERT
                               HELPERT              SUSAN
    REGION CODE    ADDRESS   : 1119 SPRINGMONT CIRCLE
        01         CITY      :    BRYN MAWR
                   STATE/ZIP : PA  19010
    MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    432,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,207.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030845994     MORTGAGORS: DOLAN                GLENN
                               DOLAN (STACK)        LISA
    REGION CODE    ADDRESS   : 71 CLINTON AVENUE
        01         CITY      :    MILLBURN
                   STATE/ZIP : NJ  07041
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 72.82900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,524,000.00
                               P & I AMT:     11,532.87
                               UPB AMT:   1,523,140.14

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           76
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030846034     MORTGAGORS: CROUCH               VAN
                               KENNEDY-CROUCH       LAURA
    REGION CODE    ADDRESS   : 11014 BLACKBIRD DRIVE
        01         CITY      :    HUNTSVILLE
                   STATE/ZIP : AL  35803
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,900.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030846059     MORTGAGORS: STRINGHAM            RONALD
                               STRINGHAM            JANE
    REGION CODE    ADDRESS   : 116 WOODCLIFF BLVD.
        01         CITY      :    MARLBORO
                   STATE/ZIP : NJ  07751
    MORTGAGE AMOUNT :   180,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    179,890.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,384.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030846133     MORTGAGORS: BOOG                 TOM
                               BOOG                 ARLENE
    REGION CODE    ADDRESS   : 27480 WESTOVER WAY
        01         CITY      :    VALENCIA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   219,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,766.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,690.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.98900
    ----------------------------------------------------------------
0   0030846299     MORTGAGORS: SMITH                CHRISTOPHER
                               BERTINI              VANESSA
    REGION CODE    ADDRESS   : 9010 VIA MONTOYA
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,644.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,218.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   05/01/26
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 76.71200
    ----------------------------------------------------------------
0   0030846323     MORTGAGORS: BURNHAM              ARCHIE
                               BURNHAM              LESIA
    REGION CODE    ADDRESS   : MICHAEL ROAD
        01         CITY      :    MONROE
                   STATE/ZIP : GA  30656
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,756.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,307,900.00
                               P & I AMT:      9,956.50
                               UPB AMT:   1,307,059.02

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           77
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030846356     MORTGAGORS: MESSNER              DOUGLAS
                               MESSNER              MARY
    REGION CODE    ADDRESS   : 776 TROUN WAY
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   342,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,544.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
0   0030846372     MORTGAGORS: GINCH                BRIAN
                               GINCH                SUZANNE
    REGION CODE    ADDRESS   : 5523 ASHLEIGH ROAD
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22030
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,812.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030846448     MORTGAGORS: KASPUTIS             DAVID
                               KASPUTIS             NANCY
    REGION CODE    ADDRESS   : 92 HIDDEN POINT
        01         CITY      :    HENDERSONVILLE
                   STATE/ZIP : TN  37075
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,328.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,949.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.89726
    ----------------------------------------------------------------
0   0030846471     MORTGAGORS: JONES                LINDA

    REGION CODE    ADDRESS   : 3421 MOUNT VERNON AVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77006
    MORTGAGE AMOUNT :   319,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,874.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,456.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 82.34536
    ----------------------------------------------------------------
0   0030846505     MORTGAGORS: MACK                 FREDERICK
                               MACK                 JOAN
    REGION CODE    ADDRESS   : 7310 HAMBLETON DRIVE
        01         CITY      :    ST MICHAEL'S
                   STATE/ZIP : MD  21663
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,677.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,037.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 36.05400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,461,650.00
                               P & I AMT:     10,959.73
                               UPB AMT:   1,458,342.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           78
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030846588     MORTGAGORS: O'BRIEN              SHARON

    REGION CODE    ADDRESS   : 5334 279TH AVENUE N.E.
        01         CITY      :    REDMOND
                   STATE/ZIP : WA  98053
    MORTGAGE AMOUNT :   247,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,442.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,860.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030846596     MORTGAGORS: HUNT                 KERRY
                               HUNT                 LOUISE
    REGION CODE    ADDRESS   : 14132 TATTERSHALL PL
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20874
    MORTGAGE AMOUNT :   249,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,897.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0030846604     MORTGAGORS: ECKES                MARTIN
                               ECKES                RISA
    REGION CODE    ADDRESS   : 14123 TATTERSHALL PLACE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20874
    MORTGAGE AMOUNT :   235,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,953.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,786.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.97800
    ----------------------------------------------------------------
0   0030846612     MORTGAGORS: DAILEY               DON
                               DAILEY               DEBORAH
    REGION CODE    ADDRESS   : 804 GRANDVIEW DRIVE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22305
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,845.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,631.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.53291
    ----------------------------------------------------------------
0   0030846661     MORTGAGORS: BROWNING             HUGH
                               BROWNING             WANDA
    REGION CODE    ADDRESS   : 7823 TRAFALGAR PLACE
        01         CITY      :    WARRENTON
                   STATE/ZIP : VA  20186
    MORTGAGE AMOUNT :   245,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,447.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,866.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 65.49300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,202,950.00
                               P & I AMT:      9,042.74
                               UPB AMT:   1,202,338.47

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           79
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030846703     MORTGAGORS: BACH                 MATT
                               BACH                 NANCY
    REGION CODE    ADDRESS   : 7 WOODS END RD
        01         CITY      :    RUMSON
                   STATE/ZIP : NJ  07760
    MORTGAGE AMOUNT :   452,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    451,688.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,277.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030846760     MORTGAGORS: MILLER               STEVEN
                               MILLER               LEE
    REGION CODE    ADDRESS   : 266 MCKINLEY PARK LANE
        01         CITY      :    LOUISVILLE
                   STATE/ZIP : CO  80027
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,822.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,166.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 61.54400
    ----------------------------------------------------------------
0   0030846810     MORTGAGORS: SOMMER               JOHN
                               SOMMER               JENSIN
    REGION CODE    ADDRESS   : 2007 COMMONWEALTH AVENUE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22301
    MORTGAGE AMOUNT :   231,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,661.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0030846893     MORTGAGORS: FRYER                THOMAS
                               FRYER                ELIZABETH
    REGION CODE    ADDRESS   : 3109 CAMERON MILLS DRIVE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22302
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,845.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,624.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030846950     MORTGAGORS: CLANCY               TERRENCE
                               CLANCY               CAROL
    REGION CODE    ADDRESS   : 2870 BURR STREET
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CT  06430
    MORTGAGE AMOUNT :   236,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 48.76200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,429,400.00
                               P & I AMT:     10,505.79
                               UPB AMT:   1,428,757.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           80
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030846984     MORTGAGORS: YEGANEGI             BAHMAN
                               YEGANEGI             ANNA
    REGION CODE    ADDRESS   : 25 W 576 JEROME AVENUE
        01         CITY      :    WHEATON
                   STATE/ZIP : IL  60187
    MORTGAGE AMOUNT :   276,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,299.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,224.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030846992     MORTGAGORS: WILSON               DOUGLAS
                               WILSON               CHRISTINA
    REGION CODE    ADDRESS   : 10324 N.E. 201ST
        01         CITY      :    BOTHELL
                   STATE/ZIP : WA  98011
    MORTGAGE AMOUNT :   231,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,052.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,736.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030847016     MORTGAGORS: ORR                  ROBERT
                               ORR                  LISA
    REGION CODE    ADDRESS   : 4720 192ND DRIVE N.E.
        01         CITY      :    REDWOOD
                   STATE/ZIP : WA  98053
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,859.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,652.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 61.11200
    ----------------------------------------------------------------
0   0030847032     MORTGAGORS: KRAMER               DAVID
                               SELIG-MARKENSON      SARI
    REGION CODE    ADDRESS   : 121 WEST RAVINE BAYE ROAD
        01         CITY      :    BAYSIDE
                   STATE/ZIP : WI  53217
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0030847206     MORTGAGORS: SMITH                ROBERT
                               SMITH                MELINA
    REGION CODE    ADDRESS   : LOT 26, 45 AUTUMN ROAD
        01         CITY      :    WRENTHAM
                   STATE/ZIP : MA  02093
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,849.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,772.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,213,650.00
                               P & I AMT:      9,265.26
                               UPB AMT:   1,213,060.79

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           81
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030847420     MORTGAGORS: JUST                 GEORGE
                               JUST                 LAURA
    REGION CODE    ADDRESS   : 2718 JENNY JAE LANE
        01         CITY      :    CRYSTAL LAKE
                   STATE/ZIP : IL  60012
    MORTGAGE AMOUNT :   427,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,227.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,211.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030847693     MORTGAGORS: VERKOWITZ            CHARLENE

    REGION CODE    ADDRESS   : 122 SHRUB HOLLOW ROAD NORTH
        01         CITY      :    SEARINGTOWN
                   STATE/ZIP : NY  11576
    MORTGAGE AMOUNT :   353,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,749.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030847792     MORTGAGORS: GARRITY              JAMES

    REGION CODE    ADDRESS   : 5209 CAMMACK DR.
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20816
    MORTGAGE AMOUNT :   560,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    559,614.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,060.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030847859     MORTGAGORS: FISCHER              KEVIN
                               MOONEY               FRANCES
    REGION CODE    ADDRESS   : 1635 DEMPSEY STREET
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   295,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,906.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,191.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.75600
    ----------------------------------------------------------------
0   0030847867     MORTGAGORS: GROSSMAN             WALTER
                               GROSSMAN             VERED
    REGION CODE    ADDRESS   : 11123 ROBERT CARTER ROAD
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   258,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,217.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,894,500.00
                               P & I AMT:     14,063.87
                               UPB AMT:   1,893,466.58

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           82
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030847875     MORTGAGORS: HWANG                SEONG
                               LEE                  BYOUNG
    REGION CODE    ADDRESS   : 6126 S JERICHO COURT
        01         CITY      :    AURORA
                   STATE/ZIP : CO  80015
    MORTGAGE AMOUNT :   244,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,205.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,900.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.98200
    ----------------------------------------------------------------
0   0030847909     MORTGAGORS: HERBERT              SCOTT
                               HERBERT              YVETTE
    REGION CODE    ADDRESS   : 961 CLINTON PLACE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,838.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030847917     MORTGAGORS: ALCARAZ              ALFONZO
                               ALCARAZ              MARIA
    REGION CODE    ADDRESS   : 663 CANYON DRIVE
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91913
    MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,079.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,735.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.26000
    ----------------------------------------------------------------
0   0030848014     MORTGAGORS: JENNINGS             KELLY
                               JENNINGS             KEVIN
    REGION CODE    ADDRESS   : 6171 DAFFODIL LANE
        01         CITY      :    NORCROSS
                   STATE/ZIP : GA  30092
    MORTGAGE AMOUNT :   344,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,580.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,590.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030848055     MORTGAGORS: WHITE                NEIL
                               WHITE                DEBORAH
    REGION CODE    ADDRESS   : 133 CROSS TIMBERS
        01         CITY      :    COPPELL
                   STATE/ZIP : TX  75019
    MORTGAGE AMOUNT :   238,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,443.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,771.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98785
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,330,000.00
                               P & I AMT:      9,974.20
                               UPB AMT:   1,329,147.20

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           83
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030848063     MORTGAGORS: NADLER               MARTIN
                               NADLER               IRENE
    REGION CODE    ADDRESS   : LOT 5.2 WINHALL HOLLOW ROAD
        01         CITY      :    WINHALL
                   STATE/ZIP : VT  05155
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,846.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 68.24100
    ----------------------------------------------------------------
0   0030848097     MORTGAGORS: DUPLACK              CURTIS
                               DUPLACK              DONNA
    REGION CODE    ADDRESS   : 1075 LIGHTHOUSE ROAD
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   241,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,253.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.99000
    ----------------------------------------------------------------
0   0030848113     MORTGAGORS: MATSON               THOMAS
                               MATSON               CATHY
    REGION CODE    ADDRESS   : 17900 SE 332ND STREET
        01         CITY      :    AUBURN
                   STATE/ZIP : WA  98092
    MORTGAGE AMOUNT :   359,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,871.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,697.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030848170     MORTGAGORS: BROWN                ANDREW
                               BROWN                SANDRA
    REGION CODE    ADDRESS   : 2036 218TH PLACE NE
        01         CITY      :    REDMOND
                   STATE/ZIP : WA  98053
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,827.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030848188     MORTGAGORS: BEACH                KATHLEEN
                               WESTMORELAND         PHILLIP
    REGION CODE    ADDRESS   : 2380 MASSACHETTS AVENUE
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   567,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    566,629.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,209.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,679,500.00
                               P & I AMT:     12,613.35
                               UPB AMT:   1,678,600.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           84
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030848303     MORTGAGORS: BORING               JON
                               BORING               CHRISSIE
    REGION CODE    ADDRESS   : 2615 HOLLINGSWORTH HILL AVENUE
        01         CITY      :    LAKELAND
                   STATE/ZIP : FL  33803
    MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,605.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030848337     MORTGAGORS: SHERRIS              DAVID

    REGION CODE    ADDRESS   : 37 NEILLAN CRESCENT
        01         CITY      :    JAMAICA PLAIN
                   STATE/ZIP : MA  02130
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 71.64100
    ----------------------------------------------------------------
0   0030848436     MORTGAGORS: CRUISE               TIMOTHY
                               CRUISE               KATHLEEN
    REGION CODE    ADDRESS   : 2910 CAMERON DRIVE
        01         CITY      :    ROCKLIN
                   STATE/ZIP : CA  95765
    MORTGAGE AMOUNT :   214,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,605.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,575.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.98700
    ----------------------------------------------------------------
0   0030848667     MORTGAGORS: SHERWOOD             ROBERT
                               SHERWOOD             SARRI
    REGION CODE    ADDRESS   : 33 SETH LOW MOUNTAIN ROAD
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 60.20900
    ----------------------------------------------------------------
0   0030848816     MORTGAGORS: QUEEN                PAULANNE

    REGION CODE    ADDRESS   : 66 PHEASANT RUN
        01         CITY      :    OLD TAPPAN
                   STATE/ZIP : NJ  07675
    MORTGAGE AMOUNT :   263,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,685.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 89.99100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,181,350.00
                               P & I AMT:      8,859.50
                               UPB AMT:   1,180,897.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           85
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030849038     MORTGAGORS: HALCROW              DOUGLAS
                               HALCROW              EILEEN
    REGION CODE    ADDRESS   : 19851 HIGH CREST CIRCLE
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,811.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,216.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 67.81600
    ----------------------------------------------------------------
0   0030849053     MORTGAGORS: STREETMAN            STEVEN
                               STREETMAN            VICKI
    REGION CODE    ADDRESS   : 5149 VIA PLAYA LOS SANTOS
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92124
    MORTGAGE AMOUNT :   266,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,059.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,001.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030849129     MORTGAGORS: MEYER                J.
                               MEYER                ANNE
    REGION CODE    ADDRESS   : 278 BAYVIEW ROAD
        01         CITY      :    BAY VILLAGE
                   STATE/ZIP : OH  44140
    MORTGAGE AMOUNT :   152,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    151,907.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,168.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030849145     MORTGAGORS: TENORIO              DARYK
                               ILANO-TENORIO        BLESILDA
    REGION CODE    ADDRESS   : 256 DEL MEDIO AVENUE
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94040
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 63.75400
    ----------------------------------------------------------------
0   0030849293     MORTGAGORS: PARTEN               ROBERT
                               PARTEN               CYNTHIA
    REGION CODE    ADDRESS   : 1705 GRAYBAR LANE
        01         CITY      :    NASHVILLE
                   STATE/ZIP : TN  37215
    MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,599.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 58.91800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,201,400.00
                               P & I AMT:      8,943.66
                               UPB AMT:   1,200,778.90

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           86
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030849301     MORTGAGORS: FINNERAN             DAVID
                               FINNERAN             DIANNE
    REGION CODE    ADDRESS   : 38 S. TANNERY ROAD
        01         CITY      :    WESTMINISTER
                   STATE/ZIP : MD  21157
    MORTGAGE AMOUNT :   147,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    146,906.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,104.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030849335     MORTGAGORS: TRACY                JOHN
                               TRACY                PATRICIA
    REGION CODE    ADDRESS   : 39505 COTTAGE GROVE LN
        01         CITY      :    LOVETTSVILLE
                   STATE/ZIP : VA  20180
    MORTGAGE AMOUNT :   160,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    160,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,160.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030849434     MORTGAGORS: WHITE                WILLIAM
                               WHITE                KIMBERLY
    REGION CODE    ADDRESS   : 6655 KNIGHTS BRIDGE
        01         CITY      :    CANTON
                   STATE/ZIP : OH  44718
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,803.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,313.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030849608     MORTGAGORS: DUFFY                THOMAS
                               DUFFY                JOYCE
    REGION CODE    ADDRESS   : 6122 152ND PLACE SE
        01         CITY      :    SNOHOMISH
                   STATE/ZIP : WA  98290
    MORTGAGE AMOUNT :   234,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,200.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------
0   0030849699     MORTGAGORS: WILLIAMSON           WARREN
                               WILLIAMS             MARY
    REGION CODE    ADDRESS   : 4525 E. 6TH AVE.
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80220
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,834.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,029.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 68.81400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,116,350.00
                               P & I AMT:      8,368.39
                               UPB AMT:   1,115,744.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           87
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030849723     MORTGAGORS: ELKO                 VINCENT
                               ELKO                 LUCILLE
    REGION CODE    ADDRESS   : 9617 OLD OREGON INLET ROAD
        01         CITY      :    NAGS HEAD
                   STATE/ZIP : NC  27959
    MORTGAGE AMOUNT :   239,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,414.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 68.48100
    ----------------------------------------------------------------
0   0030849749     MORTGAGORS: LINEBACK             CHARLES

    REGION CODE    ADDRESS   : 11846 NORTH RIVER GLEN DRIVE
        01         CITY      :    FISHERS
                   STATE/ZIP : IN  46038
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,811.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,216.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 78.66600
    ----------------------------------------------------------------
0   0030849772     MORTGAGORS: YASSA                SABRY
                               SIDRACK              GENEVIA
    REGION CODE    ADDRESS   : 1530 ARCHER COURT
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,829.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 74.28571
    ----------------------------------------------------------------
0   0030849863     MORTGAGORS: GREENE               MATTHEW

    REGION CODE    ADDRESS   : 18 INDIAN PIPE DRIVE
        01         CITY      :    QUOGUE
                   STATE/ZIP : NY  11959
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,757.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,075.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 83.85744
    ----------------------------------------------------------------
0   0030849897     MORTGAGORS: HART                 DAVID
                               HART                 KAREN
    REGION CODE    ADDRESS   : 2200 LIGHTWOOD ROAD
        01         CITY      :    DEATSVILLE
                   STATE/ZIP : AL  36022
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,858.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,603.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 78.54500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,410,000.00
                               P & I AMT:     10,663.91
                               UPB AMT:   1,408,672.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           88
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030850036     MORTGAGORS: HENRY                EDGAR
                               HENRY                OLIVE
    REGION CODE    ADDRESS   : 10011 HIGHLAND VIEW
        01         CITY      :    FORT WASHINGTON
                   STATE/ZIP : MD  20744
    MORTGAGE AMOUNT :   224,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,103.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,665.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98200
    ----------------------------------------------------------------
0   0030850077     MORTGAGORS: HILE                 CHARLES
                               HILE                 SONIA
    REGION CODE    ADDRESS   : 5870 RIDGECREST AVENUE'
        01         CITY      :    WARRENTON
                   STATE/ZIP : VA  20187
    MORTGAGE AMOUNT :   226,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,472.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 77.60200
    ----------------------------------------------------------------
0   0030850085     MORTGAGORS: OYLER                THEODORE
                               RAGAINS-OYLER        LESA
    REGION CODE    ADDRESS   : 1325 EAST RACE STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80206
    MORTGAGE AMOUNT :   464,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    463,688.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,404.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030850093     MORTGAGORS: MICHELS              PETER
                               MICHELS              SUSAN
    REGION CODE    ADDRESS   : 3306 YABA AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95117
    MORTGAGE AMOUNT :   337,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,384.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,536.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030850226     MORTGAGORS: PARKER               HARRY
                               CREDLE               EDWARD
    REGION CODE    ADDRESS   : 228 W OCEANVIEW AVENUE
        01         CITY      :    NORFOLK
                   STATE/ZIP : VA  23503
    MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,353.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.12600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,481,950.00
                               P & I AMT:     11,133.09
                               UPB AMT:   1,481,003.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           89
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030850499     MORTGAGORS: CONABLE              SAMUEL
                               CONABLE              LORI
    REGION CODE    ADDRESS   : 3601 FLAMINGO AVENUE
        01         CITY      :    SARASOTA
                   STATE/ZIP : FL  34242
    MORTGAGE AMOUNT :   258,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,589.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,966.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030850549     MORTGAGORS: COCKRELL             DONALD

    REGION CODE    ADDRESS   : 6125 HIDDEN VALLEY DRIVE
        01         CITY      :    ROANOKE
                   STATE/ZIP : VA  24018
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,731.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030850572     MORTGAGORS: MELSON               JAMES
                               MELSON               VERONICA
    REGION CODE    ADDRESS   : 898 N OHIO STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22205
    MORTGAGE AMOUNT :   175,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    175,482.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,288.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030850655     MORTGAGORS: KNICKERBOCKER        HEIDI
                               MC CARTHY            JEAN
    REGION CODE    ADDRESS   : 3310 NW 68TH STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98117
    MORTGAGE AMOUNT :   319,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,740.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,375.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0030850929     MORTGAGORS: ZWEIER               NANCY

    REGION CODE    ADDRESS   : 792 HAMPTON COURT
        01         CITY      :    SAGAMORE HILLS
                   STATE/ZIP : OH  44067
    MORTGAGE AMOUNT :   106,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    105,935.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       815.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 56.83600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,096,300.00
                               P & I AMT:      8,177.55
                               UPB AMT:   1,095,747.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           90
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030850945     MORTGAGORS: KALOGEROPOULOS       MICHAEL
                               KALOGEROPOULOS       PENELOPE
    REGION CODE    ADDRESS   : 1198 MEADOW GREEN LANE
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22102
    MORTGAGE AMOUNT :   396,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    396,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,836.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030850960     MORTGAGORS: CHERTOS              CYNTHIA
                               DODGE                WILLIAM
    REGION CODE    ADDRESS   : 7112 EXFAIR RD.
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20814
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,821.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,103.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 64.36700
    ----------------------------------------------------------------
0   0030851372     MORTGAGORS: PHELPS               MICHAEL
                               PHELPS               VICTORY
    REGION CODE    ADDRESS   : 8733 EARLY TIMES LANE
        01         CITY      :    WILTON
                   STATE/ZIP : CA  95693
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,806.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,283.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030851547     MORTGAGORS: WINSTON              STUART
                               WINSTON              NANCY
    REGION CODE    ADDRESS   : 3055 COTTONTAIL CT
        01         CITY      :    ANN ARBOR
                   STATE/ZIP : MI  48103
    MORTGAGE AMOUNT :   343,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,516.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 62.36300
    ----------------------------------------------------------------
0   0030851638     MORTGAGORS: STICKLAND            ALFRED
                               STICKLAND            DEBORAH
    REGION CODE    ADDRESS   : 50 GASTON STREET
        01         CITY      :    METHUEN
                   STATE/ZIP : MA  01844
    MORTGAGE AMOUNT :    64,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     64,427.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       513.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 94.99200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,387,500.00
                               P & I AMT:     10,254.39
                               UPB AMT:   1,387,055.01

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           91
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030851935     MORTGAGORS: MCCORMICK            ROBERT
                               MCCORMICK            VALERIE
    REGION CODE    ADDRESS   : 2651 CAPELLA WAY
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   277,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,477.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,110.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0030852057     MORTGAGORS: MARKEY               ALVIN
                               MARKEY               DEBORAH
    REGION CODE    ADDRESS   : 12202 HIGHLANDER COURT
        01         CITY      :    LAUREL
                   STATE/ZIP : MD  20708
    MORTGAGE AMOUNT :   235,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,203.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0030852081     MORTGAGORS: SILVIA               RICHARD
                               SILVIA               TERRY
    REGION CODE    ADDRESS   : 822 DARLINGTON ROAD
        01         CITY      :    MAHWAH
                   STATE/ZIP : NJ  07430
    MORTGAGE AMOUNT :   329,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,622.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 89.98000
    ----------------------------------------------------------------
0   0030852131     MORTGAGORS: GOLD                 JEFFREY
                               GOLD                 LESLIE
    REGION CODE    ADDRESS   : 4804 BLACKHORSE ROAD
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,776.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,356.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.38300
    ----------------------------------------------------------------
0   0030852230     MORTGAGORS: CLARKE               WOODY
                               GROSS                DIANNE
    REGION CODE    ADDRESS   : 2000 HAELING PLACE
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   328,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,195.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,496.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,496,000.00
                               P & I AMT:     11,374.19
                               UPB AMT:   1,495,253.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           92
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030852271     MORTGAGORS: HANES                STEVEN
                               HANES                ELIZABETH
    REGION CODE    ADDRESS   : 14181 WILLIAMSBURG DRIVE
        01         CITY      :    CARMEL
                   STATE/ZIP : IN  46033
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030852313     MORTGAGORS: FROEHLICH            CHARLES
                               FROEHLICH            GAIL
    REGION CODE    ADDRESS   : 7811 VALLEYFIELD DRIVE
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : VA  22153
    MORTGAGE AMOUNT :   289,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,405.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,124.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030852347     MORTGAGORS: LAVINS               DAVID
                               LAVINS               SUZANNE
    REGION CODE    ADDRESS   : 10 FOX CHASE ROAD
        01         CITY      :    MALVERN
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,796.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,675.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030852438     MORTGAGORS: COPE                 BENSON
                               HAYSLIP              GRETCHEN
    REGION CODE    ADDRESS   : 9514 27TH AVENUE NORTHWEST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98117
    MORTGAGE AMOUNT :   239,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,047.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,797.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030852446     MORTGAGORS: MCDERMOTT            MICHAEL
                               MCCARTHY             SUSAN
    REGION CODE    ADDRESS   : 11 PARMENTER ROAD
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,838.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,356,400.00
                               P & I AMT:     10,184.57
                               UPB AMT:   1,355,850.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           93
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030852586     MORTGAGORS: MILLWARD             DONALD

    REGION CODE    ADDRESS   : 1665 S.W. 4TH AVENUE
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33432
    MORTGAGE AMOUNT :   399,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,605.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,355.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030852651     MORTGAGORS: CORREA               NESTOR
                               DEPALMA              ELIZABETH
    REGION CODE    ADDRESS   : 13 MEADOW RIDGE LANE
        01         CITY      :    LAFAYETTE TOWNSHIP
                   STATE/ZIP : NJ  07822
    MORTGAGE AMOUNT :   223,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,554.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,800.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 79.99456
    ----------------------------------------------------------------
0   0030852685     MORTGAGORS: PRAT                 LAZARO

    REGION CODE    ADDRESS   : 9898 NW 126TH TERRACE
        01         CITY      :    HIALEAH GARDENS
                   STATE/ZIP : FL  33016
    MORTGAGE AMOUNT :    96,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     96,099.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       791.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030852719     MORTGAGORS: OLIVEIRA             MANUEL
                               OLIVEIRA             MARIA
    REGION CODE    ADDRESS   : 128 MAGAZINE STREET
        01         CITY      :    NEWARK
                   STATE/ZIP : NJ  07105
    MORTGAGE AMOUNT :   119,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    118,862.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       936.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030852735     MORTGAGORS: MOTTOLA              LINDA

    REGION CODE    ADDRESS   : 3657 ROANOKE STREET
        01         CITY      :    SEAFORD
                   STATE/ZIP : NY  11783
    MORTGAGE AMOUNT :   140,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    140,107.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,166.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     978,250.00
                               P & I AMT:      8,049.87
                               UPB AMT:     977,230.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           94
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030852867     MORTGAGORS: FIDALGO              JOSEPH

    REGION CODE    ADDRESS   : 25 OVINGTON AVENUE
        01         CITY      :    EDISON
                   STATE/ZIP : NJ  08817
    MORTGAGE AMOUNT :    78,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :     78,651.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       598.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030852875     MORTGAGORS: RUTAN                SCOTT
                               RUTAN                JANICE
    REGION CODE    ADDRESS   : 1711 LAKEFIELD NORTH COURT
        01         CITY      :    WELLINGTON
                   STATE/ZIP : FL  33414
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,898.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       831.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 60.34300
    ----------------------------------------------------------------
0   0030852883     MORTGAGORS: CHAMBERLAIN          GARY

    REGION CODE    ADDRESS   : 114 NIPPIN TRAIL W
        01         CITY      :    NOKOMIS
                   STATE/ZIP : FL  34275
    MORTGAGE AMOUNT :    59,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     59,437.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       490.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 59.60000
    ----------------------------------------------------------------
0   0030853295     MORTGAGORS: MCGILL               THOMAS
                               LANPHERE             VICTORIA
    REGION CODE    ADDRESS   : 13402 157TH STREET COURT EAST
        01         CITY      :    PUYALLUP
                   STATE/ZIP : WA  98374
    MORTGAGE AMOUNT :   218,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,314.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------
0   0030853311     MORTGAGORS: BHATIA               SUDHIR
                               BHATIA               SHARMILA
    REGION CODE    ADDRESS   : 137 LAS LOMAS WAY
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94598
    MORTGAGE AMOUNT :   295,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,271.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,271.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     752,250.00
                               P & I AMT:      5,852.75
                               UPB AMT:     751,572.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           95
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030853345     MORTGAGORS: ARNE                 ROBERT
                               ARNE                 JOELLE
    REGION CODE    ADDRESS   : 925 FOXBERRY FARMS RD.
        01         CITY      :    MEDINA
                   STATE/ZIP : MN  55340
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,788.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,584.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 89.02100
    ----------------------------------------------------------------
0   0030853402     MORTGAGORS: PATEL                RAMCHANDRA
                               PATEL                RANJAN
    REGION CODE    ADDRESS   : 102 HOPKINS AVENUE
        01         CITY      :    JERSEY CITY
                   STATE/ZIP : NJ  07306
    MORTGAGE AMOUNT :    96,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     95,894.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       772.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030853410     MORTGAGORS: CHURCHILL            BRUCE

    REGION CODE    ADDRESS   : 4127 SAPPHIRE TERRACE
        01         CITY      :    WESTON
                   STATE/ZIP : FL  33331
    MORTGAGE AMOUNT :    90,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :     90,810.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       764.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 69.97600
    ----------------------------------------------------------------
0   0030853428     MORTGAGORS: WEBSTER              MONICA

    REGION CODE    ADDRESS   : 690 S.E. 23 AVENUE, UNIT #5
        01         CITY      :    POMPANO BEACH
                   STATE/ZIP : FL  33062
    MORTGAGE AMOUNT :    80,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     79,920.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       672.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030853436     MORTGAGORS: PERRON               DAVE
                               PERRON               CAROL
    REGION CODE    ADDRESS   : 4607 OPEL TERRACE
        01         CITY      :    PORT CHARLOTTE
                   STATE/ZIP : FL  33981
    MORTGAGE AMOUNT :    96,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     95,897.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       781.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     702,900.00
                               P & I AMT:      5,574.80
                               UPB AMT:     702,312.04

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           96
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030853444     MORTGAGORS: HERMANN              WALTER
                               HERMANN              EVELYN
    REGION CODE    ADDRESS   : 17719 DRACENA CIRCLE
        01         CITY      :    NORTH FORT MYERS
                   STATE/ZIP : FL  33917
    MORTGAGE AMOUNT :   112,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    111,889.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       941.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030853451     MORTGAGORS: CLARK                SCOTT
                               CLARK                KATHLEEN
    REGION CODE    ADDRESS   : 870 WILAMETTE COURT
        01         CITY      :    TRACY
                   STATE/ZIP : CA  95376
    MORTGAGE AMOUNT :   165,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    165,432.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,377.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 79.61500
    ----------------------------------------------------------------
0   0030853477     MORTGAGORS: GOGGIN               CHRISTOPHER
                               GOGGIN               CHRISTINE
    REGION CODE    ADDRESS   : 637 WILD DUNES CIRCLE
        01         CITY      :    WILMINGTON
                   STATE/ZIP : NC  28405
    MORTGAGE AMOUNT :   205,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    205,368.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,635.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030853493     MORTGAGORS: OGLESBY              JERRY
                               OGLESBY              BRENDA
    REGION CODE    ADDRESS   : 399 DARCY DRIVE
        01         CITY      :    CLARKSVILLE
                   STATE/ZIP : VA  23927
    MORTGAGE AMOUNT :    78,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     77,914.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       627.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 62.40000
    ----------------------------------------------------------------
0   0030853501     MORTGAGORS: SOTO                 EDUARDO
                               SANTISTEBAN          LAURA
    REGION CODE    ADDRESS   : 3461 SW 154TH COURT
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33185
    MORTGAGE AMOUNT :   113,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    113,734.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       946.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 79.98100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     675,050.00
                               P & I AMT:      5,529.55
                               UPB AMT:     674,339.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           97
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030853519     MORTGAGORS: HEADD                THOMAS

    REGION CODE    ADDRESS   : 1500 NE 43 STREET
        01         CITY      :    FT LAUDERDALE
                   STATE/ZIP : FL  33344
    MORTGAGE AMOUNT :   135,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    134,855.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,098.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030853568     MORTGAGORS: PAINTER              FLOYD
                               PAINTER              TANA
    REGION CODE    ADDRESS   : 969 SILER ROAD
        01         CITY      :    WINCHESTER
                   STATE/ZIP : VA  22603
    MORTGAGE AMOUNT :   129,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    129,640.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,162.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:     10.25000  PRODUCT CODE      :   002
    LTV :                 78.63600
    ----------------------------------------------------------------
0   0030853634     MORTGAGORS: SMITH                DAMON
                               COLEMAN              ERICKA
    REGION CODE    ADDRESS   : 18464 SALMON MINE ROAD
        01         CITY      :    NEVADA
                   STATE/ZIP : CA  95959
    MORTGAGE AMOUNT :   101,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    101,397.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       844.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030853709     MORTGAGORS: LIN                  LILLIE

    REGION CODE    ADDRESS   : 1913 APPLEWOOD DRIVE
        01         CITY      :    HAGERTOWN
                   STATE/ZIP : MD  21740
    MORTGAGE AMOUNT :   194,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    193,786.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,560.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 79.18300
    ----------------------------------------------------------------
0   0030853717     MORTGAGORS: NORDT                KENNETH

    REGION CODE    ADDRESS   : 1310 LANCEWOOD PLACE
        01         CITY      :    DELRAY
                   STATE/ZIP : FL  33333
    MORTGAGE AMOUNT :   106,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    106,307.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       943.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:     10.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     666,650.00
                               P & I AMT:      5,609.87
                               UPB AMT:     665,987.91

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           98
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030853766     MORTGAGORS: DIMINNI              SILVANO
                               DIMINNI              MARIE
    REGION CODE    ADDRESS   : 304-306 BERKSHIRE AVENUE
        01         CITY      :    PATERSON
                   STATE/ZIP : NJ  07510
    MORTGAGE AMOUNT :    81,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     80,922.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       688.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030854384     MORTGAGORS: BOND                 ALAN
                               BOND                 SHEILA
    REGION CODE    ADDRESS   : 871 MACEWEN DRIVE
        01         CITY      :    OSPREY
                   STATE/ZIP : FL  34229
    MORTGAGE AMOUNT :   616,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    615,654.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,901.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030854483     MORTGAGORS: VICK                 JOHN
                               VICK                 CATHERINE
    REGION CODE    ADDRESS   : 40820 250TH AVENUE SE
        01         CITY      :    ENUMCLAW
                   STATE/ZIP : WA  98022
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,805.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,205.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030854558     MORTGAGORS: KORTGE               CHRIS

    REGION CODE    ADDRESS   : 6432 WILLIAMS RIDGE WAY
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78731
    MORTGAGE AMOUNT :   305,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,360.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,322.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030854681     MORTGAGORS: BUCKLEY              EUGENE
                               BUCKLEY              SUSAN
    REGION CODE    ADDRESS   : 20465 SWAN CREEK COURT
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,235.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.90500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,611,550.00
                               P & I AMT:     12,352.50
                               UPB AMT:   1,610,742.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:           99
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030854764     MORTGAGORS: SALZER               BRADLEY

    REGION CODE    ADDRESS   : 3322 JEAN CIRCLE
        01         CITY      :    TAMPA
                   STATE/ZIP : FL  33692
    MORTGAGE AMOUNT :   308,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,008.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,342.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030854988     MORTGAGORS: TRAN                 ANH

    REGION CODE    ADDRESS   : 700 HELLYER AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95111
    MORTGAGE AMOUNT :   174,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    173,883.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,276.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.81600
    ----------------------------------------------------------------
0   0030855134     MORTGAGORS: O'REILLY             PATRICK
                               O'REILLY             MARGARET
    REGION CODE    ADDRESS   : 266 RIDGEBURY ROAD
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 52.94100
    ----------------------------------------------------------------
0   0030855209     MORTGAGORS: WATKINS              WILLIAM
                               WATKINS              ALETHA
    REGION CODE    ADDRESS   : 7700 ELAINE COURT
        01         CITY      :    PORT TOBACCO
                   STATE/ZIP : MD  20677
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,815.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,337.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030855225     MORTGAGORS: WHITE                ALAN
                               WHITE                PATRICIA
    REGION CODE    ADDRESS   : 13 PICKMAN DRIVE UNIT 33
        01         CITY      :    BEDFORD
                   STATE/ZIP : MA  01730
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,076.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,281,200.00
                               P & I AMT:      9,703.49
                               UPB AMT:   1,280,707.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          100
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030855241     MORTGAGORS: ALBANO               RONALDO
                               ALBANO               IMELDA
    REGION CODE    ADDRESS   : 3260 POMERADO DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   279,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,476.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,125.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 89.99600
    ----------------------------------------------------------------
0   0030855381     MORTGAGORS: KULESZKA             ANDREW
                               KULESZKA             MELINDA
    REGION CODE    ADDRESS   : 16 HALL ROAD
        01         CITY      :    STONEHAM
                   STATE/ZIP : MA  02180
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,860.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030855522     MORTGAGORS: TAFT                 JAMES
                               TAFT                 EVELINA
    REGION CODE    ADDRESS   : 2257 NORTH WISTERIA LANE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   288,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,620.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,195.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030855589     MORTGAGORS: LEBRON-BERGES        ALFONSO
                               LEBRON               NYVIS DEL TORO
    REGION CODE    ADDRESS   : 315 CAMBERLY CIRCLE
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : LA  70508
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,840.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030855605     MORTGAGORS: HELLER               KENNETH
                               HELLER               GINGER
    REGION CODE    ADDRESS   : 5521 17TH ST N
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22205
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,653.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.44200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,264,450.00
                               P & I AMT:      9,488.05
                               UPB AMT:   1,263,797.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          101
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030855639     MORTGAGORS: HALL                 DAVID
                               HALL                 KATHERINE
    REGION CODE    ADDRESS   : 2310 VIA CLAVEL
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92631
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030855704     MORTGAGORS: SAGAR                STEPHAN
                               SEMONOFF             SUSAN
    REGION CODE    ADDRESS   : 2597 DERBYSHIRE
        01         CITY      :    CLEVELAND HEIGHTS
                   STATE/ZIP : OH  44106
    MORTGAGE AMOUNT :   285,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,196.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030855753     MORTGAGORS: DUDZINSKI            WALTER
                               DUDZINSKI            LESLIE
    REGION CODE    ADDRESS   : 10 WHITETAIL WAY
        01         CITY      :    CLINTON TWP
                   STATE/ZIP : NJ  08801
    MORTGAGE AMOUNT :   404,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,070.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030855894     MORTGAGORS: PULLARA              FRANK
                               PULLARA              PATRICIA
    REGION CODE    ADDRESS   : 2 MIDDLE CANYON ROAD
        01         CITY      :    CARMEL VALLEY
                   STATE/ZIP : CA  93924
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,787.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,691.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 63.63600
    ----------------------------------------------------------------
0   0030855902     MORTGAGORS: HELMS                FRED
                               HELMS                ALMA
    REGION CODE    ADDRESS   : 6 SARATOGA
        01         CITY      :    DOVE CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   296,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,440.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,125.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,604,250.00
                               P & I AMT:     12,096.56
                               UPB AMT:   1,603,828.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          102
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030855928     MORTGAGORS: CHOATE               HERBERT
                               CHOATE               KATRINA
    REGION CODE    ADDRESS   : 7863 EAST ALTA SIERRA CIRLE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85262
    MORTGAGE AMOUNT :   301,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,241.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 88.40900
    ----------------------------------------------------------------
0   0030856017     MORTGAGORS: KEEVER               KIRK
                               MANDEVILLE           MARY
    REGION CODE    ADDRESS   : 1226 WYNDECROFTE PLACE
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28209
    MORTGAGE AMOUNT :   297,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,614.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,263.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99500
    ----------------------------------------------------------------
0   0030856058     MORTGAGORS: THOMSEN              GARY
                               THOMSEN              MARIEL
    REGION CODE    ADDRESS   : 989 WANDER WAY
        01         CITY      :    INCLINE VILLAGE
                   STATE/ZIP : NV  89451
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,969.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030856116     MORTGAGORS: EVANS                PHILIP

    REGION CODE    ADDRESS   : 722 LAST ARROW DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77079
    MORTGAGE AMOUNT :   233,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,562.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030856157     MORTGAGORS: THOMAS               MICHAEL
                               THOMAS               MARY
    REGION CODE    ADDRESS   : 3925 PATTY LANE
        01         CITY      :    BETHANY
                   STATE/ZIP : OK  73008
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,873.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,730.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,453,400.00
                               P & I AMT:     11,023.54
                               UPB AMT:   1,452,950.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          103
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030856199     MORTGAGORS: COCHRAN              DONALD
                               COCHRAN              LENORA
    REGION CODE    ADDRESS   : 113 NORTH CARVER STREET
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27610
    MORTGAGE AMOUNT :    45,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     44,964.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       411.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:     10.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030856207     MORTGAGORS: HUGEL                ROBERT
                               MASON                LINDA
    REGION CODE    ADDRESS   : 2834 HARRISON STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94110
    MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,233.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,888.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030856355     MORTGAGORS: HEFNER               GEORGE
                               HEFNER               ANNE
    REGION CODE    ADDRESS   : 2 LEDGEWOOD DRIVE
        01         CITY      :    LAS FLORES
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,796.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,230.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.96700
    ----------------------------------------------------------------
0   0030856363     MORTGAGORS: JAWADI               M.
                               JAWADI               JAMEELA
    REGION CODE    ADDRESS   : 717 CHESTERFIELD
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60540
    MORTGAGE AMOUNT :   330,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,569.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030856488     MORTGAGORS: HENSON               RONALD

    REGION CODE    ADDRESS   : 511 QUEEN ST.
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,691.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,375.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,393,700.00
                               P & I AMT:     10,475.56
                               UPB AMT:   1,392,985.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          104
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030856496     MORTGAGORS: BROWN                DAVID
                               LEASURE-BROWN        SHARON
    REGION CODE    ADDRESS   : 2254 PALMER CIRCLE
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CA  94533
    MORTGAGE AMOUNT :   236,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,291.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99646
    ----------------------------------------------------------------
0   0030856520     MORTGAGORS: BOESEN               DANIEL
                               BOESEN               JOANNE
    REGION CODE    ADDRESS   : 1911 BURTON DRIVE
        01         CITY      :    BARTLETT
                   STATE/ZIP : IL  60103
    MORTGAGE AMOUNT :   252,107.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,965.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0030856710     MORTGAGORS: KHALAF               RAMIZ
                               KHALAF               ANDREE
    REGION CODE    ADDRESS   : 510 DORRINGTON BLVD
        01         CITY      :    METAIRIE
                   STATE/ZIP : LA  70005
    MORTGAGE AMOUNT :   496,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    496,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,726.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 71.88400
    ----------------------------------------------------------------
0   0030856868     MORTGAGORS: NWAKIBU              VALENTINE
                               OFFURUM-NWAKIBU      CATENA
    REGION CODE    ADDRESS   : 20713 DELTA DRIVE
        01         CITY      :    LAYTONSVILLE
                   STATE/ZIP : MD  20882
    MORTGAGE AMOUNT :   348,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,866.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,554.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.99700
    ----------------------------------------------------------------
0   0030857106     MORTGAGORS: PETITTI              MICHAEL
                               PETITTI              ANITA
    REGION CODE    ADDRESS   : 12221 SOUTH 35TH STREET
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85044
    MORTGAGE AMOUNT :   248,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,033.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,821.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,580,857.00
                               P & I AMT:     11,842.61
                               UPB AMT:   1,580,156.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          105
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030857304     MORTGAGORS: WILSON               Z.
                               WILSON               LINDA
    REGION CODE    ADDRESS   : 5617 ST ALBANS WAY
        01         CITY      :    BALTIMORE
                   STATE/ZIP : MD  21212
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,028.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030857387     MORTGAGORS: CYWINSKI             RICHARD
                               CYWINSKI             DONNA
    REGION CODE    ADDRESS   : 17745 EAST JAMISON AVENUE
        01         CITY      :    AURORA
                   STATE/ZIP : CO  80016
    MORTGAGE AMOUNT :   271,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,966.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030857429     MORTGAGORS: CREMER               WILLIAM
                               CREMER               ROBIN
    REGION CODE    ADDRESS   : 13559 EAST BLOOMFIELD DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,844.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,900.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 36.76400
    ----------------------------------------------------------------
0   0030857452     MORTGAGORS: TZANNES              ALEXIS
                               BARRETT              ERIN
    REGION CODE    ADDRESS   : 72 GRASSLAND STREET
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   223,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,057.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030857569     MORTGAGORS: BUTTINO              LOUIS
                               BUTTINO              CYNTHIA
    REGION CODE    ADDRESS   : 2838 STONE MILL COURT
        01         CITY      :    BEAVERCREEK
                   STATE/ZIP : OH  45434
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,788.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,346,400.00
                               P & I AMT:     10,066.04
                               UPB AMT:   1,345,890.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          106
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030857577     MORTGAGORS: THOMAS               SAMUEL

    REGION CODE    ADDRESS   : 25324 BORMANN DRIVE
        01         CITY      :    NEW BRAUNFELS
                   STATE/ZIP : TX  78132
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,589.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030857767     MORTGAGORS: HACALA               CHARLES
                               HACALA               ELIZABETH
    REGION CODE    ADDRESS   : 423 CONCORD ROAD
        01         CITY      :    BEDFORD
                   STATE/ZIP : MA  01730
    MORTGAGE AMOUNT :   299,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,193.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.93700
    ----------------------------------------------------------------
0   0030857890     MORTGAGORS: RINKER               DELITHA

    REGION CODE    ADDRESS   : 5 SWEET GUM COURT
        01         CITY      :    COLUMBIA
                   STATE/ZIP : SC  29223
    MORTGAGE AMOUNT :   227,999.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,849.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 60.79900
    ----------------------------------------------------------------
0   0030857932     MORTGAGORS: CHEN                 WEIMIN
                               CHEN                 PEGGY
    REGION CODE    ADDRESS   : 28701 KING ARTHUR COURT
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   488,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,680.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,623.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030857965     MORTGAGORS: LEONARD              JEFFREY
                               LEONARD              LISA
    REGION CODE    ADDRESS   : 19 DITZHAZY COURT
        01         CITY      :    ROSEVILLE
                   STATE/ZIP : CA  95678
    MORTGAGE AMOUNT :   222,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,415.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 93.41400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,489,299.00
                               P & I AMT:     11,112.78
                               UPB AMT:   1,488,535.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          107
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030858021     MORTGAGORS: WELHAM               MARK
                               INTARTAGLIA          ROSALIE
    REGION CODE    ADDRESS   : 111 PHOENIXVILLE PIKE
        01         CITY      :    MALVERN
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   233,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,019.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,671.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.98100
    ----------------------------------------------------------------
0   0030858088     MORTGAGORS: MARKS                LEE
                               MARKS                MARGARET
    REGION CODE    ADDRESS   : 728 EAST GREEN LANE
        01         CITY      :    WOODSTOCK
                   STATE/ZIP : GA  30189
    MORTGAGE AMOUNT :   280,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,161.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,057.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0030858179     MORTGAGORS: HAYGOOD              JACK
                               HAYGOOD              DONNA
    REGION CODE    ADDRESS   : 5200 WHISPER DRIVE
        01         CITY      :    CORAL SPRINGS
                   STATE/ZIP : FL  33067
    MORTGAGE AMOUNT :   408,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    408,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,065.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030858195     MORTGAGORS: DEJEAN III           BAPTISTE
                               KLEINE               TERI
    REGION CODE    ADDRESS   : 10 FELICITY TRACE PLACE
        01         CITY      :    THE WOODLANDS
                   STATE/ZIP : TX  77382
    MORTGAGE AMOUNT :   191,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    191,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,419.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030858237     MORTGAGORS: PAK                  EDWARD
                               KIM                  HUI
    REGION CODE    ADDRESS   : 19834 GLEN BRAE DRIVE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   634,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    634,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,763.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 74.99700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,747,000.00
                               P & I AMT:     12,977.48
                               UPB AMT:   1,746,481.43

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          108
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030858245     MORTGAGORS: JACKSON              PHILIP
                               JACKSON              SHERRY
    REGION CODE    ADDRESS   : 6420 NORTH EAST DAVIS ST.
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97213
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,839.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 64.47300
    ----------------------------------------------------------------
0   0030858294     MORTGAGORS: CHOPPIN              SAMUEL
                               HENRY-CHOPPIN        MARY
    REGION CODE    ADDRESS   : 4906 MAYMANOR CIRCLE
        01         CITY      :    NASHVILLE
                   STATE/ZIP : TN  37205
    MORTGAGE AMOUNT :   415,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,735.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,117.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 74.10700
    ----------------------------------------------------------------
0   0030858443     MORTGAGORS: NEWCOMB              JULIE
                               NEWCOMB              RICHARD
    REGION CODE    ADDRESS   : 2625 BURRIER LANE
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92680
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,833.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,960.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 92.22614
    ----------------------------------------------------------------
0   0030858500     MORTGAGORS: SLEETE               JEFFREY
                               SLEETE               DENISE
    REGION CODE    ADDRESS   : 13815 CRIPPLEGATE ROAD
        01         CITY      :    PHOENIX
                   STATE/ZIP : MD  21131
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,805.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 85.29400
    ----------------------------------------------------------------
0   0030858542     MORTGAGORS: RYAN                 MARY
                               NERADKA              JEFFREY
    REGION CODE    ADDRESS   : 2539 NO.UPLAND STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   225,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,444.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,635.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,436,600.00
                               P & I AMT:     10,661.37
                               UPB AMT:   1,435,658.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          109
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030858609     MORTGAGORS: MCINERNEY            MICHAEL
                               MCINERNEY            AMADA
    REGION CODE    ADDRESS   : 880 CREEK WOOD CIRCLE
        01         CITY      :    FAIRVIEW
                   STATE/ZIP : TX  75069
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,824.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030858641     MORTGAGORS: EIBSEN               DONALD
                               EIBEN                LAURA
    REGION CODE    ADDRESS   : 3131 EAST 7TH AVENUE
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80206
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,757.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,854.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030858757     MORTGAGORS: POLLARD              GARRY
                               POLLARD              DARCY
    REGION CODE    ADDRESS   : 820 RIDGE DRIVE
        01         CITY      :    CONCORD
                   STATE/ZIP : CA  94518
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,760.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,523.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030858765     MORTGAGORS: BOSSELAIT            ROBERT
                               BOSSELAIT            PAMELA
    REGION CODE    ADDRESS   : 466 W ANGUS WAY
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   254,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,129.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,865.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------
0   0030858849     MORTGAGORS: GEBHART              ANN

    REGION CODE    ADDRESS   : 8801 WANDERING TRAIL DRIVE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 76.47000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,510,300.00
                               P & I AMT:     11,210.12
                               UPB AMT:   1,509,472.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          110
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030858864     MORTGAGORS: BENT                 COREY

    REGION CODE    ADDRESS   : 3009 S HILL STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22202
    MORTGAGE AMOUNT :   239,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,981.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,713.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0030859003     MORTGAGORS: RYAN                 GREGORY
                               RYAN                 MAUREEN
    REGION CODE    ADDRESS   : 3 DONALD ROAD
        01         CITY      :    BURLINGTON
                   STATE/ZIP : MA  01803
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,844.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,900.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 73.52900
    ----------------------------------------------------------------
0   0030859110     MORTGAGORS: KULKARNI             KRISHNA
                               KULKARNI             RAMA
    REGION CODE    ADDRESS   : 1467 PETAL WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   354,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,162.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,600.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030859136     MORTGAGORS: BELL                 LORRIE
                               BELL                 RANDY
    REGION CODE    ADDRESS   : 216 RODEO COURT
        01         CITY      :    SAN DIMAS
                   STATE/ZIP : CA  91773
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,861.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,753.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030859177     MORTGAGORS: WAISHAMPAYAN         ANAND
                               WAISHAMPAYAN         VARSHA
    REGION CODE    ADDRESS   : 7 ROBIN CIRCLE
        01         CITY      :    PRINCETON
                   STATE/ZIP : NJ  08550
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,284.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,633.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,418,050.00
                               P & I AMT:     10,600.74
                               UPB AMT:   1,417,134.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          111
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030859201     MORTGAGORS: MUSIAL               BART
                               SCHNEIDER-MUSIAL     DEBRA
    REGION CODE    ADDRESS   : 2600 NORTHWEST 27TH AVENUE
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33434
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,765.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 71.75500
    ----------------------------------------------------------------
0   0030859235     MORTGAGORS: DUFFNEY              JIM
                               DUFFNEY              COLLEEN
    REGION CODE    ADDRESS   : 5 RIVERSIDE DRIVE
        01         CITY      :    RUMSON
                   STATE/ZIP : NJ  07760
    MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,268.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,353.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030859326     MORTGAGORS: WEISZ                JOHN
                               WEISZ                VIRGINIA
    REGION CODE    ADDRESS   : 771 WESTHOLME AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90024
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,563.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,769.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.28571
    ----------------------------------------------------------------
0   0030859342     MORTGAGORS: GOLDEN               BARRY
                               GOLDEN               CATHRYN
    REGION CODE    ADDRESS   : 4716 CAMINITO CALMOSO
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   205,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    205,104.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,543.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.96900
    ----------------------------------------------------------------
0   0030859391     MORTGAGORS: KITLAS               PAUL

    REGION CODE    ADDRESS   : 33901 AVENIDA CALITA
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   233,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.86300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,652,600.00
                               P & I AMT:     12,187.18
                               UPB AMT:   1,651,536.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          112
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030859490     MORTGAGORS: KRAUSE               RICHARD
                               KRAUSE               CHRISTINE
    REGION CODE    ADDRESS   : 56 LAWRENCE ROAD
        01         CITY      :    RANDOLPH
                   STATE/ZIP : NJ  07869
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,847.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 74.80900
    ----------------------------------------------------------------
0   0030859706     MORTGAGORS: WITTENBERG           ERIC
                               WITTENBERG           JANET
    REGION CODE    ADDRESS   : LOT 17 MC AFEE FARMS
        01         CITY      :    BEDFORD
                   STATE/ZIP : NH  03110
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,816.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,074.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.53500
    ----------------------------------------------------------------
0   0030860019     MORTGAGORS: MIQUELON             MARK
                               MIQUELON             LINDA
    REGION CODE    ADDRESS   : 12065 CALLE CORVO
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80926
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,846.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030860126     MORTGAGORS: JOHNSON              JIMMY
                               JOHNSON              MIMI
    REGION CODE    ADDRESS   : 2715 CORTE AMATISTA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    550,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,035.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
0   0030860134     MORTGAGORS: PATEL                MANOJ
                               PATEL                ANILA
    REGION CODE    ADDRESS   : 5085 CARTILLA AVENUE
        01         CITY      :    ALTO LOMA
                   STATE/ZIP : CA  92031
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,823.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,791.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 60.97500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,560,000.00
                               P & I AMT:     11,566.02
                               UPB AMT:   1,559,334.80

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          113
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030860209     MORTGAGORS: HANDY                MARK
                               SEHAM                GRETEL
    REGION CODE    ADDRESS   : 35 CORNELL DRIVE
        01         CITY      :    EAST BRUNSWICK
                   STATE/ZIP : NJ  08816
    MORTGAGE AMOUNT :   228,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,718.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.99800
    ----------------------------------------------------------------
0   0030860399     MORTGAGORS: MOSER                DOROTHY
                               RANDOLPH             NANCY
    REGION CODE    ADDRESS   : 7500 OVERLOOKED PLACE
        01         CITY      :    ANNADALE
                   STATE/ZIP : VA  22003
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,846.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030860472     MORTGAGORS: FINLEY               ELIZABETH
                               HOWARD               RONALD
    REGION CODE    ADDRESS   : 3385 CRAZY HORSE DRIVE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   260,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,633.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,959.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030860738     MORTGAGORS: MARTIN               FRANK
                               MARTIN               RUTH
    REGION CODE    ADDRESS   : 730 POPES VALLEY DRIVE
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80919
    MORTGAGE AMOUNT :   262,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,636.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,997.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030860761     MORTGAGORS: EPPERSON             G
                               EPPERSON             KATHERINE
    REGION CODE    ADDRESS   : 1 MASTERS COURT
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,745.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,682.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 71.15300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,362,350.00
                               P & I AMT:     10,161.10
                               UPB AMT:   1,361,612.68

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          114
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030860936     MORTGAGORS: MC GILVRAY           MICHAEL
                               MC GILVRAY           MARY
    REGION CODE    ADDRESS   : 2880 KERRY DRIVE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   228,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,807.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030861058     MORTGAGORS: HOLIDAY              ALBERT
                               HOLIDAY              CATHERINE
    REGION CODE    ADDRESS   : 2615 D. AVE
        01         CITY      :    ANACORTES
                   STATE/ZIP : WA  98221
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,798.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030861108     MORTGAGORS: PARKER               CULVER
                               PARKER               ELISA
    REGION CODE    ADDRESS   : 63 TUNA PUNA LANE
        01         CITY      :    CORONADO
                   STATE/ZIP : CA  92118
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,771.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030861116     MORTGAGORS: VAUGHT               B
                               VAUGHT               MAJORIE
    REGION CODE    ADDRESS   : 2401 KETTERING PLACE
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   288,660.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,660.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,018.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0030861199     MORTGAGORS: FOOTE                MORRIS
                               FOOTE                CHERYL
    REGION CODE    ADDRESS   : 5402 BACKLICK WOODS COURT
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : VA  22151
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,777.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,524.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.13200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,505,610.00
                               P & I AMT:     11,064.74
                               UPB AMT:   1,504,815.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          115
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030861264     MORTGAGORS: SMITH                ROBERT
                               SMITH                JILL
    REGION CODE    ADDRESS   : 6800 TURTLE CREEK BOULEVARD
        01         CITY      :    UNIVERSITY PARK
                   STATE/ZIP : TX  75205
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    600,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,402.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 52.17300
    ----------------------------------------------------------------
0   0030861363     MORTGAGORS: BLUM                 JOHN

    REGION CODE    ADDRESS   : 9811 SCHEER COURT
        01         CITY      :    HARRISBURG
                   STATE/ZIP : NC  28075
    MORTGAGE AMOUNT :   262,240.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,068.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,947.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030861462     MORTGAGORS: RUSSELL              JAMES
                               RUSSELL              T.
    REGION CODE    ADDRESS   : 3623 AMBER HILLS DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75287
    MORTGAGE AMOUNT :   221,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,751.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,628.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99600
    ----------------------------------------------------------------
0   0030861603     MORTGAGORS: LEWIS                R.
                               ZUNICH               KATHRYN
    REGION CODE    ADDRESS   : 3112 N. PEARY STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,103.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030861652     MORTGAGORS: MC NEAL              DONALD
                               LARSON               MICHELLE
    REGION CODE    ADDRESS   : 15 VIRGIL WALK
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90032
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,803.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 52.17300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,664,140.00
                               P & I AMT:     12,309.00
                               UPB AMT:   1,663,623.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          116
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030861728     MORTGAGORS: VASUDEVAN            SRINIVASAN
                               VASUDEVAN            UMA
    REGION CODE    ADDRESS   : 1222 NORTH CALLE VISTASO
        01         CITY      :    SAN DIMAS
                   STATE/ZIP : CA  91773
    MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,339.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030861793     MORTGAGORS: JEONG                KWANG
                               WON                  JONG
    REGION CODE    ADDRESS   : 949 SOUTH HIGHLAND AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90036
    MORTGAGE AMOUNT :   285,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,127.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,193.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030861827     MORTGAGORS: FRAHM                ROBERT

    REGION CODE    ADDRESS   : 3923 ARNOLD STREET
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77005
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,832.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 69.44400
    ----------------------------------------------------------------
0   0030861868     MORTGAGORS: COX                  LELAND
                               COX                  CYNTHIA
    REGION CODE    ADDRESS   : 1725 MACKENZIE DRIVE
        01         CITY      :    CEDAR RAPIDS
                   STATE/ZIP : IA  52328
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,539.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030861900     MORTGAGORS: VAUGHN               DONALD
                               VAUGHN               REBECCA
    REGION CODE    ADDRESS   : 724 TOWNE LAKE DRIVE
        01         CITY      :    MONTGOMERY
                   STATE/ZIP : AL  36117
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,838.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,355,800.00
                               P & I AMT:     10,078.56
                               UPB AMT:   1,355,138.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          117
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030861942     MORTGAGORS: MOSMAN               KEVIN
                               MOSMAN               CARLA
    REGION CODE    ADDRESS   : 3101 NORTH OAKLAND STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,834.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030862015     MORTGAGORS: BUCHMAN              GEORGE
                               BUCHMAN              CHRISTIE
    REGION CODE    ADDRESS   : 5874 WINTEROAKS PLACE
        01         CITY      :    FREDERICK
                   STATE/ZIP : MD  21701
    MORTGAGE AMOUNT :   254,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,046.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,954.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0030862031     MORTGAGORS: CORBETT              CHRISTOPHER
                               CORBETT              REBECCA
    REGION CODE    ADDRESS   : 7 BEECHDALE ROAD
        01         CITY      :    BALTIMORE
                   STATE/ZIP : MD  21210
    MORTGAGE AMOUNT :   223,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,658.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------
0   0030862049     MORTGAGORS: WHEELER              JEFFREY
                               WHEELER              CYNTHIA
    REGION CODE    ADDRESS   : 1383 CROWN TERRACE
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30062
    MORTGAGE AMOUNT :   227,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,347.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,669.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.99200
    ----------------------------------------------------------------
0   0030862056     MORTGAGORS: PEEL                 L.
                               PEEL                 DENISE
    REGION CODE    ADDRESS   : 10400 MASTERS TERRACE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,647.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,582.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,439,100.00
                               P & I AMT:     10,541.11
                               UPB AMT:   1,438,275.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          118
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030862106     MORTGAGORS: LABRUM               JEFFREY
                               LABRUM               YVONNE
    REGION CODE    ADDRESS   : 1103 EAST KAEL STREET
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85023
    MORTGAGE AMOUNT :   216,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,586.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.98400
    ----------------------------------------------------------------
0   0030862239     MORTGAGORS: BJORNSON             TORLEIF
                               BJORNSON             CELESTE
    REGION CODE    ADDRESS   : 7030 DANIEL COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   286,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,012.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,125.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030862361     MORTGAGORS: GERVAIS              LAWRENCE
                               GERVAIS              SUSAN
    REGION CODE    ADDRESS   : 1908 ELMORE AVENUE
        01         CITY      :    DOWNERS GROVE
                   STATE/ZIP : IL  60515
    MORTGAGE AMOUNT :   382,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,873.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030862403     MORTGAGORS: JOHNSON              KERRY
                               JOHNSON              LISA
    REGION CODE    ADDRESS   : 530 COTTONWOOD PL.
        01         CITY      :    FAIRVIEW
                   STATE/ZIP : TX  75069
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030862668     MORTGAGORS: SCHOOLEY             DAN
                               SCHOOLEY             PEGGY
    REGION CODE    ADDRESS   : 370 STERNS ROAD
        01         CITY      :    MARLBOROUGH
                   STATE/ZIP : MA  01752
    MORTGAGE AMOUNT :   280,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,060.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,437,750.00
                               P & I AMT:     10,618.00
                               UPB AMT:   1,437,562.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          119
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030862684     MORTGAGORS: KOZIN                MARC
                               KOZIN                DONNA
    REGION CODE    ADDRESS   : 40 ROBINSON ROAD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   585,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    584,587.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,191.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.52200
    ----------------------------------------------------------------
0   0030862734     MORTGAGORS: DANGERFIELD          H.
                               ROOT                 LAURIE
    REGION CODE    ADDRESS   : 67 RUTHERFORD CIRCLE
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   233,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,435.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,673.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030862742     MORTGAGORS: LEWULLIS             ROBERT
                               LEWULLIS             SANDRA
    REGION CODE    ADDRESS   : 4014 WOOD DRIVE
        01         CITY      :    WALNUTPORT
                   STATE/ZIP : PA  18088
    MORTGAGE AMOUNT :   120,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    120,315.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       862.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 92.68600
    ----------------------------------------------------------------
0   0030862759     MORTGAGORS: GLASGOW              ROBERT
                               GLASGOW              BRONWYN
    REGION CODE    ADDRESS   : 46958 FAIRHILLS COURT
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   231,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,459.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,780.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030862767     MORTGAGORS: FOSTER               PARRAN

    REGION CODE    ADDRESS   : 8650 COURTNEY DRIVE
        01         CITY      :    WALDORF
                   STATE/ZIP : MD  20603
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.01500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,400,600.00
                               P & I AMT:     10,195.59
                               UPB AMT:   1,399,796.94

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          120
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030862783     MORTGAGORS: SLAVKIN              STEVEN
                               SLAVKIN              NANCY
    REGION CODE    ADDRESS   : 524 DRYAD ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90402
    MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    415,720.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,052.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030862809     MORTGAGORS: GARCIA               PAUL
                               GARCIA               BLANCA
    REGION CODE    ADDRESS   : 315 BOX OAK
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78230
    MORTGAGE AMOUNT :   437,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    437,663.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,251.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0030862866     MORTGAGORS: KRUM                 KEVIN
                               KRUM                 KATHLEEN
    REGION CODE    ADDRESS   : 50 CONIFER DR.
        01         CITY      :    EVERGREEN
                   STATE/ZIP : CO  80439
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 71.81000
    ----------------------------------------------------------------
0   0030862916     MORTGAGORS: NOYES                PHILIP

    REGION CODE    ADDRESS   : 1205 W CONWAY DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30327
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,597.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,402.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.58800
    ----------------------------------------------------------------
0   0030862957     MORTGAGORS: CAMPANERO            GREGORY
                               CAMPANERO            ROBERTA
    REGION CODE    ADDRESS   : 16 HALBRIGHT COURT
        01         CITY      :    TIMONIUM
                   STATE/ZIP : MD  21093
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,846.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,938,950.00
                               P & I AMT:     14,308.48
                               UPB AMT:   1,937,981.79

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          121
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030862973     MORTGAGORS: KUO                  TERRY
                               TRAN                 ANH
    REGION CODE    ADDRESS   : 29 WHISPERING PINES
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92720
    MORTGAGE AMOUNT :   242,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,437.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,780.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.88500
    ----------------------------------------------------------------
0   0030862999     MORTGAGORS: DUTTON               WARD
                               DUTTON               LORI
    REGION CODE    ADDRESS   : 9 SEGADA
        01         CITY      :    RANCHO SANTA MARGARITA
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   286,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,197.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,051.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030863294     MORTGAGORS: GIORDANO             ANNETTE
                               CONKLING             PETER
    REGION CODE    ADDRESS   : 112 WOODCLIFF BOULEVARD
        01         CITY      :    MARLBORO
                   STATE/ZIP : NJ  07751
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,927.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.91600
    ----------------------------------------------------------------
0   0030863351     MORTGAGORS: ABKEMEIER            LAURIE
                               ABKEMEIER            KURT
    REGION CODE    ADDRESS   : 46 ROWAN ROAD
        01         CITY      :    SUMMIT
                   STATE/ZIP : NJ  07901
    MORTGAGE AMOUNT :   584,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    584,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,438.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030863591     MORTGAGORS: TAYLOR               TERRY
                               TAYLOR               SUSAN
    REGION CODE    ADDRESS   : 4812 CRANBROOK DRIVE WEST
        01         CITY      :    COLLEYVILLE
                   STATE/ZIP : TX  76034
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,758.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,641.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,729,500.00
                               P & I AMT:     12,839.30
                               UPB AMT:   1,728,893.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          122
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030863641     MORTGAGORS: CHOE                 JONG

    REGION CODE    ADDRESS   : 11663 MONOGRAM AVENUE
        01         CITY      :    GRANADA HILLS
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   168,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    167,995.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,277.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.97100
    ----------------------------------------------------------------
0   0030863740     MORTGAGORS: HARTMAN              JOHN
                               HARTMAN              ANGELA
    REGION CODE    ADDRESS   : 7846 JOHN WAYNE LANE
        01         CITY      :    VACAVILLE
                   STATE/ZIP : CA  95688
    MORTGAGE AMOUNT :   239,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,017.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,652.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030863799     MORTGAGORS: MEEKS                DEREK
                               MEEKS                LISA
    REGION CODE    ADDRESS   : 53 PHEASANT RIDGE DRIVE
        01         CITY      :    HENDERSON
                   STATE/ZIP : NV  89014
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,478.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030863815     MORTGAGORS: VOGT                 THOMAS
                               VOGT                 SUSAN
    REGION CODE    ADDRESS   : 9725 GAVIN STONE AVENUE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89128
    MORTGAGE AMOUNT :   393,772.00  OPTION TO CONVERT :
    UNPAID BALANCE :    393,501.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,855.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.99900
    ----------------------------------------------------------------
0   0030864003     MORTGAGORS: ANDERSON             G
                               ANDERSON             CHRISTINE
    REGION CODE    ADDRESS   : 162 OLD GANNETT ROAD
        01         CITY      :    SCITUATE
                   STATE/ZIP : MA  02066
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.96600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,346,072.00
                               P & I AMT:      9,910.76
                               UPB AMT:   1,345,514.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          123
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030864060     MORTGAGORS: TELANDER             THOMAS

    REGION CODE    ADDRESS   : 4817 94 STREET W
        01         CITY      :    BLOOMINGTON
                   STATE/ZIP : MN  55437
    MORTGAGE AMOUNT :   263,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,954.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030864144     MORTGAGORS: CUNLIFFE             STEPHEN
                               CUNLIFFE             ROBIN
    REGION CODE    ADDRESS   : 5572 LINEA DEL CIELO
        01         CITY      :    RANCHO SANTA FE
                   STATE/ZIP : CA  92067
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,595.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,940.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 69.89200
    ----------------------------------------------------------------
0   0030864169     MORTGAGORS: NEWMAN               RICHARD
                               NEWMAN               LILLIAN
    REGION CODE    ADDRESS   : 12130 EAST MOUNTAIN VIEW ROAD
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,585.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,869.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030864367     MORTGAGORS: ARMSTRONG            DAVID
                               ARMSTRONG            KAREN
    REGION CODE    ADDRESS   : 3 BLUE FOX COURT
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80127
    MORTGAGE AMOUNT :   390,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,344.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030864375     MORTGAGORS: EVANS                CHRISTOPHER

    REGION CODE    ADDRESS   : 1617 AUBURN AVENUE
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20850
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,787,550.00
                               P & I AMT:     13,346.34
                               UPB AMT:   1,786,725.80

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          124
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030864656     MORTGAGORS: AKKOR                DENIZ ZIYA
                               AKKOR                AYSE GUL
    REGION CODE    ADDRESS   : 6704 DONEGAN COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22315
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,793.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.18900
    ----------------------------------------------------------------
0   0030864664     MORTGAGORS: PROCTOR              JAMES
                               PROCTOR              LORI
    REGION CODE    ADDRESS   : 918 ALKIRE LAKE DRIVE
        01         CITY      :    SUGAR LAND
                   STATE/ZIP : TX  77478
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,726.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,344.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030865158     MORTGAGORS: GURROLA              RAFAEL
                               GURROLA              DORA
    REGION CODE    ADDRESS   : 554 BALSAM AVENUE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   229,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,808.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030865448     MORTGAGORS: BRANDES              BENJAMIN
                               BRANDES              ROBIN
    REGION CODE    ADDRESS   : 12 THORNY LEA ROAD
        01         CITY      :    SHARON
                   STATE/ZIP : MA  02067
    MORTGAGE AMOUNT :   321,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,572.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,305.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0030865505     MORTGAGORS: CHIPPS               JON

    REGION CODE    ADDRESS   : 411 GRENELEFE COURT
        01         CITY      :    HOLLAND
                   STATE/ZIP : OH  43528
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,832.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,534,700.00
                               P & I AMT:     11,391.86
                               UPB AMT:   1,533,824.84

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          125
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030865554     MORTGAGORS: CUMMINGS             L.M.
                               CUMMINGS             SHARON
    REGION CODE    ADDRESS   : 2815 CORTE ESMERALDA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,712.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,266.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030865588     MORTGAGORS: MC BRIDE             MICHAEL
                               MC BRIDE             LINDA
    REGION CODE    ADDRESS   : 5203 CROWN AVENUE
        01         CITY      :    LA CANADA
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   273,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,984.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030865901     MORTGAGORS: BREWER               RAYMOND
                               BREWER               PATRICIA
    REGION CODE    ADDRESS   : 9614 PIPECREEK STREET
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78251
    MORTGAGE AMOUNT :   309,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,502.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,326.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.99200
    ----------------------------------------------------------------
0   0030865992     MORTGAGORS: LASLEY               JUDY
                               LASLEY               MICHAEL
    REGION CODE    ADDRESS   : 6402 WOOD POINTE DRIVE
        01         CITY      :    GLENN DALE
                   STATE/ZIP : MD  20769
    MORTGAGE AMOUNT :   227,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,105.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.85700
    ----------------------------------------------------------------
0   0030866107     MORTGAGORS: NOEL                 MARCELLA

    REGION CODE    ADDRESS   : 6257 HARBIN DRIVE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22310
    MORTGAGE AMOUNT :   217,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,404.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,596.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,468,250.00
                               P & I AMT:     10,882.10
                               UPB AMT:   1,467,473.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          126
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030866156     MORTGAGORS: MAGARELLI            PAUL
                               MAGARELLI            JUDITH
    REGION CODE    ADDRESS   : 10300 NORTH TOMAHAWK ROAD
        01         CITY      :    PARKER
                   STATE/ZIP : CO  80134
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,793.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.74400
    ----------------------------------------------------------------
0   0030866198     MORTGAGORS: FITZGERALD           JOHN
                               FITZGERALD           KIMBERLY
    REGION CODE    ADDRESS   : 468 W. HONEY CREEK ROAD
        01         CITY      :    TOWN OF EAST TROU
                   STATE/ZIP : WI  53105
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,083.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030866214     MORTGAGORS: MCGOWAN              MICHAEL
                               MCGOWAN              RACHEL
    REGION CODE    ADDRESS   : 5 MERRIMACK RIVER ROAD
        01         CITY      :    GROVELAND
                   STATE/ZIP : MA  01834
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030866388     MORTGAGORS: CHEN                 ERIC
                               CHEN                 SAMANTHA
    REGION CODE    ADDRESS   : 12255 SARAGLEN DRIVE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,419.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.96551
    ----------------------------------------------------------------
0   0030866412     MORTGAGORS: SELEZNOW             ERIC
                               SELEZNOW             MADELINE
    REGION CODE    ADDRESS   : 13400 FAIRLAND PARK DRIVE
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20904
    MORTGAGE AMOUNT :   308,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,492.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,265.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,524,700.00
                               P & I AMT:     11,037.59
                               UPB AMT:   1,523,705.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          127
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030866560     MORTGAGORS: PUGSLEY              KENNETH
                               HENSON-PUGSLEY       SINDIE
    REGION CODE    ADDRESS   : 1342 DISCOVERY BAY BLVD
        01         CITY      :    DISCOVERY BAY
                   STATE/ZIP : CA  94514
    MORTGAGE AMOUNT :   274,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,379.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,086.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030866677     MORTGAGORS: BOLINE               GLEN
                               BOLINE               KATHRYN
    REGION CODE    ADDRESS   : 8825 NORTH FLINT WAY
        01         CITY      :    PARK CITY
                   STATE/ZIP : UT  84098
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,826.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 54.08100
    ----------------------------------------------------------------
0   0030866693     MORTGAGORS: WILLCUTTS            MICHAEL
                               WILLCUTTS            KAREN
    REGION CODE    ADDRESS   : 2222 CLEAR SPRING DRIVE N.
        01         CITY      :    IRVING
                   STATE/ZIP : TX  75063
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,788.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,584.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030866735     MORTGAGORS: HARPER               JAMES
                               HARPER               JUDY
    REGION CODE    ADDRESS   : 820 HIGHLAND BEND COVE
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30202
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,822.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 77.87600
    ----------------------------------------------------------------
0   0030866859     MORTGAGORS: CODOMO               LAURI
                               CODOMO               MIKE
    REGION CODE    ADDRESS   : 5226 NW VILLAGE PARK DR
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98027
    MORTGAGE AMOUNT :   281,590.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,016.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,165.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.99716
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,425,140.00
                               P & I AMT:     10,740.97
                               UPB AMT:   1,423,833.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          128
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030867089     MORTGAGORS: WILSON               NORMAN
                               WILSON               JOAN
    REGION CODE    ADDRESS   : 11280 W JEWELL DRIVE
        01         CITY      :    LAKEWOOD
                   STATE/ZIP : CO  80227
    MORTGAGE AMOUNT :   217,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,612.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030867097     MORTGAGORS: BARTLEY              GEORGE
                               BARTLEY              EVA
    REGION CODE    ADDRESS   : 112 GRANBERRY WAY
        01         CITY      :    MADISON
                   STATE/ZIP : MS  39110
    MORTGAGE AMOUNT :   227,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,108.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030867196     MORTGAGORS: WYLLIE               ROBERT
                               WYLLIE               JAYNE
    REGION CODE    ADDRESS   : 10143 EAST RISING SUN PLACE
        01         CITY      :    GOLD CANYON
                   STATE/ZIP : AZ  85219
    MORTGAGE AMOUNT :   220,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,350.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,655.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.98800
    ----------------------------------------------------------------
0   0030867212     MORTGAGORS: DANIELS              JEFFREY
                               DANIELS              SHARON
    REGION CODE    ADDRESS   : 11050 STEWART MILL ROAD
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030867345     MORTGAGORS: SATO                 SCOTT
                               SATO                 SIMONE
    REGION CODE    ADDRESS   : 723-725 BALBOA COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92109
    MORTGAGE AMOUNT :   385,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,954.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,893.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,275,000.00
                               P & I AMT:      9,559.89
                               UPB AMT:   1,274,613.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          129
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030867386     MORTGAGORS: KEGEL                MARK
                               KEGEL                PATRICIA
    REGION CODE    ADDRESS   : 1 AUBURN STREET
        01         CITY      :    CONCORD
                   STATE/ZIP : NH  03301
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,318.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,223.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030867451     MORTGAGORS: CHASE                PETER
                               ATMAN                BECKY
    REGION CODE    ADDRESS   : 952 REDDINGTON COURT
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94596
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,893.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 76.11900
    ----------------------------------------------------------------
0   0030867576     MORTGAGORS: ROTHWELL             J
                               ROTHWELL             LOU ANN
    REGION CODE    ADDRESS   : 6905 W. GRANDADA DRIVE
        01         CITY      :    PALMSDALE
                   STATE/ZIP : CA  93551
    MORTGAGE AMOUNT :   233,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,714.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030867618     MORTGAGORS: FLEWELLING           JERRY
                               FLEWELLING           DONNA
    REGION CODE    ADDRESS   : 3021 MARNA AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90808
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,836.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,076.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030867634     MORTGAGORS: LOPEZ                HECTOR
                               LOPEZ                NORMA
    REGION CODE    ADDRESS   : 3272 POMERADO DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   274,835.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,672.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,137.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 94.98850
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,326,035.00
                               P & I AMT:     10,045.10
                               UPB AMT:   1,325,527.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          130
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030867675     MORTGAGORS: MINAHAN              MARK
                               MINAHAN              BRENDA
    REGION CODE    ADDRESS   : 8013 VILLEFRANCHE
        01         CITY      :    CORPUS CHRISTI
                   STATE/ZIP : TX  78414
    MORTGAGE AMOUNT :   227,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,669.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 69.46500
    ----------------------------------------------------------------
0   0030867808     MORTGAGORS: ADAMS                MARY
                               VISSER               PIET
    REGION CODE    ADDRESS   : 5265 LAWTON AVE.
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94618
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,831.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 56.98300
    ----------------------------------------------------------------
0   0030867857     MORTGAGORS: CORBALIS             LEO
                               CORBALIS             BARBARA
    REGION CODE    ADDRESS   : 4952 NEW WORLD DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95136
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.00600
    ----------------------------------------------------------------
0   0030867907     MORTGAGORS: DEL NIDO             PEDRO
                               DEL NIDO             MARTHA
    REGION CODE    ADDRESS   : 9 HERITAGE DRIVE
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   474,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,566.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 71.16900
    ----------------------------------------------------------------
0   0030867972     MORTGAGORS: HEWITT               STANLEY
                               HEWITT               DEBORAH
    REGION CODE    ADDRESS   : 167 NORTH TAYLOR POINT DRIVE
        01         CITY      :    THE WOODLANDS
                   STATE/ZIP : TX  77382
    MORTGAGE AMOUNT :   325,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,385.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,510,300.00
                               P & I AMT:     11,102.52
                               UPB AMT:   1,510,131.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          131
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030867980     MORTGAGORS: CUTLER               ROBIN
                               NGUYEN               HOAN
    REGION CODE    ADDRESS   : 621 SALT LAKE DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95133
    MORTGAGE AMOUNT :   248,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,888.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030868004     MORTGAGORS: DENNY                KEVIN
                               THOMAS               CHARLES
    REGION CODE    ADDRESS   : 203 SILVER FOX LANE
        01         CITY      :    DOWNINGTOWN
                   STATE/ZIP : PA  19335
    MORTGAGE AMOUNT :   224,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,649.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030868178     MORTGAGORS: THOMPSON             JEFFREY
                               THOMPSON             MELANIE
    REGION CODE    ADDRESS   : SMOTHERS RD
        01         CITY      :    WESTERVILLE
                   STATE/ZIP : OH  43082
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,834.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,998.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/26
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 66.39656
    ----------------------------------------------------------------
0   0030868186     MORTGAGORS: BERNDT               EUGENE
                               MCGUIGAN             COLLEEN
    REGION CODE    ADDRESS   : 1701 MONTAFIA LANE
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,752.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,610.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030868244     MORTGAGORS: DALTNER              JOHN
                               DALTNER              CECILIA
    REGION CODE    ADDRESS   : 3325 HARNESS CREEK
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21403
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,771.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,598.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 57.37700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,438,200.00
                               P & I AMT:     10,744.61
                               UPB AMT:   1,437,407.17

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          132
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030868301     MORTGAGORS: SHOHAN               NAOMI

    REGION CODE    ADDRESS   : 1378 APPLETON WAY
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90291
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,819.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.49600
    ----------------------------------------------------------------
0   0030868368     MORTGAGORS: WILDFEUER            HERBERT
                               WILDFEUER            MARIA
    REGION CODE    ADDRESS   : 3107 LUCINDA LANE
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93105
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,069.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.20000
    ----------------------------------------------------------------
0   0030868418     MORTGAGORS: PHELPS               DAVID
                               PHELPS               ALISON
    REGION CODE    ADDRESS   : 9910 JULLIARD DR
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,817.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030868632     MORTGAGORS: CASTILLO             CERAFIN
                               CASTILLO             DIANE
    REGION CODE    ADDRESS   : 1732 MORGAN STREET
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94043
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,848.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030868657     MORTGAGORS: LOWENHAR             EDWARD
                               LOWENHAR             SANDRA
    REGION CODE    ADDRESS   : 29 LIVINGSTON DRIVE
        01         CITY      :    MONTGOMERY TOWNSDHIP
                   STATE/ZIP : NJ  08502
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,846.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.65500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,308,000.00
                               P & I AMT:      9,709.60
                               UPB AMT:   1,307,331.91

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          133
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030868707     MORTGAGORS: VON KOCH             TASSILO
                               VON KOCH             ANITA
    REGION CODE    ADDRESS   : 28 SANTA CLARA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92672
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,847.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030868715     MORTGAGORS: SELCHOW              STEVEN
                               SELCHOW              KATHRYN
    REGION CODE    ADDRESS   : 13710 DUNBAR WAY
        01         CITY      :    APPLE VALLEY
                   STATE/ZIP : MN  55124
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030868723     MORTGAGORS: LARKIN               JOHN
                               LARKIN               ALISON
    REGION CODE    ADDRESS   : 3225 SO SHORE DRIVE
        01         CITY      :    DELAVAN
                   STATE/ZIP : WI  53115
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,280.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 47.43000
    ----------------------------------------------------------------
0   0030868731     MORTGAGORS: GRUBER               KELLY
                               GRUBER               TOSCA
    REGION CODE    ADDRESS   : 8301 TYNDALE COVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78733
    MORTGAGE AMOUNT :   495,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    495,517.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,638.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99774
    ----------------------------------------------------------------
0   0030868749     MORTGAGORS: HEUBUSCH             JOHN

    REGION CODE    ADDRESS   : 1014 WILHELM DRIVE
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   396,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,734.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,905.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,715,850.00
                               P & I AMT:     12,781.57
                               UPB AMT:   1,715,098.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          134
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030868764     MORTGAGORS: TREIBER              LAWRENCE
                               TREIBER              VENIS
    REGION CODE    ADDRESS   : 4617 EAST 100TH STREET
        01         CITY      :    TULSA
                   STATE/ZIP : OK  74137
    MORTGAGE AMOUNT :   290,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,509.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,158.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030868806     MORTGAGORS: BANGHART             ALLAN
                               CHRISTOPHERSON       RUTH
    REGION CODE    ADDRESS   : 15 CHARISMA DRIVE
        01         CITY      :    CAMP HILL
                   STATE/ZIP : PA  17011
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,838.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030868814     MORTGAGORS: BENSON               RAY
                               BENSON               JODI
    REGION CODE    ADDRESS   : 10935 ALTA VIEW DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,760.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030868954     MORTGAGORS: SHAH                 DINESH
                               SHAH                 NEENA
    REGION CODE    ADDRESS   : 2549 GINGER WREN ROAD
        01         CITY      :    PEPPER PIKE
                   STATE/ZIP : OH  44124
    MORTGAGE AMOUNT :   516,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    515,662.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,831.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030869036     MORTGAGORS: BOTTEMANNE           A.
                               DEBOLT               MELISSA
    REGION CODE    ADDRESS   : 12 BLOSSOM WAY
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,687.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,057.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,818,700.00
                               P & I AMT:     13,244.25
                               UPB AMT:   1,817,458.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          135
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030869069     MORTGAGORS: ANDERSON             WILLIAM
                               ANDERSON             CATHERINE
    REGION CODE    ADDRESS   : 10825 SPLIT RAIL DRIVE
        01         CITY      :    MANASSAS
                   STATE/ZIP : VA  20112
    MORTGAGE AMOUNT :   236,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,083.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030869077     MORTGAGORS: DOWLING              TWILA

    REGION CODE    ADDRESS   : 304 LINCOLN STREET
        01         CITY      :    BERKELEY HEIGHTS
                   STATE/ZIP : NJ  07922
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,067.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 78.02000
    ----------------------------------------------------------------
0   0030869085     MORTGAGORS: DORAN                JAMES
                               DORAN                MICHELLE
    REGION CODE    ADDRESS   : 14 HASTINGS DRIVE
        01         CITY      :    CARTERSVILLE
                   STATE/ZIP : GA  30120
    MORTGAGE AMOUNT :   271,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,426.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,040.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.98600
    ----------------------------------------------------------------
0   0030869168     MORTGAGORS: MCGINNIS             CECIL
                               MCGINNIS             KAY
    REGION CODE    ADDRESS   : 17241 EAST DORADO PLACE
        01         CITY      :    AURORA
                   STATE/ZIP : CO  80015
    MORTGAGE AMOUNT :   248,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,649.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,913.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 87.29800
    ----------------------------------------------------------------
0   0030869200     MORTGAGORS: THOMPSON             DAVID
                               THOMPSON             KAREN
    REGION CODE    ADDRESS   : 1120 CURRY LANE
        01         CITY      :    KEY WEST
                   STATE/ZIP : FL  33040
    MORTGAGE AMOUNT :   260,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,006.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.99600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,289,550.00
                               P & I AMT:      9,719.52
                               UPB AMT:   1,289,059.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          136
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030869218     MORTGAGORS: MC GRATH             KATHLEEN

    REGION CODE    ADDRESS   : 1365 CORDILLERAS AVENUE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,826.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,043.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030869267     MORTGAGORS: I                    CHIAN-SHAN
                               YAN                  QI-YI
    REGION CODE    ADDRESS   : 1132 MASSACHUSETTES AVENUE
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.57900
    ----------------------------------------------------------------
0   0030869333     MORTGAGORS: BELANGER             JOSEPH
                               BELANGER             HELEN
    REGION CODE    ADDRESS   : 4601 BIT & SPUR RD
        01         CITY      :    MOBILE
                   STATE/ZIP : AL  36608
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,803.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,073.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.29400
    ----------------------------------------------------------------
0   0030869341     MORTGAGORS: POTTIE               GREGORY

    REGION CODE    ADDRESS   : 12548 BROOKLAKE STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,835.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030869416     MORTGAGORS: DELLA SALA           LAURA

    REGION CODE    ADDRESS   : 519 CALIFORNIA AVENUE #301
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90403
    MORTGAGE AMOUNT :   221,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,455.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,645.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,286,600.00
                               P & I AMT:      9,482.54
                               UPB AMT:   1,285,919.94

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          137
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030869564     MORTGAGORS: LA FEVER             JOHN
                               LA FEVER             CHRISTINE
    REGION CODE    ADDRESS   : 710 RIVIERA DRIVE
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   183,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    183,423.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,330.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.97900
    ----------------------------------------------------------------
0   0030869770     MORTGAGORS: DONALDSON            ROBERT
                               DONALDSON            JENNY
    REGION CODE    ADDRESS   : 11682 SCRIPPS CREEK
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   257,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,923.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.97900
    ----------------------------------------------------------------
0   0030869788     MORTGAGORS: FAUST                RICHARD
                               FAUST                CATHERINE
    REGION CODE    ADDRESS   : 8784 CLASSIC DRIVE
        01         CITY      :    MEMPHIS
                   STATE/ZIP : TN  38125
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,786.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,420.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.90100
    ----------------------------------------------------------------
0   0030869796     MORTGAGORS: SPARKS               GARY
                               SPARKS               TRUDY
    REGION CODE    ADDRESS   : 32681 DEERHOLLOW CIRCLE
        01         CITY      :    TRABUCO CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   222,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,634.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.25000
    ----------------------------------------------------------------
0   0030869846     MORTGAGORS: ADLAM                EDWIN
                               ADLAM                PATRICIA
    REGION CODE    ADDRESS   : 11652 SOUTH WARPAINT DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85044
    MORTGAGE AMOUNT :   266,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,471.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,956.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,256,050.00
                               P & I AMT:      9,206.63
                               UPB AMT:   1,255,354.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          138
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030869861     MORTGAGORS: SELINGER             CHAIM
                               SELINGER             MAY
    REGION CODE    ADDRESS   : 963 FALMOUTH STREET
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   235,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,046.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,746.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030869879     MORTGAGORS: LEBAHN               GREG
                               LEBAHN               DIANNE
    REGION CODE    ADDRESS   : 615 MELLO OAK
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78258
    MORTGAGE AMOUNT :   157,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    157,491.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,142.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030870000     MORTGAGORS: OSUNA                BERNARDO

    REGION CODE    ADDRESS   : 22330 MEYLER STREET #50
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90502
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,846.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,877.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030870091     MORTGAGORS: DONIGER              SHEPARD
                               TILLEM-DONIGER       LESLIE
    REGION CODE    ADDRESS   : 4 THE SPUR
        01         CITY      :    ROSLYN ESTATES
                   STATE/ZIP : NY  11576
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    524,690.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,083.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 69.07800
    ----------------------------------------------------------------
0   0030870117     MORTGAGORS: KENNEDY              STEPHEN
                               KENNEDY              KELLY
    REGION CODE    ADDRESS   : 3418 E DENNY WAY
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98122
    MORTGAGE AMOUNT :   279,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,412.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,051.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,444,400.00
                               P & I AMT:     10,901.45
                               UPB AMT:   1,443,486.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          139
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030870257     MORTGAGORS: BROVER               HOWARD
                               GIRAMS               SHEILA
    REGION CODE    ADDRESS   : 205 KENILWORTH ROAD
        01         CITY      :    RIDGEWOOD
                   STATE/ZIP : NJ  07450
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 65.38400
    ----------------------------------------------------------------
0   0030870646     MORTGAGORS: MOREL                MARK

    REGION CODE    ADDRESS   : 135 BOLLING ROAD
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30305
    MORTGAGE AMOUNT :   371,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,350.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,726.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030870661     MORTGAGORS: MEYER                KEITH
                               MEYER                JONI
    REGION CODE    ADDRESS   : 2256 BIG BEND DR.
        01         CITY      :    CARROLLTON
                   STATE/ZIP : TX  75007
    MORTGAGE AMOUNT :    86,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :     86,793.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       644.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030870703     MORTGAGORS: ALVAREZ              DAVID
                               ALVAREZ              TERESA
    REGION CODE    ADDRESS   : 933 HEMLOCK AVENUE
        01         CITY      :    S.SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   229,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030870935     MORTGAGORS: SANDOVAL             ALFONSO

    REGION CODE    ADDRESS   : 2231 COUNTRY CLUB DRIVE
        01         CITY      :    GLENDORA
                   STATE/ZIP : CA  91741
    MORTGAGE AMOUNT :   240,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,200.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,183,700.00
                               P & I AMT:      8,776.46
                               UPB AMT:   1,183,244.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          140
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030870968     MORTGAGORS: SMITH                EDWIN
                               SMITH                ALMA
    REGION CODE    ADDRESS   : 154 LOCKSLEY ROAD
        01         CITY      :    THORNBURY TOWNSHIP
                   STATE/ZIP : PA  19342
    MORTGAGE AMOUNT :   102,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    101,946.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       848.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------
0   0030871024     MORTGAGORS: HOPPER               PATRICIA

    REGION CODE    ADDRESS   : 2244 COPPERSMITH SQUARE
        01         CITY      :    RESTON
                   STATE/ZIP : VA  20191
    MORTGAGE AMOUNT :    90,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :     90,857.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       756.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 79.08600
    ----------------------------------------------------------------
0   0030871065     MORTGAGORS: SHIFFMAN             GARY
                               COLANTINO-SHIFFMAN   VIVIAN
    REGION CODE    ADDRESS   : 598 ELM AVENUE
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : NJ  07657
    MORTGAGE AMOUNT :   176,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    175,807.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,416.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030871107     MORTGAGORS: KIM                  CHIK
                               KIM                  PAN
    REGION CODE    ADDRESS   : 4216 HOPSON DRIVE
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27604
    MORTGAGE AMOUNT :   106,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    106,486.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       867.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030871305     MORTGAGORS: FIGUOLINO            THOMAS
                               FIGUOLINO            CAROLYNE
    REGION CODE    ADDRESS   : 8352 S. PENINSULA DRIVE
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80120
    MORTGAGE AMOUNT :   125,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    124,918.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       928.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 39.87700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     600,600.00
                               P & I AMT:      4,816.88
                               UPB AMT:     600,015.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          141
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030871313     MORTGAGORS: AQUINO               KATHLEEN

    REGION CODE    ADDRESS   : 282 HAMILTON PLACE
        01         CITY      :    HACKENSACK
                   STATE/ZIP : NJ  07601
    MORTGAGE AMOUNT :    85,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     84,920.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       730.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.75000  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0030871339     MORTGAGORS: REYNOLDS             MAVIS

    REGION CODE    ADDRESS   : 1580 NE 154TH STREET
        01         CITY      :    NORTH MIAMI BEACH
                   STATE/ZIP : FL  33162
    MORTGAGE AMOUNT :    52,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     51,951.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       446.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.75000  PRODUCT CODE      :   002
    LTV :                 74.28500
    ----------------------------------------------------------------
0   0030871453     MORTGAGORS: PILOT                EUGENE
                               OWENDOFF             JUDITH
    REGION CODE    ADDRESS   : 161 WOODLAND MANOR DRIVE
        01         CITY      :    TINTON FALLS
                   STATE/ZIP : NJ  07724
    MORTGAGE AMOUNT :   184,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    183,823.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,563.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030871487     MORTGAGORS: HARTMAN              PETER
                               HARTMAN              SUNDRA
    REGION CODE    ADDRESS   : 30206 HILLSIDE TERRACE
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   381,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    381,323.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,700.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030871495     MORTGAGORS: CANNOSA              JOAQUIM
                               TRIGO                CHRISTINA
    REGION CODE    ADDRESS   : 435 CLARK PLACE
        01         CITY      :    UNION
                   STATE/ZIP : NJ  07083
    MORTGAGE AMOUNT :   122,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    121,862.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       970.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 70.93000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     824,600.00
                               P & I AMT:      6,412.65
                               UPB AMT:     823,881.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          142
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030871503     MORTGAGORS: BELL                 YVONNE

    REGION CODE    ADDRESS   : 88 LAKELAND DRIVE
        01         CITY      :    BRICK TOWNSHIP
                   STATE/ZIP : NJ  08724
    MORTGAGE AMOUNT :    45,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     44,950.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       362.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0030871628     MORTGAGORS: SINGH                BALBIR

    REGION CODE    ADDRESS   : 11 MSGR WOJTYCHA DRIVE
        01         CITY      :    JERSEY CITY
                   STATE/ZIP : NJ  07306
    MORTGAGE AMOUNT :   180,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    180,357.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,469.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
0   0030871677     MORTGAGORS: KNITTLE              MELVIN
                               KNITTLE              SHARON
    REGION CODE    ADDRESS   : 1513 PLACER AVENUE
        01         CITY      :    MODESTO
                   STATE/ZIP : CA  95358
    MORTGAGE AMOUNT :    67,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     66,926.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       539.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 78.82300
    ----------------------------------------------------------------
0   0030871891     MORTGAGORS: PEREZ                JOSEPH
                               PEREZ                DIANA
    REGION CODE    ADDRESS   : 897 SOUTH COTTONTAIL LANE
        01         CITY      :    ANAHEIM HILLS
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,817.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030871982     MORTGAGORS: NANAK                LUDOVIT

    REGION CODE    ADDRESS   : 3411 BEACON STREET
        01         CITY      :    POMPANO BEACH
                   STATE/ZIP : FL  33062
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,782.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,993.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     796,550.00
                               P & I AMT:      6,359.27
                               UPB AMT:     795,834.43

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          143
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030872048     MORTGAGORS: ROBICHAUD            ROGER
                               RYDER                LOUISE
    REGION CODE    ADDRESS   : 38 POPLAR STREET
        01         CITY      :    BELMONT
                   STATE/ZIP : MA  02178
    MORTGAGE AMOUNT :   255,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,939.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030872188     MORTGAGORS: THOMPSON             WILLETA

    REGION CODE    ADDRESS   : 3755 WEST 59TH PLACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90043
    MORTGAGE AMOUNT :   129,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    127,709.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,061.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 75.88200
    ----------------------------------------------------------------
0   0030872196     MORTGAGORS: HAYCRAFT             JAMES

    REGION CODE    ADDRESS   : 4746 NW 49TH COURT
        01         CITY      :    TAMARAC
                   STATE/ZIP : FL  33319
    MORTGAGE AMOUNT :    50,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     49,942.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       393.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0030872220     MORTGAGORS: PEREZ-TORRES         JUAN

    REGION CODE    ADDRESS   : 10309 SW 4TH STREET
        01         CITY      :    SWEETWATER
                   STATE/ZIP : FL  33174
    MORTGAGE AMOUNT :   112,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    112,379.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       915.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030872279     MORTGAGORS: AUERBACH             ROY
                               AUERBACH             JOSEPHINE
    REGION CODE    ADDRESS   : 9520 RED BIRD LANE
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30202
    MORTGAGE AMOUNT :   294,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,552.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,162.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     841,450.00
                               P & I AMT:      6,472.43
                               UPB AMT:     839,783.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          144
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030872436     MORTGAGORS: JOSEPH               MICHAEL
                               JOSEPH               SUSAN
    REGION CODE    ADDRESS   : 17160 WILD WAY
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,748.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,751.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.52900
    ----------------------------------------------------------------
0   0030872550     MORTGAGORS: WATKINS              ANNA

    REGION CODE    ADDRESS   : 2658 NAPLES STREET
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94545
    MORTGAGE AMOUNT :   132,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    131,862.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,085.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030872576     MORTGAGORS: PAPPAS               LANDA

    REGION CODE    ADDRESS   : 7570 NW 47TH AVENUE
        01         CITY      :    COCONUT CREEK
                   STATE/ZIP : FL  33073
    MORTGAGE AMOUNT :   125,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    125,475.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,056.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030872584     MORTGAGORS: MECKFESSEL           ROBERT
                               MECKFESSEL           PATRICIA
    REGION CODE    ADDRESS   : 600 RAINBOW DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75208
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,356.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030872600     MORTGAGORS: WHITE                CHERYL

    REGION CODE    ADDRESS   : 4843 KIPLING DRIVE
        01         CITY      :    CARMICHAEL
                   STATE/ZIP : CA  95608
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,690.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,536.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 78.20500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,175,100.00
                               P & I AMT:      9,256.67
                               UPB AMT:   1,174,133.80

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          145
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030872618     MORTGAGORS: GAINEY               JERRY
                               GAINEY               MARGARET
    REGION CODE    ADDRESS   : 1525 MARSHBURN ROAD
        01         CITY      :    WENDELL
                   STATE/ZIP : NC  27591
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,746.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,122.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030872709     MORTGAGORS: ROSTOKER             MARTIN
                               ROSTOKER             SHARON
    REGION CODE    ADDRESS   : 4215 NORTH HARVARD AVENUE
        01         CITY      :    ARLINGTON HEIGHTS
                   STATE/ZIP : IL  60004
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,825.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,975.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030872758     MORTGAGORS: DEANE                GREGORY
                               DEANE                PATRICE
    REGION CODE    ADDRESS   : 8974 NORTH CHEYENNE WAY
        01         CITY      :    PARK CITY
                   STATE/ZIP : UT  84098
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,783.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,554.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 69.95800
    ----------------------------------------------------------------
0   0030872766     MORTGAGORS: MC KINNEY            JOHN
                               MC KINNEY            JODI
    REGION CODE    ADDRESS   : 4247 MOSS POINT LANE
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : OH  45504
    MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030872808     MORTGAGORS: DADRAS               THOMAS

    REGION CODE    ADDRESS   : 3985 MANDEVILLE CANYON ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   409,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,325.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,005.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,517,000.00
                               P & I AMT:     11,568.20
                               UPB AMT:   1,516,080.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          146
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030872816     MORTGAGORS: GALLATIN             LARRY
                               MACKEY               KRISTI
    REGION CODE    ADDRESS   : 6907 AQUEDUCT TERRACE
        01         CITY      :    ODESSA
                   STATE/ZIP : FL  33556
    MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,704.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030872873     MORTGAGORS: TRAN                 DIEU-CHAU
                               DUONG                QUI
    REGION CODE    ADDRESS   : 12728 SANDY CREST COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   296,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,700.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,178.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.87400
    ----------------------------------------------------------------
0   0030872899     MORTGAGORS: FRIEDBERG            JASON
                               FRIEDBERG            JANENE
    REGION CODE    ADDRESS   : 410 MIRAMONTE DRIVE
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93109
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,821.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.61100
    ----------------------------------------------------------------
0   0030872972     MORTGAGORS: PANICO               JOHN
                               PANICO               REGINA
    REGION CODE    ADDRESS   : 4735 N.W. 57 LANE
        01         CITY      :    CORAL SPRINGS
                   STATE/ZIP : FL  33067
    MORTGAGE AMOUNT :   168,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    168,337.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,432.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.62500  PRODUCT CODE      :   002
    LTV :                 79.98400
    ----------------------------------------------------------------
0   0030873129     MORTGAGORS: SMOOT                EDDIE
                               SMOOT                BETTY
    REGION CODE    ADDRESS   : 6326 ALDERMAN DR.
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22315
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,825.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,201,900.00
                               P & I AMT:      8,969.54
                               UPB AMT:   1,201,185.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          147
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030873137     MORTGAGORS: CARSON               CRAIG
                               CARSON               RITA
    REGION CODE    ADDRESS   : 4250 DALLAS COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   221,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,516.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,666.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.98900
    ----------------------------------------------------------------
0   0030873202     MORTGAGORS: WIDAWSKI             THOMAS
                               KOWAL                TERESA
    REGION CODE    ADDRESS   : 5640 N. 115TH STREET
        01         CITY      :    LONGMONT
                   STATE/ZIP : CO  80501
    MORTGAGE AMOUNT :   283,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,214.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,104.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 71.74600
    ----------------------------------------------------------------
0   0030873285     MORTGAGORS: RECINOS              DAVID

    REGION CODE    ADDRESS   : 3136 NORTH NAOMI STREET
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91504
    MORTGAGE AMOUNT :   247,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,803.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,928.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030873327     MORTGAGORS: SCHRANZ              JENNIFER
                               COUNTS               DAVID
    REGION CODE    ADDRESS   : 1221 SUGAR BERRY LANE
        01         CITY      :    COLLEGEVILLE
                   STATE/ZIP : PA  19426
    MORTGAGE AMOUNT :   245,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,885.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 92.80200
    ----------------------------------------------------------------
0   0030873426     MORTGAGORS: VONG                 KIM
                               VONG                 SOPHANNA
    REGION CODE    ADDRESS   : 4908 23RD AVENUE W
        01         CITY      :    EVERETT
                   STATE/ZIP : WA  98203
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,803.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,298,200.00
                               P & I AMT:      9,724.68
                               UPB AMT:   1,297,223.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          148
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030873517     MORTGAGORS: MC MANUS             CHARLES
                               MC MANUS             SHARON
    REGION CODE    ADDRESS   : 13453 LORE PINES LANE
        01         CITY      :    SOLOMONS ISLAND
                   STATE/ZIP : MD  20688
    MORTGAGE AMOUNT :   235,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,196.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,747.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 88.31000
    ----------------------------------------------------------------
0   0030873640     MORTGAGORS: HURT                 JERRY
                               HURT                 SLAVCA
    REGION CODE    ADDRESS   : 1525 BONNIE JEAN LANE
        01         CITY      :    LA HABRA HEIGHTS
                   STATE/ZIP : CA  90631
    MORTGAGE AMOUNT :   303,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,711.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,309.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
0   0030873673     MORTGAGORS: HERRMANN             ROBERT
                               HERRMANN             SUSAN
    REGION CODE    ADDRESS   : 10 CROSSBOW LANE
        01         CITY      :    MONROE
                   STATE/ZIP : CT  06468
    MORTGAGE AMOUNT :   282,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,200.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,023.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030873772     MORTGAGORS: NELSON               BRUCE
                               NELSON               DONALD
    REGION CODE    ADDRESS   : 7 CASSIS
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,854.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 65.06600
    ----------------------------------------------------------------
0   0030873780     MORTGAGORS: REIMONENQ            ALDEN
                               LACKEY               DARRICK
    REGION CODE    ADDRESS   : 3331 WISCONSIN STREET
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94602
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,855.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 78.41200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,312,650.00
                               P & I AMT:      9,790.69
                               UPB AMT:   1,312,107.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          149
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030873863     MORTGAGORS: MCDERMID             ROY
                               MCDERMID             SELMA
    REGION CODE    ADDRESS   : 11615 VIA TAVITO
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,842.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 84.94900
    ----------------------------------------------------------------
0   0030873905     MORTGAGORS: MANKARIOUS           RONALD

    REGION CODE    ADDRESS   : 2314 KEATS PLACE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   251,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,846.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.98569
    ----------------------------------------------------------------
0   0030874044     MORTGAGORS: STOKES               HENRY
                               DICKINSON            KIM
    REGION CODE    ADDRESS   : 11 CURTIS STREET
        01         CITY      :    SCITUATE
                   STATE/ZIP : MA  02066
    MORTGAGE AMOUNT :   220,875.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,747.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,737.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030874069     MORTGAGORS: HUSZARIK             RONALD
                               HUSZARIK             BEVERLY
    REGION CODE    ADDRESS   : 5647 KIRKRIDGE TRAIL
        01         CITY      :    OAKLAND TWSP
                   STATE/ZIP : MI  48306
    MORTGAGE AMOUNT :   435,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,154.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.82300
    ----------------------------------------------------------------
0   0030874333     MORTGAGORS: GILHOOLEY            DENNIS
                               GILHOOLEY            CAROL
    REGION CODE    ADDRESS   : 1N 591 AUGUSTA COURT
        01         CITY      :    WINFIELD
                   STATE/ZIP : IL  60190
    MORTGAGE AMOUNT :   281,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,574.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,141.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 89.98800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,443,225.00
                               P & I AMT:     10,809.93
                               UPB AMT:   1,442,764.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          150
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030874432     MORTGAGORS: WINGERSON            DANE
                               WINGERSON            BARBARA
    REGION CODE    ADDRESS   : 8917 SE 74TH PL
        01         CITY      :    MERCER ISLAND
                   STATE/ZIP : WA  98040
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    410,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,044.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.92500
    ----------------------------------------------------------------
0   0030874457     MORTGAGORS: DUFFIELD             ANNE

    REGION CODE    ADDRESS   : 3030 MCKINNEY AVE #1101
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75204
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030874531     MORTGAGORS: ROSE                 RICHARD
                               ROSE                 LINDA
    REGION CODE    ADDRESS   : 1861 THREE MILE DRIVE
        01         CITY      :    RENO
                   STATE/ZIP : NV  89509
    MORTGAGE AMOUNT :   317,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,842.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,354.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 74.99700
    ----------------------------------------------------------------
0   0030874721     MORTGAGORS: PECK                 JOHN
                               PECK                 SONYA
    REGION CODE    ADDRESS   : 33225 DONNA LANE
        01         CITY      :    AGUA DULCE
                   STATE/ZIP : CA  91350
    MORTGAGE AMOUNT :   297,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,305.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,208.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 62.63100
    ----------------------------------------------------------------
0   0030874820     MORTGAGORS: CARMASSI             STEPHEN
                               CARMASSI             MARIA
    REGION CODE    ADDRESS   : 4376 MANSFIELD DRIVE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,537.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.91600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,602,550.00
                               P & I AMT:     11,837.90
                               UPB AMT:   1,602,147.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          151
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030874945     MORTGAGORS: HOEPFNER             PATRICK
                               IGNACIO-HOEPFNER     ILUMINADA
    REGION CODE    ADDRESS   : 4707 RIPPLING POND DRIVE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22033
    MORTGAGE AMOUNT :   297,825.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,639.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,263.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030874994     MORTGAGORS: HOWE                 GEORGE
                               HOWE                 CHRISTINE
    REGION CODE    ADDRESS   : 2509 HINTON STREET
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27612
    MORTGAGE AMOUNT :   261,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,778.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------
0   0030875009     MORTGAGORS: MC DONALD            PATRICK
                               MC DONALD            CHERI
    REGION CODE    ADDRESS   : 3249 FUTURA POINT
        01         CITY      :    THOUSAN OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,617.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,083.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 76.75600
    ----------------------------------------------------------------
0   0030875140     MORTGAGORS: WANT                 DAMIAN
                               GLAVINOVICH          MIKEL
    REGION CODE    ADDRESS   : 722 ELVIRA AVENUE #A
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90277
    MORTGAGE AMOUNT :   305,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,344.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,242.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030875413     MORTGAGORS: MORA                 EFREN

    REGION CODE    ADDRESS   : 17809 NE 240TH CIRCLE
        01         CITY      :    BATTLE GROUND
                   STATE/ZIP : WA  98604
    MORTGAGE AMOUNT :   230,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,717.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,816.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,380,175.00
                               P & I AMT:     10,350.69
                               UPB AMT:   1,379,098.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          152
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030875579     MORTGAGORS: CAMACHO              VICTOR
                               CAMACHO              PATTY
    REGION CODE    ADDRESS   : 3709 LOTUS DRIVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92106
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,836.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,242.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 73.07600
    ----------------------------------------------------------------
0   0030875637     MORTGAGORS: DEHOOGH              GREG
                               HAND                 NANCY
    REGION CODE    ADDRESS   : 24771 MEDOCINO COURT
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   246,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030875645     MORTGAGORS: CABAGNOT             FERRE
                               CABAGNOT             ADELITA
    REGION CODE    ADDRESS   : 8374 EAST QUIET CANYON COURT
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   236,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,706.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,821.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.37730
    ----------------------------------------------------------------
0   0030875744     MORTGAGORS: BROWN                CHARLYNE

    REGION CODE    ADDRESS   : 225 LOCUST LANE
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80224
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,849.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030875751     MORTGAGORS: RODRIGUEZ            EUGENIO
                               RODRIGUEZ            ANN
    REGION CODE    ADDRESS   : 10 OVERHILL ROAD
        01         CITY      :    WAYNE
                   STATE/ZIP : NJ  07470
    MORTGAGE AMOUNT :   418,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    417,740.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,177.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 89.50700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,411,450.00
                               P & I AMT:     10,679.38
                               UPB AMT:   1,410,731.75

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          153
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030876031     MORTGAGORS: GREGORY              DIANE

    REGION CODE    ADDRESS   : 1125 SHETLAND COURT
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27609
    MORTGAGE AMOUNT :    75,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     74,927.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       637.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.62500  PRODUCT CODE      :   002
    LTV :                 70.75400
    ----------------------------------------------------------------
0   0030876056     MORTGAGORS: LOKE                 TAI

    REGION CODE    ADDRESS   : 7035 BRADLEY CIRCLE
        01         CITY      :    ANNANDALE
                   STATE/ZIP : VA  22003
    MORTGAGE AMOUNT :   140,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    140,645.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,132.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030876080     MORTGAGORS: CHALHOUB             CHERYL

    REGION CODE    ADDRESS   : 12 SENECA LANE
        01         CITY      :    PLYMOUTH
                   STATE/ZIP : MA  02360
    MORTGAGE AMOUNT :   105,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    104,901.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       902.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030876247     MORTGAGORS: KATZ                 GREGORY
                               KATZ                 RAYLENE
    REGION CODE    ADDRESS   : 26361 HOUSTON TRAIL
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   377,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,770.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030876338     MORTGAGORS: COOK                 GERARD
                               COOK                 LINDA
    REGION CODE    ADDRESS   : 60 COVENTRY COURT
        01         CITY      :    LAKE BLUFF
                   STATE/ZIP : IL  60044
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,384.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 52.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,023,400.00
                               P & I AMT:      7,827.95
                               UPB AMT:   1,023,075.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          154
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030876437     MORTGAGORS: FULLER               REX
                               FULLER               SARAH
    REGION CODE    ADDRESS   : 5900 SHIRL COURT
        01         CITY      :    CHESAPEAKE BEACH
                   STATE/ZIP : MD  20732
    MORTGAGE AMOUNT :   282,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,110.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,071.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.85400
    ----------------------------------------------------------------
0   0030876510     MORTGAGORS: ZHU                  KAINING
                               LIU                  XIAO
    REGION CODE    ADDRESS   : 19904 MARIPOSA CREEK WAY
        01         CITY      :    NORTHRIDGE AREA
                   STATE/ZIP : CA  91326
    MORTGAGE AMOUNT :   270,275.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,089.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,959.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030876742     MORTGAGORS: SWANSON              RONALD
                               SWANSON              PATRICIA
    REGION CODE    ADDRESS   : 14 JOHNSON LANE
        01         CITY      :    KEANSBURG
                   STATE/ZIP : NJ  07734
    MORTGAGE AMOUNT :    94,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     94,401.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       777.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030876767     MORTGAGORS: LYNN                 ROGER
                               LYNN                 MARY
    REGION CODE    ADDRESS   : 1429 WEAVER DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,757.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,075.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 69.56500
    ----------------------------------------------------------------
0   0030876833     MORTGAGORS: DAVIS                DON

    REGION CODE    ADDRESS   : 3026 EAST DURAN AVENUE
        01         CITY      :    VISALIA
                   STATE/ZIP : CA  93292
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,901.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       840.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,147,075.00
                               P & I AMT:      8,725.04
                               UPB AMT:   1,146,260.14

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          155
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030876858     MORTGAGORS: HUNTER               MAC GREGOR
                               HUNTER               ELIZABETH
    REGION CODE    ADDRESS   : 533 OSBORNE STREET
        01         CITY      :    VISTA
                   STATE/ZIP : CA  92084
    MORTGAGE AMOUNT :   278,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,276.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,116.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 78.43600
    ----------------------------------------------------------------
0   0030876874     MORTGAGORS: BERKE                MICHAEL
                               BERKE                LAUREEN
    REGION CODE    ADDRESS   : 24 MOLLY PITCHER DRIVE
        01         CITY      :    MANALAPAN
                   STATE/ZIP : NJ  07726
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,004.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 71.41700
    ----------------------------------------------------------------
0   0030876882     MORTGAGORS: WALSH                GERARD
                               MCENTEE              AISLING
    REGION CODE    ADDRESS   : 49 WAYNE STREET
        01         CITY      :    JERSEY CITY
                   STATE/ZIP : NJ  07302
    MORTGAGE AMOUNT :   144,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    143,850.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,184.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030877104     MORTGAGORS: VIOLETTE             JAMES
                               VIOLETTE             DEBRA
    REGION CODE    ADDRESS   : 28322 LA CALETA
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,647.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,860.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030877161     MORTGAGORS: FIELDS               JONATHON
                               MAXWELL              MICHELLE
    REGION CODE    ADDRESS   : 12748 STANWOOD AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   290,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,214.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,227,650.00
                               P & I AMT:      9,348.16
                               UPB AMT:   1,226,989.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          156
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030877179     MORTGAGORS: ASKIN                RICHARD
                               ASKIN                HEIDI
    REGION CODE    ADDRESS   : 9 KAYETON ROAD
        01         CITY      :    ALLENDALE
                   STATE/ZIP : NJ  07401
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,870.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.24700
    ----------------------------------------------------------------
0   0030877187     MORTGAGORS: KURTZ                STEVEN

    REGION CODE    ADDRESS   : 9425 CHURCH HILL
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89117
    MORTGAGE AMOUNT :   293,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,362.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,205.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030877864     MORTGAGORS: ZELNICK              JAY
                               MITERMAN             GAIL
    REGION CODE    ADDRESS   : 2 KING GEORGE ROAD
        01         CITY      :    GREEN BROOK
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030877955     MORTGAGORS: MOORE                TERRENCE
                               MOORE                KAREN
    REGION CODE    ADDRESS   : 3601 SERENDIPITY HILLS TRAIL
        01         CITY      :    CORINTH
                   STATE/ZIP : TX  76205
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,764.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,672.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030877971     MORTGAGORS: WRIGHT               REBECCA

    REGION CODE    ADDRESS   : 4521 LOWELL STREET NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20016
    MORTGAGE AMOUNT :   442,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    442,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,166.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 71.86900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,604,550.00
                               P & I AMT:     11,800.71
                               UPB AMT:   1,604,127.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          157
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030878011     MORTGAGORS: GUIRGUIS             RAAFAT
                               GURIGUIS             NADIA
    REGION CODE    ADDRESS   : 11632 PARSIPPANY TERRACE
        01         CITY      :    N POTOMAC
                   STATE/ZIP : MD  20878
    MORTGAGE AMOUNT :   258,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,222.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030878128     MORTGAGORS: SARKAR               ASHOKE
                               SARKAR               NAMITA
    REGION CODE    ADDRESS   : 13023 BROADMORE ROAD
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20904
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 78.00000
    ----------------------------------------------------------------
0   0030878151     MORTGAGORS: ARDON                ALFREDO

    REGION CODE    ADDRESS   : 3111 OAKLAND SHORES DR, UNIT F206
        01         CITY      :    FT LAUDERDALE
                   STATE/ZIP : FL  33309
    MORTGAGE AMOUNT :    36,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     35,968.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       319.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:     10.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030878177     MORTGAGORS: SMITH                CHERYL

    REGION CODE    ADDRESS   : 2917 BAUERNWOOD AVE
        01         CITY      :    BALTIMORE
                   STATE/ZIP : MD  21234
    MORTGAGE AMOUNT :    58,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     58,425.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       439.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030878193     MORTGAGORS: CASTRO               MELANIO
                               CASTRO               LIZ
    REGION CODE    ADDRESS   : 3522 MARSH CREEK WAY
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95758
    MORTGAGE AMOUNT :   256,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,303.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,268.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/17
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 94.99200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     843,600.00
                               P & I AMT:      6,658.78
                               UPB AMT:     842,919.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          158
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030878219     MORTGAGORS: KINGCADE             PAULETTE

    REGION CODE    ADDRESS   : 21461 POPLAR STREET
        01         CITY      :    WILLITS
                   STATE/ZIP : CA  95490
    MORTGAGE AMOUNT :    45,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     44,960.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       394.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:     10.00000  PRODUCT CODE      :   002
    LTV :                 58.44155
    ----------------------------------------------------------------
0   0030878235     MORTGAGORS: SONG                 HO
                               SONG                 SUSAN
    REGION CODE    ADDRESS   : 11870 KILLIMORE AVENUE
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91326
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,856.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,966.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 88.65200
    ----------------------------------------------------------------
0   0030878250     MORTGAGORS: LAGE                 RODOLFO

    REGION CODE    ADDRESS   : 210 NW 151 STREET
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33169
    MORTGAGE AMOUNT :    55,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     55,145.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       464.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030878284     MORTGAGORS: DUCOS                RAFAEL

    REGION CODE    ADDRESS   : 130 N.W. 16TH AVENUE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33125
    MORTGAGE AMOUNT :    78,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     78,322.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       659.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030878300     MORTGAGORS: WAGNER               ELIZABETH
                               MARSHALL             KIMBERLY
    REGION CODE    ADDRESS   : 285 ORIZABA AVE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   227,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,901.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     655,650.00
                               P & I AMT:      5,170.89
                               UPB AMT:     655,185.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          159
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030878441     MORTGAGORS: MASHEK               KEVIN
                               MASHEK               DIANE
    REGION CODE    ADDRESS   : 12560 THOMAS CREEK ROAD
        01         CITY      :    RENO
                   STATE/ZIP : NV  89511
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,856.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,633.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030878524     MORTGAGORS: HOLLIDAY             ROSEMARY

    REGION CODE    ADDRESS   : 11900 SKI RUN ROAD
        01         CITY      :    TRUCKEE
                   STATE/ZIP : CA  96161
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,868.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,793.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030878888     MORTGAGORS: WALL                 PATRICK
                               WALL                 ANNABELLE
    REGION CODE    ADDRESS   : 1871 SIERRA MADRE VILLA AVENUE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91107
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,735.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,007.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 73.63600
    ----------------------------------------------------------------
0   0030878979     MORTGAGORS: LAMORTE-SHBAT        MICHELE
                               SHBAT                BISHARA
    REGION CODE    ADDRESS   : 6516 SUMMERTON WAY
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : VA  22150
    MORTGAGE AMOUNT :   269,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,900.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,881.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030879134     MORTGAGORS: KANDES               MARTIN
                               KANDES               SARA
    REGION CODE    ADDRESS   : 5127 WESTPORT COURT
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   239,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,339.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.96000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,361,600.00
                               P & I AMT:     10,073.26
                               UPB AMT:   1,360,699.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          160
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030879175     MORTGAGORS: HOPSON               DANIEL
                               HOPSON               OFELIA
    REGION CODE    ADDRESS   : 968 PAMELA PLACE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   492,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    492,050.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,653.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
0   0030879225     MORTGAGORS: LEROUX               DAVID
                               LEROUX               ALICIA
    REGION CODE    ADDRESS   : 10291 SHAWNS GROVE PLACE
        01         CITY      :    MECHANICSVILLE
                   STATE/ZIP : VA  23116
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,340.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,742.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030879233     MORTGAGORS: BUCKLEY              STEVEN
                               BUCKLEY              VICKI
    REGION CODE    ADDRESS   : 5804 ASCOT GLEN DRIVE
        01         CITY      :    GLEN ALLEN
                   STATE/ZIP : VA  23060
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030879324     MORTGAGORS: LOMASNEY             DAVID
                               LOMASNEY             MARGARET
    REGION CODE    ADDRESS   : 6230 EAST REDMONT DR.
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85215
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,787.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,599.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030879332     MORTGAGORS: SAVASO               MICHAEL
                               SAVASO               LORETTA
    REGION CODE    ADDRESS   : 5615 EAST CALLE CANADA
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   221,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,651.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,627.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.97900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,557,350.00
                               P & I AMT:     11,514.43
                               UPB AMT:   1,556,829.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          161
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030879365     MORTGAGORS: TORRES               ANGEL

    REGION CODE    ADDRESS   : 1451 NW 167TH AVENUE
        01         CITY      :    PEMBROKE PINES
                   STATE/ZIP : FL  33028
    MORTGAGE AMOUNT :   243,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,952.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,869.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.96400
    ----------------------------------------------------------------
0   0030879456     MORTGAGORS: KONDRACKE            MORTON
                               KONDRACKE            MILLICENT
    REGION CODE    ADDRESS   : 2230 CALIFORNIA ST NW5CE
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20008
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,378.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030879498     MORTGAGORS: NUSSER               DAN

    REGION CODE    ADDRESS   : 6949 SANDTRACK ROAD
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92506
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,340.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,949.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030879688     MORTGAGORS: MCKEAN               DANIEL
                               PRATT                CHRISTOPHER
    REGION CODE    ADDRESS   : 616 S THIRTEENTH STREET
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95112
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,829.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030879720     MORTGAGORS: MICHELSEN            JIMMY
                               MICHELSEN            ELIZABETH
    REGION CODE    ADDRESS   : 749 BAYLOR DR
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : VA  95051
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,846.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 71.64100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,315,600.00
                               P & I AMT:      9,798.26
                               UPB AMT:   1,314,969.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          162
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030879811     MORTGAGORS: STEL                 DAVID
                               STEL                 SUSAN
    REGION CODE    ADDRESS   : 1455 EAST COVINA HILLS ROAD
        01         CITY      :    COVINA
                   STATE/ZIP : CA  91724
    MORTGAGE AMOUNT :   412,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,919.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030879969     MORTGAGORS: VAN WAGONER          JAN
                               VAN WAGONER          DEBORAH
    REGION CODE    ADDRESS   : 2908 BEVERLY DR
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   306,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,248.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030880090     MORTGAGORS: WILSON               JOHN
                               WILSON               JENNIE
    REGION CODE    ADDRESS   : 5129 CIRCLE VISTA AVENUE
        01         CITY      :    LA CRESCENTA AREA
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,099.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030880272     MORTGAGORS: HERNANDEZ            RAFAEL
                               LARA                 LIZBETH
    REGION CODE    ADDRESS   : 5460 WEST 21ST COURT #211
        01         CITY      :    HIALEAH
                   STATE/ZIP : FL  33016
    MORTGAGE AMOUNT :    44,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     44,359.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       385.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      9.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030880454     MORTGAGORS: QUIGLEY              RICHARD
                               QUIGLEY              KATHLEEN
    REGION CODE    ADDRESS   : 5619 CENTRAL AVENUE
        01         CITY      :    OCEAN CITY
                   STATE/ZIP : NJ  08226
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,462.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,329,550.00
                               P & I AMT:      9,857.36
                               UPB AMT:   1,329,358.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          163
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030880553     MORTGAGORS: TATE                 THOMAS
                               TATE                 BETTY
    REGION CODE    ADDRESS   : 1126 ALLSTON COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,838.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,703.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 55.29400
    ----------------------------------------------------------------
0   0030880637     MORTGAGORS: BRODSKY              ROBERT
                               BRODSKY              LAURA
    REGION CODE    ADDRESS   : 36 DIAMOND CREST COURT
        01         CITY      :    BALTIMORE,COUNTY OF BALTI
                   STATE/ZIP : MD  21209
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030880736     MORTGAGORS: THOMPSON             JEFFREY
                               THOMPSON             MARIANNE
    REGION CODE    ADDRESS   : 1249 CHERRY AVE NE
        01         CITY      :    BAINBRIDGE ISLAND
                   STATE/ZIP : WA  98110
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,130.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.56700
    ----------------------------------------------------------------
0   0030880850     MORTGAGORS: CLARK                CHRISTOPHER
                               CLARK                LAUREN
    REGION CODE    ADDRESS   : 1865 KRPAN DRIVE
        01         CITY      :    ROSEVILLE
                   STATE/ZIP : CA  95747
    MORTGAGE AMOUNT :   343,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,686.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,613.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.91600
    ----------------------------------------------------------------
0   0030880892     MORTGAGORS: BORRERO              ESTEBAN
                               BORRERO              CHRISTINE
    REGION CODE    ADDRESS   : 25312 HERRING CREEK DRIVE
        01         CITY      :    SOUTH RIDING
                   STATE/ZIP : VA  20152
    MORTGAGE AMOUNT :   247,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,860.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.91900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,369,500.00
                               P & I AMT:     10,277.34
                               UPB AMT:   1,369,124.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          164
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030881098     MORTGAGORS: VOIVODA              JEFFREY
                               VOIVODA              MELISSA
    REGION CODE    ADDRESS   : 43328 DOVETAIL PLACE
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   223,920.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,920.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,604.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030881155     MORTGAGORS: PINEDA               JOSEPH
                               PINEDA               MARILYN
    REGION CODE    ADDRESS   : 3 BETH DRIVE
        01         CITY      :    LOWER GWYNEDD TOWNSHIP
                   STATE/ZIP : PA  19002
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,824.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030881213     MORTGAGORS: LEHTINEN             NANCY
                               LOFARO               GREGORY
    REGION CODE    ADDRESS   : 34 CRONISER DRIVE
        01         CITY      :    HOPEWELL JUNCTION
                   STATE/ZIP : NY  12533
    MORTGAGE AMOUNT :   221,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,664.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.90800
    ----------------------------------------------------------------
0   0030881304     MORTGAGORS: SALAMA               GUY
                               SALAMA               CHANTAL
    REGION CODE    ADDRESS   : 1561 SOUTH BEVERLY DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90035
    MORTGAGE AMOUNT :   236,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030881445     MORTGAGORS: MEITES               SAMUEL

    REGION CODE    ADDRESS   : 263 CLASSON AVENUE UNIT#BA
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11205
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,867.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,146,670.00
                               P & I AMT:      8,555.44
                               UPB AMT:   1,146,537.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          165
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030881452     MORTGAGORS: NAJJAR               JOSEPH

    REGION CODE    ADDRESS   : 86 PENINSULA DRIVE
        01         CITY      :    BABYLON
                   STATE/ZIP : NY  11702
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,837.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,060.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030881460     MORTGAGORS: NECHES               ROBERT
                               NECHES               ANNA-LENA
    REGION CODE    ADDRESS   : 4350 VIA DOLCE UNIT 308
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90292
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,690.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,752.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030881502     MORTGAGORS: CLARKSON             E.
                               CLARKSON             PATRICIA
    REGION CODE    ADDRESS   : 643 DORAL DRIVE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,878.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,537.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030881510     MORTGAGORS: MOHRLOCK             WILLIAM

    REGION CODE    ADDRESS   : 5774 BAKEWELL STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92117
    MORTGAGE AMOUNT :   146,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    146,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,098.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030881643     MORTGAGORS: DYER                 JAY

    REGION CODE    ADDRESS   : 3307 DERONDA DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   311,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,001.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,337.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,161,450.00
                               P & I AMT:      8,787.50
                               UPB AMT:   1,160,658.22

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          166
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030881726     MORTGAGORS: DOWNS                MATTHEW
                               DOWNS                STELLA
    REGION CODE    ADDRESS   : 1535 MATHIAS PLACE
        01         CITY      :    ROHNERT PARK
                   STATE/ZIP : CA  94928
    MORTGAGE AMOUNT :   246,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,800.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,892.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------
0   0030881734     MORTGAGORS: JOHNSON              ANDREW
                               JOHNSON              TINA
    REGION CODE    ADDRESS   : 307 WHITEHORSE COURT, SW
        01         CITY      :    LEESBURG
                   STATE/ZIP : VA  20175
    MORTGAGE AMOUNT :   235,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,481.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,686.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99725
    ----------------------------------------------------------------
0   0030881759     MORTGAGORS: LIEPSHUTZ            JANE

    REGION CODE    ADDRESS   : 121 N. ALMONT DR UNIT 102
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90211
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,621.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,138.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030882203     MORTGAGORS: RICHINS              LYLE
                               RICHINS              LASTAR
    REGION CODE    ADDRESS   : 820 EAST ST. JAMES LANE
        01         CITY      :    ST GEORGE
                   STATE/ZIP : UT  84790
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,280.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 49.18000
    ----------------------------------------------------------------
0   0030882310     MORTGAGORS: GORDON               JOSEPH
                               GORDON               MONICA
    REGION CODE    ADDRESS   : 585 CALLE DEL SOL
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   367,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,726.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,436,650.00
                               P & I AMT:     10,723.45
                               UPB AMT:   1,435,103.75

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          167
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030882377     MORTGAGORS: MC CORMICK           LESTER
                               MC CORMICK           JOAN
    REGION CODE    ADDRESS   : 15446 EAST ACACIA WAY
        01         CITY      :    FOUNTAIN HILLS
                   STATE/ZIP : AZ  85268
    MORTGAGE AMOUNT :   307,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,518.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,393.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.97300
    ----------------------------------------------------------------
0   0030882583     MORTGAGORS: MCCART               PERRY
                               MCCART               CHARLENE
    REGION CODE    ADDRESS   : 1602 NORTH ROEBEN DRIVE
        01         CITY      :    VISALIA
                   STATE/ZIP : CA  93291
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,613.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030882708     MORTGAGORS: BUNSIS               MICHAEL

    REGION CODE    ADDRESS   : 42 CANDLEWOOD PATH
        01         CITY      :    DIX HILLS
                   STATE/ZIP : NY  11746
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,822.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.66600
    ----------------------------------------------------------------
0   0030882724     MORTGAGORS: CALDWELL             JOHN

    REGION CODE    ADDRESS   : 5622 VANDERBILT AVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75206
    MORTGAGE AMOUNT :   182,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    182,783.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,374.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.98200
    ----------------------------------------------------------------
0   0030882773     MORTGAGORS: COBLE                KEITH
                               COBLE                VICKI
    REGION CODE    ADDRESS   : 7078 QUITO COURT
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93012
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,738.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,969.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 74.07400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,383,600.00
                               P & I AMT:     10,295.57
                               UPB AMT:   1,382,862.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          168
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030883359     MORTGAGORS: WATSON               ANTHONY
                               WATSON               NADINE
    REGION CODE    ADDRESS   : 3230 HERITAGE POINT COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,832.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,900.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030883367     MORTGAGORS: GEHRIS               GREGORY
                               GEHRIS               SUSAN
    REGION CODE    ADDRESS   : 16152 PITMAN LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,849.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 92.00000
    ----------------------------------------------------------------
0   0030883383     MORTGAGORS: DUNG                 JORDAN
                               DUNG                 JAMIE
    REGION CODE    ADDRESS   : 3546 AMBRA WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,771.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,598.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 57.85100
    ----------------------------------------------------------------
0   0030883409     MORTGAGORS: STEWART              KATHLEEN

    REGION CODE    ADDRESS   : 33836 GRANADA DRIVE
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   255,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,235.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,919.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 51.10000
    ----------------------------------------------------------------
0   0030883425     MORTGAGORS: VANDEWALLE           CHRIS
                               GREENLEAVES          NEIL
    REGION CODE    ADDRESS   : 963 LA MESA TERRACE #A
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,672.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,923.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,347,500.00
                               P & I AMT:     10,050.04
                               UPB AMT:   1,346,360.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          169
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030883433     MORTGAGORS: OCON                 ANDRES

    REGION CODE    ADDRESS   : 313 SOUTH VIA MONTANA
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91501
    MORTGAGE AMOUNT :   320,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,195.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,407.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030883441     MORTGAGORS: GAYLORD              BOB
                               GAYLORD              ALISON
    REGION CODE    ADDRESS   : 41050 AVENIDA LA CRESTA
        01         CITY      :    MURRIETA
                   STATE/ZIP : CA  92562
    MORTGAGE AMOUNT :   598,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    598,018.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,495.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030883664     MORTGAGORS: ANDL                 RUDOLF
                               ANDL                 CHRIS
    REGION CODE    ADDRESS   : 2252 RUTLAND PLACE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   227,960.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,288.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,672.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030883680     MORTGAGORS: AU                   JOSEPH
                               AU                   FAN
    REGION CODE    ADDRESS   : 111 AMBER VALLEY DRIVE
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   512,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    511,665.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,801.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030883714     MORTGAGORS: CHIAPPETTA           JOHN
                               CHIAPPETTA           MARY
    REGION CODE    ADDRESS   : 5530 AVENIDA DEL TREN
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   278,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,217.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,067.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,937,160.00
                               P & I AMT:     14,444.04
                               UPB AMT:   1,929,385.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          170
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030883748     MORTGAGORS: BAISDEN              MARVIN
                               BAISDEN              ROXANNE
    REGION CODE    ADDRESS   : 5900 VIA PASA
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   298,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,618.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,297.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030883771     MORTGAGORS: AHUJA                RATAN
                               AHUJA                PURNIMA
    REGION CODE    ADDRESS   : 716 CAMINO TIERRA SANTA
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   486,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    485,362.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,608.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030883797     MORTGAGORS: GRASEL               TIMOTHY
                               GRASEL               BETH
    REGION CODE    ADDRESS   : 3858 HUNTERCREST COURT
        01         CITY      :    MOORPARK
                   STATE/ZIP : CA  93021
    MORTGAGE AMOUNT :   319,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,780.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,370.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030883813     MORTGAGORS: HIATT                KENNETH
                               HIATT                IRMA
    REGION CODE    ADDRESS   : 339 VIA NAVONA
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,645.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,004.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 72.97200
    ----------------------------------------------------------------
0   0030883946     MORTGAGORS: MEIER                JOHN
                               MEIER                KELLY
    REGION CODE    ADDRESS   : LOT 5 5TH STREET NW
        01         CITY      :    HICKORY
                   STATE/ZIP : NC  28601
    MORTGAGE AMOUNT :   408,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    407,719.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,958.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.26100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,782,000.00
                               P & I AMT:     13,239.15
                               UPB AMT:   1,780,126.75

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          171
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030883953     MORTGAGORS: CHURNEY              STEVEN
                               CHURNEY              MARY
    REGION CODE    ADDRESS   : 25271 ROMERA PLACE
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   222,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,604.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,653.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030884019     MORTGAGORS: VELEZ                JOSE

    REGION CODE    ADDRESS   : 2466 TAYLOR ST # 4C
        01         CITY      :    HOLLYWOOD
                   STATE/ZIP : FL  33020
    MORTGAGE AMOUNT :    38,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :     38,104.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       296.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 94.90000
    ----------------------------------------------------------------
0   0030884100     MORTGAGORS: PETERKA              LARRY
                               PETERKA              PAULA
    REGION CODE    ADDRESS   : 1515 SEVERN CHAPEL ROAD
        01         CITY      :    CROWNSVILLE
                   STATE/ZIP : MD  21032
    MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,892.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,599.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030884118     MORTGAGORS: SHADDOX              RICHARD
                               DOWNING              ANNE
    REGION CODE    ADDRESS   : 1 SAINT JOHN
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 76.19000
    ----------------------------------------------------------------
0   0030884290     MORTGAGORS: MIGLIORE             SALVATORE
                               MIGLIORE             CHRISTINE
    REGION CODE    ADDRESS   : 15500 SWEETBIRCH COURT
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20853
    MORTGAGE AMOUNT :   280,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,525.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,133.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,004,850.00
                               P & I AMT:      7,444.61
                               UPB AMT:   1,004,127.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          172
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030884423     MORTGAGORS: DALLUGE              CHARLES
                               DALLUGE              SABINE
    REGION CODE    ADDRESS   : 2308 ARDEN ST
        01         CITY      :    DUNN LORING
                   STATE/ZIP : VA  22027
    MORTGAGE AMOUNT :   266,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,021.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.94500
    ----------------------------------------------------------------
0   0030884449     MORTGAGORS: NORTHAM              THOMAS
                               NORTHAM              STEPHANIE
    REGION CODE    ADDRESS   : 3249 ARBOR DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   362,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,763.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,687.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030884548     MORTGAGORS: HAGENBUCH            ALAN
                               HAGENBUCH            JOANN
    REGION CODE    ADDRESS   : 545 TULLAMORE WAY
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30201
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,760.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,926.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 77.00000
    ----------------------------------------------------------------
0   0030884571     MORTGAGORS: FIGUEROA             WILLIAM
                               FIGUEROA             ROWENA
    REGION CODE    ADDRESS   : 32 AMBROSE VALLEY LANE
        01         CITY      :    PISCATAWAY
                   STATE/ZIP : NJ  08854
    MORTGAGE AMOUNT :   265,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,073.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,235.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------
0   0030884662     MORTGAGORS: ZAHEDI               FIROOZ

    REGION CODE    ADDRESS   : 1326 NORTH WEATHERLY DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90069
    MORTGAGE AMOUNT :   474,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,480.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,753,500.00
                               P & I AMT:     13,284.23
                               UPB AMT:   1,751,018.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          173
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030884837     MORTGAGORS: NARROD               STEVE
                               NARROD               SHARON
    REGION CODE    ADDRESS   : 1139 BOB-O-LINK
        01         CITY      :    HIGHLAND PARK
                   STATE/ZIP : IL  60035
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 74.50300
    ----------------------------------------------------------------
0   0030885370     MORTGAGORS: OSBORNE              STEVE
                               OSBORNE              DEBORAH
    REGION CODE    ADDRESS   : 620 CREEKMORE COURT
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94598
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,017.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
0   0030885511     MORTGAGORS: DEEGAN               THOMAS
                               DEEGAN               HIROKO
    REGION CODE    ADDRESS   : 3122 WHITE PEACH PLACE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22031
    MORTGAGE AMOUNT :   275,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,973.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 84.99400
    ----------------------------------------------------------------
0   0030885586     MORTGAGORS: FERRIS               ERIC
                               FERRIS               JENNIFER
    REGION CODE    ADDRESS   : 2207 MALCOLM AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,857.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,951.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030885701     MORTGAGORS: MC VAY               BREATHITT

    REGION CODE    ADDRESS   : 28329 MEADOW MESA LANE
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92026
    MORTGAGE AMOUNT :   389,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    389,475.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,065.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 89.58620
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,413,150.00
                               P & I AMT:     10,778.08
                               UPB AMT:   1,412,783.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          174
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030885727     MORTGAGORS: BOILEAU              MICHEL
                               BOILEAU              MARIAN
    REGION CODE    ADDRESS   : 19445 TAM LAKE COURT
        01         CITY      :    BEND
                   STATE/ZIP : OR  97702
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,668.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.18600
    ----------------------------------------------------------------
0   0030885735     MORTGAGORS: ROBINSON             RUSSELL
                               ROBINSON             KIMBERLY
    REGION CODE    ADDRESS   : 2554 JOSHUA COURT
        01         CITY      :    OXNARD
                   STATE/ZIP : CA  93030
    MORTGAGE AMOUNT :   223,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,717.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,741.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.54000
    ----------------------------------------------------------------
0   0030885750     MORTGAGORS: FU                   KAI
                               FU                   TAI
    REGION CODE    ADDRESS   : 32391 WINCHESTER DRIVE
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,798.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030885768     MORTGAGORS: WAYLAND              RANDY
                               WAYLAND              MARY
    REGION CODE    ADDRESS   : 13034 SEAGROVE STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   377,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,846.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,767.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0030885776     MORTGAGORS: WALLACE              STEVEN
                               WALLACE              JANET
    REGION CODE    ADDRESS   : 412 WEST DESEO AVENUE
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,756.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,772,950.00
                               P & I AMT:     13,140.32
                               UPB AMT:   1,772,120.17

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          175
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030885784     MORTGAGORS: DAVIDSON             MARK
                               DAVIDSON             SUZANNE
    REGION CODE    ADDRESS   : 4640 DORINDA ROAD
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   231,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,696.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030885818     MORTGAGORS: MANGOSING            ALEX
                               ALVAREZ              NANCY
    REGION CODE    ADDRESS   : 10 CALAVERA
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   285,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,608.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 84.98900
    ----------------------------------------------------------------
0   0030885842     MORTGAGORS: LAWTON               JOSEPH
                               LAWTON               MARY
    REGION CODE    ADDRESS   : 2396 OLD RANCH ROAD
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92027
    MORTGAGE AMOUNT :   232,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,055.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,764.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.98300
    ----------------------------------------------------------------
0   0030885891     MORTGAGORS: KIM                  DAVID
                               KIM                  MICHELLE
    REGION CODE    ADDRESS   : 1554 HEMMINGWAY ROAD
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   333,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,087.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,503.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0030886030     MORTGAGORS: PURVIS               JOHN
                               PURVIS               STEPHANIE
    REGION CODE    ADDRESS   : 13947 SOUTH SPRINGS DRIVE
        01         CITY      :    CLIFTON
                   STATE/ZIP : VA  22024
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,832.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,314,500.00
                               P & I AMT:      9,704.53
                               UPB AMT:   1,313,783.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          176
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030886154     MORTGAGORS: LI                   SHIH-HAO
                               CHENG                LILY
    REGION CODE    ADDRESS   : 5099 FOREST VIEW DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   318,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,202.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,420.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030886162     MORTGAGORS: LEAL                 MICHAEL
                               MADRID-LEAL          MICHELLE
    REGION CODE    ADDRESS   : 24 VEGA COURT
        01         CITY      :    PACIFICA
                   STATE/ZIP : CA  94044
    MORTGAGE AMOUNT :   226,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,259.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,720.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030886246     MORTGAGORS: NISSENBAUM           BEVERLY

    REGION CODE    ADDRESS   : 3734 CHESAPEAKE STREET NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20016
    MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,956.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,657.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030886253     MORTGAGORS: JORDON               GREGORY
                               KENSHAW              JOHNANNA
    REGION CODE    ADDRESS   : 14526 MAC CLINTOCK DRIVE
        01         CITY      :    GLENWOOD
                   STATE/ZIP : MD  21738
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,323.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,859.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030886279     MORTGAGORS: KUHM                 FREDERICK
                               TUTTLE-KUHM          JANE
    REGION CODE    ADDRESS   : 4764 33RD STREET N
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   270,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,366.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,939.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,295,300.00
                               P & I AMT:      9,598.00
                               UPB AMT:   1,294,108.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          177
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030886295     MORTGAGORS: HERRLEIN             EILEEN

    REGION CODE    ADDRESS   : 519 NORTH JEFFERSON STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22205
    MORTGAGE AMOUNT :   239,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,551.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0030886329     MORTGAGORS: SAG                  NIKOLAI
                               KHAYLO               ELLONA
    REGION CODE    ADDRESS   : 4-20 KENNETH AVENUE
        01         CITY      :    FAIRLAWN
                   STATE/ZIP : NJ  07410
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,867.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030886378     MORTGAGORS: TILCHIN              MICHAEL
                               GREER                LINDA
    REGION CODE    ADDRESS   : 9616 MILLWOOD ROAD
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,571.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,247.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.54300
    ----------------------------------------------------------------
0   0030886386     MORTGAGORS: ZLOTNIKOFF           STUART
                               ZLOTNIKOFF           RAYMONDE
    REGION CODE    ADDRESS   : 11512 TURNBRIDGE LANE
        01         CITY      :    RESTON
                   STATE/ZIP : VA  20194
    MORTGAGE AMOUNT :   292,125.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,769.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,246.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030886436     MORTGAGORS: DEMADIS              GREGORY
                               DEMADIS              BEVERLY
    REGION CODE    ADDRESS   : 5 SCARBOROUGH ROAD
        01         CITY      :    SIMSBURY
                   STATE/ZIP : CT  06070
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,616.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 65.06674
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,367,025.00
                               P & I AMT:     10,195.74
                               UPB AMT:   1,365,376.58

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          178
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030886444     MORTGAGORS: TOENSHOFF            DONALD

    REGION CODE    ADDRESS   : 6802 SPOUT LANE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   290,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,967.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,030.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030886469     MORTGAGORS: QUINN                STEPHEN
                               QUINN                CLAUDIA
    REGION CODE    ADDRESS   : 1366 HUNTERSFIELD CLOSE
        01         CITY      :    KESWICK
                   STATE/ZIP : VA  22947
    MORTGAGE AMOUNT :   284,195.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,782.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,011.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030886550     MORTGAGORS: CIARROCCA            PETER
                               CIARROCCA            JENNIFER
    REGION CODE    ADDRESS   : 3705 CENTER WAY
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22033
    MORTGAGE AMOUNT :   280,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,381.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,963.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030886584     MORTGAGORS: BAGCHI               PRABIR
                               BAGCHI               ALAKANANDA
    REGION CODE    ADDRESS   : 10209 EISENHOWER LANE
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   320,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,378.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,381.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030886592     MORTGAGORS: WIDJAJA              HASAN
                               TAN                  TEN TZE
    REGION CODE    ADDRESS   : 10400 LINDSAY AVENUE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 55.29400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,411,195.00
                               P & I AMT:     10,111.73
                               UPB AMT:   1,409,510.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          179
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030886600     MORTGAGORS: ROZIN                ALEXANDER
                               ROZIN                ELENA
    REGION CODE    ADDRESS   : 23 FINISTERRA
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92614
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,774.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.96700
    ----------------------------------------------------------------
0   0030886659     MORTGAGORS: BECK                 JOHN
                               BECK                 MARY
    REGION CODE    ADDRESS   : 16 VIOLA TERRACE
        01         CITY      :    WASHINGTON TOWNSHIP
                   STATE/ZIP : NJ  07675
    MORTGAGE AMOUNT :   273,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,408.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,080.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030886709     MORTGAGORS: BOEHM                SCOTT
                               BOEHM                ANN
    REGION CODE    ADDRESS   : 3801 MOORE PLACE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22305
    MORTGAGE AMOUNT :   281,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,790.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,112.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.99100
    ----------------------------------------------------------------
0   0030886808     MORTGAGORS: BOGGS                ROBERT
                               BOGGS                CAROLYN
    REGION CODE    ADDRESS   : 8608 OAK BROOK LANE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   295,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,070.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.76900
    ----------------------------------------------------------------
0   0030886832     MORTGAGORS: STAYMAN              DOUGLAS

    REGION CODE    ADDRESS   : 4815 STONY FORD DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75287
    MORTGAGE AMOUNT :   278,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,067.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,066.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,373,450.00
                               P & I AMT:     10,125.40
                               UPB AMT:   1,372,137.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          180
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030886840     MORTGAGORS: HADJY                PANDER
                               HADJY                DEBORAH
    REGION CODE    ADDRESS   : 10109 GREENWICH WOOD DRIVE
        01         CITY      :    NOKESVILLE
                   STATE/ZIP : VA  20181
    MORTGAGE AMOUNT :   239,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,824.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,652.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030886899     MORTGAGORS: COMBS                DONALD
                               COMBS                SUSAN
    REGION CODE    ADDRESS   : 103 FAITH DRIVE
        01         CITY      :    HAMPSTEAD
                   STATE/ZIP : NH  03841
    MORTGAGE AMOUNT :   277,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,381.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,134.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.95300
    ----------------------------------------------------------------
0   0030886931     MORTGAGORS: DWYER                BARRY
                               DWYER                ELIZABETH
    REGION CODE    ADDRESS   : 44161 BRISTOW CIRCLE
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   241,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,306.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,731.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ----------------------------------------------------------------
0   0030886949     MORTGAGORS: ASAUD                JEFFREY

    REGION CODE    ADDRESS   : 4192 MORNING STAR DRIVE
        01         CITY      :    HUNTINGTON  BEACH
                   STATE/ZIP : CA  92649
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,825.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,907.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 50.98039
    ----------------------------------------------------------------
0   0030886956     MORTGAGORS: DYE                  MICHAEL

    REGION CODE    ADDRESS   : 4280 DOVE POINT
        01         CITY      :    DULUTH,
                   STATE/ZIP : GA  30136
    MORTGAGE AMOUNT :   249,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,305.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,810.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 84.99000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,268,150.00
                               P & I AMT:      9,236.08
                               UPB AMT:   1,266,643.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          181
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030886980     MORTGAGORS: PARK                 CRAIG
                               PARK                 PATRICIA
    REGION CODE    ADDRESS   : 20784 RAINSBORO DRIVE
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   228,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,176.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98100
    ----------------------------------------------------------------
0   0030887129     MORTGAGORS: MEISNER              DAVID
                               MEISNER              NANCY
    REGION CODE    ADDRESS   : 17972 FERNPOINT CIRCLE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   304,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,205.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030887285     MORTGAGORS: ROE                  SAUL
                               HULTMAN              LORETTA
    REGION CODE    ADDRESS   : 735 LA MIRADA AVENUE
        01         CITY      :    SAN MARINO
                   STATE/ZIP : CA  91108
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 49.74300
    ----------------------------------------------------------------
0   0030887327     MORTGAGORS: O'LEARY              KATHLEEN

    REGION CODE    ADDRESS   : 30642 MIDDLECREEK CIRCLE
        01         CITY      :    DAPHNE
                   STATE/ZIP : AL  36526
    MORTGAGE AMOUNT :   234,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,900.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,679.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030887335     MORTGAGORS: PERRY                SARAH
                               MATSUDA              PAUL
    REGION CODE    ADDRESS   : 220 HAZEL AVENUE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,731.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,722.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 60.99500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,422,100.00
                               P & I AMT:     10,214.47
                               UPB AMT:   1,421,008.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          182
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030887343     MORTGAGORS: MEEHAN               WILLIAM
                               MULHERIN             KATHLEEN
    REGION CODE    ADDRESS   : 118-120 HOFFMAN AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,647.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,582.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030887376     MORTGAGORS: YOUNG                EDDIE
                               YOUNG                DARLENE
    REGION CODE    ADDRESS   : 22 PISA COURT
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   381,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,731.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,729.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.88250
    ----------------------------------------------------------------
0   0030887392     MORTGAGORS: DAVIES               ROSS
                               DAVIES               ALISON
    REGION CODE    ADDRESS   : 1020 ALICANTE DRIVE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,813.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030887426     MORTGAGORS: WILLIAMSON           WESLEY
                               WILLIAMSON           JONI
    REGION CODE    ADDRESS   : 1863 NASH DRIVE
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94401
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,333.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,816.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030887491     MORTGAGORS: THAYNE               PAUL
                               THAYNE               JUDI
    REGION CODE    ADDRESS   : 1442 INWOOD COURT
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   252,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,734.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,877.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,645,400.00
                               P & I AMT:     11,896.77
                               UPB AMT:   1,644,260.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          183
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030887517     MORTGAGORS: WILLIAMS             JEFF
                               WILLIAMS             CHRISTINE
    REGION CODE    ADDRESS   : 24683 VIA BUENA SUERTE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   233,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,547.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,735.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030887541     MORTGAGORS: WAGNER               DANIEL
                               WAGNER               MEELING
    REGION CODE    ADDRESS   : 25427 VERNE COURT
        01         CITY      :    STEVENSON RANCH
                   STATE/ZIP : CA  91831
    MORTGAGE AMOUNT :   240,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0030887558     MORTGAGORS: DEY                  ARMISTEAD
                               DEY                  MARY
    REGION CODE    ADDRESS   : 1371 EMORY PLACE
        01         CITY      :    NORFOLK
                   STATE/ZIP : VA  23509
    MORTGAGE AMOUNT :   335,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,748.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,459.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030887566     MORTGAGORS: GIESE                MARVIN
                               GIESE                CLAUDIA
    REGION CODE    ADDRESS   : 2321 GUN AND ROD CIRCLE
        01         CITY      :    BRENHAM
                   STATE/ZIP : TX  77833
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,841.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030887731     MORTGAGORS: KELLER               HAPPY
                               KELLER               PATRICIA
    REGION CODE    ADDRESS   : 2392 OLD RANCH ROAD
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92027
    MORTGAGE AMOUNT :   226,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,317.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.96600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,278,800.00
                               P & I AMT:      9,526.70
                               UPB AMT:   1,277,754.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          184
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030887749     MORTGAGORS: PAZ                  HUGO
                               PAZ                  ELIZABETH
    REGION CODE    ADDRESS   : 48881 CRESTVIEW COMMON
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   492,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    491,669.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,610.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030887780     MORTGAGORS: SWEET                JAMES
                               SWEET                NURY
    REGION CODE    ADDRESS   : 3 HOLLYLEAF
        01         CITY      :    ALISO VIEJO
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   240,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,015.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,869.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 94.98300
    ----------------------------------------------------------------
0   0030887830     MORTGAGORS: SMITH                KENNETH
                               CLAEYS               MARY
    REGION CODE    ADDRESS   : 1912 FM 3048
        01         CITY      :    JOSHUA
                   STATE/ZIP : TX  76058
    MORTGAGE AMOUNT :   138,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    138,663.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,054.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030887863     MORTGAGORS: BERNATH              RHODA

    REGION CODE    ADDRESS   : 3598 SW 175 AVENUE
        01         CITY      :    MIRAMAR
                   STATE/ZIP : FL  33029
    MORTGAGE AMOUNT :   266,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,051.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.99900
    ----------------------------------------------------------------
0   0030887871     MORTGAGORS: BELL                 JOHN
                               BELL                 JULIANNE
    REGION CODE    ADDRESS   : 18040 S. SHILOHLANE
        01         CITY      :    OREGON CITY
                   STATE/ZIP : OR  97045
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,820.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,425,800.00
                               P & I AMT:     10,773.86
                               UPB AMT:   1,424,919.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          185
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030887889     MORTGAGORS: CARTER               LESLIE
                               BAILEY               MARK  .
    REGION CODE    ADDRESS   : 4909 BAYWAY DRIVE WEST
        01         CITY      :    TAMPA
                   STATE/ZIP : FL  33629
    MORTGAGE AMOUNT :   301,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,412.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030887905     MORTGAGORS: O' CONNELL           DAVID
                               BURNS                KERENA
    REGION CODE    ADDRESS   : 19812 SCENIC BAY LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   360,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,838.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,706.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.98501
    ----------------------------------------------------------------
0   0030887921     MORTGAGORS: EDDY                 ROBERT
                               EDDY                 VICTORIA
    REGION CODE    ADDRESS   : 6755 GENTRY OAKS PLACE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95138
    MORTGAGE AMOUNT :   257,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,385.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,934.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0030887947     MORTGAGORS: CATENACCI            HENRY
                               CATENACCI            KATHARINA
    REGION CODE    ADDRESS   : 3 KIRKVIEW CIRCLE
        01         CITY      :    WESTFIELD
                   STATE/ZIP : NJ  07090
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,832.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030888176     MORTGAGORS: CHAMBERS             ERIC
                               CHAMBERS             MARY
    REGION CODE    ADDRESS   : 7120 CHARDEN COURT
        01         CITY      :    CLARKSVILLE
                   STATE/ZIP : MD  21029
    MORTGAGE AMOUNT :   318,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,910.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,308.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.84880
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,597,800.00
                               P & I AMT:     12,074.48
                               UPB AMT:   1,596,547.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          186
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030888309     MORTGAGORS: HERSHFIELD           DAVID
                               HERSHFIELD           EDITH
    REGION CODE    ADDRESS   : 123 BRIAR PLACE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,814.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,108.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030888440     MORTGAGORS: JOHNSON              STEVE
                               CHAN                 LORITA
    REGION CODE    ADDRESS   : 1650 RAMONA AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   305,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,754.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,298.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.98500
    ----------------------------------------------------------------
0   0030888507     MORTGAGORS: PRINCE               EDWARD
                               PRINCE               ILENE
    REGION CODE    ADDRESS   : 8130 CREIGHTON AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,690.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,752.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030888572     MORTGAGORS: SITTON               MICHAEL
                               SITTON               CYNTHIA
    REGION CODE    ADDRESS   : 70 ROCKROSE
        01         CITY      :    ALISO VIEJO
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   256,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,329.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,950.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 84.98600
    ----------------------------------------------------------------
0   0030888606     MORTGAGORS: WESTENKIRCHNER       DAVID
                               WESTENKIRCHNER       ROBBY
    REGION CODE    ADDRESS   : 9180 MALLARD POINT
        01         CITY      :    ZIONSVILLE
                   STATE/ZIP : IN  46077
    MORTGAGE AMOUNT :   327,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,337.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,399.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,409,600.00
                               P & I AMT:     10,509.65
                               UPB AMT:   1,407,926.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          187
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030888622     MORTGAGORS: STEPHENSON           FIONA
                               STEPHENSON           OLIVER
    REGION CODE    ADDRESS   : 23 CONCORD ROAD
        01         CITY      :    WAYLAND
                   STATE/ZIP : MA  01778
    MORTGAGE AMOUNT :   274,125.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,755.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,011.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0030888630     MORTGAGORS: SETHNESS             CLIFFORD
                               SETHNESS             MARIA
    REGION CODE    ADDRESS   : 6814 EAST MERCER WAY
        01         CITY      :    MERCER ISLAND
                   STATE/ZIP : WA  98040
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,461.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,641.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030888648     MORTGAGORS: SIKES                KINSLEY

    REGION CODE    ADDRESS   : 2010 BROOK FOREST  CT
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30202
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030888655     MORTGAGORS: PENNINGTON           GLEN
                               PENNINGTON           KATE
    REGION CODE    ADDRESS   : 155 AKENSIDE ROAD
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : IL  60546
    MORTGAGE AMOUNT :   309,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,972.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,441.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/22
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030888663     MORTGAGORS: CARLIN               PATRICK
                               CARLIN               DIANA
    REGION CODE    ADDRESS   : 3417 KINGSWOOD FOREST LANE
        01         CITY      :    BEAVERCREEK
                   STATE/ZIP : OH  45440
    MORTGAGE AMOUNT :   223,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,564.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,439,625.00
                               P & I AMT:     10,732.76
                               UPB AMT:   1,436,754.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          188
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030888689     MORTGAGORS: SAGER                DENNIS
                               SAGER                JUDITH
    REGION CODE    ADDRESS   : 9825 AQUILA ROAD
        01         CITY      :    BLOOMINGTON
                   STATE/ZIP : MN  55438
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,650.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 74.46808
    ----------------------------------------------------------------
0   0030888697     MORTGAGORS: ZIMMERMAN            ERROL
                               ZIMMERMAN            CAROL
    REGION CODE    ADDRESS   : 46437 MORNINGSTON ROAD
        01         CITY      :    CANTON
                   STATE/ZIP : MI  48188
    MORTGAGE AMOUNT :   291,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,337.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,186.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 88.18100
    ----------------------------------------------------------------
0   0030888713     MORTGAGORS: FERGUSON             BARRINGTON
                               FERGUSON             MARVA
    REGION CODE    ADDRESS   : 4839 KENSINGTON CIRCLE
        01         CITY      :    CORAL SPRINGS
                   STATE/ZIP : FL  33076
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,243.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 89.98900
    ----------------------------------------------------------------
0   0030888739     MORTGAGORS: RALLIS               MICHAEL
                               RALLIS               DEBRA
    REGION CODE    ADDRESS   : 2519 NORTH LUMINA AVE
        01         CITY      :    WRIGHTSVILLE BEACH
                   STATE/ZIP : NC  28480
    MORTGAGE AMOUNT :   454,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    453,056.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,291.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.76400
    ----------------------------------------------------------------
0   0030888952     MORTGAGORS: GORDAN               ALLAN
                               MONK                 NANCY
    REGION CODE    ADDRESS   : 12271 CHIANTI DRIVE
        01         CITY      :    ROSSMOOR
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,751.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,040.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,658,000.00
                               P & I AMT:     12,417.47
                               UPB AMT:   1,653,039.98

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          189
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030889117     MORTGAGORS: WELSH                JEFFREY
                               WELSH                CYNTHIA
    REGION CODE    ADDRESS   : 23 PASTORA
        01         CITY      :    FOOTHILL RANCH (AREA
                   STATE/ZIP : CA  92610
    MORTGAGE AMOUNT :   224,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,067.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,743.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030889125     MORTGAGORS: WESTLAND             JOHN
                               NELSON-WESTLAND      ELIZABETH
    REGION CODE    ADDRESS   : 31505 PASEO CHRISTINA
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,787.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,910.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030889133     MORTGAGORS: AHRENS               SCOTT
                               D'ADDARIO AHRENS     JULIE
    REGION CODE    ADDRESS   : 1970 FALCON RIDGE DRIVE
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94954
    MORTGAGE AMOUNT :   269,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,768.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,980.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.99833
    ----------------------------------------------------------------
0   0030889141     MORTGAGORS: BEITEL               BRADLEY
                               BEITEL               LYNDA
    REGION CODE    ADDRESS   : 14998 DONNER PASS ROAD
        01         CITY      :    TRUCKEE
                   STATE/ZIP : CA  96161
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,803.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,401.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 63.20000
    ----------------------------------------------------------------
0   0030889257     MORTGAGORS: NGUYEN               MINH
                               NGUYEN               HIEN
    REGION CODE    ADDRESS   : 2375 LASS DRIVE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95054
    MORTGAGE AMOUNT :   283,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,114.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,103.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.97967
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,463,450.00
                               P & I AMT:     11,140.73
                               UPB AMT:   1,462,541.90

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          190
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030889307     MORTGAGORS: KEMP                 K
                               KEMP                 ELIZABETH
    REGION CODE    ADDRESS   : 1563 MARIPOSA AVENUE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,754.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,493.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030889315     MORTGAGORS: CHEN                 JAMES
                               XIAO-FENG MA         DAWN
    REGION CODE    ADDRESS   : 1678 CANYON VIEW DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,790.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,464.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030889349     MORTGAGORS: O'KEEFE              DONALD
                               O'KEEFE              AMY
    REGION CODE    ADDRESS   : 7029 HERRINGTON AVE NE
        01         CITY      :    ROCKFORD
                   STATE/ZIP : MI  49306
    MORTGAGE AMOUNT :   234,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,250.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030889356     MORTGAGORS: STORBECK             CHRIS
                               STORBECK             JANET
    REGION CODE    ADDRESS   : 213 PALISADES
        01         CITY      :    PEACHTREE CITY
                   STATE/ZIP : GA  30269
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,474.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,466.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 79.48700
    ----------------------------------------------------------------
0   0030889372     MORTGAGORS: PRICE                THOMAS
                               PRICE                CYNTHIA
    REGION CODE    ADDRESS   : N68 W30699 SWALLOW LANE
        01         CITY      :    MERTON
                   STATE/ZIP : WI  53029
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,841.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,014.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 77.05800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,482,400.00
                               P & I AMT:     11,199.28
                               UPB AMT:   1,481,111.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          191
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030889398     MORTGAGORS: STALLONE             FRANK
                               STALLONE             CHRISTINA
    REGION CODE    ADDRESS   : 38 WELLINGTON ROAD
        01         CITY      :    GARDEN CITY
                   STATE/ZIP : NY  11530
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,752.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,610.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.26000
    ----------------------------------------------------------------
0   0030889513     MORTGAGORS: BLAKE                WARREN
                               BLAKE                DORIS
    REGION CODE    ADDRESS   : 4102 DRUMMOND STREET
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77025
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,853.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,663.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030889596     MORTGAGORS: NOTARIANNI           MARGARET

    REGION CODE    ADDRESS   : 294 ADAMS DRIVE
        01         CITY      :    WAYNE
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   242,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,056.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,736.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030889604     MORTGAGORS: GAETA                STEVEN
                               GAETA                KIM
    REGION CODE    ADDRESS   : 1060 FOX CREEK DRIVE
        01         CITY      :    SARASOTA
                   STATE/ZIP : FL  34240
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,004.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030889661     MORTGAGORS: MAO                  HSINHUI
                               CHEN                 SHIN
    REGION CODE    ADDRESS   : 5752 TAN OAK DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,845.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 69.06900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,326,400.00
                               P & I AMT:      9,702.45
                               UPB AMT:   1,325,508.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          192
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030889687     MORTGAGORS: KRUPA                JOSEPH
                               KRUPA                MICHELLE
    REGION CODE    ADDRESS   : 102 GAZEBO COURT
        01         CITY      :    WILMINGTON
                   STATE/ZIP : NC  28403
    MORTGAGE AMOUNT :   293,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,529.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,228.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.29200
    ----------------------------------------------------------------
0   0030889695     MORTGAGORS: LUCIANO              LEONARDO
                               LUCIANO              ZURINA
    REGION CODE    ADDRESS   : 18403 SPRINGWOOD DRIVE
        01         CITY      :    GRAYSLAKE
                   STATE/ZIP : IL  60030
    MORTGAGE AMOUNT :   258,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,185.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,987.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.99400
    ----------------------------------------------------------------
0   0030889729     MORTGAGORS: OLSON                TIMOTHY
                               OLSON                TERESA
    REGION CODE    ADDRESS   : 1090 S. BLUE LAKE AVENUE
        01         CITY      :    DELAND
                   STATE/ZIP : FL  32724
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,675.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,703.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.96800
    ----------------------------------------------------------------
0   0030889752     MORTGAGORS: COBB                 GREGORY
                               COBB                 SHEILA
    REGION CODE    ADDRESS   : 4710  STONEBRIDGE COURT
        01         CITY      :    COLUMBUS
                   STATE/ZIP : IN  47201
    MORTGAGE AMOUNT :   281,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,416.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,037.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.96600
    ----------------------------------------------------------------
0   0030889810     MORTGAGORS: CRANNEY              TOM
                               KAUFMAN-CRANNEY      MARY
    REGION CODE    ADDRESS   : 9714 MARMOUNT DR NW
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98117
    MORTGAGE AMOUNT :   324,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,362.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,383.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,392,550.00
                               P & I AMT:     10,341.20
                               UPB AMT:   1,390,169.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          193
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030889836     MORTGAGORS: DACANAY              LOREN
                               WELLMAN              PEGGY
    REGION CODE    ADDRESS   : 881 CENTURY WAY
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   279,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,000.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030889869     MORTGAGORS: PATTERSON            MYRON
                               PATTERSON            DIANA
    REGION CODE    ADDRESS   : N101 W14676 RAINTREE DRIVE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : WI  53022
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,702.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,952.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.96400
    ----------------------------------------------------------------
0   0030889877     MORTGAGORS: POWELL               JEFFREY
                               POWELL               BARBARA
    REGION CODE    ADDRESS   : 627 WASHINGTONIA DR.
        01         CITY      :    SAN MARCOS
                   STATE/ZIP : CA  92069
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,893.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030889893     MORTGAGORS: KAPINOS              STEVEN
                               KAPINOS              DEBORAH
    REGION CODE    ADDRESS   : 17515 WHITESTONE DRIVE
        01         CITY      :    TALL TIMBERS
                   STATE/ZIP : MD  20690
    MORTGAGE AMOUNT :   271,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,331.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,063.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
0   0030889935     MORTGAGORS: BERGMANN             MICHAEL

    REGION CODE    ADDRESS   : 25436 LAKE RD
        01         CITY      :    BAY VILLAGE
                   STATE/ZIP : OH  44140
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,621.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,138.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,341,700.00
                               P & I AMT:     10,047.66
                               UPB AMT:   1,340,855.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          194
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030889968     MORTGAGORS: STARK                RONALD
                               STARK                JILL
    REGION CODE    ADDRESS   : 32696 WOODSIDE DRIVE
        01         CITY      :    EVERGREEN
                   STATE/ZIP : CO  80439
    MORTGAGE AMOUNT :   415,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,441.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,045.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 61.02900
    ----------------------------------------------------------------
0   0030889984     MORTGAGORS: NANNERY              WILLIAM
                               NANNERY              MAURA
    REGION CODE    ADDRESS   : 40 ABBEY LANE
        01         CITY      :    CANTON
                   STATE/ZIP : MA  02021
    MORTGAGE AMOUNT :   261,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,970.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,918.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 76.68600
    ----------------------------------------------------------------
0   0030890008     MORTGAGORS: CLARK                RICHARD
                               CLARK                TERESA
    REGION CODE    ADDRESS   : 72890 SOMERA RD
        01         CITY      :    PALM DESERT
                   STATE/ZIP : CA  92260
    MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,100.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,638.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030890149     MORTGAGORS: GRIMES               DENNIS
                               GRIMES               LORA
    REGION CODE    ADDRESS   : 123 SERRES DRIVE
        01         CITY      :    SONOMA
                   STATE/ZIP : CA  95476
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,848.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030890248     MORTGAGORS: HANEY                PETER
                               HANEY                HELEN
    REGION CODE    ADDRESS   : 200 CHIMNEY ROCK ROAD
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77024
    MORTGAGE AMOUNT :   254,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,079.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,865.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99056
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,384,000.00
                               P & I AMT:     10,175.39
                               UPB AMT:   1,382,439.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          195
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030890255     MORTGAGORS: PATTERSON            C.
                               PATTERSON            SUSAN
    REGION CODE    ADDRESS   : 154 EAGLES CLUB DRIVE
        01         CITY      :    STOCKBRIDGE
                   STATE/ZIP : GA  30281
    MORTGAGE AMOUNT :   267,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,433.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,033.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030890289     MORTGAGORS: MCKAY                JAMES
                               MCKAY                MARCIA
    REGION CODE    ADDRESS   : 8601 IRON GATE COURT
        01         CITY      :    FORT WORTH
                   STATE/ZIP : TX  76179
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,836.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030890396     MORTGAGORS: ELZEN                WALTER
                               ELZEN                JONNA
    REGION CODE    ADDRESS   : 508 SAGEWOOD DRIVE
        01         CITY      :    COLLIERVILLE
                   STATE/ZIP : TN  38017
    MORTGAGE AMOUNT :   223,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,061.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,696.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.97800
    ----------------------------------------------------------------
0   0030890677     MORTGAGORS: ASLESON              GILBERT
                               ASLESON              ELLEN
    REGION CODE    ADDRESS   : 6792 LAZY RIVER WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,777.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 54.54500
    ----------------------------------------------------------------
0   0030890693     MORTGAGORS: BRAND                HAL
                               BRAND                PATRICIA
    REGION CODE    ADDRESS   : 23372 VIA ALONDRA
        01         CITY      :    COTO DE CAZA AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,795.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,404.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,354,800.00
                               P & I AMT:     10,022.51
                               UPB AMT:   1,353,904.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          196
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030890719     MORTGAGORS: WURTELE              MORTON
                               WURTELE              ZIVIA
    REGION CODE    ADDRESS   : 1317 SHATTUCK AVE
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94709
    MORTGAGE AMOUNT :   485,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    485,265.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,520.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.99613
    ----------------------------------------------------------------
0   0030890735     MORTGAGORS: FERRO                EMANUEL

    REGION CODE    ADDRESS   : 206 GRAND VIEW STREET
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,841.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,084.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030890750     MORTGAGORS: RUSSELL              DAVID
                               RUSSELL              GLENYCE
    REGION CODE    ADDRESS   : 12570 PATHOS LANE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92129
    MORTGAGE AMOUNT :   294,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,326.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,290.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030890784     MORTGAGORS: BARCLAY              PAUL
                               BARCLAY              JOAN
    REGION CODE    ADDRESS   : LOT 2 # 1 CARTER RD
        01         CITY      :    SHREWSBURY
                   STATE/ZIP : MA  01545
    MORTGAGE AMOUNT :   227,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,743.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,652.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99700
    ----------------------------------------------------------------
0   0030890792     MORTGAGORS: POST                 JOHN
                               POST                 JANE
    REGION CODE    ADDRESS   : 13073 ELDER BERRY COURT
        01         CITY      :    APPLE VALLEY
                   STATE/ZIP : MN  55124
    MORTGAGE AMOUNT :   219,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,163.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,666.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.91900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,495,300.00
                               P & I AMT:     11,215.28
                               UPB AMT:   1,494,340.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          197
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030890826     MORTGAGORS: BESS                 CHRIS
                               BESS                 YVETTE
    REGION CODE    ADDRESS   : 2209 CALLE DE PLATA
        01         CITY      :    SAN DIMAS
                   STATE/ZIP : CA  91773
    MORTGAGE AMOUNT :   283,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,032.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,202.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------
0   0030890875     MORTGAGORS: WOLK                 STEVEN
                               WOLK                 LINDA
    REGION CODE    ADDRESS   : 33 NORTH FINLEY AVNUE
        01         CITY      :    BERNARDS TOWNSHIP
                   STATE/ZIP : NJ  07920
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,158.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030890982     MORTGAGORS: MOORE                LUCY

    REGION CODE    ADDRESS   : 798 SYLVANER DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,831.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 72.76100
    ----------------------------------------------------------------
0   0030891071     MORTGAGORS: CASIPLE              ESTELITA
                               EVASCO               ESPERANZA
    REGION CODE    ADDRESS   : 123 WOODCLIFF BLVD
        01         CITY      :    MORGANVILLE
                   STATE/ZIP : NJ  07751
    MORTGAGE AMOUNT :   244,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,815.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.76700
    ----------------------------------------------------------------
0   0030891246     MORTGAGORS: HULSEY               JOHN
                               HULSEY               CINDY
    REGION CODE    ADDRESS   : 3230 DUNLOP DRIVE
        01         CITY      :    GAINESVILLE
                   STATE/ZIP : GA  30501
    MORTGAGE AMOUNT :   464,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    463,704.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,485.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 60.81200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,519,450.00
                               P & I AMT:     11,493.81
                               UPB AMT:   1,518,986.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          198
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030891337     MORTGAGORS: PEGLOW               STEVEN
                               PEGLOW               MONA
    REGION CODE    ADDRESS   : 460 LAMONT WAY
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,760.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,523.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030891428     MORTGAGORS: MILAZZO              VINCENT
                               MILAZZO              CONSUELO
    REGION CODE    ADDRESS   : 6475 VINEYARD DRIVE
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   390,756.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,718.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,052.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/24
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 78.15120
    ----------------------------------------------------------------
0   0030891519     MORTGAGORS: KRASHANOFF           LEONID
                               KRASHANOFF           LAURIE
    REGION CODE    ADDRESS   : 1105 BUTTERFIELD RD
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   374,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,354.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,781.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.70200
    ----------------------------------------------------------------
0   0030891527     MORTGAGORS: GONNELLA             THOMAS
                               GONNELLA             ARLENE
    REGION CODE    ADDRESS   : 90 FOREST DRIVE
        01         CITY      :    MILLBURN
                   STATE/ZIP : NJ  07078
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,715.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,826.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 67.35700
    ----------------------------------------------------------------
0   0030891766     MORTGAGORS: CANDLEINO            ANTHONY
                               VANNOTE              EUGENE
    REGION CODE    ADDRESS   : 1537 KNOTTINGHAM KNOLL DRIVE
        01         CITY      :    JACKSONVILLE
                   STATE/ZIP : FL  32225
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,006,356.00
                               P & I AMT:     14,924.53
                               UPB AMT:   2,002,549.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          199
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030891840     MORTGAGORS: CORRALES             DANIEL

    REGION CODE    ADDRESS   : 16801 GREENVIEW LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92649
    MORTGAGE AMOUNT :   229,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,846.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,680.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 69.60400
    ----------------------------------------------------------------
0   0030892038     MORTGAGORS: BALAN                CYRUS
                               BALAN                MARYBEL
    REGION CODE    ADDRESS   : 10941 MEANDERVIEW DRIVE
        01         CITY      :    MANASSAS
                   STATE/ZIP : VA  20111
    MORTGAGE AMOUNT :   238,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,062.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.76000
    ----------------------------------------------------------------
0   0030892046     MORTGAGORS: MOSS                 DAVID
                               MOSS                 MONA
    REGION CODE    ADDRESS   : 5 STONEHOUSE DRIVE
        01         CITY      :    READINGTON TOWNSHIP
                   STATE/ZIP : NJ  08889
    MORTGAGE AMOUNT :   240,728.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,558.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030892079     MORTGAGORS: BOGERT               ARTHUR
                               BOGERT               MARYANN
    REGION CODE    ADDRESS   : 749 SHEARER STREET
        01         CITY      :    NORTH WALES
                   STATE/ZIP : PA  19454
    MORTGAGE AMOUNT :   222,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,642.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,596.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030892095     MORTGAGORS: SCHWARTZ             STEVEN
                               SCHWARTZ             FRANCINE
    REGION CODE    ADDRESS   : 208 HAZELTINE CIRCLE
        01         CITY      :    WHITPAIN TOWNSHIP
                   STATE/ZIP : PA  19422
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,592.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,063.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 87.93893
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,218,928.00
                               P & I AMT:      8,772.29
                               UPB AMT:   1,217,701.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          200
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030892145     MORTGAGORS: SCOTT                MICHAEL
                               SCOTT                ELIZABETH
    REGION CODE    ADDRESS   : 204 RIDGEWOOD COURT N.E.
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22180
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,771.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030892186     MORTGAGORS: GLACOMIN             JON
                               GLACOMIN             NANETTE
    REGION CODE    ADDRESS   : 1N 559 TURNBERRY LANE
        01         CITY      :    WINFIELD
                   STATE/ZIP : IL  60190
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,823.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,004.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 83.07600
    ----------------------------------------------------------------
0   0030892202     MORTGAGORS: WALDBEESSER          TERRY

    REGION CODE    ADDRESS   : 8901 LINTON LANE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22308
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,106.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,146.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030892301     MORTGAGORS: DYE                  CHARLES
                               ROCKEY               NANCY
    REGION CODE    ADDRESS   : 10782 CARILLON COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   242,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,736.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,782.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.99600
    ----------------------------------------------------------------
0   0030892327     MORTGAGORS: BISHOP               WAYMAN
                               BISHOP               BARBARA
    REGION CODE    ADDRESS   : 6240 STUBBS BRIDGE RD
        01         CITY      :    SPOTSYLVANIA
                   STATE/ZIP : VA  22553
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,273.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,476.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,482,900.00
                               P & I AMT:     10,904.60
                               UPB AMT:   1,480,710.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          201
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030892368     MORTGAGORS: KEPPLE               ALAN
                               LUCAS                CAROL
    REGION CODE    ADDRESS   : 3800 DENSMORE COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22309
    MORTGAGE AMOUNT :   298,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,589.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,140.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030892392     MORTGAGORS: HUFFMAN              HALDON
                               HUFFMAN              BETTY
    REGION CODE    ADDRESS   : 4296 CLUB COURSE DR
        01         CITY      :    N. CHARLESTON
                   STATE/ZIP : SC  29420
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,327.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 62.00000
    ----------------------------------------------------------------
0   0030892434     MORTGAGORS: NELSON               GARY
                               NELSON               MARY
    REGION CODE    ADDRESS   : 9106 OCTAVIA COURT
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : VA  22153
    MORTGAGE AMOUNT :   234,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,996.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,738.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98900
    ----------------------------------------------------------------
0   0030892442     MORTGAGORS: TOENNIES             PETER
                               TOENNIES             NANCY
    REGION CODE    ADDRESS   : 130 F AVENUE
        01         CITY      :    CORONADO
                   STATE/ZIP : CA  92118
    MORTGAGE AMOUNT :   333,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,526.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,448.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030892459     MORTGAGORS: DI MUZIO             PAUL
                               DI MUZIO             CARLA
    REGION CODE    ADDRESS   : 1510 ANNA MARIE CIRCLE
        01         CITY      :    UPPER DUBLIN TOWNSHIP
                   STATE/ZIP : PA  19002
    MORTGAGE AMOUNT :   345,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,356.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,475.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,460,300.00
                               P & I AMT:     10,623.80
                               UPB AMT:   1,458,795.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          202
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030892467     MORTGAGORS: PEYTON               ARTHUR
                               PEYTON               DANA
    REGION CODE    ADDRESS   : 15811 HUNTON LANE
        01         CITY      :    HAYMARKET
                   STATE/ZIP : VA  20169
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,782.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,206.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030892475     MORTGAGORS: DARNELL              WILLIAM
                               ANZAR                UZMA
    REGION CODE    ADDRESS   : 1509 N. HERNDON STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22201
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,553.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.15500
    ----------------------------------------------------------------
0   0030892483     MORTGAGORS: LAND                 JAMES
                               LAND                 HELENE
    REGION CODE    ADDRESS   : 1390 LE BOUTILLIER
        01         CITY      :    TREDYFFRIN TOWNSHIP
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   462,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    461,745.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,312.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030892491     MORTGAGORS: FENERTY D.O.         WILLIAM
                               FENERTY              KATHLEEN
    REGION CODE    ADDRESS   : 1721 ASPENWOOD LANE
        01         CITY      :    HUNTINGDON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   272,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,334.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,095.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.90500
    ----------------------------------------------------------------
0   0030892509     MORTGAGORS: GRAY                 DANIEL
                               GRAY                 PAULINA
    REGION CODE    ADDRESS   : 4651 MADERA DR
        01         CITY      :    LA VERNE
                   STATE/ZIP : CA  91750
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,845.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,825.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,585,900.00
                               P & I AMT:     11,589.35
                               UPB AMT:   1,584,260.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          203
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030892517     MORTGAGORS: YAFFE                JOSEPH
                               YAFFE                KATHARINE
    REGION CODE    ADDRESS   : 810 SPIRIT
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   275,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,764.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,024.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.98500
    ----------------------------------------------------------------
0   0030892988     MORTGAGORS: SNYDER               CHRISTOPHER
                               SNYDER               KIMBERLY
    REGION CODE    ADDRESS   : 1509 CAMDEN AVENUE
        01         CITY      :    SALISBURY
                   STATE/ZIP : MD  21801
    MORTGAGE AMOUNT :   247,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,857.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 88.32100
    ----------------------------------------------------------------
0   0030893267     MORTGAGORS: PATTERSON            SCOTT
                               PATTERSON            TONI
    REGION CODE    ADDRESS   : 16109 WEST 65TH PLACE
        01         CITY      :    ARVADA
                   STATE/ZIP : CO  80007
    MORTGAGE AMOUNT :   218,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,602.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.97800
    ----------------------------------------------------------------
0   0030893358     MORTGAGORS: LUJAN                JANICE

    REGION CODE    ADDRESS   : 11661 ARROYO AVE
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,813.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,641.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030893390     MORTGAGORS: STANFORD             PAUL
                               STANFORD             JANIS
    REGION CODE    ADDRESS   : 20362 MOONCREST CIRCLE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   226,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,300,000.00
                               P & I AMT:      9,787.69
                               UPB AMT:   1,299,628.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          204
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030893408     MORTGAGORS: KORNFELD             GREGG
                               KORNFELD             LISA
    REGION CODE    ADDRESS   : 72 CYPRESS AVENUE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   474,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,439.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030893416     MORTGAGORS: HOMA                 WILLIAM
                               HOMA                 CAROLYN
    REGION CODE    ADDRESS   : 4 ROCK CREST DRIVE
        01         CITY      :    CAPE ELIZABETH
                   STATE/ZIP : ME  04107
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,497.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 62.35000
    ----------------------------------------------------------------
0   0030893481     MORTGAGORS: SOLL                 EDWARD
                               SOLL                 KAREN
    REGION CODE    ADDRESS   : 434 LAKESHORE PARKWAY
        01         CITY      :    NEW ORLEANS
                   STATE/ZIP : LA  70124
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,607.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,454.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030893515     MORTGAGORS: GOLDMAN              HOWARD
                               GOLDMAN              AMY
    REGION CODE    ADDRESS   : 15 CEDAR SPRINGS
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,569.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 49.23000
    ----------------------------------------------------------------
0   0030893523     MORTGAGORS: CHANCELLOR           DAVID
                               PHELPS-CHANCELLOR    VICKI
    REGION CODE    ADDRESS   : 18900 CRAGGY MEADOWS CT
        01         CITY      :    DAVIDSON
                   STATE/ZIP : NC  28036
    MORTGAGE AMOUNT :   332,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,208.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,413.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.06000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,077,300.00
                               P & I AMT:     15,163.97
                               UPB AMT:   2,074,282.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          205
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030893549     MORTGAGORS: LAUZIER              MARIJEAN

    REGION CODE    ADDRESS   : 60 ORCHARD STREET
        01         CITY      :    JAMAICA PLAN
                   STATE/ZIP : MA  02130
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,696.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.75700
    ----------------------------------------------------------------
0   0030893556     MORTGAGORS: TROST                PHILIP
                               TROST                JANET
    REGION CODE    ADDRESS   : 143 SOUTH 1320 EAST
        01         CITY      :    LINDON
                   STATE/ZIP : UT  84042
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,840.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 71.97600
    ----------------------------------------------------------------
0   0030893572     MORTGAGORS: WYNMORE              EVAN
                               WYNMORE              JULIE
    REGION CODE    ADDRESS   : 113 BOLTON PLACE
        01         CITY      :    CHAPEL HILL
                   STATE/ZIP : NC  27516
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,424.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,934.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030893606     MORTGAGORS: ANDERSON             LARRY
                               ANDERSON             CAROLINE
    REGION CODE    ADDRESS   : 17100 RAYMER STREET
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91325
    MORTGAGE AMOUNT :   240,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,887.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030893614     MORTGAGORS: FUSS                 SARA

    REGION CODE    ADDRESS   : 295 MONROE STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80206
    MORTGAGE AMOUNT :   444,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    443,702.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,257.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,448,350.00
                               P & I AMT:     10,731.86
                               UPB AMT:   1,446,550.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          206
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030893630     MORTGAGORS: SELVA                RICHARD
                               SELVA                CYNTHIA
    REGION CODE    ADDRESS   : 43169 VINTNERS PLACE DRIVE
        01         CITY      :    STERLING HEIGHT
                   STATE/ZIP : MI  48314
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,848.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 84.95600
    ----------------------------------------------------------------
0   0030893655     MORTGAGORS: DE ANGELIS           WILLIAM
                               DE ANGELIS           CYNTHIA
    REGION CODE    ADDRESS   : 14 PICKERING DRIVE
        01         CITY      :    WASHINGTON TOWNSHIP
                   STATE/ZIP : NJ  08691
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,571.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,247.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.79700
    ----------------------------------------------------------------
0   0030893705     MORTGAGORS: VO                   PHAN

    REGION CODE    ADDRESS   : 3673 THRUSH TERRACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,830.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030893713     MORTGAGORS: LUCAS                KATHERINE

    REGION CODE    ADDRESS   : 2931 GRANITE CREEK ROAD
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,971.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030893721     MORTGAGORS: DUGAN                JAMES
                               DUGAN                CHRISTINE
    REGION CODE    ADDRESS   : 1733 CLOCKTOWER DRIVE
        01         CITY      :    EAST GOSHEN TOWNSHIP
                   STATE/ZIP : PA  19380
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,823.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,791.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.63700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,303,500.00
                               P & I AMT:      9,517.49
                               UPB AMT:   1,302,574.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          207
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030893887     MORTGAGORS: RENEHAN              MICHAEL
                               CLARK                VIRGINIA
    REGION CODE    ADDRESS   : 2328 ORCHID CREST BLVD.
        01         CITY      :    WALL TOWNSHIP
                   STATE/ZIP : NJ  08736
    MORTGAGE AMOUNT :   252,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 77.69200
    ----------------------------------------------------------------
0   0030894257     MORTGAGORS: WALLER               MARSHALL
                               GRANDY               SUSAN
    REGION CODE    ADDRESS   : 6164 AVALON COURT
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030894315     MORTGAGORS: GRAY                 LAWRENCE
                               GRAY                 JEANNE
    REGION CODE    ADDRESS   : 12310 LEITH COURT
        01         CITY      :    WOODBRIDGE
                   STATE/ZIP : VA  22192
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,642.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030894331     MORTGAGORS: KLEIN                RUDOLF
                               KLEIN                PATRICIA
    REGION CODE    ADDRESS   : 12201 HOWLAND PARK DR
        01         CITY      :    PLYMOUTH
                   STATE/ZIP : MI  48170
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,814.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.76700
    ----------------------------------------------------------------
0   0030894703     MORTGAGORS: ZUBER                JOHN
                               ZUBER                DANA
    REGION CODE    ADDRESS   : 6 WHISPERING WAY
        01         CITY      :    WARREN TOWNSHIP
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,625.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.92100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,582,500.00
                               P & I AMT:     11,395.59
                               UPB AMT:   1,581,956.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          208
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030894760     MORTGAGORS: BUCHHOLZ             TIMOTHY
                               BUCHOLZ              MONICA
    REGION CODE    ADDRESS   : 21603 AWBREY PLACE
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20148
    MORTGAGE AMOUNT :   264,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,925.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,893.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------
0   0030894869     MORTGAGORS: WEISGLASS            STEPHEN
                               WEISGLASS            LESLIE B.
    REGION CODE    ADDRESS   : ONE CLUBWAY LANE
        01         CITY      :    HARTSDALE
                   STATE/ZIP : NY  10530
    MORTGAGE AMOUNT :   588,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    587,188.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,263.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030895064     MORTGAGORS: ANDERSON             GREGORY
                               ANDERSON             KAREN
    REGION CODE    ADDRESS   : 14814 CHESTNUT COURT
        01         CITY      :    GLENELG
                   STATE/ZIP : MD  21737
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,640.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 44.56100
    ----------------------------------------------------------------
0   0030895114     MORTGAGORS: ROBEY                THOMAS
                               ROBEY                JILL
    REGION CODE    ADDRESS   : 1021 CLIFTON ROAD
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30307
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,480.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 60.24000
    ----------------------------------------------------------------
0   0030895478     MORTGAGORS: BAUM                 JOHN
                               SATERSMOEN           LAURA
    REGION CODE    ADDRESS   : 1813 SAN JOSE AVENUE
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   229,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,042.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,661.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,585,500.00
                               P & I AMT:     11,451.11
                               UPB AMT:   1,583,276.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          209
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030895502     MORTGAGORS: FRITZLEY             SCOTT
                               FRITZLEY             KATHLEEN
    REGION CODE    ADDRESS   : 4463 POINSETTIA STREET
        01         CITY      :    SAN LUIS OBISPO
                   STATE/ZIP : CA  93401
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,828.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 84.27400
    ----------------------------------------------------------------
0   0030895536     MORTGAGORS: PEREZ                J
                               PEREZ                MARYELENA
    REGION CODE    ADDRESS   : 31882 LA SUBIDA DRIVE
        01         CITY      :    TRABUCO CANYON AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,840.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 93.92800
    ----------------------------------------------------------------
0   0030895627     MORTGAGORS: MANNION              DAVID
                               MANNION              KELLI
    REGION CODE    ADDRESS   : 5405 SUNSTONE AVENUE
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91701
    MORTGAGE AMOUNT :   279,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,112.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,049.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030895726     MORTGAGORS: SOLIS                ALEJANDRO
                               SOLIS                STACEY
    REGION CODE    ADDRESS   : 6100 HENRY HOUSE COURT
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,828.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.46100
    ----------------------------------------------------------------
0   0030895817     MORTGAGORS: RODRIGO              JUAN

    REGION CODE    ADDRESS   : 1030 NATALIE COURT
        01         CITY      :    AUBURN
                   STATE/ZIP : CA  95603
    MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,612.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,810.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,306,050.00
                               P & I AMT:      9,850.86
                               UPB AMT:   1,305,223.20

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          210
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030895833     MORTGAGORS: CARLE                SCOTT
                               CARLE                S.
    REGION CODE    ADDRESS   : 23 IVIERS DRIVE
        01         CITY      :    LITTLE ROCK
                   STATE/ZIP : AR  72211
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,803.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.02000
    ----------------------------------------------------------------
0   0030895957     MORTGAGORS: CACKA                EVAN
                               CACKA                LISA
    REGION CODE    ADDRESS   : 19633 89 PL NE
        01         CITY      :    BOTHELL
                   STATE/ZIP : WA  98011
    MORTGAGE AMOUNT :   247,960.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,797.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030895973     MORTGAGORS: MACKENZIE            DAVID

    REGION CODE    ADDRESS   : 23 EAGLES DRIVE
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80302
    MORTGAGE AMOUNT :   495,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    494,366.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,718.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 59.56600
    ----------------------------------------------------------------
0   0030895999     MORTGAGORS: GENETTE              JOHN
                               GENETTE              ANDREA
    REGION CODE    ADDRESS   : 5895 EAST CAREFREE MOUNTAIN DRIVE
        01         CITY      :    CAREFREE
                   STATE/ZIP : AZ  85377
    MORTGAGE AMOUNT :   311,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,536.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,229.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.83900
    ----------------------------------------------------------------
0   0030896039     MORTGAGORS: HILGER               STUART
                               HILGER               DENISE
    REGION CODE    ADDRESS   : 13 JAMIE LANE
        01         CITY      :    HOPKINTON
                   STATE/ZIP : MA  01748
    MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,810.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,381.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,682,660.00
                               P & I AMT:     12,398.69
                               UPB AMT:   1,644,315.02

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          211
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030896054     MORTGAGORS: LYNALL               STANLEY
                               LYNALL               MARY
    REGION CODE    ADDRESS   : 10707 NORTH GRAND OAK COURT
        01         CITY      :    PEORIA
                   STATE/ZIP : IL  61615
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,777.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,524.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030896088     MORTGAGORS: SAWALQAH             HABES
                               SAWALQAH             ANGELA
    REGION CODE    ADDRESS   : 1513 W. CARIBBEAN LANE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85023
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,776.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,356.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------
0   0030896112     MORTGAGORS: OLSON                CARL
                               OLSON                PATRICIA
    REGION CODE    ADDRESS   : 9910 W. COREY LANE
        01         CITY      :    MEQUON
                   STATE/ZIP : WI  53092
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,579.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,600.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.25900
    ----------------------------------------------------------------
0   0030896245     MORTGAGORS: BRASS                ROBERT
                               BRASS                FAYE
    REGION CODE    ADDRESS   : 720 CURTIS AVE
        01         CITY      :    ALBANY
                   STATE/ZIP : CA  94706
    MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,601.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030896252     MORTGAGORS: RASMUSSEN            DANIEL
                               RASMUSSEN            MICHELLE
    REGION CODE    ADDRESS   : 13030 FORESTVIEW CIRCLE
        01         CITY      :    DAYTON
                   STATE/ZIP : MN  55327
    MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,111.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,696.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,771,000.00
                               P & I AMT:     12,927.06
                               UPB AMT:   1,768,846.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          212
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030896310     MORTGAGORS: FEINBERG             GREGORY
                               FEINBERG             JILL
    REGION CODE    ADDRESS   : 2781 AUTUMN RIDGE DR
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   378,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,702.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,813.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.98200
    ----------------------------------------------------------------
0   0030896344     MORTGAGORS: CHEN                 RAYMOND
                               HSIAO                LISA
    REGION CODE    ADDRESS   : 5318 YORKTOWN ROAD
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20816
    MORTGAGE AMOUNT :   233,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,043.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.98900
    ----------------------------------------------------------------
0   0030896369     MORTGAGORS: BRIER                JAMES
                               BRIER                KIMBERLY
    REGION CODE    ADDRESS   : 5805 KILLARNEY CIRCLE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95138
    MORTGAGE AMOUNT :   436,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,721.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,275.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030897425     MORTGAGORS: HERMISTON            TERRY
                               HERMISTON            MICHELLE
    REGION CODE    ADDRESS   : 9 SEAMAST PASSAGE
        01         CITY      :    CORTE MADERA
                   STATE/ZIP : CA  94925
    MORTGAGE AMOUNT :   257,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,394.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,735.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030897466     MORTGAGORS: BUTLER               JUDITH
                               BROWN                WENDY
    REGION CODE    ADDRESS   : 1027 MERCED STREET
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94707
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,731.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,935.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,705,750.00
                               P & I AMT:     12,470.91
                               UPB AMT:   1,704,593.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          213
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030897813     MORTGAGORS: MORIARTY             DONALD
                               MORIARTY             APRIL
    REGION CODE    ADDRESS   : 14 RIVER RUN SUNDANCE
        01         CITY      :    PROVO
                   STATE/ZIP : UT  84604
    MORTGAGE AMOUNT :   293,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,303.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.58700
    ----------------------------------------------------------------
0   0030897821     MORTGAGORS: TORCHIA              TIMOTHY
                               TORCHIA              MARILYN
    REGION CODE    ADDRESS   : 729 URSULA AVENUE
        01         CITY      :    PACIFICA
                   STATE/ZIP : CA  94044
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,804.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,142.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030897839     MORTGAGORS: SRINIVAS             SAMPATH

    REGION CODE    ADDRESS   : 3443 GEORGETOWN PLACE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,622.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,054.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030897847     MORTGAGORS: WARNER               DAVID

    REGION CODE    ADDRESS   : 2105 9TH AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94116
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,689.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,800.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 68.49315
    ----------------------------------------------------------------
0   0030897854     MORTGAGORS: WILKE                PETER
                               WILKE                ANNE
    REGION CODE    ADDRESS   : 5 HIGH BLUFF
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,768.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,436.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,701,500.00
                               P & I AMT:     12,587.33
                               UPB AMT:   1,700,188.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          214
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030897870     MORTGAGORS: GROVE                ROBERT
                               GROVE                CHERYL
    REGION CODE    ADDRESS   : 119 EL GRANADA BOULEVARD
        01         CITY      :    EL GRANADA
                   STATE/ZIP : CA  94018
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,743.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,607.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.61700
    ----------------------------------------------------------------
0   0030897888     MORTGAGORS: LUFKIN               DANIEL
                               BOUBA                JANICE
    REGION CODE    ADDRESS   : 36743 MONTECITO DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,644.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030897896     MORTGAGORS: NAST                 THOMAS
                               NAST                 LUANNE
    REGION CODE    ADDRESS   : 116 NORTH SADDLEBOW ROAD
        01         CITY      :    BELLE CANYON
                   STATE/ZIP : CA  91307
    MORTGAGE AMOUNT :   455,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    454,694.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,338.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 64.08400
    ----------------------------------------------------------------
0   0030897904     MORTGAGORS: BATA                 AMER
                               BATA                 MARAM
    REGION CODE    ADDRESS   : 2441 EAST AVENIDA OTONO
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,581.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,847.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030897912     MORTGAGORS: YORE                 LAWRENCE
                               BIDONDO-YORE         MARIE
    REGION CODE    ADDRESS   : 709 CLOYDEN SQUARE
        01         CITY      :    PALOS VERDE ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,760.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.75400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,649,750.00
                               P & I AMT:     11,906.40
                               UPB AMT:   1,648,423.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          215
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030897920     MORTGAGORS: HANSEN               GALE
                               QUIROZ               EVANGELINE
    REGION CODE    ADDRESS   : 850 5TH AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90004
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,854.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030897946     MORTGAGORS: BALDERRAMA           ANTHONY
                               FOSTER               MELANIE
    REGION CODE    ADDRESS   : 8149 KENYON AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,832.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,900.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.96400
    ----------------------------------------------------------------
0   0030897961     MORTGAGORS: ELIOPULOS            MARTIN
                               ELIOPULOS            ANDREA
    REGION CODE    ADDRESS   : 110811 MELTON COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   235,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,337.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99700
    ----------------------------------------------------------------
0   0030897987     MORTGAGORS: CASTILLO             GARRETT
                               CASTILLO             VICTORIA
    REGION CODE    ADDRESS   : 4233 FARMDALE AVENUE
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   262,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,046.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,925.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030898241     MORTGAGORS: AUCHMOODY            BLAKE
                               AUCHMOODY            KELLY
    REGION CODE    ADDRESS   : 45 ROCKLEDGE DRIVE
        01         CITY      :    STAMFORD
                   STATE/ZIP : CT  06907
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,843.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 68.05500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,226,900.00
                               P & I AMT:      9,087.23
                               UPB AMT:   1,225,915.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          216
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030898266     MORTGAGORS: MCGOWAN              TIMOTHY
                               MCGOWAN              IVY
    REGION CODE    ADDRESS   : 4 GREAT WOODS LANE
        01         CITY      :    CHARLESTOWN TOWNSHIP
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   418,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    418,304.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,998.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0030898480     MORTGAGORS: FETCHET              F
                               FETCHET              CATHERINE
    REGION CODE    ADDRESS   : 4120 LAURELVIEW DRIVE
        01         CITY      :    MOORPARK
                   STATE/ZIP : CA  93021
    MORTGAGE AMOUNT :   352,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,580.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,681.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------
0   0030898498     MORTGAGORS: LITTRELL             I
                               LENIHAN              CYNTHIA
    REGION CODE    ADDRESS   : 10618 MELVIN AVE
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91326
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,569.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,177.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030898621     MORTGAGORS: ROACH                MICHAEL
                               ROACH                CHRISTINE
    REGION CODE    ADDRESS   : 5634 BELLEZA DR.
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   233,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,735.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030898720     MORTGAGORS: MOORE                ROBERT
                               MOORE                MEGAN
    REGION CODE    ADDRESS   : 10 AMBER SKY DRIVE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.79600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,709,100.00
                               P & I AMT:     12,424.72
                               UPB AMT:   1,708,154.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          217
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030898787     MORTGAGORS: DRAPER               JAMES

    REGION CODE    ADDRESS   : 544 21ST AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94121
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,807.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,030.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.98500
    ----------------------------------------------------------------
0   0030898985     MORTGAGORS: WU                   ADAM
                               WU                   THU-HA
    REGION CODE    ADDRESS   : 3550 INDIAN RIDGE CIRCLE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,785.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.10743
    ----------------------------------------------------------------
0   0030899025     MORTGAGORS: HILL                 JAMES
                               HILL                 TERESA
    REGION CODE    ADDRESS   : 10 RANGE ROAD
        01         CITY      :    NAHANT
                   STATE/ZIP : MA  01908
    MORTGAGE AMOUNT :   286,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,730.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,231.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030899033     MORTGAGORS: CHIEN                TEHSHIH
                               TONG                 PENNY
    REGION CODE    ADDRESS   : 13220 MCDOLE AVENUE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,774.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030899090     MORTGAGORS: BRENNAN              JOHN
                               WHEELER              KATHLEEN
    REGION CODE    ADDRESS   : 680 BELDEN DRIVE
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   600,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    600,456.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,461.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 62.58800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,823,750.00
                               P & I AMT:     13,536.48
                               UPB AMT:   1,822,554.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          218
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030899124     MORTGAGORS: ALAMEDA              ANTONE
                               ALAMEDA              CATHY
    REGION CODE    ADDRESS   : 775 FLINT ROAD
        01         CITY      :    SAN JUAN BAUTISTA
                   STATE/ZIP : CA  95045
    MORTGAGE AMOUNT :   260,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,225.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0030899140     MORTGAGORS: ORSOLINI             GREGORY
                               ROADY                SUSANNE
    REGION CODE    ADDRESS   : 1711 BUENA AVENUE
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94703
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,818.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,914.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030899249     MORTGAGORS: BARRY                JOSEPH
                               BARRY                SUSAN
    REGION CODE    ADDRESS   : 1464 PASEO DE ORO
        01         CITY      :    PACIFIC PALISADES
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   470,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    469,676.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,407.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.61300
    ----------------------------------------------------------------
0   0030899264     MORTGAGORS: DE GUZMAN SANTOS     CIRILO
                               DEL MUNDO SANTOS     BERNADETH
    REGION CODE    ADDRESS   : 2325 ERIN PLACE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,843.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,709.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.96100
    ----------------------------------------------------------------
0   0030899298     MORTGAGORS: ALLMENDINGER         KLAUS
                               ALLMENDINGER         SONJA
    REGION CODE    ADDRESS   : 10941 RIMPAU ROAD
        01         CITY      :    MURRIETA
                   STATE/ZIP : CA  92562
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,582.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,274.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.09300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,537,400.00
                               P & I AMT:     11,217.08
                               UPB AMT:   1,536,146.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          219
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030899322     MORTGAGORS: LUDWIG               STEVEN
                               LUDWIG               NORMA
    REGION CODE    ADDRESS   : 301 22ND STREET
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,805.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.35800
    ----------------------------------------------------------------
0   0030899330     MORTGAGORS: BERTOLINA            JAMES
                               BERTOLINA            NELLY
    REGION CODE    ADDRESS   : 3713 HIGHTIDE DRIVE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,815.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,017.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 54.02700
    ----------------------------------------------------------------
0   0030899363     MORTGAGORS: SILBERGELD           DANIEL
                               SILBERGELD           MARNIE
    REGION CODE    ADDRESS   : 5717 60TH AVE N.E.
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98105
    MORTGAGE AMOUNT :   399,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,932.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,929.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030899389     MORTGAGORS: FETZER               MICHAEL

    REGION CODE    ADDRESS   : 410 TALA SHORES DR
        01         CITY      :    PORT LUDLOW
                   STATE/ZIP : WA  98365
    MORTGAGE AMOUNT :   220,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,359.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,656.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030899405     MORTGAGORS: DAVIS                TIMOTHY
                               DAVIS                MARTINE
    REGION CODE    ADDRESS   : 7821 176TH STREET SOUTHEAST
        01         CITY      :    SNOHOMISH
                   STATE/ZIP : WA  98290
    MORTGAGE AMOUNT :   223,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,050.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,407,900.00
                               P & I AMT:     10,369.27
                               UPB AMT:   1,406,962.65

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          220
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030899413     MORTGAGORS: WELCH                SUSAN

    REGION CODE    ADDRESS   : 1611  EAST ROY STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98112
    MORTGAGE AMOUNT :   299,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,966.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,221.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030899447     MORTGAGORS: LEMMERMAN            ALAN
                               LEMMERMAN            BARBARA
    REGION CODE    ADDRESS   : 247 DRIFTWOOD RD
        01         CITY      :    CORONA DEL MAR
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,627.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,560.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 46.15300
    ----------------------------------------------------------------
0   0030899488     MORTGAGORS: HOWELLS III          JONAH
                               HOWELLS              KIMBERLY
    REGION CODE    ADDRESS   : 9324 EDENSBURY CT
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95758
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,601.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,958.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030899496     MORTGAGORS: SPITZBERG            MARK
                               TANGEMAN             DEBORAH
    REGION CODE    ADDRESS   : 810 MEGAN COURT
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   282,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,410.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,073.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.98900
    ----------------------------------------------------------------
0   0030899504     MORTGAGORS: COSTELLO             RONALD
                               COSTELLO             KRISTEN
    REGION CODE    ADDRESS   : 8402 E. SUTTON DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,834.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,679,550.00
                               P & I AMT:     12,618.76
                               UPB AMT:   1,678,440.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          221
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030900070     MORTGAGORS: LYDICK               PAUL
                               LYDICK               PATRICIA
    REGION CODE    ADDRESS   : 1122 COUNTRY CLUB DRIVE
        01         CITY      :    OJAI
                   STATE/ZIP : CA  93023
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,822.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 41.25000
    ----------------------------------------------------------------
0   0030900161     MORTGAGORS: KOLLET               ROBERT
                               CARSON               MEAKEE
    REGION CODE    ADDRESS   : 108 SPOT CLUB ROAD
        01         CITY      :    ARNOLD
                   STATE/ZIP : MD  21012
    MORTGAGE AMOUNT :   308,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,043.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,261.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030900393     MORTGAGORS: CHNG                 NAI-SIEW
                               CHNG                 SUSAN
    REGION CODE    ADDRESS   : 44253 LUPINE PLACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   362,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    362,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,656.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.41600
    ----------------------------------------------------------------
0   0030900443     MORTGAGORS: ORTIZ                TIMOTEO
                               ORTIZ                LYDIA
    REGION CODE    ADDRESS   : 630 GOLDEN WEST DRIVE
        01         CITY      :    REDLANDS
                   STATE/ZIP : CA  92373
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,838.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,045.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.66100
    ----------------------------------------------------------------
0   0030900484     MORTGAGORS: TONEY                LAURENCE
                               HOPP                 JENNIFER
    REGION CODE    ADDRESS   : 619 LONGRIDGE ROAD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94610
    MORTGAGE AMOUNT :   237,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,437,850.00
                               P & I AMT:     10,623.27
                               UPB AMT:   1,437,304.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          222
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030900492     MORTGAGORS: TAM                  DANNY
                               ZOU                  SHIRLEY
    REGION CODE    ADDRESS   : 2063 ARROWOOD LANE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95130
    MORTGAGE AMOUNT :   277,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,036.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030900500     MORTGAGORS: PITTS                STEVEN
                               PITTS                JUDY
    REGION CODE    ADDRESS   : 7686 BUCKEYE COURT
        01         CITY      :    DUBLIN
                   STATE/ZIP : CA  94568
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 63.07300
    ----------------------------------------------------------------
0   0030900526     MORTGAGORS: OCZKUS               MARK
                               OCZKUS               LORI
    REGION CODE    ADDRESS   : 3 TOTERDELL COURT
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,784.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030900542     MORTGAGORS: ZHELEZNYAK           ALEXANDER
                               ZHELEZNYAK           IZABELLA
    REGION CODE    ADDRESS   : 26 LENOX ROAD
        01         CITY      :    KENSINGTON
                   STATE/ZIP : CA  94707
    MORTGAGE AMOUNT :   313,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030900559     MORTGAGORS: ENAD                 STEVE
                               ENAD                 TERESITA
    REGION CODE    ADDRESS   : 2648 REGGIO COURT
        01         CITY      :    MERCED
                   STATE/ZIP : CA  95340
    MORTGAGE AMOUNT :   353,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,741.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,752.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.98700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,579,150.00
                               P & I AMT:     11,715.33
                               UPB AMT:   1,578,941.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          223
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030900575     MORTGAGORS: TASHJIAN             LESLIE

    REGION CODE    ADDRESS   : 1200-1202 SOUTH GENESEE AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90019
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,173.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 77.29700
    ----------------------------------------------------------------
0   0030900583     MORTGAGORS: LUU                  ARTHUR
                               LUU                  LISA
    REGION CODE    ADDRESS   : 3277 POMERADO DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   243,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0030900591     MORTGAGORS: KOZIEL               TADD
                               KOZIEL               JENNIFER
    REGION CODE    ADDRESS   : 1038 SPRINGFIELD DRIVE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,839.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,893.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030900609     MORTGAGORS: SUKHIJA              PARAMJIT
                               SUKHIJA              KARANJIT
    REGION CODE    ADDRESS   : 9850 ENCINO AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91304
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 77.41900
    ----------------------------------------------------------------
0   0030900617     MORTGAGORS: KILLMASTER           GREGORY

    REGION CODE    ADDRESS   : 29 PARK DRIVE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,905.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,274,750.00
                               P & I AMT:      9,538.64
                               UPB AMT:   1,274,589.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          224
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030900625     MORTGAGORS: LO                   TAK
                               LEUNG                LAI
    REGION CODE    ADDRESS   : 331 POPLAR AVENUE
        01         CITY      :    MILLBRAE
                   STATE/ZIP : CA  94030
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,450.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.46478
    ----------------------------------------------------------------
0   0030900633     MORTGAGORS: HANSON               WILLIAM
                               HANSON               JULIE
    REGION CODE    ADDRESS   : 16401 NORMANDY LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,425.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,838.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030900674     MORTGAGORS: GUZIKOWSKI           ROBERT
                               GUZIKOWSKI           ROBIN
    REGION CODE    ADDRESS   : 3144 HAWKCREST CIRCLE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   328,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,174.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,381.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0030902092     MORTGAGORS: CZARNECKI            JOSEPH

    REGION CODE    ADDRESS   : 21803 OCEAN VISTA DRIVE
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 84.12600
    ----------------------------------------------------------------
0   0030902100     MORTGAGORS: MCKILLIPS            DOUGLAS
                               MCKILLIPS            LISA
    REGION CODE    ADDRESS   : 15200 SW SCHOLLS DRIVE
        01         CITY      :    SHERWOOD
                   STATE/ZIP : OR  97140
    MORTGAGE AMOUNT :   302,625.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,625.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,246.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,479,625.00
                               P & I AMT:     10,884.75
                               UPB AMT:   1,479,224.47

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          225
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030902209     MORTGAGORS: CHAN                 NORMAN
                               CHAN                 KAM
    REGION CODE    ADDRESS   : 310 RAMONA AVENUE
        01         CITY      :    PIEDMONT
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   396,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,727.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,871.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030903298     MORTGAGORS: DEMMEL               JAMES
                               YELICK               KATHERINE
    REGION CODE    ADDRESS   : 416 KENTUCKY AVENUE
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94708
    MORTGAGE AMOUNT :   383,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,979.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,745.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030903363     MORTGAGORS: WRIGHT               RONALD
                               GODEKEN-WRIGHT       SHELLY
    REGION CODE    ADDRESS   : 692 TUMBLEWEED CIRCLE
        01         CITY      :    INCLINE VILLAGE
                   STATE/ZIP : NV  89451
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,025.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030903397     MORTGAGORS: SMITH                ALISON
                               VOSS                 RICHARD
    REGION CODE    ADDRESS   : 49 RHINESTONE TERRACE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   495,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    495,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,676.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030903405     MORTGAGORS: MC EVOY              M.

    REGION CODE    ADDRESS   : 306 7TH STREET
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94952
    MORTGAGE AMOUNT :   239,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,737.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,790,050.00
                               P & I AMT:     13,056.24
                               UPB AMT:   1,789,506.98

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          226
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030903678     MORTGAGORS: GOMEZ                ROGER
                               RAYA-GOMEZ           MARY
    REGION CODE    ADDRESS   : 2232 CALLE DE PLATA
        01         CITY      :    SAN DIMAS
                   STATE/ZIP : CA  91773
    MORTGAGE AMOUNT :   290,475.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,294.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,207.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0030903959     MORTGAGORS: HUSTER               ERICK
                               HUSTER               KAREN
    REGION CODE    ADDRESS   : 1 CHADWICK CT
        01         CITY      :    PARK RIDGE
                   STATE/ZIP : NJ  07675
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,224.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 75.26300
    ----------------------------------------------------------------
0   0030904015     MORTGAGORS: HEARD                WILLIAM
                               HEARD                SHARON
    REGION CODE    ADDRESS   : 1424 WEST SECOND STREET
        01         CITY      :    SAN PEDRO
                   STATE/ZIP : CA  90732
    MORTGAGE AMOUNT :   235,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.24242
    ----------------------------------------------------------------
0   0030904189     MORTGAGORS: PETERSON             JOSEPH
                               PETERSON             ALMA
    REGION CODE    ADDRESS   : 10045 EDGEWATER TERRACE
        01         CITY      :    FORT WASHINGTON
                   STATE/ZIP : MD  20744
    MORTGAGE AMOUNT :   267,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,415.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,940.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99636
    ----------------------------------------------------------------
0   0030905384     MORTGAGORS: LEONESIO             JOHN

    REGION CODE    ADDRESS   : 20805 N 74TH WAY
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   275,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,070.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.98200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,355,325.00
                               P & I AMT:     10,255.02
                               UPB AMT:   1,354,960.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          227
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030905392     MORTGAGORS: ELSMORE              TIMOTHY
                               ELSMORE              DIANE
    REGION CODE    ADDRESS   : 100 SANTA MARIA DRIVE
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   319,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,342.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030905426     MORTGAGORS: TARVER               DAMON
                               TARVER               CHRISTINE
    REGION CODE    ADDRESS   : 4173 MACKIN WOODS LANE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   345,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98797
    ----------------------------------------------------------------
0   0030905467     MORTGAGORS: AKBULUT              SELMAN

    REGION CODE    ADDRESS   : 48 SENIOR AVENUE
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94708
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,218.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.68400
    ----------------------------------------------------------------
0   0030905640     MORTGAGORS: DONALDSON            JUDITH

    REGION CODE    ADDRESS   : 502 SUNSET DRIVE
        01         CITY      :    CAPITOLA
                   STATE/ZIP : CA  95010
    MORTGAGE AMOUNT :   214,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,556.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.14200
    ----------------------------------------------------------------
0   0030905830     MORTGAGORS: DE MELLO             JUSTIN
                               TACANG               BRIAN
    REGION CODE    ADDRESS   : 2916 FRYE STREET
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94602
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,110.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,460,150.00
                               P & I AMT:     10,735.21
                               UPB AMT:   1,460,150.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          228
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030905855     MORTGAGORS: SCHARLAU             SCOTT
                               SCHARLAU             CAROL
    REGION CODE    ADDRESS   : 890 WEST MCKINLEY AVENUE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   291,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,828.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,263.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 76.98400
    ----------------------------------------------------------------
0   0030905889     MORTGAGORS: ROBINSON             GREGORY

    REGION CODE    ADDRESS   : 16024 REDONDO DRIVE
        01         CITY      :    TRACY
                   STATE/ZIP : CA  95376
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030905905     MORTGAGORS: DUMAS                LISA
                               DUMAS                ELAINE
    REGION CODE    ADDRESS   : 1328 KENTFIELD AVENUE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94061
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,283.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.11700
    ----------------------------------------------------------------
0   0030905947     MORTGAGORS: LEWIS                L.
                               LEWIS                DIANNE
    REGION CODE    ADDRESS   : 13762 KNIGHT COURT
        01         CITY      :    GAINESVILLE
                   STATE/ZIP : VA  20155
    MORTGAGE AMOUNT :   231,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,790.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,681.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------
0   0030905954     MORTGAGORS: HO                   WINSTON
                               BERNABE-HO           CRISTINA
    REGION CODE    ADDRESS   : 36 PICKERING DRIVE
        01         CITY      :    WASHINGTON TOWNSHIP
                   STATE/ZIP : NJ  08691
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,320.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 88.54838
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,349,950.00
                               P & I AMT:     10,072.46
                               UPB AMT:   1,349,439.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          229
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030905988     MORTGAGORS: RADOI                SAKUN
                               RADOI                MIRCEA
    REGION CODE    ADDRESS   : 32416 WESTPORT COURT
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   247,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,984.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,813.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0030906002     MORTGAGORS: BOLLING              CHISTOPHER
                               BOLLING              HOLLY
    REGION CODE    ADDRESS   : 23 MILANO COURT
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   224,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,669.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030906085     MORTGAGORS: KIRBY                STEPHEN
                               KIRBY                SHERRI
    REGION CODE    ADDRESS   : 1009 CRESTBROOK DRIVE
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92506
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,614.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030906929     MORTGAGORS: MC GARRIGLE          THOMAS
                               MC GARRIGLE          ELLEN
    REGION CODE    ADDRESS   : 1390 EAVES SPRING ROAD
        01         CITY      :    TREDYFFRIN TWSP
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,664.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,668.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 71.04400
    ----------------------------------------------------------------
0   0030906952     MORTGAGORS: KAHN                 DAVID

    REGION CODE    ADDRESS   : 633 RED ROME LANE
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : CA  94513
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.33700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,421,950.00
                               P & I AMT:     10,453.39
                               UPB AMT:   1,421,448.68

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          230
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030906960     MORTGAGORS: WARREN               CHRISTOPHER

    REGION CODE    ADDRESS   : 545 MC INTOSH TERRACE
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : CA  94513
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,827.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------
0   0030907026     MORTGAGORS: AIVAZIS              MICHAEL
                               AIVAZIS              KERI
    REGION CODE    ADDRESS   : 1500 MORADA PLACE
        01         CITY      :    ALTADENA
                   STATE/ZIP : CA  91001
    MORTGAGE AMOUNT :   266,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,028.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.98220
    ----------------------------------------------------------------
0   0030907034     MORTGAGORS: COON                 PEGGY

    REGION CODE    ADDRESS   : 149 KAVENISH DRIVE EAST
        01         CITY      :    RANCHO MIRAGE
                   STATE/ZIP : CA  92270
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,540.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.25900
    ----------------------------------------------------------------
0   0030907042     MORTGAGORS: THOMSON              JULIAN
                               THOMSON              LISA
    REGION CODE    ADDRESS   : 2515 WEST PHOTO VIEW ROAD
        01         CITY      :    NEW RIVER
                   STATE/ZIP : AZ  85027
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030907083     MORTGAGORS: RINEER               JOHN
                               RINEER               DAWN
    REGION CODE    ADDRESS   : 2737 CAMPBELL DRIVE
        01         CITY      :    AUBURN
                   STATE/ZIP : CA  95602
    MORTGAGE AMOUNT :   311,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,422.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 76.91300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,275,400.00
                               P & I AMT:      9,567.78
                               UPB AMT:   1,275,227.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          231
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030907174     MORTGAGORS: HAMPTON              EARL
                               HAMPTON              JANET
    REGION CODE    ADDRESS   : 10273 ROCKFISH VALLEY HWY
        01         CITY      :    AFTON
                   STATE/ZIP : VA  22920
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,827.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030907190     MORTGAGORS: WATT                 ALEXANDER
                               WATT                 MEREDITH
    REGION CODE    ADDRESS   : 18218 SMOKESIGNAL DR
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92127
    MORTGAGE AMOUNT :   230,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,229.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,611.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030907273     MORTGAGORS: DEZENDORF            PETER
                               DEZENDORF            ANITA
    REGION CODE    ADDRESS   : 20525 GLEEDSVILLE RD
        01         CITY      :    LEESBURG
                   STATE/ZIP : VA  20175
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,829.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030907398     MORTGAGORS: GILBERT              JOHN
                               NICHOLS-GILBERT      LAURA
    REGION CODE    ADDRESS   : 14826 BAY OAKS BLVD
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77059
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,553.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.81000
    ----------------------------------------------------------------
0   0030907406     MORTGAGORS: GEURTS               DENNIS
                               HUGHES               JO
    REGION CODE    ADDRESS   : 321 KINGSWOOD LANE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,702.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,132.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,442,400.00
                               P & I AMT:     10,259.40
                               UPB AMT:   1,441,141.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          232
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030907430     MORTGAGORS: STUBLAREC            JAMES
                               STUBLAREC            CHRISTINE
    REGION CODE    ADDRESS   : 26182 PALMETTO PLACE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   313,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.22300
    ----------------------------------------------------------------
0   0030907455     MORTGAGORS: PATZER               ERIC
                               BRIGGS               JANET
    REGION CODE    ADDRESS   : 350 CERVANTES ROAD
        01         CITY      :    PORTOLA VALLEY
                   STATE/ZIP : CA  94028
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    549,621.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,987.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0030907471     MORTGAGORS: FOSBINDER            JOHN
                               FOSBINDER            KRISTI
    REGION CODE    ADDRESS   : 5039 LA JARA COURT
        01         CITY      :    LAKEWOOD
                   STATE/ZIP : CA  90712
    MORTGAGE AMOUNT :   284,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,235.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,087.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99100
    ----------------------------------------------------------------
0   0030907505     MORTGAGORS: DELANEY              MICHAEL
                               DELANEY              JOCELYN
    REGION CODE    ADDRESS   : 26 SANTA CRUZ AISLE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   259,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,906.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.98100
    ----------------------------------------------------------------
0   0030907521     MORTGAGORS: MICHEL               JAMES
                               MICHEL               FRANCES
    REGION CODE    ADDRESS   : 26332 SOUCI  PLACE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   321,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,389.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,729,350.00
                               P & I AMT:     12,669.66
                               UPB AMT:   1,728,497.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          233
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030907547     MORTGAGORS: DORSEY               DON
                               DORSEY               DONNA
    REGION CODE    ADDRESS   : 20076 STITES DRIVE
        01         CITY      :    TOPANGA
                   STATE/ZIP : CA  90290
    MORTGAGE AMOUNT :   383,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,877.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 78.64400
    ----------------------------------------------------------------
0   0030907562     MORTGAGORS: RIVERA               FRANCISCA

    REGION CODE    ADDRESS   : 1336 OLD STONE WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   269,640.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,640.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0030907687     MORTGAGORS: ESPINOSA             MANUEL
                               ESPINOSA             OFELIA
    REGION CODE    ADDRESS   : 2919 MITTON DR
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,837.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030907695     MORTGAGORS: CAMPBELL             WILLIAM
                               CAMPBELL             SHERYL
    REGION CODE    ADDRESS   : 4223 NIAGARA AVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92107
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,668.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030907737     MORTGAGORS: HURLEY               THOMAS
                               HURLEY               EDITHA
    REGION CODE    ADDRESS   : 28 SURREY RD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02158
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,387,640.00
                               P & I AMT:     10,119.13
                               UPB AMT:   1,387,146.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          234
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030907752     MORTGAGORS: ALTHOUSE             RONALD
                               ALTHOUSE             DEBRA
    REGION CODE    ADDRESS   : 2856 CALLE GUADALAJARA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   326,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,423.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030907778     MORTGAGORS: SCHULTZ              ERIC

    REGION CODE    ADDRESS   : 401 SEAWARD RD # 1
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030907802     MORTGAGORS: CHAVEZ               JESSE
                               CHAVEZ               SHIRLEY
    REGION CODE    ADDRESS   : 220 MIRAFLORES ROAD
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,928.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030907828     MORTGAGORS: LANDAVAZO            LETICIA
                               LANDAVAZO            MATTHEW
    REGION CODE    ADDRESS   : 120 WILLIAMS CT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,509.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 59.12500
    ----------------------------------------------------------------
0   0030907844     MORTGAGORS: HOLMES               CHARLES
                               HOLMES               LINDA
    REGION CODE    ADDRESS   : 2671 SPENCER LANE
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94542
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,475.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,636.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,300,400.00
                               P & I AMT:      9,405.29
                               UPB AMT:   1,299,385.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          235
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030907869     MORTGAGORS: DEARY                JOHN
                               DEARY                SANDRA
    REGION CODE    ADDRESS   : 2857 LEWIS RIVER RD
        01         CITY      :    WOODLAND
                   STATE/ZIP : WA  98674
    MORTGAGE AMOUNT :   322,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,795.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,282.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 65.81600
    ----------------------------------------------------------------
0   0030908479     MORTGAGORS: BLEDSOE              GARY
                               BLEDSOE              LESLIE
    REGION CODE    ADDRESS   : 1413 DANBURY DRIVE
        01         CITY      :    MANSFIELD
                   STATE/ZIP : TX  76063
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,218.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030908529     MORTGAGORS: NATHANSON            ADAM
                               LEUNG                DONNA
    REGION CODE    ADDRESS   : 1827 OAKLAND AVENUE
        01         CITY      :    PIEDMONT
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   367,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,726.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030908651     MORTGAGORS: NYE                  BRADLEY
                               NYE                  ROBIN
    REGION CODE    ADDRESS   : 10336 VICKSBURG DRIVE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,643.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030908669     MORTGAGORS: GLEESON              RONALD
                               GLEESON              PAOLA
    REGION CODE    ADDRESS   : 124 ELM AVENUE
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,619,700.00
                               P & I AMT:     11,884.49
                               UPB AMT:   1,618,995.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          236
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030908677     MORTGAGORS: HOWARD               CHARLES
                               HOWARD               PAMELA
    REGION CODE    ADDRESS   : 4015 LOVALL VALLEY LOOP RD
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,801.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,522.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030908768     MORTGAGORS: VENDEGNA             THOMAS
                               CEKADA               GAYLE
    REGION CODE    ADDRESS   : 982 ROSADA COURT
        01         CITY      :    CAMARILLO AREA
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,280.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 89.55200
    ----------------------------------------------------------------
0   0030908834     MORTGAGORS: BERG                 ERIC
                               BERG                 MARY
    REGION CODE    ADDRESS   : 183 CALLE LA MESA
        01         CITY      :    MORAGA
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   314,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,279.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030908883     MORTGAGORS: MCCLUSKIE            ROBERT
                               RAND                 CAROL
    REGION CODE    ADDRESS   : 5201 NAHANT STREET
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20816
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,863.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.87800
    ----------------------------------------------------------------
0   0030908891     MORTGAGORS: POLLACK              MICHAEL
                               POLLACK              DEBORAH
    REGION CODE    ADDRESS   : 1284 TRESSLER DRIVE
        01         CITY      :    UPPER DUBLIN TOWNSHIP
                   STATE/ZIP : PA  19034
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,535.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,531.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.67500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,544,400.00
                               P & I AMT:     11,476.80
                               UPB AMT:   1,543,736.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          237
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030908917     MORTGAGORS: YEARY                DAVID
                               YEARY                ANNETTE
    REGION CODE    ADDRESS   : 5 ANDORRA COURT
        01         CITY      :    PACIFICA
                   STATE/ZIP : CA  94044
    MORTGAGE AMOUNT :   311,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,991.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,283.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030908958     MORTGAGORS: FERREYRA             JULIO
                               FERREYRA             ELSA
    REGION CODE    ADDRESS   : 10 ROGERS STREET UNIT 201
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MA  02143
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,641.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,027.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.31000
    ----------------------------------------------------------------
0   0030908966     MORTGAGORS: KELLY                PATRICK
                               KELLY                DIANE
    REGION CODE    ADDRESS   : 5425 LINDA LANE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,832.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 69.44400
    ----------------------------------------------------------------
0   0030908974     MORTGAGORS: PIACENTINI           JOSEPH
                               SPURGIN              ELIZABETH
    REGION CODE    ADDRESS   : 5612 33RD STREET NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20015
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,840.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030908982     MORTGAGORS: WEBER                MARK

    REGION CODE    ADDRESS   : 121 KNOLLWOOD DRIVE
        01         CITY      :    NEW PROVIDENCE
                   STATE/ZIP : NJ  07974
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,316,200.00
                               P & I AMT:      9,661.48
                               UPB AMT:   1,315,305.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          238
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030909022     MORTGAGORS: OTA                  ALAN
                               OTA                  LEYLA
    REGION CODE    ADDRESS   : 1103 SOUTH DANIEL WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95128
    MORTGAGE AMOUNT :   298,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,008.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,215.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030909030     MORTGAGORS: OLNEY                JOHN
                               OLNEY                KIRSTEN
    REGION CODE    ADDRESS   : 3497 VERDE VISTA DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   319,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,770.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,342.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030909048     MORTGAGORS: MCDONOUGH            JAMES
                               MCDONOUGH            TINA
    REGION CODE    ADDRESS   : 5286 WIKIUP DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   227,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,447.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030909055     MORTGAGORS: ESHLEMAN             JAMES
                               ESHLEMAN             SUSAN
    REGION CODE    ADDRESS   : 11703 FALLSWOOD TERRACE
        01         CITY      :    LUTHERVILLE
                   STATE/ZIP : MD  21093
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,778.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,614.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030910244     MORTGAGORS: HARDY                ERIC
                               HARDY                LISA
    REGION CODE    ADDRESS   : 4614 SKARLATOS PLACE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94546
    MORTGAGE AMOUNT :   328,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,412.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,522,000.00
                               P & I AMT:     11,254.87
                               UPB AMT:   1,520,803.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          239
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030910277     MORTGAGORS: WILLIAMS             ALAN
                               LEE                  KATHLEEN
    REGION CODE    ADDRESS   : 18774 DUNDEE AVENUE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   391,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    391,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,904.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030910335     MORTGAGORS: CHOW                 CARL
                               CHOW                 JOANN
    REGION CODE    ADDRESS   : 46457 PASEO PADRE PARKWAY
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   477,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    477,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,541.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.50000
    ----------------------------------------------------------------
0   0030910624     MORTGAGORS: REEDY                TIMOTHY
                               REEDY                LAURA
    REGION CODE    ADDRESS   : 1318 VALLEY OAK WAY
        01         CITY      :    BEL AIR
                   STATE/ZIP : MD  21014
    MORTGAGE AMOUNT :   261,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,939.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0030910855     MORTGAGORS: RIKER                DEBRA
                               RIKER                JAN
    REGION CODE    ADDRESS   : 1375 HOPI TRAIL
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,829.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030910921     MORTGAGORS: BOOKMAN              MATTHEW
                               BOOKMAN              LINDA
    REGION CODE    ADDRESS   : 936 SCHIELE AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95126
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,820.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,677,350.00
                               P & I AMT:     12,504.90
                               UPB AMT:   1,677,000.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          240
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030911028     MORTGAGORS: STARENKO             CHRISTOPHER
                               STARENKO             LISA
    REGION CODE    ADDRESS   : 22-24 COLUMBIA TERRACE
        01         CITY      :    WEEHAWKEN
                   STATE/ZIP : NJ  07087
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,700.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0030911051     MORTGAGORS: MCNAMARA             GINGER

    REGION CODE    ADDRESS   : 4139 MOLLER DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,700.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030911077     MORTGAGORS: O'KELLY              SEAMUS
                               REMAR                ELIZABETH
    REGION CODE    ADDRESS   : 16 FRENCH ROAD
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,801.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,343.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030911481     MORTGAGORS: OCHS                 MICHAEL
                               OCHS                 JANET
    REGION CODE    ADDRESS   : 1620 NORTH SHAFFER STREET
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   220,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,636.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030911804     MORTGAGORS: MCCANNE              STEVEN
                               MCCANNE              DEANA
    REGION CODE    ADDRESS   : 1206 PERALTA AVENUE
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94706
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,797.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,248,400.00
                               P & I AMT:      9,229.06
                               UPB AMT:   1,247,602.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          241
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030912257     MORTGAGORS: MC CRACKEN           NEIL
                               MC CRACKEN           JANET
    REGION CODE    ADDRESS   : 4809 JACQUES ST
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,853.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,786.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 78.33300
    ----------------------------------------------------------------
0   0030912273     MORTGAGORS: HARRIS               STEVEN
                               HARRIS               KAREN
    REGION CODE    ADDRESS   : 47000 KENTWELL PLACE
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   256,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,111.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,040.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------
0   0030912281     MORTGAGORS: OSBORNE              RONALD
                               OSBORNE              LINDA
    REGION CODE    ADDRESS   : 4430 TIMBERLINE DR
        01         CITY      :    CARSON CITY
                   STATE/ZIP : NV  89703
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,803.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,582.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 77.57000
    ----------------------------------------------------------------
0   0030912323     MORTGAGORS: KEEFE                ALLEN
                               KEEFE                GINA
    REGION CODE    ADDRESS   : 102 SIMS WAY
        01         CITY      :    PLACENTIA
                   STATE/ZIP : CA  92870
    MORTGAGE AMOUNT :   232,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 94.98500
    ----------------------------------------------------------------
0   0030912349     MORTGAGORS: HOCK                 EDWARD
                               HOCK                 KIMBERLY
    REGION CODE    ADDRESS   : 19809 MADRIGAL DRIVE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20876
    MORTGAGE AMOUNT :   246,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,561.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,962.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 94.98800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,302,400.00
                               P & I AMT:     10,219.63
                               UPB AMT:   1,301,631.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          242
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030912372     MORTGAGORS: STAHLY               LARRY
                               STAHLY               GLORIA
    REGION CODE    ADDRESS   : 9699 ORTANO LANE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   272,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,630.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,073.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 69.99300
    ----------------------------------------------------------------
0   0030912406     MORTGAGORS: VAN HORN             JOHN
                               VAN HORN             TERRY
    REGION CODE    ADDRESS   : 825 KELLY ANN DRIVE
        01         CITY      :    PALATINE
                   STATE/ZIP : IL  60067
    MORTGAGE AMOUNT :   277,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,854.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,106.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030912430     MORTGAGORS: MACK                 MICHAEL
                               MACK                 JODY
    REGION CODE    ADDRESS   : 9729 GAUIN STONE AVENUE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89128
    MORTGAGE AMOUNT :   361,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,672.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,808.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.99100
    ----------------------------------------------------------------
0   0030912489     MORTGAGORS: SEPEDE               GARREN
                               SEPEDE               JANET
    REGION CODE    ADDRESS   : 8624 TRIRNON LANE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89128
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,711.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,822.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.99000
    ----------------------------------------------------------------
0   0030912497     MORTGAGORS: BEEKHOF              PETER
                               BEEKHOF              LINDA
    REGION CODE    ADDRESS   : 1000 TILLMAN LANE
        01         CITY      :    GARNERVILLE
                   STATE/ZIP : NV  89410
    MORTGAGE AMOUNT :   395,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,643.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,108.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 71.83600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,543,200.00
                               P & I AMT:     11,919.60
                               UPB AMT:   1,541,512.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          243
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030912505     MORTGAGORS: PIXTON               DENNIS
                               PIXTON               SANDRA
    REGION CODE    ADDRESS   : 4252 NW 66TH ST
        01         CITY      :    COCONUT CREEK
                   STATE/ZIP : FL  33073
    MORTGAGE AMOUNT :   220,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,694.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,738.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 89.99300
    ----------------------------------------------------------------
0   0030912513     MORTGAGORS: HOFFARD              RONALD
                               HOFFARD              CONNIE
    REGION CODE    ADDRESS   : 1147 ACAPULCO CIRCLE
        01         CITY      :    CORONA
                   STATE/ZIP : CA  91720
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,858.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,732.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030912596     MORTGAGORS: PARKS                ROGER
                               PARKS                CYNTHIA
    REGION CODE    ADDRESS   : 394 ELM AVENUE
        01         CITY      :    LARKSPUR
                   STATE/ZIP : CA  94939
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 34.14600
    ----------------------------------------------------------------
0   0030912612     MORTGAGORS: MIDDLETON            SEAN
                               HSU                  JENNIFER
    REGION CODE    ADDRESS   : 5235 RIO GRANDE DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95136
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,059.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030913917     MORTGAGORS: KORBIN               WILLIAM
                               KORBIN               MAURA
    REGION CODE    ADDRESS   : 4385 SUNNY HILL DR.
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   229,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.11000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,241,950.00
                               P & I AMT:      9,196.75
                               UPB AMT:   1,241,553.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          244
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030914055     MORTGAGORS: PARSONS              KEVIN
                               PARSONS              SHERRI
    REGION CODE    ADDRESS   : 8054 LOTTIE AVE.
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89129
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,838.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 74.28500
    ----------------------------------------------------------------
0   0030914105     MORTGAGORS: DES FORGES           PAUL
                               DES FORGES           MERYL
    REGION CODE    ADDRESS   : 2375 OLD RANCH ROAD
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92027
    MORTGAGE AMOUNT :   277,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,727.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,112.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0030914121     MORTGAGORS: MARSHALL             TERRY
                               MARSHALL             LYNNE
    REGION CODE    ADDRESS   : 96000 OVERSEAS HWY #W-35
        01         CITY      :    KEY LARGO
                   STATE/ZIP : FL  33037
    MORTGAGE AMOUNT :   236,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,110.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030914246     MORTGAGORS: OUBORG               PETER
                               KOSSOW               AMY
    REGION CODE    ADDRESS   : 507 MORAGA AVENUE
        01         CITY      :    PIEDMONT
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   345,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,448.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.97300
    ----------------------------------------------------------------
0   0030914253     MORTGAGORS: NELSON               STEPHEN
                               NELSON               SUZANNE
    REGION CODE    ADDRESS   : 4535 DARROW COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   311,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,337.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 74.98790
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,431,300.00
                               P & I AMT:     10,712.52
                               UPB AMT:   1,430,826.17

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          245
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030914279     MORTGAGORS: MESSERSCHMIDT        LARRY
                               MESSERSCHMIDT        JUDITH
    REGION CODE    ADDRESS   : 30216 RAINBOW CREST DRIVE
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   260,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,934.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 86.86660
    ----------------------------------------------------------------
0   0030915193     MORTGAGORS: FLYNN                DOUGLAS
                               FLYNN                JACQUELINE
    REGION CODE    ADDRESS   : 404 GRANELLI AVENUE
        01         CITY      :    HALF MOON BAY
                   STATE/ZIP : CA  94019
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,742.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 77.24138
    ----------------------------------------------------------------
0   0030915300     MORTGAGORS: ARNOLD               GLENN
                               ARNOLD               HEATHER
    REGION CODE    ADDRESS   : 12780 SANDY CREST COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 64.84200
    ----------------------------------------------------------------
0   0030915326     MORTGAGORS: ROBERTSON            THOMAS
                               ROBERTSON            JOY
    REGION CODE    ADDRESS   : 710 OAK POINT DRIVE
        01         CITY      :    AGOURA
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   309,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,218.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0030915342     MORTGAGORS: GRIMES               ARTHUR
                               GRIMES               JAN
    REGION CODE    ADDRESS   : 27 COSTA DEL SOL
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   307,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,199.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.95000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,383,200.00
                               P & I AMT:     10,090.58
                               UPB AMT:   1,383,200.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 07/01/97
    P.O. BOX 5260              TMS AG0004970730  00 01
                                PAGE:          246
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030915383     MORTGAGORS: RILEY                ERIC
                               SINAI                JULIE
    REGION CODE    ADDRESS   : 1661 TACOMA AVENUE
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94707
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,566.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030915524     MORTGAGORS: VILBIG               RICHARD
                               VILBIG               VALERIE
    REGION CODE    ADDRESS   : 409 RANCHO RIO AVENUE
        01         CITY      :    BEN LOMOND
                   STATE/ZIP : CA  95005
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.00000
    ----------------------------------------------------------------
0   0030915862     MORTGAGORS: ACKLEY               PEGGY
                               MOSHER               FRED
    REGION CODE    ADDRESS   : 35 WOLFE GLEN WAY
        01         CITY      :    KENTFIELD
                   STATE/ZIP : CA  94904
    MORTGAGE AMOUNT :   505,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    505,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,661.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 60.47904
    ----------------------------------------------------------------
0   0030916720     MORTGAGORS: WORTMAN              GARY
                               EVERY                JOY
    REGION CODE    ADDRESS   : 11809 TRIPLE CROWN ROAD
        01         CITY      :    RESTON
                   STATE/ZIP : VA  20191
    MORTGAGE AMOUNT :   263,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,908.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0889111514     MORTGAGORS: DE GUILME            ROBERT
                               KELLY                GILEAN
    REGION CODE    ADDRESS   : 1433 BAY RIDGE PARKWAY/75TH STREET
        00         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11228
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,120.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,940.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.33500  MATURITY DATE     :   07/01/23
    CURRENT INT RATE:      8.33500  PRODUCT CODE      :   002
    LTV :                 72.98444
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,479,200.00
                               P & I AMT:     10,815.48
                               UPB AMT:   1,468,320.02
0                   TOTAL      NUM OF LOANS: 1230
                               LOAN AMT: 350,690,401.72
                               P & I AMT:  2,619,946.80
                               UPB AMT: 350,246,603.96

                             EXHIBIT D

                  FORM OF SERVICER'S CERTIFICATE


                     ________________,  ______
                           (month)      (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                           Series 1997-7


           Pursuant to the Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

      A.  Mortgage Loan Information:

           (1) Aggregate Scheduled Monthly
                 Payments:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (2) Aggregate Monthly Payments
                 received and Monthly Advances
                 made this Month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (3) Aggregate Principal Prepayments
                  in part received and applied
                  in the applicable Prepayment
                  Period:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (4) Aggregate Principal Prepayments
                 in full received in
                 the applicable Prepayment
                 Period:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (5) Aggregate Insurance Proceeds
                 (including purchases of
                 Mortgage Loans by primary
                 mortgage insurers) for
                 prior month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (6) Aggregate Liquidation
                 Proceeds for prior month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (7) Aggregate Purchase Prices for
                 Defaulted and Modified
                 Mortgage Loans:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (8) Aggregate Purchase Prices
                 (and substitution adjustments)
                 for Defective Mortgage Loans:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (9) Pool Scheduled Principal
                 Balance:                                $________

          (10) Available Funds:                          $________

          (11) Realized Losses for
                 prior month:                            $________

          (12) Aggregate Realized
                 Losses and Debt
                 Service Reductions:
                     (a) Deficient Valuations            $________
                     (b) Special Hazard
                           Losses                        $________
                     (c) Fraud Losses                    $________
                     (d) Excess Bankruptcy
                           Losses                        $________
                     (e) Excess Special
                           Hazard Losses                 $________
                     (f) Excess Fraud
                           Losses                        $________
                     (g) Debt Service
                           Reductions                    $________

          (13) Compensating Interest Payment:            $________

          (14) Accrued Certificate Interest,
                Unpaid Class Interest Shortfalls
                 and Pay-out Rate:

                Class A1      $__________      $__________    ____%
                Class A2      $__________      $__________    ____%
                Class A3      $__________      $__________    ____%
                Class A4      $__________      $__________    ____%
                Class A5      $__________      $__________    ____%
                Class A6      $__________      $__________    ____%
                Class A7      $__________      $__________    ____%
                Class A8      $__________      $__________    ____%
                Class A9      $__________      $__________    ____%
                Class A10     $__________      $__________    ____%
                Class A11     $__________      $__________    ____%
                Class A12     $__________      $__________    ____%
                Class M       $__________      $__________    ____%
                Class B1      $__________      $__________    ____%
                Class B2      $__________      $__________    ____%
                Class B3      $__________      $__________    ____%
                Class B4      $__________      $__________    ____%
                Class B5      $__________      $__________    ____%
                Class R       $__________      $__________    ____%
                Class S       $__________      $__________    ____%

          (15) Accrual Amount

                Class A9      $__________

          (16) Principal distribu-
                 table:

                Class A1       $__________
                Class A2       $__________
                Class A3       $__________
                Class A4       $__________
                Class A5       $__________
                Class A6       $__________
                Class A7       $__________
                Class A8       $__________
                Class A9       $__________
                Class A10      $__________
                Class A11      $__________
                Class A12      $__________
                Class PO       $__________
                Class M        $__________
                Class B1       $__________
                Class B2       $__________
                Class B3       $__________
                Class B4       $__________
                Class B5       $__________
                Class R        $__________

          (17) Additional distributions to
                 the Class R Certificate
                 pursuant to Section 4.01(b):  $_____________

          (18) Certificate Interest Rate of:

                 Class S Certificates          _____________%

      B.  Other Amounts:

           1. Senior Percentage for such
                Distribution Date:             _____________%

           2. Group I Senior Percentage
                for such Distribution Date:    _____________%

           3. Group II Senior Percentage
                for such Distribution Date:    _____________%

           4. Senior Prepayment Percentage
                for such Distribution Date:    _____________%

           5. Group I Senior Prepayment
                Percentage for such
                Distribution Date:             _____________%

           6. Group II Senior Prepayment
                Percentage for such
                Distribution Date:             _____________%

           7. Junior Percentage
                for such Distribution Date:    _____________%

           8. Junior Prepayment Percentage
                for such Distribution Date:    _____________%

           9. Subordinate Certificate
                Writedown Amount for
                such Distribution Date:         $_____________

          10. Prepayment Distribution
                Triggers satisfied:            Yes        No

                Class B1                      ______    ______
                Class B2                      ______    ______
                Class B3                      ______    ______
                Class B4                      ______    ______
                Class B5                      ______    ______


Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                             EXHIBIT E

       FORM OF TRANSFER CERTIFICATE AS TO ERISA MATTERS FOR
             DEFINITIVE ERISA-RESTRICTED CERTIFICATES



State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
Boston, Massachusetts   02110


      [NAME OF OFFICER] ______________________ hereby certifies that:

      1. That he [she] is [title of officer] _________________ of [name of Investor] _______________________________________ (the
"Investor"), a ________________________ [description of type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he [she] makes this affidavit.

      2. The Investor (i) is not, and on ________________ [insert date of transfer of Certificate to Investor] will not be, and on such date will not be investing the funds of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Code or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the Investor's acquisition and holding or any ERISA-Restricted Certificate.

      3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee and GE Capital Mortgage Services, Inc., dated as of July 1, 1997, no transfer of any ERISA-Restricted Certificate shall be permitted to be made to any person unless the Trustee has received (i) a certificate from such transferee to the effect that (x) such transferee is not an employee benefit plan subject to ERISA or a plan subject to
Section 4975 of the Code (a "Plan") and is not using the assets of any such employee benefit or other plan to acquire any such Certificate or (y) such transferee is an insurance company investing assets of its general account and the Exemptions apply to such transferee's acquisition and holding of any such Certificate or (ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the Trust Fund created by the Agreement being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the

Trustee or the Company to any obligation in addition to those undertaken in the Agreement (provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Plan or a Person that is purchasing or holding any such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code).

      [4. The ERISA-Restricted Certificates shall be registered in the name of ______________________________________________ as nominee for the Investor.]

      IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] __________________ and its corporate seal to be hereunder attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.



                               ________________________________
                               [name of Investor]


                               By:_____________________________
                                  Name:
                                  Title:


      The undersigned hereby
acknowledges that it is holding
and will hold the ERISA-Restricted
Certificates at the exclusive
direction of and as nominee of
the Investor named above.


_______________________________
[name of nominee]


By:____________________________
   Name:
   Title:

                             EXHIBIT F

         FORM OF RESIDUAL CERTIFICATE TRANSFEREE AFFIDAVIT



STATE OF             )
                     ) ss.:
COUNTY OF            )

           [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

           1. That he [she] is [title of officer] ___________ _____________ of [name of Purchaser] ________________________
_________________ (the "Purchaser"), a _______________________
[description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

           2.   That the Purchaser's Taxpayer Identification
Number is [           ].

           3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined below) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. As used herein, "Residual Certificate" means any Certificate designated as a "Class R Certificate" of GE Capital Mortgage Services, Inc.'s REMIC Multi-Class Pass-Through Certificates, Series 1997-7.

           4. That the Purchaser is not, and on __________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

           5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. dated as of July 1, 1997, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

           6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

           7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

           8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

           9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

           10. That the Purchaser (i) is not a Non-U.S. Person or
(ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

           11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

           12. That the Purchaser consents to the designation of the Company as its agent to act as "tax matters person" of the Trust Fund, as applicable, pursuant to the Pooling and Servicing
Agreement.

           IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 19__.



                          _________________________________
                          [name of Purchaser]


                          By:______________________________
                             Name:
                             Title:


           Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


           Subscribed and sworn before me this _____ day of __________, 19__.


NOTARY PUBLIC


______________________________


COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 19__.

                             EXHIBIT G

         [LETTER FROM TRANSFEROR OF RESIDUAL CERTIFICATE]

                        ___________________
                               Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

           Re:  GE Capital Mortgage Services, Inc.
                REMIC Multi-Class Pass-Through
                Certificates, Series 1997-7

Ladies and Gentlemen:

           _______________________ (the "Transferor") has
reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                               Very truly yours,


                               _____________________________
                               Name:
                               Title:

                             EXHIBIT H

                 ADDITIONAL SERVICER COMPENSATION



QUALIFIED ADMINISTRATIVE EXPENSES
(Conventional, Non-Conforming Loans)


Assumption Fees                           $550 - $800

Late Charges                              Per Loan Documents

Appraisal/Inspection Fees                 Reasonable and Customary
                                          Charges

Partial Release Fees                      $300

Easements                                 $150

Insufficient Funds Charges                $15

Document Requests
(copies of loan file documents,
additional pay-off quotations,
amortization schedules, payment
histories)                                $0

Modification Fees                         Reasonable and Customary
                                          Charges

                             EXHIBIT I

                   FORM OF INVESTMENT LETTER FOR
                DEFINITIVE RESTRICTED CERTIFICATES



                                                   _________________
                                                         Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

                Re:  GE Capital Mortgage Services, Inc.
                     REMIC Multi-Class Pass Through
                     Certificates, Series 1997-7

Ladies and Gentlemen:

      1. The undersigned, a [title of officer] _______________ of [name of Investor] _________________________________________ (the
"Investor"), a ____________________________ [description of type of entity] duly organized and existing under the laws of the [State of __________________] [United States], hereby certifies as follows:

      2. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. (the "Company"), dated as of July 1, 1997 (the "Agreement"), no transfer of a Restricted Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or is made in accordance with the Securities Act and such laws.

      3. The Investor understands that (a) the Restricted Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Company nor the Trustee is required, and neither intends, to so register or qualify the Restricted Certificates, (c) the Restricted Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) such sale is exempt from the requirements of the Securities Act, (d) the Agreement contains restrictions regarding the transfer of the Restricted Certificates and (e) the Restricted Certificates will bear a legend to the foregoing effect.

      4. The Investor is acquiring the Restricted Certificates for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Restricted Certificates in any manner that would violate the Securities Act or any applicable state securities laws.

      5. The investor (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Restricted Certificates, such that it is capable of evaluating the merits and risks of investment in the Restricted Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) promulgated pursuant to the Securities Act.

      6. The Investor will not authorize nor has it authorized any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Restricted Certificate, any interest in any Restricted Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Restricted Certificate, any interest in any Restricted Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Restricted Certificate, any interest in any Restricted Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action that would constitute a distribution of any Restricted Certificate under the Securities Act, that would render the disposition of any Restricted Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Investor nor anyone acting on its behalf has offered the Restricted Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Restricted Certificates. The Investor will not sell or otherwise transfer any of the Restricted Certificates, except in compliance with the provisions of the Agreement.

      7. If an Investor in a Restricted Certificate sells or otherwise transfers any such Certificate to a transferee other than a "qualified institutional buyer" under Rule 144A of the Securities Act, such Investor will obtain (a) from any subsequent purchaser the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this paragraph or (b) an opinion of counsel in form and substance satisfactory to the Trustee pursuant to the Agreement.

      8. The Investor hereby indemnifies the Trustee and the Company against any liability that may result if the Investor's transfer of a Restricted Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trustee and the Company shall survive the termination of the Agreement.

      [9. The Restricted Certificates shall be registered in the name of _____________________________ as nominee for the
Investor.]

           IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] _____________ this _____ day of __________, 19__.


                          _________________________________
                          [name of Investor]


                          By:______________________________
                             Name:
                             Title:


      The undersigned hereby acknowledges that it is holding and will hold the Restricted Certificates at the exclusive direction of and as nominee of the Investor named above.

_____________________________
[name of nominee]


By:__________________________
   Name:
   Title:

                             EXHIBIT J

                FORM OF DISTRIBUTION DATE STATEMENT


                     ________________, ______
                          (month)      (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                           Series 1997-7

           Pursuant to the Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

           The amounts below are for a Single Certificate of $1,000:

           (1) Amount of distribution
                 allocable to principal:

                     Class A1                       $__________
                     Class A2                       $__________
                     Class A3                       $__________
                     Class A4                       $__________
                     Class A5                       $__________
                     Class A6                       $__________
                     Class A7                       $__________
                     Class A8                       $__________
                     Class A9                       $__________
                     Class A10                      $__________
                     Class A11                      $__________
                     Class A12                      $__________
                     Class PO                       $__________
                     Class M                        $__________
                     Class B1                       $__________
                     Class B2                       $__________
                     Class B3                       $__________
                     Class B4                       $__________
                     Class B5                       $__________
                     Class R                        $__________

           (2) Aggregate principal prepayments
                 included in distribution:

                     Class A1                       $__________
                     Class A2                       $__________
                     Class A3                       $__________
                     Class A4                       $__________
                     Class A5                       $__________
                     Class A6                       $__________
                     Class A7                       $__________
                     Class A8                       $__________
                     Class A9                       $__________
                     Class A10                      $__________
                     Class A11                      $__________
                     Class A12                      $__________
                     Class PO                       $__________
                     Class M                        $__________
                     Class B1                       $__________
                     Class B2                       $__________
                     Class B3                       $__________
                     Class B4                       $__________
                     Class B5                       $__________
                     Class R                        $__________

           (3) Amount of distribution
                allocable to interest;
                Pay-out Rate:

                     Class A1      $__________      ____%
                     Class A2      $__________      ____%
                     Class A3      $__________      ____%
                     Class A4      $__________      ____%
                     Class A5      $__________      ____%
                     Class A6      $__________      ____%
                     Class A7      $__________      ____%
                     Class A8      $__________      ____%
                     Class A9      $__________      ____%
                     Class A10     $__________      ____%
                     Class A11     $__________      ____%
                     Class A12     $__________      ____%
                     Class M       $__________      ____%
                     Class B1      $__________      ____%
                     Class B2      $__________      ____%
                     Class B3      $__________      ____%
                     Class B4      $__________      ____%
                     Class B5      $__________      ____%
                     Class R       $__________      ____%
                     Class S       $__________      ____%

           (4) Accrual Amount
                     Class A9      $__________

           (5) Servicing Compensation:                   $__________

           The amounts below are for the aggregate of all
Certificates:

           (6) Pool Scheduled Principal
                 Balance; number of
                 Mortgage Loans:          $__________     __________

           (7) Class Certificate Principal
                 Balance (or Notional Principal
                 Balance) of each Class;
                 Certificate Principal Balance
                 (or Notional Principal Balance)
                 of Single Certificate of each
                 Class:

                                                      Single
                                                    Certificate
                  Class           Balance             Balance

                Class A1       $__________          $__________
                Class A2       $__________          $__________
                Class A3       $__________          $__________
                Class A4       $__________          $__________
                Class A5       $__________          $__________
                Class A6       $__________          $__________
                Class A7       $__________          $__________
                Class A8       $__________          $__________
                Class A9       $__________          $__________
                Class A10      $__________          $__________
                Class A11      $__________          $__________
                Class A12      $__________          $__________
                Class PO       $__________          $__________
                Class M        $__________          $__________
                Class B1       $__________          $__________
                Class B2       $__________          $__________
                Class B3       $__________          $__________
                Class B4       $__________          $__________
                Class B5       $__________          $__________
                Class R        $__________          $__________
                Class S        $__________          $__________

           (8)  Book value of real
                  estate acquired on
                  behalf of Certificate-
                  holders; number of
                  related Mortgage Loans:

                                          $__________    __________

          (9) Aggregate Scheduled Principal

                 Balance and number of
                 delinquent Mortgage Loans:

           30-59 days delinquent          $__________    __________
           60-89 days delinquent          $__________    __________
           90 or more days delinquent     $__________    __________
           In foreclosure                 $__________    __________

          (10) Aggregate Scheduled
                 Principal Balance and
                 number of replaced
                 Mortgage Loans:          $__________    __________

          (11) Aggregate Scheduled
                Principal Balance and
                 number of modified
                 Mortgage Loans:          $__________    __________

          (12) Certificate Interest Rate of:
                 Class S Certificates                    __________%

          (13) Senior Percentage for such
                 Distribution Date:                      __________%

          (14) Group I Senior Percentage
                 for such Distribution Date:             __________%

          (15) Group II Senior Percentage
                 for such Distribution Date:             __________%

          (16) Senior Prepayment Percentage
                 for such Distribution Date:             __________%

          (17) Group I Senior Prepayment
                 Percentage for such
                 Distribution Date:                      __________%

          (18) Group II Senior Prepayment
                 Percentage for such
                 Distribution Date:                      __________%

          (19) Junior Percentage for
                 such Distribution Date:                 __________%

          (20) Junior Prepayment Percentage
                 for such Distribution Date:             __________%


Capitalized terms used in this Statement shall have the same meanings as in the Agreement.

                             EXHIBIT K

                    FORM OF SPECIAL SERVICING
                   AND COLLATERAL FUND AGREEMENT


      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the
"Agreement") is made and entered into as of ____________________, 199_, between GE Capital Mortgage Services, Inc. (the "Company") and _____________________________ (the "Purchaser").

                       PRELIMINARY STATEMENT

      ___________________________ or an affiliate thereof is the holder of the entire interest in REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B_ (the "Class B_ Certificates"). The Class B_ Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ________ 1, 199_ between the Company (in its capacity as servicer thereunder, the "Servicer") and State Street Bank and Trust Company as Trustee.

      ____________________________ or an affiliate thereof
intends to resell all of the Class B_ Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company, as Servicer, will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      [The parties hereto have further agreed that the Purchaser will have no rights, and the Company will have no obligations under this Agreement until the Class Certificate Principal Balance of the REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B5 (the "Class B5 Certificates") has been reduced to zero, and any Special Servicing and Collateral Fund Agreement in respect of such Class between the Company and the Purchaser has been terminated.]

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser upon the acquisition by the Purchaser of the Class B_ Certificates.

                             ARTICLE I

                            DEFINITIONS

      Section 1.01.  Defined Terms.  Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or Boston, Massachusetts are required or authorized by law or executive order to be closed.

      Collateral Fund: The fund established and maintained pursuant to Section 3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of
(A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02. Definitions Incorporated by Reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing
Agreement.

                            ARTICLE II

                   SPECIAL SERVICING PROCEDURES

      Section 2.01.  Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Servicer shall provide to the Purchaser the following notices and reports:

           (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, as Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are
      (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Company to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Company from the related primary servicer which has been approved by the Company.

      (b) If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or
(a)(ii) which has been given to the Purchaser, provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall respond within five Business Days orally or in writing by facsimile transmission.

      (c) In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

      Section 2.02.  Purchaser's Election to Delay Foreclosure
Proceedings.

      (a) The Purchaser shall be deemed to direct the Company that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under
Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Company may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

      (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall (i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Company's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.

      (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan as the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

      (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all related Monthly Advances and Liquidation Expenses thereafter made by the Company as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company or the Trustee may withdraw the additional amount from the Collateral Fund to reimburse the Company. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective, unless the Purchaser shall have purchased the related Mortgage Loan promptly following (and in any event not later than the third Business Day after) the end of such 6-month period in the manner provided in the following two sentences, and the Company shall be entitled to proceed with the Commencement of Foreclosure. Any purchase of such Mortgage Loan by the Purchaser pursuant to the preceding sentence shall be at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest at the Mortgage Rate from the date last paid by the mortgagor. Such purchase price shall be deposited by the Purchaser into the Collateral Fund in immediately available funds on the Business Day which is the date of purchase and the Purchaser shall instruct the Trustee (with notice to the Company) to withdraw such amount therefrom on such Business Day and remit the same to the Trust Fund for application as Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. Following such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this Agreement and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      Section 2.03.  Purchaser's Election to Commence Foreclosure
Proceedings.

      (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

      (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection. The Company shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the

Company believes there is a breach of representations or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

      (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) above and after reimbursement to the Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04.  Termination.

      (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Class Certificate Principal Balance of the Class B_ Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Company's actual loss experience with respect to the Mortgage Loans in the related pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Company estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class B_ Certificates, or
(iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B_ Certificates [or in the Class B5 Certificates] (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice or (y) the occurrence of any event that results in the Purchaser becoming an "affiliate" of the Trustee within the meaning of the Prohibited Transaction Exemption (as defined in the Pooling and Servicing Agreement).

      (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section
2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

      Section 2.05. Notification. The Purchaser shall promptly notify the Trustee and the Company if such Purchaser becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.

                            ARTICLE III

                COLLATERAL FUND; SECURITY INTEREST

      Section 3.01. Collateral Fund. Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "REMIC Multi-Class Pass-Through Certificates 199_-__ Collateral Fund, for the benefit of GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company on behalf of Certificateholders, as secured parties" (the "Collateral Fund"). Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the Section 2.02 or 2.03 hereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

      The Purchaser shall not take or direct the Company or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser
(i) take or cause the Trustee or the Company to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or (ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

      Section 3.02. Collateral Fund Permitted Investments. The Company shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Company shall direct the Trustee select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

      All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

      Section 3.03. Grant of Security Interest. In order to secure the obligations of the Purchaser hereunder to the Company and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Company and to the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

      The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Company and the Trustee on behalf of the Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

      Section 3.04. Collateral Shortfalls. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                            ARTICLE IV

                     MISCELLANEOUS PROVISIONS

      Section 4.01. Amendment. This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

      Section 4.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 4.03. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 4.04. Notices. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

      (a) in the case of the Company, with respect to notices pursuant to Sections 2.02 and 2.03 hereto,

           GE Capital Mortgage Services, Inc.
           2000 West Loop South
           Suite 1917
           Houston, Texas 77027
           Attention: Mark Pendergrass
           Telephone: (713) 964-4207
           Facsimile: (713) 964-4100

with respect to all other notices pursuant to this Agreement,

           GE Capital Mortgage Services, Inc.
           Three Executive Campus
           Cherry Hill, New Jersey  08002

           Attention:  General Counsel
           Telephone:  (609) 661-6515
           Facsimile:  (609) 661-6875

or such other address as may hereafter be furnished in writing by the Company, or

      (b) in the case of the Purchaser, with respect to notices pursuant to Section 2.01,

           ________________________________
           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

           with respect to all other notices pursuant to this Agreement,

           ________________________________
           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

or such other address as may hereafter be furnished in writing by the Purchaser, or

      (c)  in the case of the Trustee,

           State Street Bank and Trust Company
           Corporate Trust Department
           Two International Place, Fifth Floor
           Boston, Massachusetts  02110
           Attention:  Karen Beard
           Telephone:  (617) 664-5465
           Facsimile:  (617) 664-5367

      Section 4.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 4.06. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

      Section 4.07. Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 4.08. Third Party Beneficiaries. The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.

      Section 4.09. Confidentiality. The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Section 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

      Section 4.10. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Company in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Company's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Company on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

      [Section 4.11. Delayed Effectiveness. The Purchaser agrees that, notwithstanding any other provision of this Agreement, the Purchaser shall have no rights hereunder, and the Company shall have no obligations hereunder, until the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero and any Special Servicing and Collateral Fund Agreement between the Company and the Purchaser relating to such Class B5 Certificates has been terminated.]

      IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:______________________________
                                  Name:
                                  Title:


                               [PURCHASER]



                               By:______________________________
                                  Name:
                                  Title:

Acknowledged and agreed to:

STATE STREET BANK AND TRUST COMPANY



By:______________________________
   Name:
   Title:

                            EXHIBIT L



            FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT


State of New Jersey       )
                          )    ss.
County of Camden          )


           GE Capital Mortgage Services, Inc. (the "Company") by its undersigned authorized representative, being duly sworn, hereby certifies as follows:

           1. Pursuant to a Pooling and Servicing Agreement dated as of ________ 1, 199_ (the "Agreement"), between the Company, as seller, and State Street Bank and Trust Company, as trustee (together with its successors, the "Trustee"), relating to the Company's REMIC Multi-Class Pass-Through Certificates, Series 199_-__, the Company has assigned all of its right, title and interest in the mortgage loan(s) described below (the "Designated Loan(s)") to the Trustee.

                (a)  Loan Number: ______________________
                     Maker:_____________________________
                     Original Principal
                     Amount:____________________________
                     Maturity Date:_____________________

                [(b) Loan Number:_______________________
                     Maker:_____________________________
                     Original Principal
                     Amount:____________________________
                     Maturity Date:_____________________

           2. The Company has provided to the Trustee certain representations and warranties in Section 2.03 of the Agreement as to the ownership, assignment and enforceability of the Designated Loan(s) and the related promissory notes or other instruments evidencing the Designated Loan(s).

           3.   [The Designated Loan] [Each of the Designated
Loans] is evidenced by a promissory note, executed by its [respective] maker as indicated above (the "Mortgage Notes(s)").

           4. The Company is the current holder of the indebtedness evidenced by the Mortgage Note(s), the indebtedness evidenced by the Mortgage Note(s) has not been pledged or otherwise hypothecated, and the Company has not granted to any person (other than the Trustee pursuant to the Agreement) any interest in the indebtedness evidenced by the Mortgage Note(s).

           5. After diligent search, the Company has been unable to locate the Mortgage Note(s) and believes [it] [them] to be lost. [A true and correct photocopy] [[True and correct photocopies] of the Mortgage Note(s) [is] [are] attached hereto as Exhibit A.]

           6. If at any time the Company locates [any of] the Mortgage Note(s), it shall endorse such Mortgage Note(s) for transfer to the Trustee, without recourse, and shall promptly deliver the Mortgage Note(s), as endorsed, to the Trustee.

           7. In the event that the unavailability of any Mortgage Note to the Trustee results in a breach of any representations or warranties of the Company set forth in the Agreement, the Trustee shall have the rights and remedies (if any) set forth in the Agreement, subject to the provisions thereof. In addition, the Company covenants and agrees to indemnify the Trustee and the Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Company's failure to have delivered any Mortgage Note to the Trustee, including without limitation any thereof arising from any action to enforce the indebtedness evidenced by such Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of such Mortgage Note.

           This affidavit is given in connection with the Company's execution of the Agreement. The Trustee's rights and remedies set forth herein and in the Agreement shall constitute the sole and exclusive remedies of the Trustee or its successors and assigns arising out of or relating to the absence or loss of the Mortgage Note(s) or the Company's failure to deliver the same.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:________________________________
                                  Name:
                                  Title:


Sworn to before me this
____ day of ________, 199_




______________________________
Notary Public